      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 1997



                                                      REGISTRATION NO. 333-23847

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          RENAISSANCE COSMETICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              2844                             06-1396287
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)

                            ------------------------

                            955 MASSACHUSETTS AVENUE
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 497-5584
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                          RENAISSANCE GUARANTOR, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                              2844                             13-3933856
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)


                            ------------------------

                               635 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212)751-3700
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             JOHN R. JACKSON, ESQ.
                            955 MASSACHUSETTS AVENUE
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 497-5584
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:

                           MITCHELL S. FISHMAN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 373-3000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the Securities registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.




                    SUBJECT TO COMPLETION DATED MAY 2, 1997

PRELIMINARY PROSPECTUS
                                      LOGO
 OFFER TO EXCHANGE ITS 11 3/4% SENIOR NOTES DUE 2004 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR ANY AND ALL OF ITS OUTSTANDING 11 3/4% SENIOR NOTES
                                   DUE 2004.
                            ------------------------

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
            , 1997, UNLESS EXTENDED.
                            ------------------------


     Renaissance Cosmetics, Inc., a Delaware corporation ("RCI" or the "Company") hereby offers to exchange up to $200,000,000 aggregate principal amount of its 11 3/4% Senior Notes due 2004 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for a like principal amount of its 11 3/4% Senior Notes due 2004 outstanding on the date hereof (the "Existing Notes") upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"). The terms of the New Notes are identical in all material respects to those of the Existing Notes, except for certain transfer restrictions and registration rights relating to the Existing Notes. The New Notes will be issued pursuant to, and entitled to the benefits of, the indenture, dated as of February 7, 1997 (the "Indenture"), between the Company and United States Trust Company of New York, as trustee, governing the Existing Notes. The Existing Notes and New Notes outstanding under the Indenture at any time are referred to collectively as the "Notes."


     Interest on the Notes will be payable in cash semiannually on each February 15 and August 15, commencing August 15, 1997. In connection with the offering of the Existing Notes on February 7, 1997 (the "Offering"), the Company transferred $17.5 million of the net proceeds from the Offering to a newly-formed, wholly-owned, single-purpose subsidiary (the "Guarantor") in exchange for a limited guarantee by the Guarantor of the Company's obligations under the Notes. The Guarantor then placed such amount into an escrow account (the "Escrow Account") for the benefit of the holders of the Notes. Until disbursed in accordance with the related escrow agreement and the Indenture, the Escrow Account is designed to provide security for a portion of the Company's obligations under the Notes for the first two years after the issue date of the Notes. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon to the redemption date. In addition, the Company, at its option, may redeem at any time on or prior to February 15, 2000, in the aggregate up to 35% of the original principal amount of the Notes at a redemption price equal to 111.75% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the Net Proceeds (as defined herein) of one or more Public Equity Offerings (as defined herein) or Strategic Equity Investments (as defined herein); provided, that at least $130.0 million of the principal amount of the Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering or Strategic Equity Investment.


     Upon a Change of Control (as defined herein), the Company will be required to make an offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the purchase date. There can be no assurance, however, that the Company would have sufficient funds available to it to purchase the Notes upon a Change of Control. See "Description of the Notes -- Change of Control Offer." In addition, the Company will be obligated in certain instances to make an offer to purchase the Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the purchase date with the Available Asset Sale Proceeds (as defined herein) of certain asset sales.



     The Notes are general unsecured obligations of the Company except to the extent they are collateralized by a first priority security interest in the Escrow Account granted by the Guarantor. The Notes rank pari passu in right of payment with all existing and future senior indebtedness of the Company (except as to senior secured indebtedness of the Company) and rank senior to all existing and future subordinated indebtedness of the Company. The Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries (other than the Guarantor), including the New Revolving Credit Facility (as defined herein). The New Revolving Credit Facility contains a provision which permits the lenders thereunder to block payments to the Company from its subsidiaries (other than the Guarantor) following a payment default, or for a period of 179 days following a non-payment default, under the New Revolving Credit Facility. This provision does not affect the ability of the holders of the Notes to accelerate the maturity of the Notes or to seek other available remedies in the event of any resulting payment default on the Notes. See "Description of Certain Other Indebtedness -- New Revolving Credit Facility."


     The Indenture permits the Company and its subsidiaries to incur additional indebtedness, including up to $75.0 million of indebtedness of subsidiaries under the New Revolving Credit Facility, subject to certain limitations. See "Description of the Notes." At December 31, 1996, the Company had outstanding $5.0 million aggregate principal amount ($3.8 million accreted amount) of indebtedness which is subordinated to the Notes. The Company does not have outstanding, and currently does not have any arrangements to issue, any other significant indebtedness that will be subordinated to the Notes. See "Description of the Notes -- General."

                                                        (Continued on next page)


      SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF EXISTING NOTES AND PROSPECTIVE PURCHASERS OF NEW NOTES.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

               The date of this Prospectus is             , 1997.

(Continued from previous page)

     The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Note Registration Rights Agreement, dated as of February 7, 1997 (the "Registration Rights Agreement"), between the Company and CIBC Wood Gundy Securities Corp., as the initial purchaser (the "Initial Purchaser") of the Existing Notes, with respect to the initial sale of the Existing Notes.

     The Company will not receive any proceeds from the Exchange Offer. The Company will pay all of the expenses incident to the Exchange Offer. Tenders of Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) of the Exchange Offer. The Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange upon the occurrence of any of the events specified under "The Exchange Offer--Conditions to the Exchange Offer." If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Existing Notes as promptly as practicable. The Exchange Offer will expire at 5:00 P.M., New York City time, on
                    , 1997, unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open, provided, however, that the Exchange Offer will not be extended beyond
                    , 1997. In the event the Company terminates the Exchange Offer and does not accept for exchange any Existing Notes with respect to the Exchange Offer, the Company will promptly return such Existing Notes to the holders thereof. See "The Exchange Offer."


     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."


     Prior to the Exchange Offer, there has been no public market for the Existing Notes. Holders of the Existing Notes whose Existing Notes are not tendered and accepted in the Exchange Offer will continue to hold the Existing Notes. Following consummation of the Exchange Offer, the holders of the Existing Notes will continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, the Company will have no further obligation to such holders to provide for registration under the Securities Act of the Existing Notes held by them. To the extent Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Existing Notes could be adversely affected.

     The Company currently does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the New Notes will develop.

     The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange pursuant to the Exchange Offer.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE NEW NOTES OR EXISTING NOTES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE EXCHANGE PROPOSED TO BE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.
UNTIL                    , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

     THE EXCHANGE OFFER IS NOT BEING MADE TO , NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF EXISTING NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661; and copies of such material may be obtained from the Public Reference Section of the Commission, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information.

     Pursuant to the Indenture, the Company has agreed to provide the Trustee and holders and prospective holders of the Notes with annual, quarterly and other reports at the times and containing in all material respects the information specified in Sections 13 and 15(d) of the Exchange Act and to file such reports with the Commission, whether or not the Company is subject to such filing requirements.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus all documents and reports filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN (NOT INCLUDING THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: JOHN R. JACKSON AT 955 MASSACHUSETTS AVENUE, CAMBRIDGE, MASSACHUSETTS 02139, TELEPHONE NUMBER (617) 497-5584.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Certain statements under the captions "Prospectus Summary," "Recent Developments," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this Prospectus and the documents incorporated herein by reference constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategies that involve risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the ability of the Company to implement its business and acquisition strategy, including the ability to integrate recently acquired businesses into the Company; the ability of the Company to obtain financing for future acquisitions, including obtaining required approvals from its existing lenders for such acquisitions; changes in the retail industry; changes in consumer preferences; competition; availability of key personnel; foreign currency exchange rates; industry capacity; development and operating costs; advertising and promotional efforts; brand awareness; acceptance of new product offerings; and changes in, or the failure to comply with, government regulations (especially environmental laws and regulations). See "Risk Factors." As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any other person assumes responsibility for the accuracy and completeness of these statements.


     Chantilly(R), White Chantilly(TM), Tabu(R), DREAMS BY TABU(TM), Lutece(R), Raffinee(R), Demi-Jour(TM), Monsieur Musk(R), French Garden Flowers(TM), English Waterlilys(TM), French Vanilla by Dana(TM), Ambush(R), Canoe(R), Canoe Sport(R), Herbissimo(R), Navigator(TM), English Leather(R), British Sterling(R), Love's(R), Heaven Sent(R), NaVy(R), Toujours Moi(R), NaVy for Men(TM), Insignia(R), California for Men(R), le Jardin(TM), LaJoie(R), PRO(10)(R), Press & Go(R), Petite Press & Go(TM), Sport Press & Go(TM), Quik Fit(R), Sculpture Quik(R), Sculpture Quik II(TM), UltraGel(TM), Nail Fetish(TM), Wrap Quik(R), Quikfile(TM), Quikshine(R), Filepro(R), Nat Robbins(R), Lip Lacquer(TM), Ever Sheer(TM), COLORPOWER(R) and Color Intense 24(R) are trademarks and brands owned by or licensed to the Company. All other trademarks or service marks referred to in this Prospectus are the property of their respective owners and are not the property of the Company.

                               PROSPECTUS SUMMARY


     The following summary information is qualified in its entirety by reference to the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus. References contained in this Prospectus to "Fiscal 1994," "Fiscal 1995" and "Fiscal 1996" mean the fiscal years ended March 31, 1995, March 31, 1996 and March 31, 1997, respectively. Unless otherwise indicated, (i) all industry and market share data set forth in this Prospectus are based upon information supplied by Information Resources, Inc., an independent market research firm ("IRI"), and reflect actual U.S. sales data for the 52 week period ended November 3, 1996 scanned by IRI's InfoScan service through retailers' store registers in the drug store and mass merchandiser segments of the mass market, which, according to IRI, accounted for approximately 87% of the entire mass market during that period; (ii) all InfoScan data with respect to the Company include sales of GAC, MEM and the P&G Brands (each as defined herein) for the 52 week period ended November 3, 1996; and (iii) references to the mass market or segments thereof refer to the domestic mass market. Unless the context otherwise requires, references in this Prospectus to the "Company" refer to Renaissance Cosmetics, Inc. and its subsidiaries.


                                  THE COMPANY

     The Company is a leading manufacturer and marketer of mass-market fragrances, artificial nail care products, mid-priced lip and eye make-up, nail polish and related products that are sold by more than 1,000 retailers in approximately 25,000 locations in the United States and in 61 foreign countries. The Company sells its products principally through the mass-market distribution channel which includes drug stores (such as Walgreen and Revco), mass merchandisers (such as Wal-Mart and Kmart) and supermarkets and combination supermarket/drug stores (such as Kroger and Albertson's). In Fiscal 1995 and for the nine months ended December 31, 1996, the Company generated net sales of $131.3 million and $124.6 million, respectively, and EBITDA of $16.5 million and $14.2 million, respectively.(1)

     Through its wholly-owned Dana Perfumes Corp. subsidiary ("Dana"), the Company sells women's and men's fragrances designed to appeal to a broad range of consumers within the mass market, including several classic brands such as Chantilly and Tabu for women and English Leather and Canoe for men, each of which has enjoyed widespread sales and consumer loyalty for more than 30 years. The Company has an 11.1% share and a 6.5% share of the women's and men's mass-market fragrance categories, respectively, and is the third and fifth largest marketer of women's and men's fragrances, respectively, in the mass market.

     The Company's women's fragrance brands represent two of the top seven and 14 of the top 100 women's fragrance brands sold through the drug store channel, which represents approximately 50% of mass-market sales. The Company's men's fragrance brands represent three of the top 20 men's fragrance brands sold through the drug store channel. The Company's fragrance and related products are marketed under established brand names including Chantilly, White Chantilly, Tabu, DREAMS BY TABU, Ambush, NaVy, Insignia, Toujours Moi, le Jardin, Love's, Heaven Sent, French Vanilla by Dana, Raffinee, Lutece, Canoe, English Leather, British Sterling, NaVy for Men, California for Men and Herbissimo.

     Through its wholly-owned Cosmar Corporation subsidiary ("Cosmar"), the Company is the largest domestic manufacturer and marketer of artificial nail care products and related accessories sold through the mass market. Cosmar has the leading share in five of the top seven artificial nail care segments, and its 33% share in the mass market is more than twice the share of its nearest competitor. In 1995, the Company successfully entered the $300+ million nail polish category with its line of PRO(10) nail lacquers. In the first year after its introduction, PRO(10) ranked as the ninth best-selling nail lacquer brand in the United States. The Company's artificial nail care products and related accessories are marketed under the brand names LaJoie, Press & Go, Sculpture Quik, Quik Fit, PRO(10), UltraGel and Nail Fetish.

---------------
(1) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA should not be considered as an alternative to net income or cash flow and is not a measure of performance under generally accepted accounting principles but provides additional information for evaluating the Company.

     Through its wholly-owned Great American Cosmetics, Inc. subsidiary ("GAC"), which the Company acquired on August 21, 1996 (the "GAC Acquisition"), the Company markets a leading brand of high quality, mid-priced lip, eye and nail products sold in the mass market under the Nat Robbins name. These color cosmetics products include lipliner pencils, lipsticks, eyeliner pencils, eye shadow, mascara, nail enamel, make-up brushes and assorted accessories. In addition to the Nat Robbins brand name, which appears on all packaging, products are marketed under the brand names Lip Lacquer, Stay Put and Color Intense 24.

     On December 4, 1996, the Company acquired MEM Company, Inc. ("MEM"), which manufactures mass-market fragrances (the "MEM Acquisition"). MEM's fragrance brands include classic men's brands, such as English Leather and British Sterling, and established women's brands such as Love's and Heaven Sent. A division of MEM manufactures and markets a line of children's cosmetics and accessories, principally under the trademark Tinkerbell.

     On December 6, 1996, the Company acquired certain of the mass-market fragrance brands (the "P&G Brands") marketed by The Procter & Gamble Company ("P&G"). As a result of this acquisition (the "P&G Acquisition"), the Company added several well-known brands to its fragrance portfolio, including NaVy, Insignia and NaVy for Men. Concurrent with the P&G Acquisition, the Company entered into transition agreements with P&G under which P&G will continue the foreign marketing of the P&G Brands through June 30, 1997. The GAC Acquisition, MEM Acquisition and P&G Acquisition are referred to collectively herein as the "Acquisitions."

     The Company's principal executive offices are located at 955 Massachusetts Avenue, Cambridge, Massachusetts 02139, and its telephone number is (617) 497-5584.

                               BUSINESS STRATEGY

     The Company's management team intends to continue to capitalize on opportunities in the mass-market segment of the fragrance and cosmetics industry, through both internal growth and acquisitions, and to maximize sales and EBITDA by implementing a strategy based on the following elements:

     - Acquisition and Reinvigoration of Underperforming and/or Undermarketed Brands. Subject to the limitations imposed by the New Revolving Credit Facility and the Indenture, the Company intends to continue to selectively acquire and subsequently reinvigorate underperforming and/or undermarketed established brands by: (i) reestablishing trust and reliability with retail accounts that may have been lacking under previous ownership; (ii) restoring the quality and brand franchise of acquired fragrances by using original formulations and applying advanced technology to improve acquired cosmetics products; (iii) redesigning the packaging and advertising of certain acquired brands to modernize their images and refocus them toward their target markets; and (iv) initiating or expanding focused advertising and promotional programs. Advertising and marketing support is particularly important in the mass market due to minimal in-store sales support by store personnel or manufacturer representatives. Management believes that the Company provides the broad-based consumer advertising necessary to support new product introductions and to motivate consumers to "pull" the Company's products off of the shelf.

     - Integration of Acquired Businesses into Existing Company
       Infrastructure. Following its acquisition of brands or companies, the Company reduces the operating costs of such acquired brands or companies by: (i) eliminating redundant overhead; (ii) consolidating plants (such as the closing of MEM's facilities); (iii) selling the acquired brands through the Company's existing sales force; and (iv) using common components (e.g., the same type of bottle for several brands) to reduce manufacturing costs.

     - Focused Flanking of Established Fragrance Brand Equities. Rather than introduce completely new products into the mass market, the Company has specialized in the launch of new products that leverage off of the strong name recognition and brand equity ("trust") of the Company's portfolio of classic fragrance brands. These new products, known as "focused flankers," draw on the consumer recognition and heritage of the Company's existing brand equities while simultaneously enhancing and revitalizing the "parent" products being flanked. The Company's flanker introductions are strongly related to their "parents" but are targeted toward a different consumer segment, enabling the Company to increase shelf space allocated to, and revenues generated by, the expanded brand family. To date, the Company has successfully launched White Chantilly as a flanker of the classic Chantilly brand in the fall of 1995, DREAMS BY TABU as a flanker of the classic Tabu brand in February 1996 and Navigator from Canoe as a flanker of the classic Canoe brand in September 1996. In addition, the Company has identified several opportunities to launch focused flankers of its recently acquired MEM and P&G fragrance brands. Management believes that the reinvigoration of existing brands and the launch of focused flanker products typically generate more predictable sales and require less advertising and promotional expenditures than "cold" launches of completely new products.

     - Introduction of Complementary Products. Similar to its focused flanker approach to fragrances, the Company also introduces complementary new cosmetics products. For example, the Company enhanced its leadership position in the artificial nail care market in Fiscal 1995 through the introduction of products targeting new segments of the market, including UltraGel (patented gel nails with built-in color targeting salon users) and Nail Fetish (a line of artificial nail care products targeting teenage consumers). In addition, in 1995 the Company successfully entered the $300+ million nail polish category with the launch of its PRO(10) line of nail lacquers, which ranked as the ninth best-selling nail lacquer brand in the United States one year after its introduction. Cosmar plans to introduce three innovative artificial nail sculpture kits that management believes will address the growing consumer interest in do-it-yourself home manicures.

     - Use of Category Management Techniques to Increase the Company's Sales by Increasing its Allocation of Shelf Space and Enhancing Relationships with Retailers. Due to the consolidation in the mass-market retail industry, the allocation of retail shelf space has become increasingly important. To increase shelf space allocated to the Company's products and to build stronger relationships with retailers, the Company purchases consumer sales data derived from in-store checkout scanners in order to mathematically quantify sales results for its own products (as well as those of its competitors). The Company engages in account-specific category management by offering to be a retailer's category advisor or "category captain," a role that most retailers fill by electing one manufacturer per category. The category captain assists the retailer in deciding which products it will sell within the shelf space dedicated to a specific category. Management believes that because the Company has made a significant investment in data, systems and employee resources for its category management program, the Company should maintain a significant competitive advantage in this area that will be difficult for its competitors to overcome.


     - Expansion into Additional Retail Outlets and Alternative Distribution Channels. The Company continually seeks to expand its sales and distribution network (currently over 1,000 retailers with approximately 25,000 locations) for its existing and acquired products. Due to the Company's long-standing relationships with retail buyers, extensive domestic retailer network, ability to reinvigorate brands and category management expertise, the Company has been able to significantly increase the sales of its acquired brands by integrating them into its existing distribution network. For example, under Cosmar's management, the Nat Robbins line has increased its retail store door distribution ("doors") from approximately 6,000 doors at the closing of the GAC Acquisition to approximately 7,200 doors as of December 1996 as the Company introduced the Nat Robbins line to a number of the Company's major accounts. The Company continually explores alternative distribution channels (such as the home shopping channel QVC) through which to sell its products. In addition, the Company is increasing its worldwide doors by expanding the number of foreign countries (61 as of March 31, 1997) in which it sells its products.


     The Company intends to continue to capitalize upon the success of its previous fragrance and cosmetics product launches, market share gains and close working relationships with mass-market retailers to launch additional focused flanker fragrance products and new artificial nail care and cosmetics products. Management believes that the Company has the management talent and corporate infrastructure in place to continue to implement its proven growth strategy and effectively manage future growth. See "Special Note Regarding Forward-Looking Information."

                      TRANSACTIONS RELATED TO THE OFFERING

     On December 4, 1996, Cosmar entered into a Senior Secured Credit Agreement, among Cosmar, as borrower, the Company and all of the Company's material domestic and Canadian subsidiaries, as guarantors, and the lenders named therein (the "Senior Secured Credit Facility"), pursuant to which Cosmar borrowed $117.5 million and received net proceeds of $113.2 million. Such net proceeds were used to finance the MEM Acquisition (after application of a $33.8 million certificate of deposit, plus approximately $537,000 of accrued interest thereon), to finance the P&G Acquisition and to repay all outstanding indebtedness under the Company's then-existing credit facility (the "Old Credit Facility") with Nomura Holding America, Inc. ("Nomura"), which was terminated on such date (collectively, the "Transactions"), and the remainder was used for general corporate purposes. The Senior Secured Credit Facility had an initial term of one year, subject to extension under certain circumstances, and the indebtedness under the Senior Secured Credit Facility bore interest at an initial interest rate of 11.5% per annum, which would have increased to 12.5% on June 4, 1997 and by an additional 0.5% at the end of each 90-day period thereafter, subject to a maximum rate per annum of 20%. The Senior Secured Credit Facility was secured by substantially all of the assets of Cosmar, the Company and the other guarantors.

     On December 24, 1996, the Company commenced an offer to purchase all of its outstanding $65.0 million principal amount of 13 3/4% Senior Notes due 2001, Series B (the "Old Senior Notes"), at a price of $1,165 for each $1,000 principal amount thereof (plus accrued interest thereon) (the "Old Senior Notes Offer").

     On February 7, 1997, the Company completed the Offering, pursuant to which it received net proceeds of approximately $192.1 million. Such net proceeds, together with $23.7 million of the Company's available cash were used as follows: (i) $80.0 million was used to finance the purchase of all of the then-outstanding $65.0 million principal amount of Old Senior Notes, which was tendered and purchased by the Company pursuant to the Old Senior Notes Offer, at a price of $1,165 for each $1,000 principal amount thereof (plus accrued interest thereon); (ii) $118.3 million was used to repay all outstanding indebtedness under the Senior Secured Credit Agreement; and (iii) $17.5 million was used to fund the Escrow Account.

     In connection with the Old Senior Notes Offer, the Company also solicited and obtained consents from the holders of the then-outstanding Old Senior Notes to amend the Indenture, dated as of August 18, 1994, as amended, between the Company and American Bank National Association, as trustee (the "Old Indenture"), pursuant to which the Old Senior Notes were issued. The amendments eliminated substantially all of the restrictive covenants contained in the Old Indenture. Shares of the Company's Redeemable Preferred Stock (as defined herein) are exchangeable into senior notes issued under the Old Indenture under certain circumstances.

                               THE EXCHANGE OFFER

Securities Offered .............   Up to $200,000,000 aggregate principal amount
                                   of 11 3/4% Senior Notes due 2004 (the "New
                                   Notes") which have been registered under the Securities Act. The terms of the New Notes and those of the Existing Notes are identical in all material respects, except for certain transfer restrictions relating to the
                                   Existing Notes.

The Exchange Offer  ............   The New Notes are being offered in exchange
                                   for a like principal amount of Existing
                                   Notes. Existing Notes may be exchanged only in integral multiples of $1,000. The issuance of the New Notes is intended to satisfy obligations of the Company under the Registration Rights Agreement.

Expiration Date;
  Withdrawal of Tender  ........   The Exchange Offer will expire at 5:00 p.m.,
                                   New York City time, on             , 1997, or
                                   such later date and time to which it is
                                   extended by the Company, provided, however,
                                   that the Exchange Offer will not be extended
                                   beyond             , 1997. The tender of
                                   Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Existing Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Conditions to the Exchange
Offer ..........................   The Exchange Offer is subject to certain
                                   customary conditions, which may be waived by the Company. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See
                                   "The Exchange Offer -- Conditions to the
                                   Exchange Offer."

Procedures for Tendering
  Existing Notes ...............   Each holder of Existing Notes wishing to
                                   accept the Exchange Offer must complete, sign and date a Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Existing Notes and any other required documentation, to the Exchange Agent (as defined) at the address set forth herein. See
                                   "The Exchange Offer -- Procedures for
                                   Tendering Existing Notes."

Use of Proceeds ................   There will be no proceeds to the Company from
                                   the exchange of Notes pursuant to the
                                   Exchange Offer.

Certain Federal Income
  Tax Considerations ...........   The exchange pursuant to the Exchange Offer
                                   should not be a taxable event for federal income tax purposes. See "Certain Federal
                                   Income Tax Considerations."

Exchange Agent .................   United States Trust Company of New York is
                                   serving as the Exchange Agent in connection with the Exchange Offer.

                    CONSEQUENCE OF EXCHANGING EXISTING NOTES
                         PURSUANT TO THE EXCHANGE OFFER

     Based on certain no action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of the holder's business and such holders have no arrangement or understanding with any person to participate in a distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. By tendering, each holder will represent to the Company in the Letter of Transmittal that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, that neither the holder nor any such other person is participating in or intends to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing. If a holder of Existing Notes does not exchange such Existing Notes for New Notes pursuant to the Exchange Offer, such Existing Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of New Notes."

     The Existing Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Existing Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the New Notes will not be eligible for PORTAL trading.

                                   THE NOTES

     Except as otherwise indicated, the following description relates both to the Existing Notes issued pursuant to the Offering and to the New Notes to be issued in exchange for Existing Notes in connection with the Exchange Offer. The New Notes will be obligations of the Company evidencing the same indebtedness as the Existing Notes, and will be entitled to the benefits of the same Indenture. The form and terms of the New Notes are the same as the form and terms of the Existing Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. For a more complete description of the Notes see "Description of Notes." Throughout this Prospectus, references to the "Notes" refer to the New Notes and the Existing Notes collectively.

Issuer .........................   Renaissance Cosmetics, Inc.

Securities Offered .............   $200,000,000 principal amount of 11 3/4%
                                   Senior Notes due 2004.

Maturity Date ..................   February 15, 2004.

Interest Rate ..................   The Notes bear interest at a rate of 11 3/4%
                                   per annum.

Interest Payment Dates .........   February 15 and August 15, commencing August
                                   15, 1997.

Escrow Account .................   In connection with the closing of the
                                   Offering, the Company transferred $17.5
                                   million of the net proceeds from the Offering to the Guarantor (as defined herein) in exchange for a limited guarantee by the Guarantor of the Company's obligations under the Notes. The Guarantor then placed such amount into an escrow account (the "Escrow
                                   Account") for the benefit of the holders of the Notes. Until disbursed in accordance with the related escrow agreement and the Indenture (as defined herein), the Escrow
                                   Account is designed to provide security for a portion of the Company's obligations under the Notes for the first two years after the Issue Date. Pending such disbursement, all funds contained in the Escrow Account will be invested in Temporary Cash Investments (as defined herein).

Guarantor ......................   Renaissance Guarantor, Inc. (the
                                   "Guarantor"), a special-purpose corporation, is a newly-formed, wholly-owned subsidiary of the Company and is subject to restrictions substantially limiting its activities to providing a guarantee (to the extent of the value of the Guarantor's property) of the obligations of the Company under the Notes, holding title to the Escrow Account and making payments from the proceeds of the Escrow Account to the holders of the Notes.

Security; Ranking ..............   The Notes are general unsecured obligations
                                   of the Company except to the extent they are collateralized by a first priority security interest in the Escrow Account granted by the Guarantor. The Notes rank pari passu in right of payment with all existing and future senior indebtedness of the Company (except as to senior secured indebtedness of the Company) and rank senior to all existing and future subordinated indebtedness of the
                                   Company. The Indenture permits the Company and its subsidiaries to incur additional indebtedness including up to $75.0 million of indebtedness of subsidiaries under the New
                                   Revolving Credit Facility, subject to certain limitations. See "Description of the Notes."
                                   At December 31, 1996, the Company had
                                   outstanding $5.0 million aggregate principal amount ($3.8 mil-lion accreted amount) of indebtedness which is subordinated to the Notes. The Company does not have outstanding, and currently does not have any arrangements to issue, any other significant indebtedness that will be subordinated to the Notes. See "Description of the Notes -- General." The Notes are effectively subordinated to all existing and future indebtedness and other liabilities and commitments of the Company's subsidiaries, including the Company's New Revolving Credit
                                   Facility (as defined herein). The New
                                   Revolving Credit Facility contains a
                                   provision which permits the lenders
                                   thereunder to block payments to the Company from its subsidiaries (other than the Guarantor) following a payment default, or for a period of 179 days following a non-payment default, under the New Revolving
                                   Credit Facility. This provision will not affect the ability of the holders of the Notes to accelerate the maturity of the Notes or to seek other available remedies in the event of any resulting payment default on the Notes.

Mandatory Redemption ...........   There are no mandatory redemption
                                   requirements with respect to the Notes.

Optional Redemption ............   The Notes will be redeemable at the option of
                                   the Company, in whole or in part, at any time on or after February 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon to the redemption date. In addition, the Company, at its option, may redeem at any time on or prior to February 15, 2000, in the aggregate up to 35% of the original principal amount of the Notes at a redemption price equal to 111.75% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the Net
                                   Proceeds (as defined herein) of one or more
                                   Public Equity Offerings (as defined herein) or Strategic Equity Investments (as defined herein); provided, that at least $130.0 million of the principal amount of the Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering or Strategic Equity Investment.


Change of Control ..............   Upon a Change of Control (as defined herein),
                                   the Company will be required to make an offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the purchase date.
                                   Because the occurence of an event that would trigger a Change of Control under the Indenture also would constitute a change of control or other default under the New
                                   Revolving Credit Facility, all principal, interest and other amounts due under the New
                                   Revolving Credit Facility would be required to be repaid before RCI's subsidiaries (other than the Guarantor) could distribute funds to RCI to repurchase the Notes in connection with a Change of Control. In the event of a Change of Control, there can be no assurance that the Company would have sufficient assets to satisfy all of its obligations under the New Revolving Credit Facility and the
                                   Notes. See "Description of the
                                   Notes -- Change of Control Offer."

Asset Sale Proceeds.............   The Company will be obligated in certain
                                   instances to make an offer to purchase the Notes at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the purchase date with the Available Asset Sale Proceeds (as defined herein) of certain asset sales. See
                                   "Description of the Notes -- Certain
                                   Covenants -- Limitation on Certain Asset
                                   Sales."

Certain Covenants...............   The Indenture governing the Notes (the
                                   "Indenture") contains covenants for the
                                   benefit of the holders of the Notes that, among other things, restrict the ability of the Company and its Subsidiaries (as defined herein) to: (i) incur additional Indebtedness
                                   (as defined herein); (ii) pay dividends and make distributions; (iii) make certain investments; (iv) create liens; (v) enter into transactions with affiliates; (vi) issue stock of its Subsidiaries; (vii) enter into agreements restricting the ability of such Subsidiaries to pay dividends and make distributions; (viii) enter into sale and leaseback transactions; (ix) merge or consolidate the Company; (x) transfer or sell assets; and (xi) finance certain acquisitions. These covenants are subject to a number of important exceptions. See
                                   "Description of the Notes -- Certain
                                   Covenants."

                  COMPARISON OF NEW NOTES WITH EXISTING NOTES

Freely Transferable ............   Generally, the New Notes will be freely
                                   transferable under the Securities Act by holders thereof other than any holder that is either an affiliate of the Company or a broker-dealer that purchased the Notes from the Company to resell pursuant to Rule 144A or any other available exemption. The New
                                   Notes otherwise will be substantially
                                   identical in all material respects (including interest rate and maturity) to the Existing
                                   Notes. See "The Exchange Offer."

Registration Rights ............   The holders of Existing Notes currently are
                                   entitled to certain registration rights
                                   pursuant to the Note Registration Rights
                                   Agreement (the "Registration Rights
                                   Agreement"), dated as of February 7, 1997, between the Company and the Initial
                                   Purchaser. However, upon consummation of the Exchange Offer, subject to certain exceptions, holders of Existing Notes who do not exchange their Existing Notes for New
                                   Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Existing
                                   Notes, unless such Existing Notes are
                                   subsequently registered under the Securities
                                   Act (which, subject to certain limited
                                   exceptions, the Company will have no
                                   obligations to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors --
                                   Adverse Consequences of Failure to Adhere to
                                   Exchange Offer Procedures."

Absence of a Public Market for
  the New Notes.................   The New Notes are new securities and there is
                                   currently no established market for the New
                                   Notes. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Company does not intend to apply for listing on a securities exchange of the New Notes.

                                  RISK FACTORS

     Holders of Existing Notes and prospective purchasers of New Notes should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" in connection with the Exchange Offer.

                                  RISK FACTORS

     Set forth below are the principal risk factors involved in an exchange of or investment in the Notes. Holders of Existing Notes and prospective purchasers of the New Notes should carefully consider these risk factors as well as the other information set forth elsewhere in this Prospectus, which may affect a decision to acquire the New Notes. For a discussion of certain potential tax consequences of such investment, see "Certain Federal Income Tax Considerations."

HIGH LEVEL OF INDEBTEDNESS AND LEVERAGE AND POSSIBLE INABILITY TO MEET DEBT SERVICE OBLIGATION

     The Company is, and will continue to be, highly leveraged due to the substantial indebtedness it has incurred and intends to incur primarily to finance acquisitions and expand its operations. As of December 31, 1996, the Company had $185.1 million of total debt and $203.8 million of total debt on a pro forma basis after giving effect to the Offering and the use of proceeds therefrom. Subject to the restrictions that may be in existence on its outstanding indebtedness from time to time, the Company expects to incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other corporate purposes. The Company has entered into an agreement with General Electric Capital Corporation ("GECC") with respect to a revolving credit facility under which GECC and other lenders have agreed to provide Dana with a senior secured revolving credit facility for working capital purposes with a maximum committed amount of $75.0 million subject to a borrowing base calculation based upon eligible inventories and accounts receivable (the "New Revolving Credit Facility"). The New Revolving Credit Facility prohibits the Company from making acquisitions without the consent of 66 2/3% the lenders thereto. Any default under this facility would have a material adverse effect on the Company including its ability to implement its current business plan. See "Recent Developments -- New Revolving Credit Facility" and "Description of Certain Other Indebtedness -- New Revolving Credit Facility."

     The Company experienced net losses applicable to common stockholders of $19.9 million, $13.4 million and $6.2 million in the nine months ended December 31, 1996, Fiscal 1995 and Fiscal 1994, respectively, although it has generated cash flow from operations in excess of debt service requirements. There can be no assurance, however, that the Company will continue to generate cash flow at levels sufficient to meet these requirements. The Company's ability to meet its debt service obligations in the long term will be dependent upon its future performance (including the performance of any acquired business) which, in turn, will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. If the Company is unable to generate sufficient cash flow to service its indebtedness, it may be forced to adopt an alternative strategy that may include actions such as slowing down or stopping the Company's acquisition program, reducing or delaying capital expenditures, selling assets, refinancing all or a portion of its existing indebtedness or obtaining additional financing. There can be no assurance that such actions would be possible or successful.

     The level of the Company's indebtedness could have important consequences to holders of the Notes including: (i) a substantial part of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain needed additional financing in the future may be limited; (iii) the Company's leveraged position and covenants contained in the Indenture (or any replacement thereof) and the New Revolving Credit Facility (or any replacement thereof) could limit its ability to expand and make capital improvements and acquisitions; and (iv) the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures, and limit its flexibility in reacting to changes in its industry and economic conditions generally. Certain of the Company's competitors currently operate on a less leveraged basis and have significantly greater operating and financing flexibility than the Company.

STRUCTURAL SUBORDINATION AND LIMITS ON PAYMENTS FROM SUBSIDIARIES

     The Company is a holding company and its assets consist primarily of investments in its subsidiaries. The Company's ability to pay principal of and interest on the Notes and to purchase Notes in the event of a Change of Control (as defined herein) is dependent primarily upon the earnings of its subsidiaries, and the distribution or other payment of such earnings to the Company. The New Revolving Credit Facility restricts (and any replacement thereof will likely restrict) the ability of the Company's subsidiaries (other than the Guarantor) to pay dividends to the Company. Except for the Guarantor, the Company's subsidiaries have not guaranteed and will not be required to guarantee the Company's obligations under the Notes. The Company's rights and the rights of its stockholders and creditors to participate in the distribution of assets of any person in which the Company owns only an equity interest upon such person's liquidation or reorganization will be subject to prior claims of such person's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against such person (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such person, including the lenders under the New Revolving Credit Facility). Accordingly, the rights of holders of the Notes will be effectively subordinated to such claims.

     The New Revolving Credit Facility contains a provision which permits the lenders thereunder to block payments to the Company from its subsidiaries (other than the Guarantor) following a payment default, or for a period of 179 days following a non-payment default, under the New Revolving Credit Facility. This provision will not affect the ability of the holders of the Notes to accelerate the maturity of the Notes or to seek other available remedies in the event of any resulting payment default on the Notes. See "Description of Certain Other Indebtedness -- New Revolving Credit Facility."

DEPENDENCE ON SUCCESSFUL COMPLETION OF ACQUISITIONS AND INTEGRATION OF ACQUIRED BUSINESSES


     The Company's success has been, and will continue to be, dependent upon the availability, successful completion and integration of acquisitions. There can be no assurance that the Company will find suitable acquisitions or sufficient financing for such acquisitions. Increased competition for acquisitions may increase purchase prices above levels considered appropriate by management, in which case the Company would be required to rely primarily on growth by its existing businesses rather than through acquisitions. The New Revolving Credit Facility prohibits the Company from making acquisitions without the consent of 66 2/3% of the lenders thereto. Also, the Indenture generally requires that the Company comply with the covenant described under "Description of the Notes -- Certain Covenants -- Limitation on Additional Indebtedness" in order to incur indebtedness to complete acquisitions, including any borrowings under the New Revolving Credit Facility. The Indenture, however, does allow the use of borrowings under the New Revolving Credit Facility to complete acquisitions to the extent permitted by the terms of the New Revolving Credit Facility if the Company meets certain EBITDA targets. See "Description of the Notes -- Certain Covenants -- Financing of Certain Acquisitions." If the Company is unsuccessful in implementing its acquisition strategy, the Company's ability to compete with other manufacturers and marketers of fragrance and cosmetics products could be adversely affected, especially if the industry continues to move toward further consolidation. Furthermore, other factors resulting from the completion of additional acquisitions, such as increasing leverage and debt service requirements, diversion of management time and attention and combining disparate company cultures and facilities, could adversely affect the Company's operating results.


     The success of any completed acquisition, including the recently completed Acquisitions, will depend in part on the Company's ability to effectively integrate the acquired businesses into the Company and on the Company's ability to revitalize underperforming and/or undermarketed fragrance and cosmetics brands. The process of integrating such acquired businesses may involve unforeseen difficulties and may utilize a substantial portion of the Company's financial and other resources. Also, the Company may have difficulty revitalizing the acquired fragrance and cosmetics brands, such as the P&G Brands, sales of which have declined significantly over the past five years. Net sales for MEM and the P&G Brands declined since the periods presented in the financial statements and data included herein. See "Recent Developments -- Acquisition of MEM Company, Inc.; and -- Acquisition of the P&G Brands." Since inception in 1994, the Company has acquired seven companies and/or licenses in the fragrance and cosmetics industry for cash purchase prices aggregating approximately $201.3 million. No assurance can be given that the recently completed Acquisitions will be successful or that future acquisitions will be completed or, if completed, will be successful.

     The size, timing and integration of possible future acquisitions may cause substantial fluctuations in operating results from quarter to quarter. As a result, operating results for any quarter may not be indicative of results that may be achieved for any subsequent quarter or for a full fiscal year.

RESTRICTIVE DEBT COVENANTS

     The Indenture and the New Revolving Credit Facility contain (and any replacement thereof likely will contain) a number of covenants that, among other things, limit the Company's and its subsidiaries' ability to incur additional indebtedness, pay certain dividends, prepay indebtedness, dispose of certain assets, create liens, make capital expenditures, make certain investments or acquisitions and otherwise restrict corporate activities. The Indenture and the New Revolving Credit Facility also contain (and any replacement thereof likely will contain) provisions relating to a change of control of the Company. The New Revolving Credit Facility also requires (and any replacement thereof likely will require) the Company to comply with certain financial ratios and tests, under which the Company is required to achieve certain financial and operating results. The ability of the Company to comply with such provisions may be affected by events beyond its control including events such as prevailing economic conditions, changes in consumer preferences and changes in the competitive environment, which could impair the Company's operating performance. A breach of any of these covenants would result in a default under the New Revolving Credit Facility, in which event the lenders under the New Revolving Credit Facility could elect to declare all outstanding amounts borrowed thereunder, together with accrued interest thereon, to be due and payable. Such acceleration could also constitute an event of default under the Notes. As a result of the priority and security afforded to the New Revolving Credit Facility, there can be no assurance that the Company would have sufficient funds to pay indebtedness outstanding under both the New Revolving Credit Facility and the Notes in the event of such acceleration. Acceleration of such indebtedness would have a material adverse effect on the Company.

PRIORITY OF SECURED INDEBTEDNESS

     The Company's obligations under the New Revolving Credit Facility are secured by substantially all of the assets of the Company, all of its material domestic subsidiaries (other than the Guarantor) and all directly-owned Canadian subsidiaries of the Company and its domestic subsidiaries. In addition, the Indenture does not limit the extent to which future indebtedness of the Company or its subsidiaries, to the extent such indebtedness is permitted under the Indenture, may be secured by liens on the assets and properties of the Company or its subsidiaries (other than the Guarantor). See "Description of the Notes -- Certain Covenants -- Limitation on Liens; and -- Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries."

DEPENDENCE ON RESULTS OF OPERATIONS FOR FOURTH QUARTER OF FISCAL 1996


     The Company's business plan for the fourth quarter of Fiscal 1996 called for several new product launches or relaunches and various promotional programs, as well as the continuing integration of the assets and operations acquired in recent acquisitions, which required the Company to dedicate a considerable amount of its resources and involved various degrees of risk. The Company is relying on its results of operations for the fourth quarter of Fiscal 1996 to achieve results of operations for Fiscal 1996 that will compare favorably to its results of operations for Fiscal 1995. As a result of the uncertainties involved, there can be no assurance that the Company achieved its business plan for the fourth quarter of Fiscal 1996 or for Fiscal 1996. See "Special Note Regarding Forward-Looking Statements."


DEPENDENCE ON KEY PERSONNEL

     The success of the Company depends upon the efforts, abilities and expertise of its executive officers and other key employees, including in particular, Thomas V. Bonoma, Chairman, Chief Executive Officer and President of the Company. The loss of the services of Dr. Bonoma could have a material adverse effect on the Company's operations. Dr. Bonoma's current employment contract, as amended, expires on August 18, 2000. Dr. Bonoma's employment agreement will automatically terminate in the event of a change of control of the Company resulting in a sale of all, or substantially all, of the stock or assets of the Company in which the shareholders of the Company liquidate all or substantially all of their equity interests in the Company. See

"Management -- Employment and Non-Compete Agreements." The Company currently has key man life insurance on Dr. Bonoma. However, no assurance can be made that such insurance will be adequate.

CONTROL BY KIDD KAMM


     Kidd Kamm Equity Partners, L.P. ("KKEP"), an affiliate of Kidd, Kamm & Company ("Kidd Kamm"), owned approximately 73.4% of the Company's outstanding common stock and 39.3% of the Company's common stock on a fully diluted basis as of March 31, 1997. As a result, KKEP will effectively be able to control the outcome of matters requiring a stockholder vote, including the election of directors, adopting or amending provisions of the Company's Certificate of Incorporation and bylaws, and approving certain mergers or other similar transactions, such as a sale of substantially all of the Company's assets. In addition, a change of control under the Indenture would be triggered if, for among other reasons, any person, other than KKEP and certain other permitted holders, own more than 35% of the voting power of the Company and the permitted holders, together with officers and employees of the Company, own a lesser percentage of the total voting power of the Company and do not have the right to elect a majority of the board of directors of the Company, thereby requiring the Company to offer to purchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon. The New Revolving Credit Facility also includes provisions regarding a change of control. Under the New Revolving Credit Facility, a change of control would be triggered if, for among other reasons, any person, other than KKEP and certain other permitted holders, own more than 35% of the voting power of the Company, or the permitted holders together with the officers and employees of the Company beneficially own a lesser percentage of the total voting power of the Company and do not have the right or ability to elect a majority of the board of directors of the Company. In the event of such a change of control, the lenders under the New Revolving Credit Facility could cause the indebtedness thereunder to be accelerated. See "Description of Certain Other Indebtedness -- New Revolving Credit Facility."


COMPETITION

     The markets for the Company's products are highly competitive and sensitive to changes in consumer preferences and demands. These markets are characterized by the frequent introduction of competitive products, typically accompanied by advertising and promotional campaigns, and in the overall fragrance and cosmetics market, by the potential entry of other manufacturers as new competitors. The Company competes against a number of companies, some of which have substantially greater resources than the Company and many of which sell their products through broader distribution channels than the Company. See "Business -- Competition."

DEPENDENCE ON LICENSE AGREEMENTS; LICENSE AND ROYALTY OBLIGATIONS

     Certain of the Company's key products incorporate intellectual property rights, such as trademarks or brand names, that are proprietary to third parties. In each instance, the Company typically enters into a long-term exclusive license agreement to manufacture, distribute and sell fragrance and cosmetics products covered by the trademark, use the trademark in conjunction with the products in all advertising and letter heads and other promotional material and use and exploit the know-how of the licensor in the manufacture of the products in a given territory.

     The Company's license agreements typically provide for the retention of ownership of the trade name, know-how or other intellectual property by the licensor and the payment of a royalty to the licensor. Such royalty payments generally are based on the net sales of the licensed product for the duration of the license and, depending on the revenues generated from the sale of the licensed product, may be substantial. In addition, such agreements often provide for a minimum level of royalties that may exceed the actual royalties generated from net sales of the licensed product. Certain licenses also provide for minimum net sales requirements.

     Most of these licenses have fixed terms and are automatically renewable for one or several additional terms. Some of these licenses may need to be renewed or renegotiated prior to their expirations in order for the Company to continue to sell the licensed product. The termination or non-renewal of a key license would materially adversely affect the Company's operating results and financial condition. The Company intends to continue to rely on third-party licenses in connection with the development of its new products. There can be no assurance that the Company will be able to obtain additional licenses or renew existing licenses for trade names or trademarks on commercially reasonable terms. The inability of the Company to obtain such licenses on commercially reasonable terms could have a material adverse effect on the Company's operating results and financial condition.

     The Company, through its subsidiaries, has entered into three license agreements, which were amended during July 1996 (the "Houbigant License Agreements"), with Houbigant, Inc., a Delaware corporation ("Houbigant"), that has filed a petition for reorganization under Chapter 11 of the Federal Bankruptcy Code (the "Bankruptcy Code"). Houbigant has been authorized and empowered by federal bankruptcy court orders to enter into each of the Houbigant License Agreements. Except for the Houbigant License Agreement covering Canada, the licenses provide, and the shareholders of Houbigant agreed, that in the event that Houbigant determines to file a subsequent voluntary petition under Chapter 11 of the Bankruptcy Code, the Company will be entitled to nominate a person to act as its representative on the board of directors of Houbigant and serve in meetings of the board of directors, including, without limitation, in connection with any consideration by the board of directors of Houbigant to authorize the rejection and disaffirmance of the Houbigant License Agreements pursuant to Section 365 of the Bankruptcy Code. The Company's representative may also be granted a veto right in certain circumstances. There can be no assurance that these rights will be adequate to protect the Company in the case of a new petition under Chapter 11 of the Bankruptcy Code. Further, should Houbigant or any other licensor go bankrupt, there is a risk that the affected license may be rejected in bankruptcy as an executory contract, which could have material adverse effect on the Company. The loss of any of the Houbigant License Agreements would have a material adverse effect on the Company. See
"Business -- Intellectual Property; and -- Legal Matters."

RISK ASSOCIATED WITH CONSOLIDATIONS, RESTRUCTURINGS, OWNERSHIP CHANGES AND OTHER CHANGES
IN THE RETAIL INDUSTRY

     The retail industry has periodically experienced consolidation and other ownership changes. Major retailers in the United States and in foreign markets may in the future consolidate, undergo restructurings or realign their affiliations, which could decrease the number of stores that sell the Company's products or increase the ownership concentration within the retail industry. While such changes in the retail industry to date have not had a material adverse effect on the Company's business or financial condition, there can be no assurance as to the future effect of any such changes.

SEASONALITY AND VARIATION IN QUARTERLY OPERATING RESULTS

     Sales of fragrances, which for Fiscal 1995 and for the nine months ended December 31, 1996 represented 63.4% and 67.8%, respectively, of the Company's net sales, are highly seasonal at retail, with the majority of retail sales occurring during the calendar year-end holiday season. Accordingly, the Company expects that its operating results will vary significantly from quarter to quarter, particularly in the third and fourth calendar quarters, when the majority of holiday products are shipped, and the first calendar quarter, when a disproportionate amount of receivables are collected and trade credits are negotiated. In addition, although indications of interest are provided by retailers earlier in the year for product shipments for the calendar year-end holiday season, committed orders are not placed until later in the year and, even when placed, such orders generally can be cancelled at any time without penalty. Thus, the Company's working capital and liquidity may fluctuate during the year. In addition, lower than expected sales during the calendar year-end holiday season would have a material adverse effect on the Company. Sales of the Company's cosmetics products are relatively stable throughout the year.

RISK ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AFFECTING
FOREIGN OPERATIONS


     The Company has manufacturing operations in four foreign countries and sells its products in 61 foreign countries as of March 31, 1997. In Fiscal 1995 and for the nine month period ended December 31, 1996, net sales from the Company's products sold abroad accounted for approximately 17.5% and 25.2%, respectively, of its total net sales. Risks inherent in foreign operations include changes in social, political and economic conditions. Changes in currency exchange rates may affect the relative prices at which the Company and foreign competitors purchase and sell their products in the same market. The Company does not hedge its exposure to foreign currency exchange rate changes. The Company is also exposed to risks associated with changes in the laws and policies that govern foreign investments in countries where it has operations as well as, to a lesser extent, changes in United States laws and regulations relating to foreign trade and investment. While such changes in laws, regulations and conditions to date have not had a material adverse effect on the Company's business or financial condition, there can be no assurance as to the future effect of any such changes.

RISK OF DETERMINATION OF A FRAUDULENT CONVEYANCE AND BANKRUPTCY

     If the court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy or the Company as a debtor-in-possession, were to find under relevant federal or state fraudulent conveyance statutes that the Company did not receive fair consideration or reasonably equivalent value for certain of the indebtedness, including the Notes, incurred by the Company, or for the transfer of $17.5 million of the net proceeds of the issuance of the Notes to the Guarantor, and that, at the time of such incurrence of debt or transfer of proceeds, the Company: (a) (i) was insolvent; (ii) was rendered insolvent by reason of such incurrence or transfer;
(iii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital; or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, and (b) did not receive fair consideration or reasonably equivalent value, in good faith, in exchange for such incurrence or transfer, such court, subject to applicable statutes of limitation, could void the Company's obligations under the Notes, subordinate the Notes to other indebtedness of the Company, recover the value of the property placed in the Escrow Account, void the security interest of the holders of the Notes in the Escrow Account and the property contributed to it, or take other action detrimental to the holders of the Notes.

     The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property, or if the present fair saleable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Notes, or a transfer of property, including the transfer of certain proceeds of the issuance of the Notes to the Guarantor and the grant of a security interest in the Escrow Account for the benefit of the holders of the Notes, if it determined that such transaction was made with intent to hinder, delay or defraud creditors, or a court could subordinate the indebtedness, including the Notes, to the claims of all existing and future creditors on similar grounds. There can be no assurance as to what standard a court would apply in order to determine whether the Company was "insolvent" upon consummation of the sale of the Notes.

     Under the federal Bankruptcy Code (title 11, United States Code), interest accruing on unsecured or undersecured debt after the commencement of bankruptcy proceedings does not ordinarily give rise to an allowable claim. Accordingly, in the event that the Company becomes the subject of federal bankruptcy proceedings, the holders of Notes are not expected to have allowable claims against the Company for interest accruing on the Notes after the date of commencement of such proceedings. Under the terms of the Indenture and Escrow Agreement, however, the Guarantor will be liable upon the occurrence and during the continuation of an Event of Default (including the entry of the Company into bankruptcy proceedings) to make the full amount of interest payments due under the Notes as they come due, at the regular, pre-default interest rate specified in the Indenture, if such payments are not made by the Company, using the proceeds of the Escrow Account for such purpose. This obligation of the Guarantor will continue until the proceeds of the Escrow Account have been fully exhausted in payment to the holders of the Notes. If, under these provisions, the Guarantor makes interest payments accruing under the Notes after the date of the commencement of bankruptcy proceedings of the Company, a court in the Company's bankruptcy proceedings may decide to treat such interest payments as deemed reductions of the principal balance of the Notes for purposes of calculating the claims of the holders of the Notes in the Company's bankruptcy.

     The Guarantor will be subject to certain restrictions intended to render it separate from the Company and to prevent the Guarantor's own entry into bankruptcy proceedings. However, there can be no assurance that in the event of a bankruptcy of the Company the Guarantor will not also become the subject of bankruptcy proceedings, or that a court in a bankruptcy proceeding of the Company will not make the assets of the Guarantor (including the Guarantor's interest in the Escrow Account) subject to administration in the Company's bankruptcy under the doctrine of "substantive consolidation" or similar equitable doctrines. If, notwithstanding the restrictions to which it is subject, the Guarantor becomes the subject of bankruptcy proceedings or if the doctrine of substantive consolidation is applied to its assets, the payment of interest under the Notes by the Guarantor may be suspended, and the holders of Notes may be held by a court not to have allowable claims in bankruptcy for such interest payments. See "Description of the Notes -- Guarantor."

LACK OF PUBLIC MARKET FOR THE NOTES

     Prior to the Exchange Offer, there has been no public market for the Existing Notes. The Company currently does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system and no active public market for the New Notes is currently anticipated. There can be no assurance that an active public market for the New Notes will develop.

     Although the Initial Purchaser has acted as a market maker with respect to the Existing Notes and has informed the Company that it currently intends to make a market in the New Notes, it is not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes.

ADVERSE CONSEQUENCES OF FAILURE TO ADHERE TO EXCHANGE OFFER PROCEDURES

     Issuance of the New Notes in exchange for Existing Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Existing Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Existing Notes desiring to tender such Existing Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the Company nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Existing Notes for exchange. Existing Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate.

RECEIPT OF RESTRICTED SECURITIES UNDER CERTAIN CIRCUMSTANCES

     Any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of New Notes."

ADVERSE EFFECT ON MARKET FOR EXISTING NOTES

     To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Existing Notes could be adversely affected. See "The Exchange Offer."

                              RECENT DEVELOPMENTS

EQUITY FINANCING

     On August 15, 1996, September 16, 1996 and September 27, 1996, the Company issued an aggregate of 115,000 shares of Senior Redeemable Preferred Stock, Series B, with warrants to purchase common stock of the Company (the "Series B Preferred Stock Offering"). Concurrently with the Series B Preferred Stock Offering, the Company sold shares of common stock to CIBC WG Argosy Merchant Fund 2, L.L.C. (the "CIBC Fund") and to Bastion Capital Fund, L.P. (collectively, the "New Common Stock Sale"). The Company also received a refund from the CIBC Fund of a portion of the fee paid to the CIBC Fund in connection with the CIBC Fund's commitment to purchase $20.0 million of the Company's Senior Redeemable Exchangeable Preferred Stock, Series A, which the CIBC Fund purchased during May and June 1996 (the "Interim Preferred Facility") (such purchase and refund are, collectively, the "CIBC Financing"). The Series B Preferred Stock Offering, the New Common Stock Sale and the CIBC Financing are referred to herein as the "Equity Financing."

     The Company received aggregate net proceeds from the Equity Financing of $119.1 million.

ACQUISITION OF GREAT AMERICAN COSMETICS, INC.

     On August 21, 1996, the Company, through its wholly-owned subsidiary Cosmar, completed its acquisition of all of the issued and outstanding capital stock of GAC pursuant to a Stock Purchase Agreement, dated June 27, 1996, with GAC and Messrs. Larry Pallini and Vincent Carbone, the sole shareholders of GAC (the "Sellers"). GAC markets, distributes, advertises, promotes and merchandises high quality, mid-priced lip and eye make-up, make-up brushes, nail polish and related products sold under the Nat Robbins trademark.

     The cash consideration paid for GAC was $15.3 million, approximately $14.2 million of which was paid to the Sellers at closing, approximately $41,000 of which was retained by Cosmar to fund possible post-closing severance bonuses to certain GAC employees and the remaining $1.0 million of which was placed in escrow to secure the Sellers' post-closing obligation to indemnify Cosmar for breaches of the Sellers' representations, warranties and covenants contained in the Stock Purchase Agreement. Concurrent with the closing, the Company repaid approximately $796,000 of GAC indebtedness. Immediately prior to the closing, GAC repaid $184,000 of loans owed to its shareholders. In connection with the closing, the Company agreed to fund up to approximately $141,000 (with up to $100,000 of its own funds and up to $41,000 of the purchase price held back from the Sellers for this purpose) of possible post-closing severance bonuses to certain GAC employees, if earned.

     In connection with the GAC Acquisition, Cosmar has retained Messrs. Pallini and Carbone as consultants to Cosmar and its affiliates. Mr. Pallini's consulting agreement is for a term of three years with annual compensation of $200,000 per year, payable in thirty-six equal monthly installments. Mr. Carbone's consulting agreement is for a term of one year with annual compensation of $150,000, payable in twelve equal monthly installments.

ACQUISITION OF MEM COMPANY, INC.

     On December 4, 1996, the Company, through its newly-formed, wholly-owned subsidiary, Renaissance Acquisition, Inc. ("RAI"), completed its acquisition of MEM. The aggregate cash consideration paid to the equity holders of MEM in connection with the MEM Acquisition was $19.8 million. In addition, in connection with the MEM Acquisition, the Company repaid all of MEM's outstanding indebtedness in an amount equal to $18.1 million and incurred fees and expenses of approximately $800,000.

     MEM distributes a diversified line of fragrances and toiletries in the mass-market distribution channel. MEM's products are marketed under the nationally-advertised trademarks English Leather, British Sterling, Heaven Sent and Love's. The principal market for MEM's products is the United States. Tom Fields, Ltd. ("Tom Fields"), a division of MEM, manufactures and markets a line of children's cosmetics and accessories principally under the trademark Tinkerbell. A subsidiary, Tom Fields (U.K.) Ltd., markets this line of children's products in the United Kingdom and elsewhere in Europe. MEM had net sales of approximately $44.8 million and a net loss of approximately $3.0 million for the year ended December 31, 1995. MEM's net sales declined to $22.6 million during the nine months ended September 30, 1996 from $27.7 million during the prior year's comparable period and its net loss for the period increased to $4.6 million from $2.6 million in the prior year's comparable period.


     On February 7, 1997, the Company closed MEM's facilities in Northvale, New Jersey and in Boucherville, Quebec. The Company expects to incur costs in connection with the closure of such facilities and consolidation of MEM's operations in an amount of approximately $5.0 million, including severance payments, ERISA withdrawal liability costs and stay bonuses for selected employees of MEM. The Company's estimate of its ERISA withdrawal liability costs is an estimate for a 1996 withdrawal. The Company has been advised that the liability for a 1997 withdrawal would be higher. See "Business -- Employees; and Legal Matters -- Litigation -- MEM Litigation."


ACQUISITION OF THE P&G BRANDS

     On December 6, 1996, the Company completed its acquisition from P&G of the worldwide rights to manufacture and market certain mass-market fragrances, including NaVy, NaVy for Men, Insignia, California for Men and le Jardin. The cash portion of the purchase price was $43.0 million, of which $9.9 million related to inventory (net of a receivable of approximately $283,000 for inventory not purchased) and $33.1 million related to the licenses and rights to market such fragrances. In addition, in connection with the P&G Acquisition, the Company assumed certain specified trade-related obligations of P&G, including liability for returns of products under the P&G Brands sold by P&G prior to the closing and liabilities under certain advertising and business development commitments. Based on P&G's past experience, the amount of the returns from such products may be approximately $3.0 million. However, there can be no assurance as to what the actual amount of the returns will be, and such amount may be materially different from the estimated amount. See "Business -- Products." Direct revenues from the P&G Brands for the year ended June 30, 1996 were $56.8 million and for the three months ended September 30, 1996 were $11.4 million. Concurrent with the P&G Acquisition, the Company entered into transition agreements with P&G under which P&G will continue the foreign marketing of the P&G Brands through June 30, 1997.

RESTATEMENT OF OPERATING RESULTS

     In January 1997, the Company restated (a) its previously-reported results of operations for the three and six months ended September 30, 1996 and September 30, 1995 and its previously-reported balance sheet data as of September 30, 1996 and September 30, 1995, and (b) its previously-reported results of operations for the three months ended June 30, 1996 and June 30, 1995 and its previously-reported balance sheet data as of June 30, 1996 and June 30, 1995 (the "Prior Restatements"). See the Quarterly Reports on Form 10-Q/A for the three- and six-months ended June 30, 1996 and September 30, 1996. The Prior Restatements did not require any restatement of the Company's previously-reported audited financial statements for Fiscal 1995 and will not have any impact on the Company's results of operations for Fiscal 1996 or its balance sheet as of March 31, 1997.


NEW REVOLVING CREDIT FACILITY



     On March 12, 1997, the Company entered into the New Revolving Credit Facility. The New Revolving Credit Facility contains certain financial covenants, affirmative and negative covenants, representations, warranties, conditions and events of default. See "Description of Certain Other Indebtedness -- New Revolving Credit Facility."

                                USE OF PROCEEDS

     No proceeds will be received by the Company from the Exchange Offer. The aggregate net proceeds of the Offering, after deducting discounts to the Initial Purchaser and fees and expenses of the Offering, were approximately $192.1 million. Such net proceeds, together with $23.7 million of the Company's available cash were used as follows: (i) $80.0 million was used to finance the purchase of all of the then-outstanding $65.0 million principal amount of Old Senior Notes, which was tendered and purchased by the Company pursuant to the Old Senior Notes Offer, at a price of $1,165 for each $1,000 principal amount thereof (plus accrued interest thereon); (ii) $118.3 million was used to repay all outstanding indebtedness under the Senior Secured Credit Agreement; and
(iii) $17.5 million was used to fund the Escrow Account.


     The Company received net proceeds from borrowings under the Senior Secured Credit Facility of $113.2 million. Of such net proceeds, (i) $3.9 million was used to complete the MEM Acquisition (after the application of the $33.8 million certificate of deposit, plus approximately $537,000 of accrued interest thereon); (ii) $38.6 million was used to complete the P&G Acquisition, net of pre-closing deposits and prepayments of $2.5 million; (iii) $54.3 million was used to repay the outstanding indebtedness under the Old Credit Facility, including accrued interest thereon; and (iv) the remainder was used for general corporate purposes. All of the outstanding indebtedness under the Senior Secured Credit Facility was repaid from a portion of the net proceeds of the sale of the Existing Notes in the Offering.


     Under the Old Credit Facility, dated as of December 21, 1994, as amended, Nomura had provided to the Company a revolving credit facility in an aggregate principal amount of $40.0 million, and term loans in an aggregate principal amount of $30.0 million. Such loans bore interest at variable rates equal to the bank base rate (8.25% at September 30, 1996) plus 4.5%. The weighted average interest rate on indebtedness under the Old Credit Facility was 12.19% and 12.25%, respectively, for the year ended March 31, 1996 and the six months ended September 30, 1996. All of the outstanding indebtedness under the Old Credit Facility was repaid from a portion of the net proceeds of the Senior Secured Credit Facility.

                                 CAPITALIZATION

     The following table sets forth the historical and pro forma capitalization of the Company as of December 31, 1996 as well as such pro forma capitalization as adjusted to reflect the aggregate principal amount and liquidation value of debt and preferred stock, respectively. Original issue discounts have been added back to amounts in the Pro Forma as Adjusted column. The Equity Financing, the GAC Acquisition, the MEM Acquisition, the P&G Acquisition and net borrowings under the Senior Secured Credit Facility have been reflected in the historical capitalization of the Company as these transactions were completed prior to December 31, 1996. The Pro Forma Capitalization of the Company gives effect to the sale of the Notes and the use of proceeds therefrom (including the repurchase of the Old Senior Notes and the repayment of all indebtedness under the Senior Secured Credit Facility), as if such transactions had occurred as of December 31, 1996. The Pro Forma Capitalization is presented for information purposes only and is not necessarily indicative of the future capitalization of the Company.


                                                                  DECEMBER 31, 1996
                                            --------------------------------------------------------------
                                                                                             PRO FORMA
                                              HISTORICAL      PRO FORMA   ADJUSTMENTS       AS ADJUSTED
                                            ---------------   ---------   -----------     ----------------
                                                                (DOLLARS IN THOUSANDS)
                                            --------------------------------------------------------------
Cash and cash equivalents..................    $  51,513      $ 45,517     $      --          $ 45,517
                                                ========      ========      ========          ========
Senior Secured Credit Facility.............      117,500            --            --                --
Old Senior Notes(a)........................       63,759            --            --                --
Notes......................................           --       200,000            --           200,000
Subordinated Seller Notes(b)...............        3,829         3,829         1,171             5,000
                                                --------      --------      --------          --------
          Total debt.......................      185,088       203,829         1,171           205,000
                                                --------      --------      --------          --------
Senior Redeemable Preferred Stock (350,000
  shares authorized; 119,018 shares issued
  and outstanding)(c)(d)...................       82,576        82,576        39,546           122,122
Redeemable Preferred Stock (40,000 shares
  authorized; 12,485 shares issued and
  outstanding)(e)(f).......................       12,783        12,783           350            13,133
                                                --------      --------      --------          --------
          Total preferred stock............       95,359        95,359        39,896           135,255
                                                --------      --------      --------          --------
Common Stockholders' Equity (3,000,000
  shares authorized; 825,086 shares issued
  and outstanding).........................       28,139         6,262       (41,067)          (34,805)
                                                --------      --------      --------          --------
          Total capitalization.............    $ 308,586      $305,450     $      --          $305,450
                                                ========      ========      ========          ========


                   See accompanying Notes to Capitalization.

                            NOTES TO CAPITALIZATION

(a) The $65.0 million of Old Senior Notes are presented in the Historical column net of an original issue discount and a discount as a result of an allocation to the common stock warrants issued in connection therewith. The Old Senior Notes were repaid from the proceeds of the Existing Notes.

(b) The Subordinated Seller Notes (the "Seller Notes"), initially issued to the selling shareholders of Cosmar, accrue interest through August 1997 at a rate of 8% per annum and thereafter at a rate which increases each year up to a maximum of 11% per annum beginning in the sixth year after issuance. The Seller Notes are due on August 15, 2002 and are shown in the Historical and Pro Forma columns net of an unamortized discount of $1.2 million. The Pro Forma as Adjusted column reflects the aggregate principal amount of the Seller Notes, adding back the unamortized discount at December 31, 1996.

(c) The Senior Redeemable Preferred Stock is shown in the Historical and Pro Forma columns net of a discount of $32.9 million as a result of an allocation to the common stock warrants issued in connection therewith and net of transaction fees and expenses of approximately $6.6 million. The Pro Forma as Adjusted column reflects the aggregate liquidation value of the Senior Redeemable Preferred Stock, adding back the unamortized discount at December 31, 1996 and related fees.


(d) Dividends on the Senior Redeemable Preferred Stock are payable at 14.0% per annum in cash or in kind, at the Company's option, through the November 17, 1997 dividend payment date, and in cash thereafter. If the Company does not pay cash dividends after November 17, 1997, the per annum dividend rate will be increased by 0.25% for each quarter in which the Company fails to pay cash dividends, and if such non-cash payment has occurred during more than four quarters by 0.50% for each quarter thereafter in which the Company fails to pay cash dividends, with a maximum rate of 17.0% per annum. See "Description of Outstanding Capital Stock -- Serial Preferred Stock -- Series C Preferred Stock."



(e) The Redeemable Preferred Stock is shown in the Historical and Pro Forma columns net of a discount of $350,000 as a result of an allocation to the common stock warrants issued in connection therewith. The Pro Forma as Adjusted column reflects the aggregate liquidation value of the Redeemable Preferred Stock, adding back the unamortized discount at December 31, 1996.



(f) Dividends on the Redeemable Preferred Stock are payable in cash or in kind, at the Company's option, at 10.0% per annum until August 15, 1997, increasing each year thereafter. Subject to certain conditions and commencing on August 16, 1999, the dividend rate will be 15%. Shares of the Redeemable Preferred Stock are subject to mandatory redemption on August 15, 2002 and are exchangeable for senior notes issued under the Old Indenture, subject to certain limitations, (i) by the Company at any time and (ii) under certain circumstances, by the holders thereof on or after August 15, 1997. See "Description of Outstanding Capital Stock -- Serial Preferred Stock -- Cumulative Exchangeable Preferred Stock."

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data of Cosmar (Predecessor) and the Company set forth below have been derived from and should be read in conjunction with the historical financial statements of the Company and the notes thereto and the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The statement of operations data for the nine months ended December 31, 1996 include the results of GAC MEM and P&G Brands from the dates of their acquisitions.

                                                                                                  COMPANY
                                                                           ------------------------------------------------------
                                         COSMAR (PREDECESSOR)                PERIOD FROM
                               -----------------------------------------   APRIL 15, 1994
                                                            JANUARY 1 TO   (INCEPTION) TO    YEAR ENDED       NINE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,      AUGUST 17,       MARCH 31,      MARCH 31,          DECEMBER 31,
                               --------------------------   ------------   ---------------   ----------     ---------------------
                                1991     1992      1993         1994            1995            1996          1995         1996
                               ------   -------   -------   ------------   ---------------   ----------     --------     --------
                                                           (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
  STATEMENT OF OPERATIONS
    DATA:
  Net sales................... $9,500   $17,926   $25,844     $ 18,301        $  57,714       $131,286      $ 94,339     $124,590
  Operating income............  1,378     3,899     5,063        3,326            2,744          8,450         8,137        6,299
  Interest expense............     14        37       132           61            8,694         19,458        14,241       17,206
  Net income (loss)...........  1,357     3,768     4,801        3,364           (5,459)       (12,057)       (6,880)     (10,028)
  Net income (loss) applicable
    to common stockholders....  1,357     3,768     4,801        3,364           (6,174)       (13,390)       (7,872)     (19,866)
  Income (loss) before
    extraordinary items per
    common share..............     --        --        --           --        $   (8.50)      $ (18.62)     $ (10.93)    $ (25.95)

  BALANCE SHEET DATA (END OF
    PERIOD):
  Total assets................ $3,907   $ 7,216   $ 8,489           --        $ 162,253       $184,619      $178,185     $367,732
  Intangible assets -- net....     --        --        --           --           82,499         76,895        79,800      160,953
  Long-term debt, excluding
    current maturities........    146       181       294           --           97,032(a)      67,323(a)    121,244(a)   185,088(a)
  Senior Redeemable Preferred
    Stock -- Series B.........     --        --        --           --               --             --            --       82,576
  Redeemable Preferred
    Stock.....................     --        --        --           --           10,365         11,698        11,357       12,783
  Common stockholders'
    equity(b).................  2,973     4,278     5,390           --           20,189          6,452        12,110       28,139
  Deficiency of earnings to
    combined fixed charges and
    preferred dividends.......     --        --        --           --           (6,209)       (12,086)       (6,899)     (19,297)

  OTHER DATA:
  EBITDA(c)...................     --        --        --           --        $   5,576       $ 16,501      $ 13,576     $ 14,155
  Depreciation and
    amortization..............     --        --        --           --            2,832          8,051         5,439        7,856
  Capital expenditures........     --        --        --           --              629          8,166         5,426        2,826

---------------

(a) Excludes (i) outstanding indebtedness under the Old Credit Facility of $57,000 at March 31, 1996 which is classified within current liabilities and
    (ii) long-term minimum royalty obligations of $4,686 and $6,158 at March 31, 1996 and 1995, respectively, and $4,899 and $6,924 at December 31, 1996 and 1995, respectively.

(b) No cash dividends have been paid since April 15, 1994 (Inception).

(c) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA should not be considered as an alternative to net income or cash flow and is not a measure of performance under generally accepted accounting principles but provides additional information for evaluating the Company.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated financial data have been derived from the historical financial statements of the Company, GAC and MEM and the statement of direct revenues and direct expenses for the mass fragrances business of P&G, in each case included elsewhere in this Prospectus, and have been prepared by the application of pro forma adjustments giving effect to (i) in the case of the unaudited condensed pro forma consolidated balance sheet data, the Offering and the use of proceeds therefrom, including the Senior Notes Offer and the repayment of all indebtedness under the Senior Secured Credit Facility, in each case as if such transactions had occurred December 31, 1996, and (ii) in the case of the unaudited pro forma consolidated statement of operations data, the foregoing transactions, the Equity Financing and the Acquisitions, as if such transactions had occurred at the beginning of the periods presented. The Equity Financing and the Acquisitions have been reflected in the Company's historical balance sheet information at December 31, 1996, as these transactions were completed prior to that date. The adjustments are described in the accompanying notes.

     The unaudited pro forma consolidated financial data is presented for informational purposes only and is not necessarily indicative of actual results that would have been achieved had such transactions been consummated on the dates or for the periods indicated and do not purport to indicate results of operations as of any future date or for any future period. The unaudited pro forma consolidated financial data should be read in conjunction with the historical financial statements of the Company, GAC and MEM and the statement of direct revenues and direct expenses for the mass fragrances business of P&G and the related notes thereto and the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations," in each case included elsewhere in this Prospectus.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS DATA
                    FOR THE FISCAL YEAR ENDED MARCH 31, 1996
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                               HISTORICAL
                                        ---------------------------------------------------------
                                          COMPANY          GAC             MEM        P&G BRANDS
                                        YEAR ENDED     YEAR ENDED      YEAR ENDED     YEAR ENDED            PRO FORMA(b)
                                         MARCH 31,    DECEMBER 31,    DECEMBER 31,     JUNE 30,     -----------------------------
                                           1996          1995(a)         1995(a)        1996(a)     ADJUSTMENTS         COMBINED
                                        -----------   -------------   -------------   -----------   ------------       ----------
NET SALES.............................   $ 131,286       $ 7,886         $44,825        $56,777       $     --          $240,774
COST OF GOODS SOLD....................      51,169         4,538          25,618         22,787         (1,272)(c)       102,840
                                          --------        ------         -------        -------       --------          --------
GROSS PROFIT..........................      80,117         3,348          19,207         33,990          1,272           137,934
OPERATING EXPENSES:
  Selling.............................      52,781           838          14,742         24,374           (906)(d)        91,829
  General and administrative..........      13,679           617           5,215          2,199           (448)(e)        21,262
  Amortization of intangible and other
    assets............................       5,207           224             478             --          3,649(f)          9,558
                                          --------        ------         -------        -------       --------          --------
    Total operating expenses..........      71,667         1,679          20,435         26,573          2,295           122,649
                                          --------        ------         -------        -------       --------          --------
OPERATING INCOME (LOSS)...............       8,450         1,669          (1,228)         7,417         (1,024)           15,284
INTEREST EXPENSE (INCOME):
  Interest expense....................      19,458             8           1,773             --          5,240(g)         26,479
  Interest and other income...........        (255)           --             (19)            --           (909)(h)        (1,183)
                                          --------        ------         -------        -------       --------          --------
INCOME (LOSS) BEFORE INCOME TAXES.....     (10,753)        1,661          (2,982)         7,417         (5,355)          (10,012)
INCOME TAX PROVISION..................       1,304           609              --             --          1,514(i)          3,427
                                          --------        ------         -------        -------       --------          --------
INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEMS...............................     (12,057)        1,052          (2,982)         7,417         (6,868)          (13,438)
PREFERRED STOCK DIVIDENDS.............       1,333            --              --             --         18,169(j)         19,502
                                          --------        ------         -------        -------       --------          --------
INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEMS APPLICABLE TO COMMON
  STOCKHOLDERS........................   $ (13,390)      $ 1,052         $(2,982)       $ 7,417       $(25,037)         $(32,940)
                                          ========        ======         =======        =======       ========          ========
INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEMS PER COMMON SHARE..............   $  (18.62)                                                                     $ (40.02)
                                          ========                                                                      ========
WEIGHTED AVERAGE SHARES OUTSTANDING...     719,138                                                                       823,056(k)
                                          ========                                                                      ========
OTHER DATA:
Deficiency of earnings to combined
  fixed charges and preferred
  dividends...........................                                                                                  $(29,513)


    See accompanying Notes to Unaudited Pro Forma Consolidated Statement of
                                Operations Data.

                          NOTES TO UNAUDITED PRO FORMA
                   CONSOLIDATED STATEMENT OF OPERATIONS DATA
                    FOR THE FISCAL YEAR ENDED MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)


(a) GAC and MEM each had a fiscal year which ended on December 31 and P&G had a fiscal year which ended on June 30.


(b) Does not reflect severance and stay bonus payments and payments in respect of the ERISA withdrawal liability, all incurred in connection with the MEM Acquisition, which expenses may be capitalized. See
     "Business -- Employees."

(c) Reflects the Company's estimate of the following adjustments to cost of goods sold relating to the MEM Acquisition, primarily resulting from the consolidation of duplicative manufacturing facilities:


     Identified U.S. personnel terminations.........................................  $(1,363)
     Identified Canadian personnel terminations.....................................     (284)
     Less: Corresponding incremental additions to personnel at the Company's
       Mountaintop facility.........................................................      375
                                                                                      -------
               Total................................................................  $(1,272)
                                                                                      =======


(d) Reflects the Company's estimate of the following adjustments to selling expenses relating to the MEM Acquisition, primarily resulting from the consolidation of duplicative sales forces:


     Identified U.S. personnel terminations.........................................  $(1,362)
     Identified Canadian personnel terminations.....................................       --
     Less: Corresponding incremental additions to personnel at the Company's Dana
       subsidiary...................................................................      456
                                                                                      -------
               Total................................................................  $  (906)
                                                                                      =======


(e) Reflects the Company's estimate of the following adjustments to general and administrative expenses relating to the MEM Acquisition, primarily resulting from the consolidation of duplicative corporate staffs:


     Identified U.S. personnel terminations.........................................    $(948)
     Identified Canadian personnel terminations.....................................     (133)
     Less: Corresponding incremental additions to personnel at the Company's
          Mountaintop facility......................................................      633
                                                                                       ------
               Total................................................................    $(448)
                                                                                       ======


(f) Reflects the following adjustments to amortization of intangible and other assets(1):

     Amortization of excess of assets acquired over liabilities assumed -- GAC.......  $  845
     Amortization of excess of assets acquired over liabilities assumed -- MEM.......   1,293
     Amortization of excess of assets acquired over liabilities assumed -- P&G
       Brands........................................................................   2,213
     Elimination of historical amortization -- GAC...................................    (224)
     Elimination of historical amortization -- MEM...................................    (478)
                                                                                       ------
               Total.................................................................  $3,649
                                                                                       ======

---------------
     (1) The preliminary estimates of excess of assets acquired over liabilities assumed include the Company's initial estimates of certain assumed liabilities at the date of the Acquisitions. While the Company has yet to complete the final allocation of the excess cost over net assets acquired to the specific assets acquired, based on its preliminary estimate, the Company believes that the excess will be allocated principally to trademarks and goodwill, which will be amortized over an average of 20 years.

                          NOTES TO UNAUDITED PRO FORMA
            CONSOLIDATED STATEMENT OF OPERATIONS DATA -- (CONTINUED)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)

(g)  Reflects the following adjustments to interest expense:

     Elimination of historical interest expense -- GAC...............................  $   (8)
     Elimination of historical interest expense -- MEM...............................  (1,773)
     Elimination of historical interest expense -- Old Credit Facility...............  (5,948)
     Elimination of historical interest expense -- Old Senior Notes..................  (8,943)
     Elimination of amortization of deferred financing costs -- Old Credit
       Facility......................................................................  (1,157)
     Elimination of amortization of deferred financing costs -- Old Senior Notes.....  (1,106)
     Elimination of accretion of interest expense -- Old Senior Notes................    (158)
     Interest expense -- Notes(1)....................................................  23,500
     Amortization of deferred financing costs -- Notes...............................     833
                                                                                       ------
               Total.................................................................  $5,240
                                                                                       ======
     ---------------
     (1) Reflects the interest rate of 11.75% on the Notes.

(h)  Reflects interest income on the Escrow Account of $909.


(i) Reflects an adjustment to income taxes for a full year as if the Acquisitions each had occurred on April 1, 1995.


(j) Reflects dividends on the Series B Preferred Stock as if such shares had been issued on April 1, 1995. The Company is obligated to exchange shares of its Senior Redeemable Preferred Stock, Series C ("Series C Preferred Stock"), for all outstanding shares of its Series B Preferred Stock. The dividends on the Series C Preferred Stock will be the same as the dividends on the Series B Preferred Stock.

(k) Includes 103,918 shares issued to purchasers in connection with the Equity Financing, as if such shares were issued on April 1, 1995.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS DATA
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1996
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                              HISTORICAL
                                ----------------------------------------------------------------------
                                  COMPANY             GAC                MEM             P&G BRANDS
                                NINE MONTHS       PERIOD FROM        PERIOD FROM        PERIOD FROM
                                   ENDED        APRIL 1, 1996 TO    APRIL 1, 1996     JANUARY 1, 1996          PRO FORMA(a)
                                DECEMBER 31,       AUGUST 20,       TO DECEMBER 4,    TO SEPTEMBER 30,    -----------------------
                                    1996              1996               1996               1996          ADJUSTMENTS    COMBINED
                                ------------    ----------------    --------------    ----------------    -----------    --------
NET SALES.....................    $124,590           $8,633            $ 32,559           $ 29,993          $    --      $195,775
COST OF GOODS SOLD............      48,082            3,057              21,928             11,292             (954)(b)   83,405
                                  --------           ------             -------            -------         --------      --------
GROSS PROFIT..................      76,508            5,576              10,631             18,701              954      112,370

OPERATING EXPENSES:
  Selling.....................      48,341            1,692              10,068             11,540             (680)(c)   70,961
  General and
    administrative............      16,727            1,306               3,467              1,512             (336)(d)   22,676
  Amortization of intangible
    and other assets..........       5,141               87                 305                 --            2,300(e)     7,833
                                  --------           ------             -------            -------         --------      --------
    Total operating
      expenses................      70,209            3,085              13,840             13,052            1,284      101,470
                                  --------           ------             -------            -------         --------      --------
OPERATING INCOME (LOSS).......       6,299            2,491              (3,209)             5,649             (330)      10,900
INTEREST EXPENSE (INCOME):
  Interest expense............      17,206               46               1,217                 --            2,305(f)    20,774
  Interest and other income...      (1,448)              (7)                (58)                --             (765)(g)   (2,278)
                                  --------           ------             -------            -------         --------      --------
INCOME (LOSS) BEFORE INCOME
  TAXES.......................      (9,459)           2,452              (4,368)             5,649           (1,870)      (7,596)
INCOME TAX PROVISION..........         569              836                  --                 --              961(h)     2,366
                                  --------           ------             -------            -------         --------      --------
INCOME (LOSS) BEFORE
  EXTRAORDINARY
  ITEMS.......................     (10,028)           1,616              (4,368)             5,649           (2,831)      (9,962)
PREFERRED STOCK DIVIDENDS.....       9,838               --                  --                 --            6,089(i)    15,927
                                  --------           ------             -------            -------         --------      --------
INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEMS
  APPLICABLE TO COMMON
  STOCKHOLDERS................     (19,866)          $1,616            $ (4,368)          $  5,649          $(8,920)     $(25,889)
                                  ========           ======             =======            =======         ========      ========
INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEMS PER
  COMMON SHARE................      (25.95)                                                                              $(31.38)
                                  ========                                                                               ========
WEIGHTED AVERAGE SHARES
  OUTSTANDING.................     765,569                                                                               825,086 (j)
                                  ========                                                                               ========
OTHER DATA:
Deficiency of earnings to
  combined fixed charges and
  preferred dividends.........                                                                                           $(23,523)


    See accompanying Notes to Unaudited Pro Forma Consolidated Statement of
                                Operations Data.

                          NOTES TO UNAUDITED PRO FORMA
                   CONSOLIDATED STATEMENT OF OPERATIONS DATA
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

(a) Does not reflect severance and stay bonus payments and payments with respect to the ERISA withdrawal liability, all incurred in connection with the MEM Acquisition, which expenses may be capitalized. See
     "Business -- Employees."

(b) Reflects the Company's estimate of the following adjustments to cost of goods sold relating to the MEM Acquisition, primarily resulting from the consolidation of duplicative manufacturing facilities:


     Identified U.S. personnel terminations........................................  $(1,022)
     Identified Canadian personnel terminations....................................     (213)
     Less: Corresponding incremental additions to personnel at the Company's
     Mountaintop facility..........................................................      281
                                                                                     -------
               Total...............................................................  $  (954)
                                                                                     =======


(c) Reflects the Company's estimate of the following adjustments to selling expenses relating to the MEM Acquisition, primarily resulting from the consolidation of duplicative sales forces:


     Identified U.S. personnel terminations........................................  $(1,022)
     Identified Canadian personnel terminations....................................       --
     Less: Corresponding incremental additions to personnel at the Company's Dana
     subsidiary....................................................................      342
                                                                                     -------
               Total...............................................................  $  (680)
                                                                                     =======


(d) Reflects the Company's estimate of the following adjustments to general and administrative expenses relating to the MEM Acquisition, primarily resulting from the consolidation of duplicative corporate staffs:


     Identified U.S. personnel terminations..........................................  $(711)
     Identified Canadian personnel terminations......................................   (100)
     Less: Corresponding incremental additions to personnel at the Company's
     Mountaintop facility............................................................    475
                                                                                       ------
                                                                                           -
               Total.................................................................  $(336)
                                                                                       =======


(e) Reflects the following adjustments to amortization of intangible and other assets(1):

     Amortization of excess of assets acquired over liabilities assumed -- GAC......  $  634
     Amortization of excess of assets acquired over liabilities assumed -- MEM......     970
     Amortization of excess of assets acquired over liabilities assumed -- P&G
     Brands.........................................................................   1,660
     Elimination of historical amortization -- GAC..................................     (87)
     Elimination of historical amortization -- MEM..................................    (305)
     Less: amortization relating to the Acquisitions included in the Company
     historical column..............................................................    (572)
                                                                                       -----
               Total................................................................  $2,300
                                                                                       =====

---------------

     (1) The preliminary estimates of excess of assets acquired over liabilities assumed include the Company's initial estimates of certain assumed liabilities at the date of the Acquisitions. While the Company has yet to complete the final allocation of the excess cost over net assets acquired to the specific assets acquired, based on its preliminary estimate, the Company believes that the excess will be allocated principally to trademarks and goodwill, which will be amortized over an average of 20 years.

                          NOTES TO UNAUDITED PRO FORMA
            CONSOLIDATED STATEMENT OF OPERATIONS DATA -- (CONTINUED)
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

(f)  Reflects the following adjustments to interest expense:

     Elimination of historical interest expense -- GAC............................... $   (46)
     Elimination of historical interest expense -- MEM...............................  (1,217)
     Elimination of historical interest expense -- Old Credit Facility...............  (4,912)
     Elimination of historical interest expense -- Old Senior Notes..................  (6,706)
     Elimination of historical interest expense -- Senior Secured Credit Facility....  (1,090)
     Elimination of amortization of deferred financing costs -- Old Credit
       Facility......................................................................  (1,089)
     Elimination of historical accretion of debt discount -- Old Senior Notes........    (136)
     Elimination of amortization of deferred financing costs -- Old Senior Notes.....  (1,455)
     Elimination of amortization of deferred financing costs -- Senior Secured Credit
       Facility......................................................................    (335)
     Interest expense -- Notes.......................................................  17,625
     Amortization of deferred financing costs -- Notes...............................   1,666
                                                                                      -------
               Total................................................................. $ 2,305
                                                                                      =======

(g)  Reflects interest income on the Escrow Account of $765.

(h) Reflects an adjustment to income taxes for the nine month period as if the Acquisitions each had occurred on April 1, 1996.

(i) Reflects dividends on the Series B Preferred Stock as if such shares had been issued on April 1, 1996. The Company is obligated to exchange shares of its Series C Preferred Stock for all outstanding shares of its Series B Preferred Stock. The dividends on the Series C Preferred Stock will be the same as the dividends on the Series B Preferred Stock.

(j) Includes 103,918 shares issued to purchasers in connection with the Equity Financing, as if such shares were issued on April 1, 1996.

         UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET DATA
                            AS OF DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                       HISTORICAL
                                                        DECEMBER
                                                           31,
                                                          1996         ADJUSTMENTS          PRO FORMA
                                                       -----------     -----------          ---------
Total Current Assets.................................   $ 157,207       $  (5,996)   (a)    $ 151,211(b)
Total Long-Term Assets...............................     210,525          (1,582)   (c)      208,943
                                                         --------        --------            --------
          Total Assets...............................   $ 367,732       $  (7,578)          $ 360,154
                                                         ========        ========            ========
Current Liabilities..................................   $  54,247       $  (4,442)   (d)    $  49,805
Long-Term Liabilities................................     189,987          18,741    (e)      208,728
Preferred Stock......................................      95,359              --              95,359
Common Stockholders' Equity..........................      28,139         (21,877)   (f)        6,362
                                                         --------        --------            --------
          Total Liabilities and Stockholders'
            Equity...................................   $ 367,732       $  (7,578)          $ 360,154
                                                         ========        ========            ========

  See accompanying Notes to Unaudited Condensed Consolidated Pro Forma Balance
                                  Sheet Data.

              NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                               BALANCE SHEET DATA
                            AS OF DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

(a) Reflects the following adjustments to cash and cash equivalents:

    Gross proceeds from the Notes................................................  $ 200,000
    Repayment of the Senior Secured Credit Facility, including accrued interest
      thereon....................................................................   (118,590)
    Repayment of the Old Senior Notes, including accrued interest thereon(1).....    (79,077)
    Deferred financing costs -- Notes............................................     (8,329)
                                                                                   ---------
              Total..............................................................  $  (5,996)
                                                                                   =========

     --------------------
     (1) Actual accrued interest paid at closing was $4,270.

(b) Includes $17,500 of cash set aside in the Escrow Account.

(c) Reflects the following adjustments to deferred financing costs:

    Deferred financing costs -- Notes............................................  $   8,329
    Write-off of deferred financing costs -- Old Senior Notes....................     (6,033)
    Write-off of deferred financing costs -- Senior Secured Credit Facility......     (3,878)
                                                                                   ---------
              Total..............................................................  $  (1,582)
                                                                                   =========

(d) Reflects the elimination of accrued interest on the Old Senior Notes and the Senior Secured Credit Facility. See note (a)(1) above.

(e) Reflects the following adjustments to long-term debt:

    Gross proceeds from the Notes................................................  $ 200,000
    Repayment of the Senior Secured Credit Facility..............................   (117,500)
    Repayment of the Old Senior Notes(1).........................................    (63,759)
                                                                                   ---------
              Total..............................................................  $  18,741
                                                                                   =========

     --------------------
     (1) Reflects carrying value of Old Senior Notes at December 31, 1996.

(f) Reflects the following adjustments to retained earnings (deficit):

    Write-off of deferred financing costs -- Old Senior Notes....................  $  (6,033)
    Write-off of deferred financing costs -- Senior Secured Credit Facility......     (3,878)
    Write-off additional accretion of interest -- Old Senior Notes...............     (1,241)
    Premium paid to redeem Old Senior Notes......................................    (10,725)
                                                                                   ---------
              Total..............................................................  $ (21,877)
                                                                                   =========

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the historical financial statements of the Company and the notes thereto included elsewhere in this Prospectus.

     This discussion and analysis relates to the consolidated results of operations of the Company, which includes the Company's major operating divisions (the "Fragrance division," the "Cosmetics division" and the "International division," which includes both fragrance and cosmetics sales), resulting from the following acquisitions that have been consummated by the Company from the date of such acquisitions.

          1. The Houbigant acquisition in July and August 1994, the Cosmar acquisition in August 1994, the Dana acquisition in December 1994, the ACB acquisition in December 1994 and Great American Cosmetics, Inc. acquisition in August 1996;

          2. The MEM Acquisition in December 1996 (see "--Liquidity and Capital Resources"), the domestic operations of which are being integrated into Dana; and

          3. The P&G Acquisition in December 1996 (see "--Liquidity and Capital Resources"), the domestic operations of which are being integrated into Dana.

OPERATIONS FOR THE NINE MONTHS ENDED DECEMBER 31, 1996 AS COMPARED TO THE NINE MONTHS ENDED DECEMBER 31, 1995

     Net Sales.  The Company's net sales were as follows (dollars in thousands):

                                                        NINE MONTHS ENDED DECEMBER 31,
                                      -------------------------------------------------------------------
                                                   1996                                1995
                                      -------------------------------     -------------------------------
               DIVISION                NET SALES         % OF TOTAL        NET SALES         % OF TOTAL
    ------------------------------    ------------     --------------     ------------     --------------
    Fragrance.....................      $ 55,624             44.6%          $ 50,582             53.6%
    Cosmetics.....................        37,597             30.2             28,512             30.2
    International.................        31,369             25.2             15,245             16.2
                                         -------           ------            -------           ------
         Total....................      $124,590            100.0%          $ 94,339            100.0%
                                         =======           ======            =======           ======

     Total sales increased 32.1% or $30,251,000 from $94,339,000 to $124,590,000. Fragrance sales increased 10.0% from $50,582,000 to $55,624,000.
This increase was due principally to increased orders for promotional items and Christmas items, sales of Navigator from Canoe and DREAMS BY TABU, which were launched subsequent to December 1995 and sales of MEM and P&G Brand products, after the completion of the Acquisitions. Cosmetics sales increased by 31.9% from $28,512,000 to $37,597,000. Contributing to this increase were current year sales of UltraGel and Nail Fetish,which were launched subsequent to December 1995, and the impact of Nat Robbins' sales since the date of the GAC Acquisition in August 1996. International sales increased $16,124,000 attributable principally to the Company's Canadian operations and to Dana Brazil (which was acquired by the Company in December 1995).

     Gross Profit. The Company's gross profit was as follows (dollars in thousands):

                                                        NINE MONTHS ENDED DECEMBER 31,
                                      -------------------------------------------------------------------
                                                   1996                                1995
                                      -------------------------------     -------------------------------
                DIVISION              GROSS PROFIT     % OF NET SALES     GROSS PROFIT     % OF NET SALES
    --------------------------------  ------------     --------------     ------------     --------------
    Fragrance.......................    $ 36,682            65.9%           $ 32,263            63.8%
    Cosmetics.......................      21,892            58.2              17,865            62.7
    International...................      17,834            57.2               8,159            53.5
                                         -------          ------             -------         ---- --
         Total......................    $ 76,508            61.4%           $ 58,287            61.8%
                                         =======          ======             =======          ======

     Fragrance gross profit margin improved to 65.9% from 63.8%. This increase was due principally to changes in product mix, and an increase in sales.

     Cosmetics gross profit margin decreased to 58.2% from 62.7%, resulting principally from the introduction into the product mix of Nat Robbins products which have lower gross margins and an increase in lower-margin promotional sales on the Company's base products.

     International gross profit margin increased to 57.2% from 53.5% principally because of higher sales in Brazil (which was acquired in December 1995) and in Canada, which increased the proportion of direct international sales (versus exports) to total international sales.

     Selling Expenses. The Company's selling expenses in the first nine months of Fiscal 1996 and Fiscal 1995 were $48,341,000 (38.8% of Net Sales) and $33,388,000 (35.4% of Net Sales), respectively. The increase in selling expenses as a percentage of sales was principally attributable to increased advertising (media, artwork and production costs for a new expanded advertising campaign) and increased promotional spending relative to the sales increase, both of which continued the Company's strategy of reinvigorating existing brand equities.

     General and Administrative Expenses. The Company's general and administrative expenses in the first nine months of Fiscal 1996 and Fiscal 1995 were $16,727,000 (13.4% of Net Sales) and $13,198,000 (14.0% of Net Sales),
respectively. The increase in general and administrative expenses was attributable in part to the addition of key personnel at both the Company's corporate and operating levels in order to operate a larger organization. The decrease in general and administrative costs as a percentage of sales, reflects the effort by management to control overhead costs.

     Amortization of Intangible and Other Assets. Amortization of intangible and other assets during the first nine months of Fiscal 1996 was $5,141,000 (4.1% of Net Sales) compared to $3,564,000 (3.8% of Net Sales) during the first nine months of Fiscal 1995. This increase reflects the amortization of intangible assets relating to the GAC Acquisition, the MEM Acquisition, and the P&G Acquisition (beginning from the date of such Acquisitions), and an increase in amortization of minimum royalty agreements as such minimum payments increase in later years.

     Operating Income. Operating income was $6,299,000 (5.1% of Net Sales) for the first nine months of Fiscal 1996 and $8,137,000 (8.6% of Net Sales) for the first nine months of Fiscal 1995. The decrease in operating income for the first nine months of Fiscal 1996 compared to the first nine months of Fiscal 1995 was attributable to the increase in selling, general and administrative expenses and an increase in non-cash amortization and depreciation expenses for Fiscal 1996 as compared to Fiscal 1995. Management believes that an additional measurement, earnings before interest, income taxes, depreciation and amortization ("EBITDA"), is useful and meaningful to an understanding of the operating performance of the Company. However, EBITDA should not be considered as an alternative either to net income (loss) as an indicator of the Company's operating performance or to cash flow as a measurement of liquidity. The computation of EBITDA is set forth below (dollars in thousands):

                                                              NINE MONTHS ENDED DECEMBER
                                                                          31,
                                                              ---------------------------
                                                                 1996            1995
                                                              -----------     -----------
    Operating Income........................................    $ 6,299         $ 8,137
    Plus: Amortization......................................      5,141           3,564
    Plus: Depreciation......................................      2,715           1,875
                                                                -------         -------
    EBITDA..................................................    $14,155         $13,576
                                                                =======         =======
    EBITDA as a % of Net Sales..............................       11.4%           14.4%

     Interest Expense. The Company's total interest expense was $17,206,000 for the first nine months of Fiscal 1996 and $14,241,000 for the first nine months of Fiscal 1995, while cash interest for the periods was $13,185,000 and $11,391,000, respectively. Interest expense consisted of the following (dollars in thousands):

                                                              NINE MONTHS ENDED DECEMBER
                                                                          31,
                                                              ---------------------------
                                                                 1996            1995
                                                              -----------     -----------
    CASH INTEREST PAID OR ACCRUED:
    Interest on Old Senior Notes..........................      $ 6,706         $ 6,708
    Interest on Seller Notes (payable in 2002)............          337             311
    Interest on Old Credit Facility.......................        4,912           4,242
    Interest on Senior Secured Credit Facility............        1,090              --
    Other Interest........................................          140             130
                                                                -------         -------
              Total Cash Interest Expense.................      $13,185         $11,391
                                                                -------         -------
    NON-CASH INTEREST EXPENSE:
    Accretion of Existing Senior Notes and Seller Notes...      $   265         $   211
    Amortization of Deferred Financing Costs..............        2,918           1,874
    Accretion of Interest on Obligations for Minimum
      Royalty Payments....................................          838             765
                                                                -------         -------
              Total Non-Cash Interest Expense.............        4,021           2,850
                                                                -------         -------
              Total Interest Expense......................      $17,206         $14,241
                                                                =======         =======

     Income Tax Expense. Income tax expense was $569,000 for the first nine months of Fiscal 1996 and $973,000 for the first nine months of Fiscal 1995. The effective tax rates differ from the United States federal income tax rate of 35% due to the effects of filing separate income tax returns in certain state and foreign jurisdictions and limitations on utilization of federal income tax benefits.

OPERATIONS FOR THE FISCAL YEAR ENDED MARCH 31, 1996 ("FISCAL 1995") AS COMPARED TO THE PERIOD FROM APRIL 15, 1994 (INCEPTION) THROUGH MARCH 31, 1995 ("FISCAL 1994")

     Net Sales.  The Company's net sales were as follows (dollars in thousands):

                                                FISCAL 1995                         FISCAL 1994
                                      -------------------------------     -------------------------------
               DIVISION                NET SALES         % OF TOTAL        NET SALES         % OF TOTAL
    ------------------------------    ------------     --------------     ------------     --------------
    Fragrance.....................      $ 63,865             48.6%          $ 31,931             55.3%
    Cosmetics.....................        44,511             33.9             19,514             33.8
    International.................        22,910             17.5              6,269             10.9
                                        --------            -----            -------            -----
                                        $131,286            100.0%          $ 57,714            100.0%
                                        ========            =====            =======            =====

     Total sales increased by $73,572,000 (or 127.5%) to $131,286,000.
Approximately $32,700,000 of this increase was attributable to internal growth through the implementation of focused sales and marketing programs. The remaining increase is a result of including a full year of operations in Fiscal 1995 compared to a partial year of operations for the prior fiscal year.

     Gross Profit. The Company's gross profit was as follows (dollars in thousands):

                                                FISCAL 1995                         FISCAL 1994
                                      -------------------------------     -------------------------------
               DIVISION               GROSS PROFIT     % OF NET SALES     GROSS PROFIT     % OF NET SALES
    ------------------------------    ------------     --------------     ------------     --------------
    Fragrance.....................      $ 39,338            61.6%           $ 18,681            58.5%
    Cosmetics.....................        28,501            64.0              10,998            56.4
    International.................        12,278            53.6               3,482            55.5
                                         -------            ----             -------            ----
                                        $ 80,117            61.0%           $ 33,161            57.5%
                                         =======            ====             =======            ====

     The gross profit margin improvements in the Fragrance division and Cosmetics division were the result of the consolidation of manufacturing operations in the Company's Mountaintop facility at the Fragrance division and the introduction of new, higher-margin products such as PRO(10) Nail Lacquer, along with cost containment efforts in the Cosmetics division. The gross profit margin decrease in the International division was attributable to an increase in export sales and sales of fragrance products that typically carry a lower gross margin than direct international sales and sales of cosmetics products, respectively, resulting in a lower total International division gross profit margin.

     Selling Expense. The Company's selling expenses for Fiscal 1995 and Fiscal 1994 were $52,781,000 (40.2% of Net Sales) and $18,246,000 (31.6% of Net Sales),
respectively. The increase in selling expenses as a percentage of sales was principally attributable to increased advertising and promotional spending relating to the Company's strategy of reinvigorating existing brand equities and introducing complementary new products.

     General and Administrative Expenses. The Company's general and administrative expenses for Fiscal 1995 and Fiscal 1994 were $13,679,000 (10.4% of Net Sales) and $10,127,000 (17.5% of Net Sales), respectively. The decline in general and administrative expenses as a percentage of sales was attributable to what management believes is a high fixed component for such expenses and management's ability to control the increase in such expenses as sales increased.

     Amortization of Intangible and Other Assets. Amortization of intangible and other assets for Fiscal 1995 and Fiscal 1994 was $5,207,000 (4.0% of Net Sales) and $2,044,000 (3.5% of Net Sales), respectively. The increased amortization in Fiscal 1995 includes a full year of amortization resulting from acquisitions, Fiscal 1994 includes goodwill amortization only as of the effective date of the respective acquisitions. In addition, Fiscal 1995 includes a full year of amortization of the minimum royalty obligation.

     Operating Income. Operating Income for Fiscal 1995 and Fiscal 1994 was $8,450,000 (6.4% of Net Sales) and $2,744,000 (4.8% of Net Sales), respectively. Management believes that, as an additional measurement, EBITDA is useful and meaningful to an understanding of the operating performance of the Company. However, EBITDA should not be considered as an alternative either to net income
(loss) as an indicator of the Company's operating performance or to cash flow as a measurement of liquidity. The computation of EBITDA is set forth below (dollars in thousands):

                                                                FISCAL 1995         FISCAL 1994
                                                                -----------         -----------
    Operating Income........................................      $ 8,450             $ 2,744
    Plus: Amortization......................................        5,207               2,044
    Plus: Depreciation......................................        2,844                 788
                                                                  -------              ------
    EBITDA..................................................      $16,501             $ 5,576
                                                                  =======              ======
    EBITDA as a % of Net Sales..............................         12.6%                9.7%

     Interest Expense. The Company's total interest expense for Fiscal 1995 and Fiscal 1994 was $19,458,000 and $8,694,000, respectively, while cash interest for the periods was $15,524,000 and $6,834,000, respectively. Interest expense consisted of the following (dollars in thousands):

                                                                FISCAL 1995         FISCAL 1994
                                                                -----------         -----------
    CASH INTEREST PAID OR ACCRUED:
    Interest on Existing Senior Notes.......................      $ 8,943             $ 5,577
    Interest on Seller Notes (payable in 2002)..............          420                 247
    Interest on Old Credit Facility.........................        5,948                 971
    Other Interest..........................................          213                  39
                                                                -----------         -----------
                Total Cash Interest Expense.................      $15,524             $ 6,834
                                                                -----------         -----------
    NON-CASH INTEREST EXPENSE:
    Accretion of Existing Senior Notes and Seller Notes.....      $   290             $   154
    Amortization of Deferred Financing Costs................        2,623                 993
    Accretion of Interest on Obligations for Minimum Royalty
      Payment...............................................        1,021                 713
                                                                -----------         -----------
                Total Non-Cash Interest Expense.............        3,934               1,860
                                                                -----------         -----------
                Total Interest Expense......................      $19,458             $ 8,694
                                                                 ========            ========

     Income Tax Expense (Benefit). Income tax expense (benefit) for Fiscal 1995 and Fiscal 1994 was $1,304,000 and ($35,000), respectively. The effective tax rates differ from the United States federal income tax rate of 34% due to state and foreign income taxes and limitations on utilization of federal income tax benefits.

LIQUIDITY AND CAPITAL RESOURCES

  Net Cash Used in/Provided by Operating, Investing and Financing Activities.

     Net cash used by the Company in operating activities for the nine months ended December 31, 1996 was $22,607,000, consisting primarily of a net loss of $10,028,000, less the impact of non-cash items impacting the net loss of $11,877,000, increases in accounts receivable, inventories and prepaid expenses of $921,000, $6,986,000, and $9,357,000, respectively, and decreases in accounts payable, other current liabilities and other of $11,135,000, $2,700,000 and $1,098,000, respectively, offset by an increase in accrued expenses of $7,741,000.

     Net cash used in investing activities was $97,346,000, consisting primarily of the cash paid for the Acquisitions of $94,109,000, net of cash acquired.

     Net cash provided by financing activities was $170,034,000, consisting primarily of the proceeds from the Equity Financing, consisting of $119.1 million, net of issuance costs, and the proceeds from the issuance of the Senior Secured Credit Facility of $113.2, net of issuance costs offset by the repayment of the Old Credit Facility. The net increase in cash and cash equivalents was $50,081,000.

  Recent Acquisitions.

     On December 4, 1996, the Company acquired all of the issued and outstanding stock of MEM for $19.8 million. In addition, in connection with the MEM Acquisition, the Company repaid all of MEM's outstanding indebtedness in the amount of $18.1 million and incurred fees and expenses of approximately $800,000. See "Recent Developments -- Acquisition of MEM Company, Inc."


     On February 7, 1997, the Company closed MEM's facilities in Northvale, New Jersey, and Boucherville, Quebec. The Company expects to incur costs in connection with the closings and the consolidation of MEM's operations in an amount of approximately $5.0 million, including severance payments, ERISA withdrawal liability and stay bonuses for selected employees of MEM. As of March 31, 1997, approximately $154,000 has been paid and an additional $47,000 is expected to be paid as stay bonuses for selected employees of MEM. The Company's estimate of its ERISA withdrawal liability costs is an estimate based upon a 1996 withdrawal, and the Company has been advised that its liability for a 1997 withdrawal would be higher. The ERISA withdrawal liability will be paid (with interest) in equal quarterly installments over a period of years in an amount per installment to be determined under a statutory formula and based in part on the employer's contribution rate to the plan and highest employee head count over the last decade. The MEM and Tom Fields combined contributions were approximately $390,000 in 1995 and are expected to be approximately $250,000 in 1996, although the number of MEM and Tom Fields employees has declined by approximately one-half from its highest levels over the last decade. Accordingly, the annual total of the quarterly payment amounts may be significantly higher than the contributions to the union plan in recent years. See "Business -- Employees."


     On December 6, 1996, the Company acquired from P&G the worldwide rights to manufacture and market the P&G Brands. The cash portion of the purchase price was $43.0 million, of which $9.9 million related to inventory (net of a receivable of approximately $283,000 for inventory not purchased) and $33.1 million related to the licenses and rights to market such fragrances. In addition, the Company assumed certain specified trade-related obligations of P&G, including the liability for returns of products under the P&G Brands sold prior to the closing and liabilities under certain advertising and business development commitments. See "Recent Developments -- Acquisition of the P&G Brands."

     Concurrent with the P&G Acquisition, the Company entered into transition services agreements, under which P&G will continue the foreign marketing of the P&G Brands through June 30, 1997. P&G will remit to the Company, within 45 days of the midpoint of a calendar month, the net amount of revenues earned from product sales, less allowances for sales returns, discounts, bad debts, any applicable sales and marketing costs and less any costs of goods in excess of inventories already purchased by the Company.

  Equity and Debt Financing Transactions.

     On December 4, 1996, Cosmar entered into a Senior Secured Credit Facility pursuant to which Cosmar borrowed $117.5 million and received net proceeds of $113.2 million. Such net proceeds were used: (i) to finance the MEM Acquisition (after the application of a $33.8 million certificate of deposit, plus approximately $537,000 of interest thereon); (ii) to finance the P&G Acquisition; (iii) to repay all outstanding indebtedness under the Old Credit Facility (which was terminated on such date); and (iv) the remainder was used for general corporate purposes. The indebtedness under the Senior Secured Credit Facility was repaid in full on February 7, 1997 and all liens thereunder were released at such time.

     On February 7, 1997, the Company completed the Old Senior Notes Offer and purchased all of the outstanding $65.0 million aggregate principal amount of the Old Senior Notes at a price of $1,165 for each $1,000 principal amount, plus accrued and unpaid interest thereon.

     On February 7, 1997, the Company completed the sale of $200.0 million aggregate principal amount of the Existing Notes. The net proceeds from the sale of the Existing Notes, together with approximately $23.7 million of the Company's available cash, were used (i) to finance the Old Senior Notes Offer,
(ii) to repay all outstanding indebtedness under the Senior Secured Credit Facility (discussed above) and (iii) to fund an escrow account which will be used to pay a portion of the interest expense on the Notes for two years.

     Interest on the Notes is payable at the rate of 11 3/4% per year in cash. The Notes mature on February 15, 2004. In connection with the sale of the Existing Notes, the Company transferred $17.5 million to an escrow account maintained by the Guarantor, a newly-formed single-purpose subsidiary, in exchange for a limited guarantee by the Guarantor of the Company's obligations under the Notes. The Notes are general unsecured obligations of the Company except to the extent that they are collateralized by a first priority security interest in the escrow account.

  Liquidity Requirements.

     Because of the nature of the fragrance/cosmetics industry, both the Company's need for working capital and its income streams are seasonal. The most significant liquidity requirements occur in connection with the production of inventory prior to the sales surge and related shipments to customers in advance of the calendar year-end holiday sales season and other events such as new product launches.

     As a result of the repayment of all outstanding indebtedness under, and the termination of, the Old Credit Facility on December 4, 1996, at December 31, 1996 the Company no longer had a revolving credit facility to fund working capital needs. The completion of the GAC Acquisition, the MEM Acquisition and the P&G Acquisition has resulted in a significant increase in the Company's working capital needs.

     In order to address its working capital needs, on March 12, 1997 the Company entered into the New Revolving Credit Facility.

     Amounts borrowed under the New Revolving Credit Facility bear interest, at the option of Dana, at either (i) the Index Rate (i.e., the higher of the prime rate or the overnight Federal funds rate plus 0.50%) plus 1.00% or (ii) absent a default, the LIBOR rate plus 2.25%. The interest rate will be subject to adjustment, on a quarterly basis, based on the Company's interest coverage ratio during each fiscal quarter.

     The New Revolving Credit Facility contains a number of covenants that restrict the operation of the Company, including restrictions on, among other things: (i) certain mergers, acquisitions or sales of the Company's assets or stock (other than the stock of the Company); (ii) cash dividends and other distributions to equity holders and to the Company; (iii) payments in respect of subordinated debt; (iv) transactions with affiliates; and (v) indebtedness and liens. The New Revolving Credit Facility prohibits the Company from making any acquisitions without the consent of 66 2/3% of the Lenders. In addition, the New Revolving Credit Facility limits the amount of dividends and similar payments that Dana and other subsidiary guarantors can make to the Company to the amount required to pay interest on the Notes (after application of amounts held in the Escrow Account), taxes, holding company operating expense and certain other matters specified in the New Revolving Credit Facility. The New Revolving Credit Facility contains a provision which permits the Lenders thereunder to block payments to the Company following a payment default, or for a period of 179 days following a non-payment default, under the New Revolving Credit Facility.

     The Company's ability to borrow under the New Revolving Credit Facility is subject to, among other conditions, the satisfaction of certain financial conditions.

                               THE EXCHANGE OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $200.0 million aggregate principal amount of New Notes for a like aggregate principal amount of Existing Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Existing Notes: the total aggregate principal amount of Existing Notes and New Notes will in no event exceed $200.0 million.

     The Existing Notes were issued in the Offering on February 7, 1997. As of the date of this Prospectus, $200.0 million aggregate principal amount of the Existing Notes was outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about                , 1997 to all
holders of Existing Notes known to the Company. The Company's obligation to accept Existing Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "-- Conditions to the Exchange Offer" below.

PURPOSE OF THE EXCHANGE OFFER

     The Existing Notes were issued by the Company on February 7, 1997 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Existing Notes may not be reoffered, resold, or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the Existing Notes, the Company entered into a Note Registration Rights Agreement, dated as of February 7, 1997 (the "Registration Rights Agreement"), which requires the Company to (x) file on or before March 24, 1997 (45 days after the date of issuance of the Existing Notes) a registration statement relating to the Exchange Offer (the "Exchange Offer Registration Statement") and (y) use its best efforts to (i) cause the Exchange Offer Registration Statement to become effective on or before June 22, 1997 (135 days after the date of issuance of the Existing Notes); (ii) keep the Exchange Offer open for at least 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Existing Notes and (iii) consummate the Exchange Offer on or prior to the 60th day following the date the Exchange Offer Registration Statement is declared effective (or if such day is not a business day on the next succeeding business day). In the event that (i) the Exchange Offer Registration Statement or a shelf registration statement relating to resales of the Existing Notes (the "Shelf Registration Statement") is not filed by March 24, 1997, (ii) the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective by June 22, 1997, or (iii) the Exchange Offer Registration Statement ceases to be effective prior to the time the Exchange Offer is consummated, or the Company has not exchanged the New Notes for the Existing Notes validly tendered under the Exchange Offer by the 60th day after the Exchange Offer Registration Statement has been declared effective, or a Shelf Registration Statement which has been declared effective ceases to be effective during the effectiveness period (each, a "Registration Default"), the annual interest rate on the Notes will immediately increase by 0.5% per annum and the interest rate will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default remains uncured up to a maximum additional interest rate of 2.0% per annum. Upon the Registration Default being cured the interest rate borne by the Notes will be reduced to the original interest rate. The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement.

     Based on no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. Any holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Thus, any New Notes acquired by such holders will not be freely transferable except in compliance with the Securities Act. See "-- Consequences of Failure to Exchange; Resale of New Notes."

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

     The Exchange Offer will expire at 5:00 P.M., New York City time, on
            , 1997 unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open and thereby delay acceptance for exchange of any Existing Notes, by giving oral notice (promptly confirmed in writing) or written notice to United States Trust Company of New York (the "Exchange Agent") and by giving written notice of such extension to the holders thereof no later than 9:00 A.M. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Existing Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

     In addition, the Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Existing Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "-- Conditions to the Exchange Offer." If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Existing Notes as promptly as practicable.

     For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

PROCEDURES FOR TENDERING EXISTING NOTES

     The tender to the Company of Existing Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

     A holder of Existing Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Existing Notes being tendered and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF EXISTING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO EXISTING NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Existing Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a clearing agency, an insured credit union, a savings association or a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Existing Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Existing Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     The Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Existing Notes at the book-entry transfer facility. The Depository Trust Company, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Existing Notes by causing such book-entry transfer facility to transfer such Existing Notes into the Exchange Agent's account with respect to the Existing Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Existing Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Existing Note to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Existing Notes are registered and, if possible, the certificate numbers of the Existing Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the Existing Notes in proper form for transfer (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Existing Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Existing Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Existing Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Existing Notes not properly tendered or to not accept any particular Existing Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Existing Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Existing Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Existing Notes, such Existing Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Existing Notes.

     If the Letter of Transmittal or any Existing Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each holder will represent to the Company in the Letter of Transmittal that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, that neither the holder nor any such other person is participating in or intends to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company.

     Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

WITHDRAWAL RIGHTS

     Tenders of Existing Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent prior to the Expiration Date at its address set forth below. Any such notice of withdrawal must (i) specify the name of the person having tendered the Existing Notes to be withdrawn (the "Depositor"),
(ii) identify the Existing Notes to be withdrawn (including the certificate number or numbers and principal amount of such Existing Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Existing Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer such Existing Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Existing Notes are to be registered, if different from that of the depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange and which are properly withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Existing Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the expiration Date, all Existing Notes properly tendered and will issue the New Notes promptly after acceptance of the Existing Notes. See "-- Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Existing Notes for exchange when, as and if the Company has given oral and written notice thereof to the Exchange Agent.

     For each Existing Note accepted for exchange, the holder of such Existing Note will receive a New Note having a principal amount equal to that of the surrendered Existing Note.

     In all cases, issuance of New Notes for Existing Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Existing Notes or a timely Book-Entry Confirmation of such Existing Notes into the Exchange Agent's account at the

Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Existing Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Existing Notes will be returned without expense to the tendering holder thereof (or, in case of Existing Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Existing Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Existing Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Existing Notes for exchange or the exchange of the New Notes for such Existing Notes any of the following events shall occur:

          (i) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer; or

          (ii) the Exchange Offer shall violate any applicable law or any applicable interpretation of the staff of the Commission.


     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time from time to time in its reasonable judgment. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


     In addition, the Company will not accept for exchange any Existing Notes tendered, and no New Notes will be issued in exchange for any such Existing Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange.

EXCHANGE AGENT


     United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:


By Mail:                       By Hand:                       By Overnight Mail or Courier:
United States Trust            United States Trust            United States Trust
  Company of New York          Company of New York            Company of New York
P.O. Box 844-Cooper Station    111 Broadway-Lower Level       770 Broadway, 13th Floor
New York, NY 10276             New York, NY 10006             New York, NY 10003
Attn: Corporate Trust Services Attn: Corporate Trust Services Attn: Corporate Trust Services

                             For information, call:
                                 (800) 548-6565
                              Fax: (212) 420-6152

     DELIVERY OF THE EXISTING NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The cash expenses to be incurred by the Company in connection with the Exchange Offer will be paid by the Company.


     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Existing Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.


TRANSFER TAXES

     Holders who tender their Existing Notes for exchange will not be obligated to pay any transfer taxes in connection therewith except that holders who instruct the Company to register New Notes in the name of, or request that Existing Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the carrying value of the Existing Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of New Notes for Existing Notes. Expenses incurred in connection with the issuance of the New Notes will be amortized over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW NOTES

     Holders of Existing Notes who do not exchange their Existing Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Existing Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Existing Notes may not be altered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Existing Notes under the Securities Act. However, (i) if the Initial Purchaser so requests with respect to Existing Notes not eligible to be exchanged for New Notes in the Exchange Offer and held by it following consummation of the Exchange Offer or (ii) if any holder of Existing Notes is not eligible to participate in the Exchange Offer or, in the case of any holder of Existing Notes that participates in the Exchange Offer, does not receive freely tradable New Notes in exchange for Existing Notes, the Company is obligated to file a registration statement on the appropriate form under the Securities Act relating to the Existing Notes held by such persons.

     Based on certain no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Existing Notes that were acquired for its own account as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer that receives New Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing.

     Participation in the Exchange Offer is voluntary, and holders of Existing Notes should carefully consider whether to participate. Holders of the Existing Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Existing Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Existing Notes who do not tender their Existing Notes in the Exchange Offer will continue to hold such Existing Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. See "Description of Exchange Notes." All untendered Existing Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Existing Notes could be adversely affected.

     The Company may in the future seek to acquire untendered Existing Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Existing Notes which are not tendered in the Exchange Offer.

                            BUSINESS OF THE COMPANY

GENERAL

     The Company is a leading manufacturer and marketer of mass-market fragrances, artificial nail care products, mid-priced lip and eye make-up, nail polish and related products that are sold by more than 1,000 retailers in approximately 25,000 locations in the United States and in 61 foreign countries. The Company sells its products principally through the mass-market distribution channel which includes drug stores (such as Walgreen and Revco), mass merchandisers (such as Wal-Mart and Kmart) and supermarkets and combination supermarket/drug stores (such as Kroger and Albertson's). In Fiscal 1995 and for the nine months ended December 31, 1996, the Company generated net sales of $131.3 million and $124.6 million, respectively, and EBITDA of $16.5 million and $14.2 million, respectively.(1)

     Through Dana, the Company sells women's and men's fragrances designed to appeal to a broad range of consumers within the mass market, including several classic brands such as Chantilly and Tabu for women and English Leather and Canoe for men, each of which has enjoyed widespread sales and consumer loyalty for more than 30 years. The Company has an 11.1% share and a 6.5% share of the women's and men's mass-market fragrance categories, respectively, and is the third and fifth largest marketer of women's and men's fragrances, respectively, in the mass market.

     The Company's women's fragrance brands represent two of the top seven and 14 of the top 100 women's fragrance brands sold through the drug store channel, which represents approximately 50% of mass-market sales. The Company's men's fragrance brands represent three of the top 20 men's fragrance brands sold through the drug store channel. The Company's fragrance and related products are marketed under established brand names including Chantilly, White Chantilly, Tabu, DREAMS BY TABU, Ambush, NaVy, Insignia, Toujours Moi, le Jardin, Love's, Heaven Sent, French Vanilla by Dana, Raffinee, Lutece, Canoe, English Leather, British Sterling, NaVy for Men, California for Men and Herbissimo.

     Through Cosmar, the Company is the largest domestic manufacturer and marketer of artificial nail care products and related accessories sold through the mass market. Cosmar has the leading share in five of the top seven artificial nail care segments, and its 33% share in the mass market is more than twice the share of its nearest competitor. In 1995, the Company successfully entered the $300+ million nail polish category with its line of PRO(10) nail lacquers. In the first year after its introduction, PRO(10) ranked as the ninth best-selling nail lacquer brand in the United States. The Company's artificial nail care products and related accessories are marketed under the brand names LaJoie, Press & Go, Sculpture Quik, Quik Fit, PRO(10), UltraGel and Nail Fetish.

     The following table breaks down the Company's net sales for Fiscal 1995 and the nine months ended December 31, 1996 between fragrance and cosmetics (dollars in millions):

                                                                               NINE MONTHS ENDED
                                               FISCAL 1995                     DECEMBER 31, 1996
                                        --------------------------         --------------------------
                                        NET SALES       % OF TOTAL         NET SALES       % OF TOTAL
                                        ---------       ----------         ---------       ----------
    Fragrance.........................   $  83.2            63.4%           $  84.5            67.8%
    Cosmetics.........................      48.1            36.6               40.1            32.2
                                          ------            ----              -----           -----
              Total...................   $ 131.3           100.0%           $ 124.6           100.0%
                                          ======            ====              =====           =====

BACKGROUND

     Based on management's estimates, the entire mass-market distribution channel (i.e., chain drug stores, mass merchandisers and supermarkets and combination supermarket/drug stores), in the United States, where the Company's products are sold, generated sales of approximately $4.5 billion in 1995 and is the largest

---------------
(1) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA should not be considered as an alternative to net income or cash flow and is not a measure of performance under generally accepted accounting principles but provides additional information for evaluating the Company.

and fastest growing segment of the estimated $9.0 billion domestic fragrance and cosmetics market. Management believes that this growth is attributable to a recent consumer trend of seeking increased value per dollar spent. Mass-market retailers account for approximately 50% of total domestic fragrance and cosmetics sales, with department and specialty stores accounting for the remaining 50%. In recent years there has been substantial consolidation within the mass-market distribution channel. As a result of such consolidation, large chains such as Wal-Mart and Revco have been driving smaller, independent general merchandise stores and drug stores out of existence.

     Management believes that the fragrance and cosmetics industry is highly fragmented and is undergoing a similar consolidation. As the importance of the mass-market distribution channel continues to increase, the fragrance and cosmetics industry consolidation should accelerate because smaller private companies typically lack the management skills, technical expertise, worldwide marketing capabilities and capital resources necessary to: (i) introduce new products; (ii) provide the financial reporting and management information systems necessary to satisfy stringent mass-market retailer service requirements; (iii) develop, fund and utilize the sophisticated advertising and marketing programs required to compete in the mass market; (iv) provide sophisticated category management services to retailers designed to maximize the profitability of their shelf space; and (v) establish effective international distribution networks.

     The Company was formed in April 1994 by Kidd Kamm, together with Thomas V. Bonoma, Chairman, Chief Executive Officer and President of the Company, to participate in the aforementioned fragrance and cosmetics industry consolidation. Prior to forming the Company, Dr. Bonoma was chief executive officer of Benckiser America ("Benckiser"), a subsidiary of Joh. A. Benckiser, GmbH, a $3.0 billion privately-held German producer of packaged goods in the fragrance, cosmetics and cleaning products industries ("Benckiser, GmbH"). During Dr. Bonoma's tenure at Benckiser, he, along with his team of senior managers (eleven of which have since joined him at the Company), were directly responsible for building Benckiser's North and Latin American-based operations from inception in 1986 to worldwide sales in excess of $700 million by 1993. This increase was accomplished through both internal growth and the acquisition and integration of seven companies. Dr. Bonoma and his management team improved the sales and cash flow of these acquired companies by, among other things, reducing administrative overhead, rationalizing operations and developing cost-effective advertising and marketing programs to restore and expand prominent fragrance brands such as Jovan, Coty and Stetson, and soap brands such as ElectraSol and Jet-Dry. At the time of Dr. Bonoma's departure from Benckiser in mid-1993, fragrances under his management represented six of the top 25 women's fragrances and ten of the top 25 men's fragrances in the mass market.

     At inception, the Company's strategic plan was to build a substantial fragrance and cosmetics company within five years with annual sales in excess of $750 million by implementing Dr. Bonoma's previously successful growth strategy of acquiring and successfully integrating underperforming brands or companies and restoring and expanding brand equities through the initiation or expansion of focused marketing programs. In May 1994, KKEP invested $22.5 million in the common equity of the Company, which represented the largest investment ever made by KKEP or any of its principals. Management and certain other investors invested an additional $4.0 million in the common equity of the Company.

     In July and August 1994, the Company entered into long-term exclusive license agreements with Houbigant to manufacture, distribute, use and sell throughout the world (excluding Canada) 12 mass-market fragrances formerly marketed by Houbigant (the "Houbigant Fragrances"), including Chantilly, Lutece and Raffinee. In December 1994, the Company acquired the assets of ACB Mercantile, Inc. and related companies (collectively, "Houbigant ACB") through which the Company acquired certain rights to manufacture, distribute, use and sell the Houbigant Fragrances in Canada which, when combined with the previous Houbigant license agreements, gave the Company the exclusive worldwide right to manufacture and market the Houbigant Fragrances. In July 1996, the Company entered into a restated license agreement with Houbigant.

     In August 1994, the Company purchased the operations of Cosmar, the largest manufacturer and marketer in the United States of artificial fingernails and related nail care products. In December 1994, the Company acquired Les Parfums de Dana, Inc. and related companies, which manufactured mass-market fragrances and related products sold in the United States and in 20 foreign countries, including such classic brands as Tabu, Canoe and Ambush.

     In August 1996, the Company acquired GAC, a company that markets, distributes, advertises, promotes and merchandises high-quality, mid-priced lip and eye make-up, nail polish and related products. In December 1996, the Company acquired MEM, which manufactures mass-market fragrances, and the P&G Brands. See "Recent Developments" for a description of the Acquisitions.

BUSINESS STRATEGY

     The Company's management team intends to continue to capitalize on opportunities in the mass-market segment of the fragrance and cosmetics industry, through both internal growth and acquisitions, and to maximize sales and EBITDA by implementing a strategy based on the following elements:

     - Acquisition and Reinvigoration of Underperforming and/or Undermarketed Brands. Subject to the limitations imposed by the New Revolving Credit Facility and the Indenture, the Company intends to continue to selectively acquire and subsequently reinvigorate underperforming and/or undermarketed established brands by: (i) reestablishing trust and reliability with retail accounts that may have been lacking under previous ownership; (ii) restoring the quality and brand franchise of acquired fragrances by using original formulations and applying advanced technology to improve acquired cosmetics products; (iii) redesigning the packaging and advertising of certain acquired brands to modernize their images and refocus them toward their target markets; and (iv) initiating or expanding focused advertising and promotional programs. Advertising and marketing support is particularly important in the mass market due to minimal in-store sales support by store personnel or manufacturer representatives. Management believes that the Company provides the broad-based consumer advertising necessary to support new product introductions and to motivate consumers to "pull" the Company's products off of the shelf.

     - Integration of Acquired Businesses into Existing Company
       Infrastructure. Following its acquisition of brands or companies, the Company reduces the operating costs of such acquired brands or companies by: (i) eliminating redundant overhead; (ii) consolidating plants (such as the closing of MEM's facilities); (iii) selling the acquired brands through the Company's existing sales force; and (iv) using common components (e.g., the same type of bottle for several brands) to reduce manufacturing costs.

     - Focused Flanking of Established Fragrance Brand Equities. Rather than introduce completely new products into the mass market, the Company has specialized in the launch of new products that leverage off of the strong name recognition and brand equity ("trust") of the Company's portfolio of classic fragrance brands. These new products, known as "focused flankers," draw on the consumer recognition and heritage of the Company's existing brand equities while simultaneously enhancing and revitalizing the "parent" products being flanked. The Company's flanker introductions are strongly related to their "parents" but are targeted toward a different consumer segment, enabling the Company to increase shelf space allocated to, and revenues generated by, the expanded brand family. To date, the Company has successfully launched White Chantilly as a flanker of the classic Chantilly brand in the fall of 1995, DREAMS BY TABU as a flanker of the classic Tabu brand in February 1996 and Navigator from Canoe as a flanker of the classic Canoe brand in September 1996. In addition, the Company has identified several opportunities to launch focused flankers of its recently acquired MEM and P&G fragrance brands. Management believes that the reinvigoration of existing brands and the launch of focused flanker products typically generate more predictable sales and require less advertising and promotional expenditures than "cold" launches of completely new products.

     - Introduction of Complementary Products. Similar to its focused flanker approach to fragrances, the Company also introduces complementary new cosmetics products. For example, the Company enhanced its leadership position in the artificial nail care market in Fiscal 1995 through the introduction of products targeting new segments of the market, including UltraGel (patented gel nails with built-in color targeting salon users) and Nail Fetish (a line of artificial nail care products targeting teenage consumers). In addition, in 1995 the Company successfully entered the $300+ million nail polish category with the launch of its PRO(10) line of nail lacquers, which ranked as the ninth best-selling nail lacquer brand in the United States one year after its introduction. Cosmar plans to introduce three innovative artificial nail sculpturing kits that management believes will address the growing consumer interest in do-it-yourself home manicures.

     - Use of Category Management Techniques to Increase the Company's Sales by Increasing its Allocation of Shelf Space and Enhancing Relationships with Retailers. Due to the consolidation in the mass-market retail industry, the allocation of retail shelf space has become increasingly important. To increase shelf space allocated to the Company's products and to build stronger relationships with retailers, the Company purchases consumer sales data derived from in-store checkout scanners in order to mathematically quantify sales results for its own products (as well as those of its competitors). The Company engages in account-specific category management by offering to be a retailer's category advisor or "category captain," a role that most retailers fill by electing one manufacturer per category. The category captain assists the retailer in deciding which products it will sell within the shelf space dedicated to a specific category. Management believes that because the Company has made a significant investment in data, systems and employee resources for its category management program, the Company should maintain a significant competitive advantage in this area that will be difficult for its competitors to overcome.


     - Expansion into Additional Retail Outlets and Alternative Distribution Channels. The Company continually seeks to expand its sales and distribution network (currently over 1,000 retailers with approximately 25,000 locations) for its existing and acquired products. Due to the Company's long-standing relationships with retail buyers, extensive domestic retailer network, ability to reinvigorate brands and category management expertise, the Company has been able to significantly increase the sales of its acquired brands by integrating them into its existing distribution network. For example, under Cosmar's management, the Nat Robbins line has increased its retail store door distribution from approximately 6,000 doors at the closing of the GAC Acquisition to approximately 7,200 doors as of December 1996 as the Company introduced the Nat Robbins line to a number of the Company's major accounts. The Company continually explores alternative distribution channels (such as the home shopping channel QVC) through which to sell its products. In addition, the Company is increasing its worldwide doors by expanding the number of foreign countries (61 as of March 31, 1997) in which it sells its products.


     The Company intends to continue to capitalize upon the success of its previous fragrance and cosmetics product launches, market share gains and close working relationships with mass-market retailers to launch additional focused flanker fragrance products and new artificial nail care and cosmetics products. Management believes that the Company has the management talent and corporate infrastructure in place to continue to implement its proven growth strategy and effectively manage future growth. See "Special Note Regarding Forward-Looking Information."

INDUSTRY OVERVIEW

     General. Based on management's estimates, the worldwide fragrance and cosmetics industry is approximately $17 billion in size and growing at a rate of approximately 3%-5% per year due to the emergence of new markets and increased penetration in existing markets. The domestic portion of the fragrance and cosmetics industry represents approximately $9 billion in annual sales (53% of the worldwide market). The mass-market distribution channel of the domestic fragrance and cosmetics industry represents an estimated $4.5 billion in annual revenues, accounting for 50% of total domestic industry revenues, and is growing at the rate of approximately 3%-5% per year. The entire mass-market fragrance and cosmetics industry is divided into six major product categories: men's and women's fragrances (13% and 23%, respectively), face make-up (20%), nail care (16%), eye make-up (15%) and lip products (13%) based on 1995 market share data.

     Distribution Channels. The fragrance and cosmetics industry relies on two primary channels of distribution: mass-market retailers and department and specialty stores. These two channels have materially different sales and marketing processes because of the contrasting economic, demographic, demand and usage characteristics of their consumers.

     The mass-market distribution channel is characterized by value-oriented products with emphasis placed on both price and image. Since mass-market retailers depend on self-selection of products by consumers and employ only a nominal amount of in-store sales support personnel, the allocation and placement of retail shelf space is one of the most important means of gaining consumer awareness in this channel. Accordingly, mass-market retailers are becoming more aware of the benefits of sophisticated category management systems, such as those utilized by the Company, to maximize the sales generated by their existing shelf space. Retailers have become more reluctant to allow new products to displace proven, high-volume products without a guarantee of extensive advertising support to generate consumer interest. As a result, the introduction of new products into the mass market is more difficult and relatively more expensive than in department and specialty stores. Manufacturers of mass-market products must provide broad-based consumer advertising to support new product introductions and to get consumers to "pull" products off of the shelf. These characteristics of the mass market limit the number of new product offerings, enabling proven products to retain existing shelf space and creating barriers to entry. As a result, the mass-market distribution channel for fragrances and cosmetics is generally characterized by greater brand stability, consumer loyalty and repeat purchases than the department and specialty store channel.

     In contrast to the mass market, fragrance and cosmetics products sold through the department and specialty store channel are generally characterized as "prestige" brands which are primarily sold based upon perceived image and quality at substantially higher price points (average retail price point of $35.00 per one-ounce size for fragrances) than those sold in the mass-market channel (average retail price point of $14.00 per one-ounce size for fragrances). Consequently, product offerings in the department and specialty store channel tend to be much more sensitive to changes in fashion and popular trends than those sold in the mass market. Such fashion consciousness results in a greater number of product introductions in this channel than in the mass market. The introduction of new products in department and specialty stores is facilitated, in part, by a greater level of personal customer service during the sales process through the use of sales personnel or in-store manufacturer representatives who "push" new products to consumers. In addition, department and specialty retailers generally reallocate their selling space and product mix several times per year to accommodate changing fashion trends, whereas mass-market retailers generally do so only once per year. As a result, manufacturers are able to introduce new products more easily and frequently in the department and specialty store channel, as well as depend on in-store direct selling efforts rather than broad-based consumer advertising to attract consumers. While such reallocation results in greater flexibility to change product offerings to match current fashion trends, it also reduces brand stability and consumer loyalty over time.

     As the department and specialty store channel selling "prestige" fragrances has been consolidating, there has been increasing pressure to introduce certain fragrances into mass-market channels which were historically sold primarily in department and specialty stores. Management believes, however, that increased penetration by such fragrances into the mass market is not a material competitive threat to those mass-market brands supported by strong management, marketing and advertising because: (i) a significant portion of prestige products sold in the mass market have been diverted from their normal distribution channels, thus constituting an unsteady supply source; (ii) such prestige fragrances are often marketed toward different consumers than mass-market fragrances; and (iii) the "push" and promotional marketing support (i.e., gift with a purchase, high sales and display intensity) typically associated with prestige brands is not replicable in the self-select, mass-market channel. Certain prestige marketers have attempted to adopt mass-market methods including less intensive sales support, lower packaging quality and broader distribution. However, management believes that the resulting pressure for price discounts on these prestige products has threatened the perception of exclusivity associated with their up-market trademarks.

     Fragrance Market. The domestic fragrance market, which represented sales of approximately $4 billion in 1995, is growing at a rate of approximately 3%-5% per year according to management's estimates. The entire mass-market segment of the retail fragrance industry generated sales of $1.4 billion in 1995 based on management's estimates. The market for both men's and women's fragrances is highly fragmented, with the most popular brand in each segment commanding a share of less than 5% of the total market (although there are large competitors with significant aggregate market shares). The mass-market fragrance industry is relatively recession-resistant due to its low average price point ($14.00 per one ounce size) and more frequent usage of the product, which is evidenced by industry growth rates which have varied between negative 5% to positive 5% over the last ten years according to management's estimates. Fragrance products sold in the mass market, where the Company operates, typically have the following characteristics in relation to prestige brands: (i) more frequent purchase/use; (ii) sales that are less affected by changing fashions (which results in fewer new product introductions); (iii) lower packaging costs; (iv) faster inventory turnover; and
(v) lower prices. Management believes that these characteristics enable the Company's products to achieve, on average, greater customer loyalty and more stable sales volume than prestige products.

     In addition to "prestige" fragrance products sold in the mass-market channel, the Company competes with alternative designer fragrances ("ADFs"), which are impostors of designer and prestige fragrances. ADFs began capturing market share from both designer and prestige fragrances and mass-market products in 1990. Since 1992, however, sales of ADFs and prestige fragrances in the mass market have been declining as consumers have retreated to classic fragrances that offer greater value for their money. For example, sales of women's ADFs have declined by 21%, and sales of women's prestige fragrances sold in the mass market have declined by 16% for the 52 weeks ended November 3, 1996 over the comparable prior period.

     Cosmetics Market. The domestic cosmetics market, which generated sales of approximately $5 billion in 1995, has grown at a rate of approximately 2%-3% per year over the last five years according to management's estimates. The entire mass-market segment of the domestic cosmetics market generated sales of $2.8 billion in 1995. The Cosmetics division primarily focuses on the artificial nail care, lip and eye make-up segments of the mass market. The Cosmetics division has also entered into other segments of the cosmetics market, including the $300+ million nail polish category with the introduction of its line of PRO(10) nail lacquers.

     Nail Care Market. The retail nail care mass market is divided into four major product categories: (i) nail polish (47%); (ii) artificial nail care (24%); (iii) nail implements (18%); and (iv) nail polish removers (11%). The mass-market segment of the artificial nail care category, which generated retail sales of approximately $170 million in 1996 based on management estimates, is the fastest growing segment of the $700 million domestic retail nail care market. Management believes that the compound annual growth rate in the mass-market segment of the artificial nail care category exceeded 18% from 1984 to 1995. Management attributes the rapid growth in this market primarily to a greater acceptance of artificial nail care products and a shift in consumer preferences from more expensive salon services to significantly less expensive self-application products such as those manufactured by the Company. Other factors causing the shift include improved product quality (e.g., a more natural appearance), simplified product application and a greater selection of products.

     Although the mass-market artificial nail care market has many participants, the top three brands generate over 60% of total category sales. As the following table indicates, Cosmar brands dominate the artificial nail care products category sold through the mass market as measured by total sales dollars:

         U.S. ARTIFICIAL NAIL CARE MARKET (DRUG AND MASS MERCHANDISER)

                                                                          CONSOLIDATED MARKET SHARE
                   BRAND                              OWNER                52 WEEKS ENDED 11/3/96
    ------------------------------------    --------------------------    -------------------------
    COSMAR..............................    THE COMPANY                              33.2%
    Nailene.............................    Pacific World Corp.                      16.0
    Kiss Professional...................    Dae Do                                   11.5
    Jonel...............................    Barristo Ltd.                            10.7
    Fing'rs.............................    Entrecap Corp.                            9.4
    Sally Hansen........................    Del Laboratories                          8.6
    IBD.................................    Intl. Beauty Distributors                 3.8
    Lee Fancy Fingers...................    Lee Pharmaceutical                        1.3
    All Other Brands....................    Various                                   5.5
                                                                                   ------
              Total Category                                                        100.0%
                                                                          ===================

---------------
Source: InfoScan, Total U.S. Drug and Mass Merchandisers, 52 weeks ended November 3, 1996.

     Repeat purchases by consumers, who typically purchase 10 to 15 packages per year, as well as high inventory turnover have resulted in increased retail shelf space allocation and market stability for artificial nail care products. It is expected that in the future there will be less opportunity for niche players in the artificial nail care market, with more shelf space being allocated to market leaders with sophisticated category management capabilities such as the Company.

     The domestic artificial nail care market is expected to continue to grow as consumer penetration throughout the United States expands. According to Nails Magazine, the total market for artificial nail care and related products, including those sold in salons, has grown from approximately $1.4 billion in 1989 to $3.0 billion in 1995. According to 1995 consumer survey results, approximately 31% of all American women use artificial nail tips, with the majority of users under the age of 35, and 77% of all American women use nail glue. However, according to consumer surveys, over 60% of artificial nail care product users still have their nails done at salons at an average cost of approximately $30.00, representing a significant opportunity for considerable growth in the retail nail care market, where an average mass-market application costs approximately $10.00. Additional growth opportunities exist in the United States, as well as abroad, to attract the millions of potential new consumers that currently do not use artificial nail care products.

     Lip and Eye Make-up Markets. The domestic lip and eye make-up markets are highly competitive and dependent upon strong brand recognition, consumer trust in product quality, product selections aligned with current fashion and color trends and distinct price brackets that meet particular consumer needs and demographics. Within the approximately $1.2 billion entire mass-market segment of the lip and eye make-up markets, there are higher priced brands, generally priced at $3.25 to $7.00 per unit, followed by mid-priced brands at $2.00 to $3.75 per unit and lower-priced brands at $0.99 to $1.79 per unit. The Company has focused on the mid-priced segment through its acquisition of GAC. In general, the Company believes that the lip and eye make-up markets have experienced strong growth over the past year because of enhancements in color cosmetics technology and formulations coupled with a renewed emphasis on fashion-conscious color selections. The most prevalent trends include longer-lasting applications (such as "smudge-free" lipstick), healthier products (such as moisturizing and vitamin-added formulas) and fashionable color ranges (such as browns and purples). In addition, manufacturers are now utilizing point-of-purchase displays or "wall units" that emphasize certain products and features and educate consumers on the use of cosmetics in an attempt to further stimulate category expansion.

PRODUCTS

     Fragrance. The Company manufactures and markets a wide variety of men's and women's fragrances, which include some of the oldest, most recognized "classic" brand names in the industry. Classic brands, which generally have more than 20 years of sales history, are typically characterized by extensive brand name recognition and strong consumer loyalty. The Company estimates that less than 1% of all fragrance brands introduced each year achieve such classic status. The Company currently manufactures nine classic brands: Chantilly, Tabu, Ambush, Toujours Moi, Raffinee, Heaven Sent, Canoe, English Leather and British Sterling. In addition to the Company's classic fragrances, the Company markets its women's fragrance brands under such names as White Chantilly, DREAMS BY TABU, NaVy, le Jardin and Love's and markets its men's fragrance brands under such names as Navigator from Canoe, NaVy for Men, Insignia, California for Men and Herbissimo.

     Within its current portfolio of classic and established brands, the Company focuses on reinvigorating its largest and most recognized brands. For its smaller brands, the Company applies various cost-reduction methods designed to result in production savings by utilizing less expensive common componentry and standard packaging. Additionally, the Company minimizes advertising and promotion costs by offering these products in the same packaging on a year-round basis. The Company passes along these cost savings by offering value pricing to customers with primary advertising occurring only in-store, leaving the majority of its advertising funds to be spent on its better known brands.

     The Company produces and markets men's and women's fragrances through Dana. Among the Company's most well-known brand names are Chantilly and Tabu. Introduced in 1941 and 1931, respectively, Chantilly and Tabu are two of the oldest "classic" fragrances in the United States. Both the Chantilly and Tabu brand families include a complete line of products including perfumes, colognes, bath gels, powders and lotions. The items in the Chantilly family are merchandised as premium mass-market products. Based upon Chantilly's and Tabu's longevity in the market and market share, the Company believes that the Chantilly and Tabu brands enjoy significant consumer loyalty and name recognition.


     Following the four acquisitions completed by the Company in 1994, management was able to regain the confidence of its retail accounts by supporting its brands with increased advertising and promotional expenditures, reestablishing efficient production scheduling and shipping processes, maintaining adequate inventory levels and creating responsive order fulfillment practices. Under current management's leadership, the Chantilly and Tabu brands have risen to the fourth and seventh positions respectively in market share of the domestic women's fragrance market sold in drug stores. In addition to the Company's growth in its existing product lines, the Company also grew through the launch of new brands such as Classic Gardenia and the fall of 1995 launch of White Chantilly, a flanker product for the core Chantilly brand. In Fiscal 1995, in addition to $16.4 million of Chantilly gross sales (before giving effect to product returns), White Chantilly generated $11.6 million in gross sales (before giving effect to product returns) due to its significant product differentiation and marketing focus targeting more youthful consumers. White Chantilly was nominated for a 1995 FiFi (Fragrance Foundation) award as new product of the year. In the spring of 1996, the Company launched DREAMS BY TABU, a focused flanker of Tabu, which has generated over $11 million in gross sales (before giving effect to product returns) since February 1996. During such period, sales of Tabu increased by 12% over the comparable period in 1995, which management attributes to increased advertising and promotional expenditures for the Tabu family name. The Company's Ambush line for women was introduced in 1962, and the Company is relaunching this classic fragrance following an extensive packaging and positioning change. The Company commenced shipment of the repackaged Ambush in the fourth quarter of Fiscal 1996.


     The recent acquisition of the MEM and P&G fragrance brands, including NaVy, NaVy for Men, California for Men, English Leather, British Sterling, Insignia, Love's and Heaven Sent, further strengthens the Company's position in the fragrance market. The Company believes that the MEM Acquisition and the P&G Acquisition will enhance the Company's position in the mass merchandiser segment of the mass market, thereby improving the position of its existing brands in this market. The Company believes that the acquired brands represent a significant opportunity for growth through the reinvigoration of underperforming brands and through the use of its proven flanker strategy. Significant marketing expenditures have been made on many of these brands over the past several years. According to information provided by P&G to the Company, P&G has spent a substantial amount in the last five years on the marketing of the P&G Brands worldwide. Although sales of several of the P&G Brands have declined significantly in recent years under P&G's management, the Company's management believes that opportunities exist to reinvigorate the brands with more focused marketing campaigns and product offerings. In addition, management believes that the Company should benefit from the international distribution of the P&G Brands, especially in the United Kingdom, which, prior to the P&G Acquisition, was not a significant market for the Company's products. See "Special Note Regarding Forward-Looking Information."

     As demonstrated in the following table, two of the Company's products command the fourth and seventh highest market share of all domestic women's fragrances sold through drugstores:

                  U.S. WOMEN'S FRAGRANCE MARKET (DRUG STORES)

                                                               CONSOLIDATED MARKET SHARE
         BRAND                          OWNER                   52 WEEKS ENDED 11/3/96
-----------------------    --------------------------------    -------------------------
Vanilla Fields.........    Coty, Inc.                                       3.8%
Jean Nate..............    Revlon, Inc.                                     3.1
Vanderbilt.............    Cosmair                                          3.0
CHANTILLY..............    THE COMPANY                                      3.0
E.T. White Diamond.....    Parfums International (Unilever)                 2.9
Charlie................    Revlon, Inc.                                     2.3
TABU...................    THE COMPANY                                      2.2
Jovan Musk.............    Coty, Inc.                                       2.1
Exclamation............    Coty, Inc.                                       2.0
Sand & Sable...........    Coty, Inc.                                       2.0

---------------
Source: InfoScan, Total U.S. Drug, 52 weeks ended November 3, 1996.


     In men's fragrances, the Company manufactures and markets three classic brands, Canoe, English Leather and British Sterling, each of which has more than 30 years of sales history. The Company recently successfully completed the relaunch of Canoe after completely repackaging the product and creating a new advertising campaign. The Company significantly enhanced its position in the men's fragrance mass market with the acquisition of MEM's and P&G's men's fragrance brands. Prior to the acquisitions, the Company did not have a significant presence in the men's fragrance category. With the acquisition of MEM, the Company added English Leather and British Sterling. With the acquisition of the P&G Brands, the Company added such well known men's brands as NaVy for Men and California for Men. Three of the Company's products, English Leather, British Sterling and Canoe, command the 12th, 13th and 19th highest market shares, respectively, of all men's fragrances sold through the chain drug store channel, with market shares of 2.6%, 2.1% and 1.5%, respectively. Navigator from Canoe, which the Company launched in September 1996, had the 24th highest market share for the 12 weeks ended November 3, 1996, with a 1.2% market share.



     Sales of women's fragrances are highly seasonal at retail, with over one-half of the mass-market fragrance industry's sales occurring during the calendar year-end holiday season from October to December. The Company calendar 1996 holiday sales in the women's fragrances category outpaced all other competitors and the category as a whole. The Company's holiday season women's fragrance sales at retail decreased 1.9% in the fourth quarter of calendar 1996 over the fourth quarter of the prior year while its nearest competitor's decreased by 7.3%. Sales of Christmas gift sets increased by 10% over the prior year although the entire category decreased by 13%. Men's fragrance sales increased by 100% over the comparable period in the prior year while overall growth in the category was down 6%. Such growth was led by the new launch of Navigator and a 42% increase in sales of Canoe due to its relaunch.

     Nail Care. Through Cosmar, the Company is the largest manufacturer and marketer of artificial nail care products and related accessories sold through the mass-market channel. The Company's nail care products include full-length, artificial press-on or glue-on fingernails, artificial fingernail tips, fingernail sculpturing kits, nail lacquer, natural fingernail cuticle treatments and strengtheners and related accessories. The Company markets its products under such brand names as LaJoie (Sculpture Quik, Press & Go and Quik Fit), PRO(10), UltraGel and Nail Fetish. The LaJoie line is an easy-to-use line of artificial fingernail products, acrylic applications and accessories targeted at the consumer who generally does not visit a professional nail care salon. The PRO(10) line has established itself as a leading professional "salon-standard" nail care line sold through retailers. This line includes artificial fingernail tips, a selection of nail sculpturing applications and abrasives. These products are similar to those commonly used by professional nail technicians, but are designed, formulated and packaged for retail purchase. This line of products also permits customers to maintain their natural nails with professional quality nail strengtheners, nail builders, finish coats and cuticle creams. In addition, for extremely easy applications, the Company's Press & Go colored nails dominate the instant pre-colored nail care segment (originally pioneered by Lee Pharmaceutical) of the mass market with a 90% market share.


     Throughout Fiscal 1995, the Company continued to grow its nail care segment through increased marketing and improved packaging of existing brands and the introduction of new products. In Fiscal 1995, the Company targeted new users and younger women with its Nail Fetish brand. In February 1996, the Company launched an innovative new line of products under the UltraGel brand name that offers a unique two-step gel nail process with built-in color. The Company also launched new nail care products including COLORPOWER, French Express, FilePro and Nail Fetish Polish in February 1997. Management believes that these new product introductions will contribute to Cosmar's continued sales growth and market share gains. See "Special Note Regarding Forward-Looking Information."


     Lip and Eye Make-up. As a result of the GAC Acquisition, the Company is a leading marketer of high quality, mid-priced lip and eye make-up, make-up brushes and nail polish and related products sold through the mass-market channel, with net sales under the prior management of GAC of $7.9 million for the year ended December 31, 1995. The Company's lip and eye cosmetics include lipliner pencils, lipstick, lipgloss, eyeliner pencils, eye shadow, mascara and assorted accessories. Under previous ownership, the Nat Robbins line successfully achieved a leading position in the mid-priced cosmetics market by offering high quality, consumer-friendly products, in an assortment of colors. Management believes that GAC has attracted loyal consumers who trust the name Nat Robbins and associate the brand with both year-round and season-specific color selections. The Company expects to continue to add new formulations and colors to the Nat Robbins line and expand the number of doors in which Nat Robbins products are sold in an attempt to realize continued sales growth and market share gains. See "Special Note Regarding Forward-Looking Information."

INTERNATIONAL OPERATIONS


     The Company has manufacturing operations in four foreign countries and sells its products in 61 foreign countries as of March 31, 1997. In Fiscal 1995 and for the nine-month period ended December 31, 1996, net sales from the Company's products sold abroad were $22.9 million ($6.9 million of which were export sales from the United States) and $31.4 million ($5.8 million of which were export sales from the United States), respectively, accounting for approximately 17.5% and 25.2%, respectively, of its total net sales for Fiscal 1995 and for the nine-month period ended December 31, 1996.



     In December 1995, the Company exercised its option to acquire the Brazilian operations of Les Parfums de Dana for $100,000. Prior to the acquisition, the Company received management fees from the operations of the Brazilian subsidiary. This operation alone contributed approximately $12 million in net sales during the nine months ended December 31, 1996 which, when combined with other international growth, generated increases in international net sales of over 100% during the nine month period ended December 31, 1996 over the comparable period in the prior fiscal year.

     Since the respective dates of acquisition of each of the Company's wholly-owned subsidiaries in Canada, Spain, Argentina and Brazil, the Company has significantly improved the operations of such subsidiaries. Information systems have been improved and detailed performance measurements have been established. Additionally, further investments are planned that are expected to increase capacity, improve productivity and lead to higher volume growth.


     The Company remains committed to actively expanding its sales effort abroad. The Company will continue to capitalize on its strong brand equities to tap foreign markets and will consolidate selling efforts between its fragrance and cosmetics subsidiaries. Accordingly, the Company is seeking substantial growth in this arena and expects to eventually achieve foreign sales equal to at least 30% of total Company sales. Based upon historical information provided by P&G, approximately 49% of direct revenues from the P&G Brands for the year ended June 30, 1996 was from the sale of products marketed abroad. See "Special Note Regarding Forward-Looking Information."


     In connection with the P&G Acquisition, the Company entered into transition agreements with P&G under which P&G will continue the foreign marketing of the P&G Brands through June 30, 1997. These transition agreements cover the majority of the P&G Brands in Japan, the United Kingdom, Poland and South Africa. Under the transition agreements, P&G employees will continue to be responsible for marketing and distribution of the P&G Brands in the specified jurisdictions, and the Company will be obligated to reimburse P&G for its direct costs and will be entitled to receive any gross profit from the sale of such brands. The Company currently is in the process of establishing its own marketing and administrative organizations to replace those of P&G and obtaining any necessary local licenses and permits in the jurisdictions where it currently does not have its own operations. If the Company is unable to establish its own operations in any of these jurisdictions by June 30, 1997, it may be required to negotiate an extension of the transition arrangements with P&G. There can be no assurance that the Company could successfully negotiate such an extension on terms satisfactory to it.


PRODUCT DEVELOPMENT AND NEW PRODUCT LAUNCHES

     In developing new products, the Company seeks to build on its growing brand values, expanding customer base, increasing allocation of retail shelf space and point-of-sale consumer access. The Company believes its existing fragrance and cosmetics businesses will provide a basis for product extensions into additional segments of the mass market.

     The Company's product development activity is primarily conducted in-house, utilizing feedback from consumer focus groups, tests in fingernail care salons for its nail care products and consumer questionnaires. The cycle of market research, product conceptualization, product design and development, consumer testing and package design typically requires approximately six months for the Company. The Company believes that the average cycle for the industry is approximately 18 months. The Company invested $548,000 and $526,000 in Fiscal 1994 and Fiscal 1995, respectively, on new product development.

     Since inception, management believes that it has successfully reestablished trust and a reputation for reliability with the buyers of the Company's retail accounts resulting from the Company's reinvigoration of previously underperforming fragrances and the successful launch of focused flankers. This retail acceptance is evidenced by the Company's receipt of several awards and honors, including the Sears Roebuck & Company "Partner in Progress" award in 1995, the appointment to the "Sears Retail Advisory Council" for 1996, recognition as "Best Small Fragrance Vendor" in a Goldman, Sachs & Co. survey and being named the "Best Cosmetics Vendor of the Year" by Rite Aid Corporation.


     Recent launches by the Company include French Vanilla by Dana in October 1994, Classic Gardenia in the spring of 1995, White Chantilly in the fall of 1995, DREAMS BY TABU in February 1996 and Navigator from Canoe in September 1996. The Company relaunched Ambush in February 1997.



     Recent launches by Cosmar include PRO10 in 1995, UltraGel in February 1996, and COLORPOWER, French Express, FilePro and Nail Fetish Polish in February 1997.

DISTRIBUTION

     The Company's products are sold principally through the mass-market distribution channel and through international subsidiaries and distributors. The mass-market distribution channel, with estimated domestic sales of $4.5 billion in 1996, is the largest and fastest growing distribution channel in the estimated $9.0 billion domestic fragrance and cosmetics market. This channel includes chain drug stores (such as Revco and Walgreen), mass merchandisers and discount stores (such as Wal-Mart and Kmart) and supermarkets and combination supermarket/drug stores (such as Kroger and Albertson's). The Company's brands are sold to over 1,000 retailers with approximately 25,000 locations. The Company also sells a limited amount of its artificial nail care products to professional salon owners. The Company's top ten mass-market customers for the year ended March 31, 1996 represented 50% of the Company's gross sales (before giving effect to product returns), and no one customer represented more than 10% of the Company's sales.

     The Company's products are sold in 61 foreign countries primarily through distributors, as well as through direct sale by the Company's sales force in Canada, Spain, Argentina and Brazil. The Company has been rapidly expanding its U.S. dollar-denominated export sales. See "International Operations."

     The Company customarily accepts returns of its products that are not sold by its customers (mass-market retailers), and such customers' accounts with the Company are credited in amounts equal to the purchase price paid for these products. The Company believes that its policy regarding its acceptance of returns is consistent with industry practice. The amount of returns in any given period is a function of many factors, including (without limitation) general economic conditions and their effect on retail businesses; the popularity of the Company's products; the magnitude and success of the Company's marketing efforts; competition; and product placement by retailers. Returns in any period may be significantly more or less than in comparable prior periods. In addition, the Company will be required to accept returns of products sold by MEM and P&G prior to the Company's acquisitions. The Company, however, is unable to determine at this time the extent of such potential returns. The Company endeavors to resell products received as returns, although this is not always possible and may, when possible, require packaging modifications, labor and other expenses that reduce the Company's profits on such products. See "Special Note Regarding Forward-Looking Information."

SALES AND MARKETING

     To induce consumers' trial and repeat purchases, the Company relies primarily on price, quality, effective product packaging and distinctive in-store displays that are generally provided to retailers free-of-charge. In addition to these proven advertising and promotion methods, the Company's management has instituted significant promotions for the Company's products through ongoing trade advertising for its artificial nail care and fragrance products directed toward chain drug retailers, mass merchandisers and supermarket chains. The Company also advertises in many national women's magazines including Cosmopolitan, Glamour, Harper's Bazaar, Mademoiselle, Seventeen and Vogue and runs focused television advertising campaigns during new product launches or relaunches of existing brands. In its nail care business, the Company's national advertising campaigns represent a significant level of total category spending, which enhances the Company's trade relationships and leads to better shelf space allocation and increased distribution.


     The Company's domestic fragrance and cosmetics products are sold primarily through an in-house sales force comprised of a dedicated staff of 18 people, including three account managers, nine regional managers, four national key account managers and two vice presidents of sales. Additional sales are generated by a network of over 100 independent sales representatives, who are compensated solely on a commission basis. These sales representatives are supervised by the Company's internal sales personnel who specialize in understanding retailer needs in specific segments of the mass-market distribution channel.


     Domestically, the Company communicates directly with its nail care product consumers through its Consumer Assistance Hotline. The Company's toll-free number for consumer assistance is displayed on each nail care product package. Consumers are assisted on any questions that arise as they use the Company's products by a licensed, in-house nail technician and manicurist. The Company believes that its toll-free number has enhanced the Company's consumer loyalty.

     The Company's fragrances are currently sold abroad in Europe, Asia, South America, Central America, the United Kingdom, Australia, New Zealand, the Middle East and Africa through distributors or licensees. The Company sells its fragrance products directly in Brazil, Spain, Argentina and Canada through subsidiary operations. The Company's artificial nail care products are currently sold abroad by local distributors in Europe, Canada, Mexico, Puerto Rico, Paraguay and Australia and directly in Brazil through a subsidiary operation.

     Management believes that opportunities exist to cross-distribute the Company's fragrance and nail care product lines in Europe and Latin America, where the Company's products are either undermarketed or underrepresented. The Company plans to pursue such opportunities in the fragrance market through the European and Latin American manufacturing facilities acquired in the Dana Acquisition. See "Special Note Regarding Forward-Looking Information."


     As of March 31, 1997 and 1996, the Company had an immaterial amount of backlog orders.


COMPETITION

     The fragrance and cosmetics business is characterized by vigorous competition throughout the world. Brand recognition, together with product quality, performance and price and the extent to which consumers are educated about specific product attributes, have a marked influence on consumers' choices among competing products and brands. Advertising, promotion, merchandising, packaging and the timing of new and focused flanker product introductions also have a significant impact on buying decisions. Further, the structure and quality of the manufacturer's sales force affects product reception, in-store position, permanent display space and inventory levels in retail outlets. The Company competes in most of its product categories against a large number of companies, some of which have substantially greater resources than the Company. In addition to products sold in the mass-market and department and specialty store distribution channels, the Company's products also compete with similar products sold door-to-door or through mail order or telemarketing by representatives of direct sales companies.

     In the fragrance market, the Company competes with numerous companies domestically and internationally, including more than 500 brands competing for market share in the mass-market chain drug store segment. The Company's principal competitors in this market include Benckiser, Revlon, P&G, Cosmair and Unilever N.V.

     The artificial nail care market is dominated by Cosmar with its 33% market share in the mass market, making it more than twice the size of its nearest competitor. For the last three years, Cosmar has virtually driven the category's growth via new product launches and has realized significant shelf space gains as a result of such launches, category management expertise and strong in-store promotional support. Cosmar has made these gains against competitors such as Nailene (Pacific World Corp.), Jonel (a division of Barristo Ltd.), Kiss Professional Fingernail Products (Dae Do, a Korean manufacturer), Sally Hansen (Del Laboratories), Fing'rs (a division of Entrecap Corp.), Lee (Lee Pharmaceutical) and Kristy Wells in the mass-market distribution channel and several companies such as International Beauty Distributors and Orly that sell their professional salon products into the retail market.

     The Company's principal competitors in the nail lacquer category include Revlon, Del Laboratories, L'Oreal S.A., Maybelline, Inc., Estee Lauder, Inc., Helene Curtis Industries, Inc., Unilever N.V. and P&G.

     The Company believes that GAC's products occupy a leading position within the mid-priced lipstick and eye make-up segments because they offer superior quality, consumer-friendly products. GAC's competitors include Lancetti Cosmetics, and Eco Beauty Inc., both marketers of mid-priced lipstick and eye make-up products. GAC also competes with Revlon, L'Oreal S.A., Maybelline, Inc., P&G and Pavion, Ltd.

     Management believes that the Company is well positioned to compete effectively in its markets and to continue to gain market share as a result of the established brand names and quality of its nail care products, the pricing of its products, the strength of the Company's relationships with mass-merchandisers, its retailer marketing programs, its category management services and its state-of-the-art information systems. See "Special Note Regarding Forward-Looking Information."

CATEGORY MANAGEMENT

     Management believes that the Company's category management skills are unsurpassed in the industry and represent a significant competitive advantage for the Company. Category management involves strategic partnering with retailers whereby manufacturers such as the Company utilize state-of-the-art mathematical modeling tools to understand the sales dynamics of categories, brands and specific SKUs so that retailers can offer the best mix of products to boost category sales, profits and customer satisfaction. Management believes that the Company is the category captain for eight of its top ten nail care accounts and is category captain or advisor for most of its major fragrance accounts. As category captain, the Company works with retailers to define optimum space allocation for their fragrance and nail care product categories and, as advisor, the Company validates the analysis provided by the category captain. The Company has invested significant resources in category management, and as of December 31, 1996, the Company had a staff of five people dedicated specifically to the process and annual expenditures of approximately $2.0 million for payroll and purchased data. The Company commits significant funds each year to Information Resources, Inc. ("IRI") to track weekly sales data on all products it sells through mass-market channels. Management believes that the Company is one of the few companies in the industry to employ this degree of information utilization to analyze sales data. By utilizing the information available through IRI, the Company enhances its relationships with its retail accounts by supplying them with key selling information presented in a user-friendly manner for both the Company's and its competitors' products.

     Category management allows the Company to work with retailers to: (i) assist the retailers in determining the optimal product mix for each category;
(ii) recommend the SKUs in the entire category that the retailer should carry; and (iii) monitor the sales results, both for the Company's products and its competitors' products, on a weekly basis. These steps, when combined with the Company's dedicated category management staff, allow the Company to, whenever possible, replace less profitable competitors' products with its own brands, leading to better shelf space allocation and increased sales volume for the Company. In addition, the Company is able to penetrate different functional areas within retailers' operations, thereby strengthening its overall relationship with retailers which contributes favorably to future sales and marketing efforts. The Company's category management program also enables the Company's marketing department to perform a variety of functions including: (i) real time understanding of relaunch marketing effectiveness; (ii) gauging new product success rates for the Company's products and its competitors' products; and (iii) amassing competitive intelligence about consumer buying patterns.

MANUFACTURING


     Fragrance. The Company's fragrance and related products sold in the United States and in selected export markets (other than the fragrances it acquired from P&G) are manufactured in the Company's facilities in Mountaintop, Pennsylvania where the production of the Houbigant and Dana fragrances was successfully consolidated in 1995 to achieve manufacturing economies of scale and cost reduction. The P&G Brands that the Company acquired in the P&G Acquisition are currently being manufactured by a contract packer. Additionally, four of the Company's facilities in Canada, Spain, Argentina and Brazil manufacture fragrances and related products for local markets and for export. The Spanish and Brazilian facilities are being upgraded to become regional production and export facilities. The Company closed MEM's facilities in New Jersey and in Boucherville, Quebec on February 7, 1997. The Company plans to consolidate the Canadian manufacturing operations for Houbigant (1995) Limited and MEM at a new location.


     The Company's strategy for sourcing, producing and distributing its fragrance products generally consists of: (i) conducting operations in-house that add significant value to the Company's products and that can be executed economically based upon volume efficiencies; (ii) sourcing component materials and products from outside vendors when reliable, ongoing and multiple sources can be secured at competitive prices; and (iii) least-cost sourcing for local markets whereby international subsidiary facilities will become regional producers of products for export to their regional markets.

     Key supplies in the manufacturing and packaging of fragrances, including bottles, scents and packages, are all sourced from a network of reliable vendors which is consolidated following each acquisition to achieve purchasing economies of scale. Final assembly of finished products, warehousing and shipping of fragrance products to customers is performed at the Mountaintop and foreign subsidiary facilities.

     Nail Care. The Company's strategy for contracting, producing and distributing its nail care products consists of: (i) maintaining centralized coordination of these operations in the Company's Garden Grove, California facilities; (ii) conducting operations in-house that add significant value to the Company's products and that can be executed economically based on volume efficiencies; and (iii) sourcing from outside vendors component materials and products when reliable, ongoing and multiple sources can be secured at competitive prices. The Company uses an injection molding process to manufacture all artificial nails and tips for the LaJoie product line at its state-of-the-art manufacturing facility in Sparks, Nevada. All glues, hardeners and other chemical compounds included in the Company's artificial nail kits are supplied to the Company by third-party contract manufacturers. Most of the raw materials and components sourced externally are readily available through standard industry sources and represent small percentages of unit manufacturing costs.

     Lip and Eye Make-up. The Company outsources substantially all of its raw materials, manufacturing and distribution needs for its lip and eye make-up products. By sourcing from industry-leading color cosmetics suppliers that also service large manufacturers such as Revlon and Estee Lauder, management believes it can purchase the latest technologically advanced components at reasonable prices. The Company currently intends to continue to outsource the production of its lip and eye make-up products.

     See "-- Facilities" for additional information regarding the Company's manufacturing facilities.

SUPPLIERS AND RAW MATERIAL

     The principal raw materials for the Company's fragrance products are fragrance oils (which are either purchased from third parties or manufactured by the Company from individual raw materials), bottles, caps, pumps and sprayers. The principal raw materials used by the Company in the manufacture of its nail care products are common polymers, waxes, pigments, dyes and other processing components, such as bottles and brushes, all of which are readily available. The principal materials that the Company sources for its Nat Robbins line from industry-leading color cosmetics suppliers include waxes, pigments and silicone commonly used to manufacture lip and eye make-up products. While all raw materials are purchased from outside sources, the Company is not dependent upon a single supplier in any of its operations for any materials essential to its business that are not otherwise commercially available to the Company. Historically, the Company has been able to obtain an adequate supply of raw materials, and no shortage of such materials is currently anticipated.

MANAGEMENT INFORMATION SYSTEMS


     Since inception, management has invested a significant amount of capital in its MIS infrastructure to install new corporate information systems, sales/marketing systems, personal computers and communication systems throughout the Company. The new MIS platform is based on an IBM AS/400 mini computer with personal computers on local and wide area networks. This platform allows the Company to: (i) connect more than 200 of its key employees; (ii) conduct electronic data interchange ("EDI") with its top customers which enables customers to place orders electronically; (iii) enable sales force and accounts receivable managers to process and track orders and returns; (iv) provide sophisticated inventory management and distribution capabilities; and (v) install corporate-wide measurement systems which yield accurate and timely information regarding sales, costs, profits, accounting functions, customer service and asset management.


     The Company also uses a sales order processing system ("SOP"), developed by JD Edwards, along with a sales order pick management system ("PKMS") developed by Manhattan Associates. The integration of these two systems allows the Company to closely manage each step of the selling process (i.e., from a sales order to the distribution and actual delivery of products).

     Management believes that its investment in state-of-the-art information systems has established a strong platform for both internal growth and growth through acquisitions. Such a platform provides the capacity base and the ability to rapidly integrate acquired companies into an established and effective information management structure, thereby reducing costs and increasing the effectiveness of the Company's manufacturing and product distribution process.

EMPLOYEES


     As of April 1, 1997, the Company employed 1,142 people, of whom 318 were general and administrative personnel and 48 were sales and marketing personnel. All of the Company's production employees at its Mountaintop, Pennsylvania manufacturing facilities, as well as the plants located in Spain, Argentina and Brazil, are covered by collective bargaining agreements. The collective bargaining agreements for the Company's production employees at its Mountaintop, Pennsylvania and Brazilian manufacturing facilities expire in February 1999 and November 1997, respectively. There can be no assurance that the Company will be able to negotiate extensions to such agreements on terms acceptable to it and the failure to obtain such extensions could have a material adverse effect on the Company. The Company considers its relations with its employees to be good. The following table provides information relating to the Company's employees:



                                                                          PRODUCTION
                                                                    ----------------------
                LOCATION               ADMINISTRATIVE     SALES     PERMANENT     SEASONAL     TOTAL
    ---------------------------------  --------------     -----     ---------     --------     -----
    RCI Corporate....................          32            --          --            --         32
    RCI -- Tinkerbell................           3             1          --            --          4
    Cosmar -- California.............          39             6          50           139        234
    Cosmar -- Nevada.................           4            --          55           103        162
    Dana -- Connecticut..............          17            13          --            --         30
    Dana -- Illinois.................           3             1          --            --          4
    Dana -- Pennsylvania.............          72            --         190            87        349
    Dana -- Brazil...................          75             9          73            --        157
    Dana -- Argentina................          13             8          10            --         31
    Dana -- Spain....................          30             4           2            10         46
    Houbigant -- Canada..............          30             6          24            33         93
                                              ---                       ---           ---        ---
                                                             --
              Total                           318                       404           372      1,142
                                                             48
                                              ===                       ===           ===        ===
                                                             ==



     On February 7, 1997, the Company closed the Northvale, New Jersey and Boucherville, Quebec facilities of MEM and Tom Fields which were acquired in the MEM Acquisition and terminated substantially all of the employees working at such facilities. In connection with the closures in the United States, the Company will incur an ERISA withdrawal liability to a multiemployer pension plan (the "Union Plan") covering certain MEM and Tom Fields employees. The Union Plan's actuary has advised the Company that it estimates that the Company's withdrawal liability would be approximately $3.4 million for a 1996 withdrawal. The Union Plan's actuary has advised that the liability for a 1997 withdrawal would be higher than the estimate for 1996, although it could not currently provide a 1997 estimate. There can be no assurance that the actual amount of the withdrawal liability would not exceed the estimate for a withdrawal for 1996. The Company is permitted to pay the withdrawal liability (with interest) in equal quarterly installments over a period of years. The quarterly payment amount (inclusive of interest) is calculated under a statutory formula and the quarterly payment amount so calculated does not vary regardless of the amount of the withdrawal liability itself, the amount of the withdrawal liability being relevant only in determining how long the quarterly payments will continue. The statutory calculation of the quarterly payment amount is based in part on the employer's contribution rate to the plan and the highest employee head count over the last decade. All relevant information to make this calculation is not readily available and the Company's quarterly payment amount cannot be calculated at this time. The MEM and Tom Fields combined contributions to the Union Plan were approximately $390,000 in 1995 and are expected to be approximately $250,000 in 1996 although the number of MEM and Tom Fields employees has declined by approximately one-half from its highest levels over the last decade. Accordingly, the annual total of the quarterly payment amounts may be significantly higher than the contributions to the

Union Plan in recent years. In addition, under ERISA, the Company's withdrawal liability can be recalculated if the Union Plan terminates within three years of the withdrawal, which could significantly increase the amount of the liability. In addition to the foregoing, the Union Plan's actuary has informed the Company that for several years the Union Plan has not received the minimum annual level of contributions required by ERISA and that the Union Plan is in the process of seeking to obtain appropriate waivers under ERISA and the Internal Revenue Code so that the participating employers will not have to pay any penalties for the Union Plan's failure to receive such minimum levels of contributions. If the Union Plan fails to obtain such waivers, it is possible that the Company could incur additional liabilities on account of its participation in the Union Plan, but the amount of such liabilities cannot readily be determined at this time.

FACILITIES


     The Company manufactures its fragrances at its 155,000 square-foot Mountaintop, Pennsylvania facility and other facilities in Mountaintop Pennsylvania, and at its facilities in Buenos Aires, Argentina, Sao Paolo, Brazil, Granollers, Spain and Chomedey (Laval), Canada. Each of these facilities contains production, warehouse and office facilities. The Company owns the facilities in Pennsylvania, Argentina, Brazil and Spain and leases the facility in Canada. In addition, Dana leases facilities in Calumet City, Illinois which the Company uses as its company store and will use as its returns processing center, pursuant to a lease agreement that will expire in February 2000.


     The Company's artificial nail care business, Cosmar, occupies approximately 102,000 square feet in leased facilities in Garden Grove, California, pursuant to a sublease that expires on December 31, 1997. These new facilities house management, sales and marketing, warehouse and production assembly operations. The Company performs most of its manufacturing for its artificial nail care business at its 44,000 square-foot Sparks, Nevada facility which is leased pursuant to an agreement that expires on December 31, 2002.

     The Company leases or subleases facilities in New York City, Cambridge, Massachusetts and Stamford and Greenwich, Connecticut at which it conducts executive and administrative activities. The Company currently utilizes its facilities fully.

     As a result of the MEM Acquisition, the Company owns a 206,000 square-foot building located on 16.3 acres in Northvale, New Jersey, which MEM used for its executive offices and main plant. The Tom Fields plant was located in a 53,000 square-foot building in Northvale, New Jersey and is owned by a subsidiary of MEM. Manufacturing facilities in Canada were located in a 32,000 square-foot plant in Boucherville, Quebec which is owned by MEM Company (Canada) Ltd. Tom Fields (U.K.) assembles products in leased facilities in Folkestone, United Kingdom. On February 7, 1997, the Company closed MEM's facilities in Northvale, New Jersey and in Boucherville, Quebec. See "-- Employees."

     The following table provides information on each of the Company's operating facilities:

                                                                         APPROX.
                                                YEAR        LAST          SIZE        LEASED/
SUBSIDIARY               LOCATION              OPENED     EXPANSION     (SQ. FT.)     OWNED
-----------     ---------------------------    ------     ---------     ---------     ------
Dana            Mountaintop, PA                1963        1996           155,000     Owned
Dana            Chomedey (Laval), Canada       1994         --             43,087     Leased
Dana            Granollers, Spain              1971         --             67,500     Owned
Dana            Sao Paolo, Brazil              1954        1984            20,810     Owned
Dana            Buenos Aires, Argentina        1955         --             24,600     Owned
Dana            Calumet City, IL               1997         --             42,000     Leased
Cosmar          Sparks, NV*                    1987         --             43,859     Leased
Cosmar          Garden Grove, CA**             1996         --             95,320     Leased
Cosmar          Garden Grove, CA**             1996         --              7,000     Leased
MEM             Folkestone, United Kingdom      --          --              9,500     Leased
                                                                          -------
                                                                          508,676
                                                                          =======

---------------
 * Assumed by Cosmar in 1994.

** Sublease.

INTELLECTUAL PROPERTY


     The Company believes that the trademarks relating to its brand and product names and patents are important to both its fragrance and artificial nail care businesses. In addition to "Cosmar," an unregistered brand name used in its artificial nail care business, the Company's principal product trademarks which it owns or licenses are Chantilly, White Chantilly, Lutece, Raffinee, Tabu, DREAMS BY TABU, Ambush, French Vanilla by Dana, Classic Gardenia, Monsieur Musk, French Garden Flowers, English Waterlilys, Canoe, Canoe Sport, Herbissimo, English Leather, British Sterling, Love's, Heaven Sent, NaVy, Toujours Moi, NaVy for Men, Insignia, California for Men and le Jardin with respect to its fragrance products, COLORPOWER, Press & Go, Petite Press & Go, Sport Press & Go, PRO(10), Sculpture Quik, Sculpture Quik II, UltraGel, Nail Fetish, Wrap Quik, Quikfile, Quikshine, Filepro, Quik Fit, and LaJoie with respect to its artificial nail care products and Nat Robbins, Lip Lacquer, Ever Sheer, and Color Intense 24 with respect to its lip and eye make-up products. The Company's or its licensors' applications to register Demi-Jour, Navigator, DREAMS BY TABU, French Vanilla by Dana, Classic Gardenia, UltraGel, Nail Fetish, White Chantilly and Ever Sheer in the United States are currently pending. The Company's other principal trademarks are registered in the United States and several are registered in other countries.


     In July and August 1994, the Company entered into two long-term license agreements pursuant to which it obtained certain exclusive rights to manufacture, sell, use and distribute the Houbigant Fragrances, including Chantilly, Lutece and Raffinee, worldwide (excluding Canada). The Company acquired similar rights for the Houbigant Fragrances in Canada in December 1994 through the purchase of the assets of Houbigant ACB and the execution of a new license agreement with Houbigant in July 1996, which superseded and restated its prior rights acquired from Houbigant ACB. Each of these licenses is with Houbigant and has an initial term ending in 2001 with options for seven additional five-year terms, or a total extension of 35 years if all of the options are exercised. Since November 18, 1993, Houbigant has been the subject of a proceeding under Chapter 11 of the Bankruptcy Code. Houbigant has been authorized and empowered to enter into each license by the federal bankruptcy court. Under such license agreements, the Company generally is obligated to pay royalties at a rate of 7% of net sales of the Houbigant Fragrances, decreasing to a minimum of 5% depending on the volume of net sales. Aggregate annual minimum royalty payments will total $2.7 million during the initial terms of these agreements. During each renewal period, annual minimum royalties are adjusted based on increases in the U.S. Consumer Price Index. The Company has prepaid royalties of $5.0 million, which will be credited against royalties payable under these agreements in excess of $500,000 per year after the Company has paid Houbigant an aggregate of $7.6 million in royalties. In August 1994, the Company entered into an assumption and assignment agreement with Houbigant and Harby's Corporation NV under which it was granted exclusive western hemisphere rights to the fragrances that are marketed under the Alyssa Ashley and Robert Ashley names (including Alyssa Ashley, Alyssa Ashley Musk and French Garden Flowers) for a total term of 25 years if all options for additional terms are exercised. The assignment was authorized by the federal bankruptcy court. In connection with the MEM Acquisition, the Company acquired the exclusive and perpetual rights to manufacture and sell fragrances under the Heaven Sent trademark.

     The Company, through Cosmar, has various patent rights and a pending application in connection with its cosmetics and nail care business including:
(i) an artificial nail sizing ring which allows for manufacturing efficiencies and ease of measurement and application by women; (ii) a clam shell package design that displays artificial nails in a unique manner; and (iii) an artificial nail file/buffer that is more comfortable for a woman to use due to its unique cushion and plastic core. In addition, Cosmar is the exclusive licensee for two patented artificial nail sculpturing applications.

LEGAL MATTERS

     Litigation

     Atlantis Litigation. The Company is a defendant in a lawsuit filed in New York State Supreme Court in March 1995 by Atlantis International, Ltd. ("Atlantis") and Brian Appel. The complaint alleges defamation conspiracy, unfair competition, intentional interference with Atlantis's contractual and business relationships, prima facie tort and breach of warranty and seeks damages allegedly suffered in the amount of $6.0 million and punitive damages in the amount of $1.0 million. The Company has been given an indefinite extension of time to answer or move against the complaint but intends to vigorously defend this lawsuit and believes that it has substantial and meritorious defenses.

     ACB Litigation. In April 1995, the Company and Houbigant, Inc. secured a temporary restraining order barring the importation or sale in the United States of certain trademarked goods in an action (the "New York action") commenced in the United States District Court for the Southern District of New York against ACB Fragrances and Cosmetics, Inc., and ACB Mercantile Inc. (the "ACB Companies"), the principals of the ACB Companies, and V&B Distributors, Harold Schiff, A. Rosenblum Sales, Inc. and Bernard Rosenblum (the "Resellers"). The claims against the Resellers have been settled. In June 1995, the ACB Companies filed an answer asserting counterclaims for, inter alia, defamation, conspiracy, and cancellation of trademarks. In October 1995 and January 1996 the court granted the Company's motion to dismiss as to all counts of the ACB Companies' counterclaims against the Company and its affiliates except for three counts against the Company's Canadian affiliate, Houbigant (1995) Limited ("PPI-Canada"), for breach of contract and tortious interference with business relations, and two counts against the Company and its affiliates for tortious interference.

     In May 1995, PPI-Canada filed suit in the Superior Court of the District of Montreal, Canada against the ACB Companies and the principals of the ACB Companies, seeking damages and/or restitution in the amount of approximately $8.0 million (Canadian) for breach of contract and fraud in connection with the Company's acquisition of substantially all of the assets of the ACB Companies in December 1994 (the "Canadian action").

     In July 1996, the parties to the New York action and the Canadian action entered into a settlement agreement with respect to all litigation. Under the settlement, ACB dismissed its remaining counterclaims against the Company and its affiliates and on August 21, 1996, the Company paid $2.7 million in connection with the purchase of certain inventory from Houbigant in 1994. The settlement also included certain modifications of existing royalty agreements in order to consolidate the worldwide rights to manufacture and distribute the Houbigant Fragrances.

     MEM Litigation. An action (seeking class action certification) was filed on July 31, 1996 on behalf of the shareholders of MEM against MEM and four of its current and former directors, alleging that the compensation offered to the shareholders in the MEM Acquisition was inadequate and grossly unfair and that the defendants had violated their fiduciary duties by not seeking additional potential purchasers for MEM. The action sought, among other things, a court order requiring the defendants to seek other purchasers, or, if the MEM Acquisition was consummated, damages. Although MEM and the Company believe that the suit is without merit, because of the expense of continued legal proceedings, MEM has entered into a settlement agreement with the named plaintiff for settlement of the lawsuit without the admission of liability or wrongdoing by the defendants. The terms of the settlement include some additional disclosure to be made to shareholders through the settlement notice, a payment of up to $25,000 for plaintiffs' attorneys fees and the exchange of releases by the parties. The settlement is subject to, among other things, final approval by the court.

     The Company is involved from time to time in various legal proceedings arising from the ordinary course of business. The Company believes that the outcome of all pending legal proceedings in the aggregate will not have a material effect on the financial condition or results of operations of the Company.

     Environmental and Other Regulation

     Due to the nature of the Company's business, its operations are subject to a variety of environmental laws relating to the storage, discharge, handling, emission, generation, manufacture, use and disposal of chemicals, solid and hazardous waste and other toxic and hazardous materials used to manufacture the Company's products. The Company believes that it has been operating its facilities in substantial compliance in all material respects with existing laws and regulations.

     Compliance with federal, state and local laws and regulations pertaining to the discharge of materials into the environment, or otherwise relating to the protection of the environment, is not anticipated to have a material effect upon the operations of the Company.

     The Company is subject to regulation by the United States Food and Drug Administration. The Company's advertising and sales practices are subject to the jurisdiction of the Federal Trade Commission. In addition, the Company is subject to numerous federal, state and local laws relating to marketing and to the content, labeling and packaging of its products.

                           BUSINESS OF THE GUARANTOR

     The Guarantor was incorporated in the State of Delaware on February 6, 1997 for the purpose of receiving a portion of the proceeds of the Offering, issuing the Subsidiary Guarantee (as defined herein) and establishing the Escrow Account. Under the terms of its certificate of incorporation and the Indenture, the permissible activities of the Guarantor are subject to limitations intended to preserve its separateness from the Company and the Company's other subsidiaries, and to prevent the Guarantor's becoming the subject of bankruptcy proceedings, and, in the event of the Company or its other subsidiaries becoming the subject of bankruptcy proceedings, to permit the payment of interest under the Subsidiary Guarantee. Among other things, these resolutions preclude the Guarantor from engaging in any business transaction, acquiring any assets or incurring or guaranteeing any debt, other than as contemplated and required in connection with the issuance and guarantee of the Notes and the maintenance of the Escrow Account. In addition, the certificate of incorporation of the Guarantor and the Indenture requires that the assets, properties and liabilities of the Guarantor be at all times maintained separately from the assets, properties, liabilities and business of the Company and the Company's other subsidiaries, and that the Company and its other subsidiaries not hold out or treat the Guarantor or its assets as available to pay the debts of the Company or its other subsidiaries (other than the Notes). Further, under such certificate of incorporation and the Indenture, the board of directors of the Guarantor is required at all times to include at least two "independent" directors who have no interest in or relationship with the Company or its other subsidiaries, and the affirmative vote of both independent directors is required, among other things, to authorize the filing of a bankruptcy petition with respect to the Guarantor or the making of any other act of bankruptcy by the Guarantor or the amendment or modification of any term of the Indenture or the Escrow Agreement. No assurance can be given, however, that these restrictions will be sufficient to prevent the entry of the Guarantor into bankruptcy proceedings, or, in the event that the Company or its other subsidiaries become the subject of bankruptcy proceedings, that these restrictions will be sufficient to prevent a court in such proceedings from making the assets of the Guarantor (including the Guarantor's interest in the Escrow Account) subject to such proceedings under the doctrine of "substantive consolidation" or similar equitable doctrines. See "Risk Factors -- Risk of a Determination of Fraudulent Conveyance and Bankruptcy."

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY


     The following table sets forth certain information concerning the executive officers, directors and certain key employees of the Company as of May 1, 1997:



              NAME                        AGE                          POSITION
--------------------------------          ---     ---------------------------------------------------
Thomas V. Bonoma................          50      Chairman, Chief Executive Officer and Director
Norbert Becker..................          48      President and Chief Operating Officer
Ronald D. Bowen.................          53      Group Vice President, Corporate Production and
                                                  Operations
Albert E. DeChellis.............          47      Group Vice President and President, Fragrance
Sean E. Greene..................          56      Group Vice President, President Renaissance Sales
John R. Jackson.................          38      Group Vice President, General Counsel and Secretary
Thomas T.S. Kaung...............          59      Group Vice President and Chief Financial Officer
Gay A. Mayer....................          54      Group Vice President, Market Development
Marc L. Rovner..................          45      Group Vice President and President, International
Eric R. Hamburg.................          34      Director
Kurt L. Kamm....................          54      Director
William J. Kidd.................          55      Director
John H. Lynch...................          44      Director
E. Mark Noonan..................          44      Director
Terry M. Theodore...............          33      Director
Daniel D. Villanueva............          59      Director



     Thomas V. Bonoma, Chairman, Chief Executive Officer and a director, is responsible for the overall administration and direction of the Company. From 1987 to 1993, Dr. Bonoma was employed by Benckiser, GmbH, a $3 billion privately-held international manufacturer of fragrances, cosmetics and cleaning products, as the chief executive officer of its business in the United States, Canada and Latin America. In this capacity, Dr. Bonoma directed the acquisition of seven businesses with aggregate annual gross revenues in excess of $800 million. Products under his management while at Benckiser, GmbH included Coty, Jovan and Quintessence brands in the fragrance and cosmetics business and Calgon Bubble Bath, Cling Free Fabric Softener, ElectraSol and Jet-Dry, in the cleaning products business. Since 1987, Dr. Bonoma has been a partner of BGI, a consulting firm. From 1979 to 1990, he was Professor of Business Administration at the Harvard Business School. Dr. Bonoma is a director of Griffin Corp., an agricultural chemicals company.



     Norbert Becker, President and Chief Operating Officer, joined the Company in July 1996. From April 1981 to 1996, Mr. Becker held a number of positions with Benckiser, GmbH in different countries. His last position was as President and Chief Executive Officer of Lancaster Group USA, the American subsidiary of Benckiser, GmbH, selling and marketing prestige fragrances in the United States. Previously, Mr. Becker was Chief Operating Officer of Lancaster Group USA and Executive Vice President for Finance and Administration for Lancaster Worldwide, a division of Benckiser, GmbH. Mr. Becker is a graduate of Frankfurt University, in Frankfurt, Germany.



     Ronald D. Bowen, Group Vice President, Corporate Production and Operations, joined the Company in June 1994. From 1988 to 1994, Mr. Bowen served as Benckiser, GmbH's Vice President of Operations. In this capacity Mr. Bowen supervised all of Benckiser, GmbH's North American production activities, including manufacturing, logistics and distribution and was actively involved in acquiring and restructuring facilities and implementing production policies for certain businesses acquired by Benckiser, GmbH. Mr. Bowen worked closely with Dr. Bonoma on the acquisition and integration of Beecham Household Products (Calgon), Germaine Monteil (Revlon), Quintessence, Inc. and Coty, Inc. For 17 years prior to joining Benckiser, GmbH, Mr. Bowen was employed by General Foods Corporation in manufacturing, logistics, marketing and

MIS positions and as a Vice President of Culinova Group, a General Foods Corporation subsidiary. Mr. Bowen is a graduate of Harvard University's Program for Management Development and the United States Military Academy.


     Albert E. DeChellis, Group Vice President and President, Fragrance, joined the Company in June 1994. From 1992 to 1994, Mr. DeChellis was the President and Chief Operating Officer of Benckiser, GmbH Consumer Products. Previously, Mr. DeChellis was Benckiser, GmbH's Vice President of Sales. Mr. DeChellis was integrally involved with Dr. Bonoma in the acquisition and restructuring of several companies while at Benckiser, GmbH. Mr. DeChellis helped orchestrate the acquisition and restructuring of Calgon, Inc., Quintessence, Inc. and Coty, Inc., and was directly responsible for the restructuring of the sales organizations for each of those acquired companies. Prior to 1987, Mr. DeChellis was employed by Ecolab in various sales capacities for almost 15 years, where he held positions such as District Manager, Assistant Vice President of Regional Sales and Vice President of Eastern Area Sales. Mr. DeChellis is a graduate of Kent State University.



     Sean E. Greene, Group Vice President, President Renaissance Sales, joined the Company in June 1994. From 1991 to 1994, Mr. Greene served as Vice President of Sales of Quintessence, Inc., which was acquired by Benckiser, GmbH in 1991. In 1994, Mr. Greene became Senior Vice President of Sales for Coty, Inc., another Benckiser, GmbH subsidiary. Prior to joining Benckiser, GmbH, Mr. Greene was Senior Vice President of the Fine Fragrance Division of Faberge, Inc. and a Vice President of Mary Quant Cosmetics, an international cosmetics and fragrance company. Mr. Greene is a graduate of Belvedere College in Dublin, Ireland.



     John R. Jackson, Group Vice President, General Counsel and Secretary, joined the Company in June 1995. From 1994 to 1995, Mr. Jackson was the Vice President of Acquisitions and General Counsel and Secretary for Brothers Gourmet Coffees, Inc. From 1983 to 1988, he was engaged in the practice of law at the Denver office of Kirkland and Ellis. From 1988 to 1994, Mr. Jackson was engaged in the practice of law at the Denver office of the firm of Ballard Spahr Andrews & Ingersoll, where he became a partner in 1990. While engaged in private practice, Mr. Jackson focused on merger and acquisition transactions and private and public financing. Mr. Jackson taught Business Planning as an adjunct professor of law at the University of Denver Law School. He holds a B.A. degree from Davidson College and a J.D. degree from Vanderbilt Law School.


     Thomas T.S. Kaung, Group Vice President and Chief Financial Officer, joined the Company in July 1995. From 1991 to 1995, Mr. Kaung was President of River International, Inc., a consulting firm. From 1990 to 1991 he was the Executive Vice President and Chief Financial Officer for Zale Corporation, which operates a large national chain of fine jewelry stores. Zale Corporation filed for bankruptcy protection on January 23, 1992. Prior thereto, he spent 12 years at Cole National Corporation, a leading specialty retailer, where he served as Executive Vice President, Administration and Chief Financial Officer. In addition, Mr. Kaung rose to the position of Divisional Vice President for Finance for the Dayton Hudson Corporation after ten years of service. Mr. Kaung holds a B.S. degree from Southwestern University and an M.S. degree from the University of Iowa.

     Gay A. Mayer, Group Vice President, Market Development, joined the Company on December 4, 1996. From 1990 to 1996, Mr. Mayer was President, Chief Executive Officer and Chairman of the Board of Directors of MEM.


     Marc L. Rovner, Group Vice President and President, International, joined the Company in May 1995. Mr. Rovner's background spans 16 years of international sales and marketing experience with Fortune 500 companies such as International Paper, Unilever and Benckiser, GmbH. From 1992 to 1995, he served as U.K. General Manager at Benckiser, GmbH. From 1981 to 1992, Mr. Rovner served as Divisional Category Manager at Unilever, where he directed the launch of ten major detergent and personal care products, both in the United States and Japan. From 1978 to 1980, he served as Product Manager at International Paper, where he was responsible for the introduction of its first consumer products' ad campaign. Mr. Rovner holds a B.A. degree from the University of Pennsylvania and an M.A. degree from the University of Chicago.

     Eric R. Hamburg, Director, was elected as a director in October 1994. Mr. Hamburg is the founder and President of Industrial Renaissance Inc., which was founded in September 1996 and has been active since November 1996. In 1993, he joined Kidd, Kamm & Company as a partner after serving as a senior manager with Andersen Consulting from 1985 to 1993. While at Andersen Consulting, Mr. Hamburg led the design and implementation of numerous business turnarounds and profit improvement initiatives in a wide variety of industries. He has extensive experience in just-in-time manufacturing, distribution, management information systems and plant start-ups.


     Kurt L. Kamm, Director, was elected as a director in October 1994. In 1979, Mr. Kamm joined Lineberger Kidd Kamm & Company. He helped to establish Kidd, Kamm & Company in 1987. Mr. Kamm is a director of Wright Medical Technology, Inc., a manufacturer and marketer of orthopaedic implant devices. In January 1997, Mr. Kamm formed a separate entity for future investments, Kamm Theodore, LLC.

     William J. Kidd, Director, was elected as a director in May 1994. In 1974, Mr. Kidd helped to form and became a principal of Lineberger, Kidd & Company which, in turn, became Lineberger Kidd Kamm & Company in 1979. In 1987, Mr. Kidd helped to establish Kidd, Kamm & Company. Mr. Kidd is a director of Wright Medical Technology, Inc., a manufacturer and marketer of orthopaedic implant devices. In January 1997, Mr. Kidd formed a separate entity for future investments, Kidd & Company, LLC.

     John H. Lynch, Director, was elected as a director in March 1995. Mr. Lynch has been the Vice Chairman and President since 1994 of Knoll Inc., a firm engaged in the manufacture of office furniture. He has been a partner since 1987 of BGI, a consulting firm. From 1982 to 1990, Mr. Lynch was employed by the Harvard Business School, as Assistant Dean and Director of the MBA program from 1982 to 1986 and as Associate Dean from 1988 to 1990. Mr. Lynch has been elected to the board of directors pursuant to the right of Dr. Bonoma, under his employment agreement, to designate one additional director.


     E. Mark Noonan, Director, has been a Managing Director since 1990 of Triumph Capital Group, Inc., a firm engaged in investment banking and investment management. He served as a Vice President and then a Managing Director of Drexel Burnham Lambert from 1984 to 1990. Mr. Noonan has been elected to the board of directors pursuant to the right of the holders of the Company's Cumulative Exchangeable Preferred Stock to elect one director under the Company's restated certificate of incorporation.


     Terry M. Theodore, Director, was elected as a director in May 1994. Mr. Theodore, a partner at Kidd Kamm & Company, joined Kidd, Kamm & Company in 1989 after serving in the Financial Institutions Group of Bear, Stearns & Co. from 1988 to 1989. In January 1997, Mr. Theodore formed a separate entity for future investments, Kamm Theodore, LLC.

     Daniel D. Villanueva, Director, was elected as a director in September 1996. Mr. Villanueva has been the Chairman and Managing Director since 1990 of Bastion Capital Corporation, a minority-controlled private equity investment firm specializing in management-led buyouts of leading middle market companies and related transactions. He has served since April 1996 on the Board of Directors of Telemundo Group, Inc., a publicly traded Spanish-language television company, and since October 1996 on the Board of Directors of Seven-Up/RC Bottling Company of Southern California, Inc., a manufacturer and distributor of beverage products. Mr. Villanueva has been elected to the board of directors as the designee selected by the holders of a majority of the shares of Senior Redeemable Preferred Stock.

EXECUTIVE OFFICERS AND DIRECTORS OF THE GUARANTOR


     The following table sets forth certain information concerning the executive officers, directors and certain key employees of the Guarantor as of May 1, 1997:



              NAME                 AGE                           POSITION
---------------------------------  ---     ----------------------------------------------------
Thomas V. Bonoma.................  50      Chief Executive Officer and President
                                           Vice President, General Counsel, Secretary and
John R. Jackson..................  38      Director
Thomas T.S. Kaung................  59      Vice President, Chief Financial Officer and Director
Anthony J. Wesley................  41      Vice President, Treasurer and Director
Martin Byman.....................  38      Director
Mary Ellen Spiegel...............  47      Director


     Anthony J. Wesley, Vice President, Treasurer and a director, joined the Guarantor in March 1997. Mr. Wesley has also been Vice President and Treasurer of the Company since February 1997. From 1990 to 1997, Mr. Wesley was founder and shareholder in Wesley Mills and Company, an accountancy practice in Cleveland, Ohio. Prior thereto, he spent six years as the Manager, Tax Planning of Cole National Corporation, a leading specialty retailer. Mr. Wesley holds a B.B.A. from the University of Notre Dame and is a Certified Public Accountant.

     Martin Byman, Director, was elected as a director of the Guarantor in March 1997. Mr. Byman has been the General Counsel of Odyssey Partners, L.P., a leading private investment firm, since January 1994. From 1984 to 1987 and from 1988 to 1994, he was engaged in the practice of law at Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Byman was elected to the board of directors of the Guarantor as one of the "independent directors."

     Mary Ellen Spiegel, Director, was elected as a director of the Guarantor in March 1997. Ms Spiegel has been Director of Planned Giving of the Catholic Archdiocese of New York since September 1996. From 1995 through such date, she was a licensed agent of The Equitable Life Insurance Company of New York. She is the founder and, since January 1994, has been the principal of Fiscal Plus, a financial planning firm that specializes in assisting women to achieve long-term financial security. From April 1986 to December 1993, Ms. Spiegel was a managing director of Maurice & Associates, Inc., a marketing consulting firm to clients in the healthcare publishing industry. She was elected to the board of directors of the Guarantor as one of the "independent directors."

EXECUTIVE COMPENSATION



     The following table sets forth certain information with respect to the annual and long-term compensation for services rendered in all capacities earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") during the fiscal period from April 15, 1994 (Inception) to March 31, 1995 and Fiscal 1995 and Fiscal 1996.



                           SUMMARY COMPENSATION TABLE



                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                                            ANNUAL             SHARES
                                                         COMPENSATION        UNDERLYING
                                           FISCAL     -------------------     OPTIONS       ALL OTHER
       NAME AND PRINCIPAL POSITION         PERIOD      SALARY     BONUS       GRANTED      COMPENSATION
-----------------------------------------  ------     --------   --------   ------------   ------------
Thomas V. Bonoma.........................   1996      $470,592   $150,000          --              --
  Chairman and Chief Executive Officer      1995       400,000         --          --              --
                                            1994       233,338         --      93,182              --(1)

Sean E. Greene...........................   1996       275,000    125,000          --              --
  Group Vice President, President           1995       250,000         --          --              --
     Renaissance Sales
                                            1994       145,836    175,000       9,318        $ 62,500(2)

Albert E. DeChellis......................   1996       244,094     80,000          --              --
  Group Vice President and President,       1995       225,000         --          --              --
     Fragrance
                                            1994       131,250    125,000       9,318          37,500(2)

Thomas T.S. Kaung........................   1996       254,115    100,000          --              --
  Group Vice President and Chief            1995(3)    177,385         --       9,318              --
     Financial Officer

Ronald D. Bowen..........................   1996       206,960    120,000          --              --
  Group Vice President, Corporate           1995       166,667         --          --              --
  Production and Operations                 1994        93,333    125,000       9,318          40,000(2)


---------------

(1) Does not include $85,000 paid to a company controlled by Dr. Bonoma during May through July 1994 for consulting services.



(2) Represents amounts paid in respect of services rendered as a consultant prior to the individual's employment by the Company.



(3) Mr. Kaung joined the Company during the fiscal year ended March 31, 1996.



     There was no grant of stock options during the fiscal year ended March 31, 1997 to the Named Executive Officers.

DIRECTORS

     Directors of the Company are elected annually and hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Officers of the Company are appointed by and serve at the discretion of the Board of Directors of the Company. Under the Company's restated certificate of incorporation, the holders of the outstanding shares of the Company's cumulative exchangeable preferred stock have the right to elect one member of the Company's Board of Directors. Mr. Noonan has been elected to the Board of Directors pursuant to this right. In addition, pursuant to Dr. Bonoma's employment agreement with the Company, Dr. Bonoma has been elected a director and has the right to designate one additional director. Mr. Lynch has been elected to the Board of Directors pursuant to this right. Holders of the Series C Preferred Stock (acting together with the holders of the Series B Preferred Stock, as a single class) will have the right to nominate three candidates for consideration for the Company's Board of Directors. The Company shall use all reasonable commercial efforts to cause the election of one of such nominees selected by the Company (the "Series C Preferred Nominee"). Mr. Villanueva has been elected to the Board of Directors pursuant to this right. Pursuant to the Securities Purchase Agreement, dated as of September 27, 1996, between the Company and Bastion Capital Fund, L.P. ("Bastion"), the Company has agreed in the event that Bastion is not entitled to designate the Series C Preferred Nominee, the Company will include one person selected by Bastion in its nominations for the Company's Board of Directors and to use all reasonable commercial efforts to cause the election of such person to the Board, so long as Bastion owns 75% (in value) of (i) the shares of common stock purchased by Bastion in the New Common Stock Sale and (ii) the Units purchased by Bastion pursuant to the Series B Offering (the "Minimum Share Amount"). In addition, pursuant to a Voting Agreement, dated as of September 27, 1996, KKEP agreed that, in the event that Bastion is not entitled to designate the Series C Preferred Nominee, KKEP will vote its shares of common stock in favor of a nominee designated by Bastion for election to the Company's Board of Directors provided that Bastion has the Minimum Share Amount.

     Directors of the Company and directors of the Guarantor (other than "independent" directors) are not compensated for their services as directors. The "independent" directors of the Guarantor, however, are each compensated for their services $1,500 annually and $500 for each meeting the director attends. All non-employee directors of the Company and the Guarantor are reimbursed for ordinary and necessary expenses incurred in attending board or committee meetings.

     The Board of Directors intends to create a Financial Affairs Committee of the Board of Directors and to appoint Messrs. Kidd, Noonan and Theodore to such committee. It is expected that the Financial Affairs Committee would consider matters pertaining to the Company's financing and business strategies, although the Board of Directors has not yet determined the extent of the authority to be delegated to such committee. Other than the Compensation Committee, the Stock Option Committee and the Audit Committee of the Board of Directors and the contemplated Financial Affairs Committee, there are no other committees of the Board of Directors.

STOCK OPTION PLAN


     The Company's 1994 Stock Option Plan (the "Plan") was approved by the Company's Board of Directors and stockholders in January 1995. The Company has reserved 111,320 shares of its common stock, par value $.01 per share (the "Common Stock"), under the Plan. The Company's Board of Directors has also reserved an additional 25,000 shares of its Common Stock to be available for grants subject to stockholders' approval. Options granted under the Plan may include those qualified as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options. The Plan is administered by a Stock Option Committee of the Board of Directors (the "Stock Option Committee") consisting of Dr. Bonoma and Mr. Kidd. The Stock Option Committee has wide latitude in determining the recipients of options and numerous other terms and conditions of the options. All regular employees and all directors may be chosen by the Stock Option Committee to participate in the Plan. Non-employees may receive only nonqualified options. Options become exercisable in such amounts and at such intervals as the Stock Option Committee provides for in the applicable option agreement. At March 31, 1997, there were outstanding options under the Plan with respect to 101,805 shares of Common Stock. These options generally become exercisable with respect to 25% of their shares in each of the four years 1995 through 1998, and expire in January 2005.

     The exercise price for the shares purchased upon exercise of all options granted under the Plan is determined by the Stock Option Committee. The exercise price of an incentive stock option must be at least equal to the fair market value of the Common Stock on the date such option is granted (110% of the fair market value for stockholders who, at the time the option is granted, own more than 10% of the total combined classes of stock of the Company or any subsidiary).

     No option may have a term of more than ten years (five years for incentive stock options granted to 10% or greater stockholders). Options generally may be exercised only if the option holder remains continuously associated with the Company or a subsidiary from the date of grant to the date of exercise. However, options may be exercised within certain specified periods following termination of employment or ceasing to be a director by reason of death, disability or retirement of the optionee or any reason other than termination of employment for cause or without the consent of the Company. The Stock Option Committee may cancel, by giving an optionee written notice, any option that remains unexercised upon the date of the consummation of a merger, consolidated reorganization, liquidation or dissolution in which the Company does not survive or a sale, lease exchange or other disposition of all or substantially all of the property and assets of the Company.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement (the "Bonoma Employment Agreement"), dated as of August 6, 1996, with Dr. Bonoma, which agreement supersedes his prior employment agreement with the Company. Pursuant to the Bonoma Employment Agreement, Dr. Bonoma is employed as the chief executive officer of the Company and each of its present and future subsidiaries and is responsible for managing the day-to-day affairs of the Company and its subsidiaries.

     Dr. Bonoma will receive a base salary of $500,000 per year and will be eligible to receive an additional annual bonus of 100% of his annual base salary if certain objectives, to be established by the Board of Directors of the Company, are met. If Dr. Bonoma's employment is terminated without cause or if Dr. Bonoma terminates his employment for good reason, Dr. Bonoma will be entitled to the greater of his annual base salary for the remaining term of his employment or for one year, and to a bonus equal to the greater of 75% of his annual base salary for the remaining term of his employment or for one year.

     The Bonoma Employment Agreement will expire on August 18, 2000 and is automatically renewable for additional one-year periods unless Dr. Bonoma or the Company, upon 90 days notice, decides not to renew it. The Bonoma Employment Agreement will automatically terminate in the event of a change of control of the Company resulting in a sale of all or substantially all of the stock or assets of the Company in which the shareholders of the Company liquidate all or substantially all of their equity interests in the Company.

     The Company and Mr. Gay A. Mayer, the former Chief Executive Officer and President of MEM, entered into an employment agreement dated August 6, 1996, pursuant to which Mr. Mayer is employed as Group Vice President of Market Development of the Company. Mr. Mayer will receive an annual gross salary of $250,000 and will be eligible to participate in all bonus programs for executives of the Company, on the same terms and conditions as such executives. The Company also granted Mr. Mayer an option to purchase 5,000 shares of Common Stock under the Company's stock option plan at a per share exercise price of $104.00. Mr. Mayer's employment will terminate 30 months after consummation of the MEM Acquisition, which was completed on December 4, 1996.

BONUS PLANS

     The Company and each of its principal divisions -- the Fragrance division, Cosmetics division and International division -- have adopted an incentive bonus plan for Fiscal 1996 (the "1996 Bonus Plan") under which eligible employees of the Company (including the Named Executive Officers) or such division, as the case may be, who are actively employed on the day the bonus is paid, will be entitled to receive cash bonuses as a percentage of such employee's base salary depending upon whether target levels of EBITDA established by the Company's Board of Directors are met or exceeded. Five percent of a target award amount is paid if 90% of the established EBITDA target is met and 10% of a target award is paid if 91% of the established EBITDA target is met. Thereafter increasing percentages of the target award are paid until 100% of the established EBITDA target is met (at which point 100% of the target award is paid). In the event that the established EBITDA target is exceeded, bonus levels will increase above 100% of the target award by one percentage point for each full percentage point by which the applicable EBITDA target is exceeded. Employees who are actively employed for less than one full year will have the award pro-rated for each full month of employment. Final award payments are subject to the approval of the Chairman. If the established EBITDA target for Fiscal 1996 is met, approximately $4.1 million would be payable under the 1996 Bonus Plan.

     In October 1996, the Board of Directors elected to pay to certain employees of the Company approximately $1.5 million as a non-returnable advance against incentive bonuses that may be earned under the 1996 Bonus Plan. Amounts advanced will offset on a dollar-for-dollar basis the bonuses actually earned, but such advances are not required to be returned even if not ultimately earned. The Named Executive Officers received advances as follows: Thomas V.
Bonoma -- $150,000; Sean E. Greene -- $125,000; Albert E. DeChellis -- $80,000;
Thomas T.S. Kaung -- $100,000; and Ronald D. Bowen -- $120,000.


     In connection with the MEM Acquisition, the Company established the MEM Employee Stay Bonus Program for twenty-nine employees of MEM in order to encourage the selected employees to remain in the employ of the Company following the closing. On the closing date of the MEM Acquisition, $207,932 was deposited in an escrow account. As of March 31, 1997, approximately $154,000 has been paid and an additional $47,000 is expected to be paid pursuant to the MEM Employee Stay Bonus Program.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Bonoma and Mr. Kidd functionally act as the Company's Compensation Committee. Dr. Bonoma's salary is established by his employment agreement with the Company. Dr. Bonoma and Mr. Kidd constitute the Stock Option Committee of the Board of Directors. Messrs. Kidd, Lynch and Noonan constitute the Audit Committee of the Board of Directors. Mr. Kidd, Mr. Noonan and Mr. Theodore are expected to constitute the Financial Affairs Committee. There are no other committees of the Board of Directors.

CERTAIN OTHER MATTERS

     From March 1994 to August 1995, Dr. Bonoma was a director (including chairman of the board from September 1994 to August 1995) of Brothers Gourmet Coffees, Inc. ("Brothers"). During September and October 1995, three shareholder suits were commenced against Brothers, naming, among others, Dr. Bonoma as a defendant. These suits alleged, among other things, that Brothers and the individual defendants violated federal securities laws in connection with the initial public offering of Brothers's common stock in December 1993 (prior to the time Dr. Bonoma became a director) and certain public statements made by Brothers through May 1995. Dr. Bonoma believes that the allegations made in the suits as they concern him are without merit. The parties to the suits have entered into a stipulation of settlement under which the plaintiffs will receive a total of approximately $8 million in cash and Brothers common stock, although there is no admission of wrongdoing. Dr. Bonoma is not required to contribute any amounts in respect of the settlement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth, as of March 31, 1997, information with respect to the beneficial ownership of shares of the Company's Common Stock by
(i) each stockholder known by the Company to be the beneficial owner of more than 5% of such shares, (ii) each director of the Company, the Company's Chief Executive Officer and each of the other named executive officers in the Summary Compensation Table contained herein and (iii) directors and executive officers of the Company as a group. The Company is the beneficial owner of 100% of the Guarantor's Common Stock.


                                                                                          PERCENT
                                                                                           ON A
                                                                  NO. OF               FULLY DILUTED
                       NAME OF STOCKHOLDER                        SHARES    PERCENT+       BASIS
----------------------------------------------------------------- -------   --------   -------------
Kidd, Kamm Equity Partners, L.P.(1).............................. 605,286     73.4%         39.3%
  c/o Kidd, Kamm & Company
  Three Pickwick Plaza
  Greenwich, CT 06830
Thomas V. Bonoma(2)..............................................  26,902      3.3%          1.7%
Ronald D. Bowen..................................................   3,632        *             *
Albert E. DeChellis..............................................   6,053        *             *
Sean E. Greene...................................................   8,070      1.0%            *
Thomas T.S. Kaung................................................   2,690        *             *
John H. Lynch....................................................   2,690        *             *
E. Mark Noonan(3)................................................  59,825      6.8%          3.9%
Triumph-Connecticut Limited Partnership(3).......................  59,825      6.8%          3.9%
  60 State Street, 21st Floor
  Boston, MA 02109
Daniel D. Villanueva(4)..........................................  95,766     11.0%          6.2%
  Bastion Capital Corporation
  Suite 2960
  1999 Avenue of the Stars
  Los Angeles, CA 90067
CIBC WG Argosy Merchant Fund 2, L.L.C.(5)........................  51,959      6.3%          3.4%
  c/o CIBC Wood Gundy Securities Corp.
  425 Lexington Avenue, 3rd Floor
  New York, NY 10017
All directors and executive officers as a group (14 persons)..... 810,914     87.3%         52.7%

---------------
  * Less than 1%.

  + The percentages in this column have been calculated pursuant to Rule
     13d-3(d)(1) of the Exchange Act and do not give effect to options and warrants, except for options and warrants of the person for whom the percentage is being calculated that are exercisable within 60 days.

(1) William J. Kidd, Kurt L. Kamm, Terry M. Theodore and Eric R. Hamburg are principals of Kidd, Kamm & Company, an entity affiliated with Kidd, Kamm Equity Partners, L.P., and for purposes of this report may be deemed to beneficially own the shares owned of record by Kidd, Kamm Equity Partners, L.P.

(2) Includes 26,902 shares held by a trust for the benefit of Dr. Bonoma but excludes 93,182 shares of Common Stock issuable to Dr. Bonoma under a stock option which is not currently exercisable.


(3) Represents shares issuable upon exercise of Common Stock purchase warrants acquired by Triumph-Connecticut Limited Partnership ("Triumph-Connecticut") in connection with the purchase by that entity of shares of the Company's Cumulative Exchangeable Preferred Stock. Does not include 175 shares issuable upon exercise of warrants held by Jeffrey Lane and Meri Lane (collectively, the "Lanes"), as trustees of a trust that is not affiliated with Triumph-Connecticut. Jeffrey Lane is affiliated with Triumph-Connecticut. Mr. Noonan is a Managing Director of Triumph Capital Group Inc., a general partner of Triumph-Connecticut Capital Advisors, Limited Partnership, the general partner of Triumph-Connecticut, and for purposes of this table Mr. Noonan may be considered to be the owner of these shares. As of March 31, 1997, Triumph-Connecticut and the Lanes also hold approximately

     12,753 shares and approximately 45 shares, respectively, of the Cumulative Exchangeable Preferred Stock.


(4) Represents 51,959 shares of Common Stock acquired by Bastion in the New Common Stock Sale and includes 43,807 shares of Common Stock issuable upon exercise of Common Stock warrants acquired by Bastion in the Series B Preferred Stock Offering. Mr. Villanueva is the Chairman and Managing Director of Bastion and for purposes of this table Mr. Villanueva may be considered to be the owner of such shares.

(5) The Initial Purchaser, an affiliate of the CIBC Fund, may from time to time hold a position in the Series B Warrants (as defined herein).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Management Ownership and Compensation. In August 1994, Dr. Bonoma, together with other members of senior management, acquired 68,922 shares of Common Stock in consideration of the payment of approximately $3 million. In addition, the Company has granted options to officers and other employees under the Plan referred to above under the caption "Stock Option Plan" and additional options may be granted under the Plan to directors, officers and other employees.

     Management Agreement. On August 16, 1994 the Company entered into a Management Agreement (the "Management Agreement") with Kidd Kamm. Pursuant to the Management Agreement, Kidd Kamm received a fee of $675,000 upon the closing of the Cosmar Acquisition and, subject to certain restrictions contained in the Indenture governing the Company's Senior Notes, is entitled to receive an annual management fee of $675,000 subject to increases as determined by the Board of Directors of the Company, plus out-of-pocket expenses incurred for management, consulting and related services to be rendered to the Company. At the closing of the Offering, Kidd Kamm received management fees equal to $1.35 million for the previous two fiscal years. Principals of Kidd Kamm organized KKEP which is the owner of 73.4% of the currently outstanding Common Stock.

     In November 1996, the partners of Kidd Kamm agreed to a division of the firm and its operations in relation to future investments. The firm's two founding partners, William J. Kidd and Kurt L. Kamm, formed separate entities for future investments, including the formation of two firms, Kidd & Company, LLC and Kamm Theodore, LLC in January, 1997. The ongoing support and management provided to the Company under the Management Agreement will not be affected by the aforementioned changes in Kidd Kamm. Members of the investment firms to be formed by the founding partners of Kidd Kamm who were primarily responsible for providing support and management assistance to the Company as employees of Kidd Kamm will continue to provide such services throughout the term of the Management Agreement.

     Stockholders Agreement. Management, Kidd Kamm and certain other equity holders have entered into a stockholders agreement dated August 18, 1994 with the Company (the "Stockholders Agreement"), whereby such equity holders of the Company are restricted in the transfer of their shares of Common Stock of the Company for a period of eight years from that date unless such transfer is made in accordance with the Stockholders Agreement.


     Financing Fees. In May 1996, the Company paid the CIBC Fund a $2.1 million commitment fee for committing to provide the Interim Preferred Facility, $1.1 million of which was refunded to the Company as part of the CIBC Financing. In addition, the Initial Purchaser, an affiliate of the CIBC Fund, has from time to time provided investment banking services to the Company in connection with various transactions and proposed transactions for which it has received customary compensation. The Initial Purchaser acted as initial purchaser of the Series B Preferred Stock, provided the initial commitment in connection with the Senior Secured Credit Facility, purchased a portion of the notes issued in the initial funding under the Senior Secured Credit Facility, and acted as initial purchaser of the Existing Notes in each case in return for customary fees and reimbursement of expenses. In connection with the Equity Financing, Triumph-Connecticut, a partnership in which E. Mark Noonan serves as a general partner of the general partner, received a referral fee of $600,000 from the Initial Purchaser. In addition, Triumph-Connecticut received a referral fee of $1.0 million from the Initial Purchaser in connection with the Offering and may receive additional fees from the Initial Purchaser from time to time.


     Bastion Securities Purchase Agreement. On September 27, 1996, the Company entered into a Securities Purchase Agreement (the "Bastion Securities Purchase Agreement") with Bastion pursuant to which it sold 51,959 shares of Common Stock to Bastion for an aggregate purchase price of $5.0 million. Pursuant to the terms of the Bastion Securities Purchase Agreement, the Company has agreed to include one person selected by Bastion in its nominations for the Company's Board of Directors and to use all reasonable commercial efforts to cause the election of such person to the Board, so long as Bastion owns 75% (in value) of the shares of Common Stock purchased thereunder and of the Units purchased by Bastion pursuant to the Series B Preferred Stock Offering. Bastion agreed that the Common Stock purchased thereunder shall be bound by the terms of the Stockholders Agreement.

     In addition, pursuant to a Voting Agreement, dated as of September 27, 1996, KKEP agreed that, in the event that Bastion is not entitled to designate the Series C Preferred Nominee, KKEP will vote its shares of Common Stock in favor of a nominee designated by Bastion for election to the Company's Board of Directors provided that Bastion has the Minimum Share Amount.

                            DESCRIPTION OF THE NOTES

     Except as otherwise indicated, the following description relates both to the Existing Notes issued in the Offering and the New Notes to be issued in exchange for Existing Notes in connection with the Exchange Offer. The form and terms of the New Notes are the same as the form and terms of the Existing Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. The New Notes will be obligations of the Company evidencing the same indebtedness as the Existing Notes, and will be entitled to the benefits of the Indenture, dated as of February 7, 1997 (the "Indenture") between the Company and United States Trust Company of New York, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. The following is a summary of the material terms and provisions of the Notes. This summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture (including the definitions contained therein). A copy of the Indenture may be obtained from the Company by any holder or prospective investor upon request. In addition, the Company has filed the Indenture with the Commission as an exhibit to the registration statement of which this Prospectus is a part. The definitions of certain capitalized terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference. For purposes of this section, references to the "Company" include only the Company and not its Subsidiaries.

GENERAL

     The Notes are general unsecured obligations of the Company except to the extent they are collateralized by a first priority security interest in the Escrow Account granted by the Guarantor. The Notes rank pari passu in right of payment to all existing or future senior indebtedness of the Company (except as to future senior secured indebtedness of the Company) and rank senior in right of payment to any current or future subordinated indebtedness of the Company. The Notes are effectively subordinated to all existing and future indebtedness of the Company's Subsidiaries (other than the Guarantor), which indebtedness, to the extent permitted to be incurred under the Indenture, is also permitted to be secured by Liens on the assets and properties of such Subsidiaries. See "Limitation on Additional Indebtedness," "Limitation on Liens" and "Description of Other Indebtedness -- New Revolving Credit Facility." The New Revolving Credit Facility contains a provision which permits the lenders thereunder to block all payments to the Company from Dana and the Subsidiaries of the Company that are guarantors thereunder either (i) following the occurrence and during the continuation of a payment default under the New Revolving Credit Facility or
(ii) for a period of up to 179 days following the occurrence and during the continuation of any event of default for reasons other than failure to make payments due thereunder. This provision will not affect the ability of the holders of the Notes to accelerate the maturity of the Notes or to seek other remedies available to them under the Indenture in the event of any payment default on the Notes.

     The Trustee and, by their acceptance thereof, the holders of the Notes will be deemed to have agreed not to contest the Liens granted to the lenders under the New Revolving Credit Facility.

MATURITY, PRINCIPAL AND INTEREST

     The Notes will mature on February 15, 2004 and are limited in aggregate principal amount to $200.0 million. The Notes will bear interest at a rate of 11 3/4% per annum from the date of issuance of the Notes (the "Issue Date") until maturity. Interest will be payable in cash semiannually in arrears on each February 15 and August 15, commencing on August 15, 1997, to holders of record of the Notes at the close of business on the immediately preceding February 1, and August 1, respectively.

DISBURSEMENT OF FUNDS; ESCROW ACCOUNT

     In connection with the closing of the Offering, the Company transferred $17.5 million of the net proceeds from the Offering to Renaissance Guarantor, Inc., a single-purpose corporation (the "Guarantor"), which is a wholly-owned subsidiary of the Company, in exchange for a limited guarantee by the Guarantor of the Company's obligations under the Notes to the extent of the value of the property owned by the Guarantor (the "Subsidiary Guarantee"). The Guarantor then placed such amount into an escrow account (the "Escrow Account") for the benefit of the holders of the Notes. Until disbursed in accordance with the related escrow and disbursement agreement (the "Escrow Agreement") among the Guarantor, the Trustee and U.S. Trust Company of New York, as escrow agent (the "Escrow Agent"), and the Indenture, the Escrow Account is designed to provide security for a portion of the Company's obligations under the Notes. The Subsidiary Guarantee constitutes a limited guarantee by the Guarantor of all sums due under the Notes limited in amount to the value of the property held in the Escrow Account. In addition, the Indenture provides that, so long as no Event of Default has occurred and is continuing, the Guarantor will be obligated to pay to the Trustee for the benefit of the holders of the Notes, on each interest payment date, an amount equal to the amount of interest then due on $79.0 million aggregate principal amount of the Notes (or, if less than $79.0 million aggregate principal amount of the Notes are outstanding, funds representing the interest payment then due on the amount by which $79.0 million exceeds the outstanding aggregate principal of the Notes may be paid to the Company) (such amount, the "Interest Portion"). The Indenture provides that upon the occurrence and during the continuation of an Event of Default the Guarantor must pay the full amount of interest on the Notes at the regular, pre-default rate, as the same becomes due and payable, unless paid from another source. The Escrow Agreement will provide, among other things, that funds will be disbursed from the Escrow Account (i) on any interest payment date, to pay the Interest Portion and (ii) upon an Event of Default, to pay the full amount due on the Notes under the Subsidiary Guarantee. Pending such disbursement, the Escrow Agent will cause all funds contained in the Escrow Account to be invested in Temporary Cash Investments. Interest earned on these Temporary Cash Investments will be added to the Escrow Account. The Indenture provides that the proceeds of the Escrow Account will be applied first to the payment of interest on the Notes so long as interest thereon is due or will become due under the Notes and that only in the event that interest is no longer due and will not become due (whether because the full principal amount of the Notes is to be repaid or otherwise) will the proceeds of the Escrow Account be applied to principal or premium, if any.

     The Guarantor's obligations under the Subsidiary Guarantee are secured by a first priority security interest in the Escrow Account and the Temporary Cash Investments held therein. See "Security."

GUARANTOR

     Under the terms of its certificate of incorporation and the Indenture, the permissible activities of the Guarantor are subject to limitations intended to preserve its separateness from the Company and the Company's other subsidiaries, and to prevent the Guarantor's becoming the subject of bankruptcy proceedings, and, in the event of the Company or its other subsidiaries becoming the subject of bankruptcy proceedings, to permit the payment of interest under the Subsidiary Guarantee. Among other things, these restrictions preclude the Guarantor from engaging in any business transaction, acquiring any assets or incurring or guaranteeing any debt, other than as contemplated and required in connection with the issuance and guarantee of the Notes and the maintenance of the Escrow Account. In addition, the certificate of incorporation of the Guarantor and the Indenture requires that the assets, properties and liabilities of the Guarantor be at all times maintained separately from the assets, properties, liabilities and business of the Company and the Company's other subsidiaries, and that the Company and its other subsidiaries not hold out or treat the Guarantor or its assets as available to pay the debts of the Company or its other subsidiaries (other than the Notes). Further, under such certificate of incorporation and the Indenture, the board of directors of the Guarantor is required at all times to include at least two "independent" directors who have no interest in or relationship with the Company or its other subsidiaries, and the affirmative vote of both independent directors is required, among other things, to authorize the filing of a bankruptcy petition with respect to the Guarantor or the making of any other act of bankruptcy by the Guarantor or the amendment or modification of any term of the Indenture or the Escrow Agreement. No assurance can be given, however, that these restrictions will be sufficient to prevent the entry of the Guarantor into bankruptcy proceedings, or, in the event that the Company or its other subsidiaries become the subject of bankruptcy proceedings, that these restrictions will be sufficient to prevent a court in such proceedings from making the assets of the Guarantor (including the Guarantor's interest in the Escrow Account) subject to such proceedings under the doctrine of "substantive consolidation" or similar equitable doctrines. See "Risk
Factors -- Fraudulent Conveyance and Bankruptcy."

OPTIONAL REDEMPTION

     The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 2002, at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest thereon to the redemption date, if redeemed during the twelve-month period beginning on February 15, of each year listed below:

                                       YEAR                                     PERCENTAGE
    --------------------------------------------------------------------------  ----------
    2002......................................................................   103.358%
    2003 and thereafter.......................................................   101.679%

     Notwithstanding the foregoing, the Company, at its option, may redeem, at any time and from time to time on or prior to February 15, 2000, in the aggregate up to 35% of the original principal amount of the Notes at a redemption price equal to 111.75% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the redemption date with the Net Proceeds of one or more Public Equity Offerings or Strategic Equity Investments; provided, that at least $130.0 million of the principal amount of the Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering or Strategic Equity Investment.

     In the event of redemption of fewer than all of the Notes, the Trustee shall select by lot or in such other manner as it shall deem fair and equitable the Notes to be redeemed; provided, however, that if a partial redemption is made with the Net Proceeds of a Public Equity Offering or Strategic Equity Investment, selection of the Notes for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

Limitation on Additional Indebtedness

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, unless (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of total Indebtedness (which, for purposes of determining this ratio only, shall not include any shares of the Existing Preferred Stock) of the Company and its Subsidiaries as of the date of any determination (the "Determination Date") to the Company's Adjusted EBITDA (including Acquisition EBITDA) for the four fiscal quarters ended immediately prior to the Determination Date (the "Reference Period") is less than (i) 6.00 to 1 if the Indebtedness is incurred prior to February 15, 2000 and (ii) 5.75 to 1 if the Indebtedness is incurred thereafter; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio will be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period used to make such calculation) to the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company or one of its Subsidiaries; and (b) no Default or Event of Default will have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness. In determining the Company's total Indebtedness for purposes of this covenant, borrowings under the New Revolving Credit Facility will be computed based on the lowest amount outstanding during a period of 30 consecutive days during the four quarter period used to make the calculations referred to in this paragraph.

     The Company will not, directly or indirectly, incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company unless such Indebtedness is also expressly subordinated to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company.

Limitation on Restricted Payments

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

          a. no Default or Event of Default will have occurred and be continuing, at the time of or immediately after giving effect to such Restricted Payment;

          b. immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described under "Limitation on Additional Indebtedness"; and

          c. immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Company's Cumulative EBITDA minus 1.6 times the Company's Cumulative Consolidated Interest Expense, plus (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be, plus (3) $1.0 million.

     The provisions of this covenant will not prohibit: (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture; (ii) the acquisition and cancellation or retirement of any shares of Capital Stock of the Company or Subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Capital Stock of the Company (other than Disqualified Capital Stock); (iii) the redemption or retirement of Subordinated Indebtedness of the Company in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary of the Company) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the Subordinated Indebtedness being redeemed or retired; (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock; (v) the purchase, redemption or other acquisition for value of shares of Capital Stock of the Company (other than Disqualified Capital Stock) or options on such shares held by the Company's or its Subsidiaries' officers or employees or former officers or employees (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided, that the aggregate cash consideration paid, or distributions made, pursuant to this clause (v) shall not in any one fiscal year exceed $1.0 million; and (vi) so long as no Default or Event of Default will have occurred and be continuing at the time of or immediately after giving effect to such payment, the payment of management and advisory fees to KKEP and its Affiliates and successors and assigns that, when taken together with all previous amounts paid in respect thereof since April 15, 1994, does not exceed an average annual amount of $675,000 per year.

     Not later than the date of any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described under "Limitation on Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements, and that no

Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

Limitation on Investments

     The Company will not, and will not permit any of its Subsidiaries to, make any Investment other than (i) a Permitted Investment or (ii) an Investment that is made as a Restricted Payment in compliance with the covenant described under "Limitation on Restricted Payments" after the Issue Date.

Limitation on Liens

     The Company will not, and will not permit any of its Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any Property of the Company or any such Subsidiary or any shares of stock or debt of any such Subsidiary which owns Property, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Subordinated Indebtedness, any such Lien will be subordinated to a Lien granted to the holders of the Notes in the same collateral as that securing such Lien to the same extent as such Subordinated Indebtedness is subordinated to the Notes. Because the Notes will be effectively subordinated to all current and future indebtedness of the Company's Subsidiaries, this covenant will not limit the extent to which current or future indebtedness of such Subsidiaries may be secured by Liens on the assets and properties of such Subsidiaries.

Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (each of the foregoing, an "Affiliate Transaction") (other than Affiliate Transactions entered into prior to the Issue Date) or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and/or Wholly-Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable (as determined by the Board of Directors in good faith) to the Company or such Subsidiaries, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value less than $1.0 million which is not permitted under clause (i) above, the Company must obtain a resolution of the Board of Directors approved by a majority of the members of the Board of Directors (and a majority of the disinterested members of the Board of Directors) certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value of $1.0 million or more which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness to the Company or such Subsidiary from a financial point of view of such a transaction from an independent investment banking firm of nationally recognized standing.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the covenant described under "Limitation on Restricted Payments" contained herein, (ii) any transaction, approved by the Board of Directors or the board of directors of the Subsidiary party thereto, as the case may be, with an officer or director of the Company or of any Subsidiary of the Company in his or her capacity as officer or director entered into in the ordinary course of business, including without limitation compensation, employee benefit and indemnification agreements and arrangements with any officer or director of the Company or of any such Subsidiary, or (iii) the payment of management and advisory fees to KKEP and its Affiliates and successors and assigns permitted by the covenant described under "Limitation on Restricted Payments."

Limitation on Creation of Subsidiaries

     The Company will not create or acquire, or permit any of its Subsidiaries to create or acquire, any Subsidiary other than (i) a Subsidiary existing as of the Issue Date, or (ii) a Subsidiary conducting a business similar or reasonably related, ancillary or incidental to the business of the Company and its Subsidiaries as conducted on the Issue Date.

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Subsidiaries or (b) make loans or advances or capital contributions to the Company or any of its Subsidiaries or
(c) transfer any of its properties or assets to the Company or any of its Subsidiaries (any such restriction or encumbrance, other than those excepted in clauses (i) through (ix) below, a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (i) encumbrances or restrictions existing on the Issue Date; (ii) any instruments governing Ratio Indebtedness or Permitted Indebtedness, in either case other than Subordinated Indebtedness; provided, that such encumbrance or restriction is as described in "Description of Other Indebtedness -- New Revolving Credit Facility"; (iii) the Indenture and the Notes; (iv) applicable law; (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries or of any Person that becomes a Subsidiary of the Company as in effect at the time of such acquisition or such Person becoming such a Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired; provided, that the EBITDA of such Person is not taken into account (to the extent of such restriction) in determining whether any financing or Restricted Payment in connection with such acquisition was permitted by the terms of the Indenture; (vi) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practice; (vii) Refinancing Indebtedness; provided, that such restrictions are not materially less favorable, taken as a whole, to the holders of the Notes than those contained in the agreements governing the Indebtedness being amended, extended, refinanced, renewed, replaced, defeased or refunded; (viii) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or any of its Subsidiaries to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages; or
(ix) customary covenants to maintain a minimum net worth or ratio of net worth to other financial measures contained in leases and other agreements entered into in the ordinary course of business.

Limitation on Certain Asset Sales

     The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Board of Directors, and evidenced by a board resolution); (ii) not less than 80% of the consideration received by the Company or such Subsidiary, as the case may be, is in the form of cash or cash equivalents (meaning those equivalents allowed under "Temporary Cash Investments"); provided, however, that the amount of (x) any liabilities of the Company or any of its Subsidiaries that are assumed by the transferee of such assets, including any Indebtedness of such a Subsidiary whose stock is purchased by the transferee and (y) any notes or other securities received by the Company or any such Subsidiary which are converted into cash within 180 days of such Asset Sale (to the extent of cash received) will be deemed to be cash for purposes of this provision; provided, further, that the Company or such Subsidiary will not be required to comply with this clause (ii) with respect to a Permitted Asset Swap; and (iii) an amount at least equal to the Asset Sale Proceeds received by the Company or such Subsidiary are applied (a) first, to the extent the Company is required to prepay, repay or purchase Indebtedness (other than Subordinated Indebtedness) of the Company or any of its Subsidiaries, or elects to prepay, repay or purchase other senior Indebtedness of the Company, within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale, to the prepayment, repayment or purchase of such Indebtedness; provided, that any such repayment will result in a permanent reduction of the commitments thereunder in an amount at least equal to the principal amount so repaid; and, provided, further, that in the event no Indebtedness under the New Revolving Credit Facility is outstanding at the time of such Asset Sale, or to the extent the Asset Sale Proceeds exceed the amount of Indebtedness outstanding under the New Revolving Credit Facility, a permanent reduction in the commitments thereunder will constitute a repayment for purposes hereof; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company and its Subsidiaries as conducted at the time of such Asset Sale; provided, that such investment occurs or the Company or one of its Subsidiaries enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds; and (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $5.0 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to purchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the purchase date (an "Available Proceeds Offer"). If an Available Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to purchase Notes, and such amount shall not be considered in the calculation of "Available Asset Sale Proceeds" with respect to any subsequent offer to purchase Notes.

     If the Company is required to make an Available Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things: (i) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to purchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date; (ii) the purchase price and the purchase date, which shall be no less than 30 days and no more than 60 days after the notice is mailed; (iii) the instructions, determined by the Company, that each Holder must follow in order to have such Notes purchased; and (iv) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes.

Limitation on Preferred Stock of Subsidiaries

     The Company will not permit any of its Subsidiaries to issue any Preferred Stock (except to the Company or a Subsidiary of the Company) or permit any Person (other than the Company or a Subsidiary of the Company) to hold any such Preferred Stock unless the Company or such Subsidiary would be entitled to incur or assume Indebtedness under the covenant described under "Limitation on Additional Indebtedness" in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Limitation on Capital Stock of Subsidiaries

     The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Subsidiary of the Company or (ii) permit any Subsidiary to issue any Capital Stock, other than to the Company or a Wholly-Owned Subsidiary. The foregoing restrictions will not apply to (i) an Asset Sale made in compliance with the covenant described under "Limitation on Certain Asset Sales," (ii) the issuance of Preferred Stock in compliance with the covenant described under "Limitation on Preferred Stock of Subsidiaries" or
(iii) Liens securing Permitted Indebtedness or Ratio Indebtedness.

Limitation on Sale and Lease-Back Transactions

     The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined by the Board of Directors in good faith and (ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with the covenant described under "Limitation on Additional Indebtedness."

Financing of Certain Acquisitions

     The Company will not, and will not permit any of its Subsidiaries to, use either proceeds from Indebtedness incurred under the New Revolving Credit Facility or cash (whether alone, together or in combination with other Indebtedness) to finance acquisitions unless the amount of such Indebtedness or cash, as the case may be, could be incurred (in the case of cash, as if the amount of such cash were Indebtedness) as Ratio Indebtedness; provided, that the foregoing covenant shall be of no further force or effect at such time as the Company's actual EBITDA (without giving effect to any EBITDA generated by the acquired entities or assets subsequent to the acquisition thereof for acquisitions consummated after the Issue Date) for the last four quarters for which financial statements are available equals or exceeds $34.0 million as determined in good faith by the Board of Directors, as evidenced by a board resolution certified by an Officers' Certificate filed with the Trustee and accompanied by a certificate of the Chief Financial Officer to the effect that such actual EBITDA was calculated without giving effect to any EBITDA generated by the acquired entities or assets and that the resulting adjustments were reasonable in the circumstances; and, provided, further, that the foregoing covenant shall not apply to cash constituting the Net Proceeds of an issuance by the Company of its Capital Stock (other than Disqualified Capital Stock) after the Issue Date.

Payments for Consent

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

CHANGE OF CONTROL OFFER

     Within 30 days of the occurrence of a Change of Control, the Company will notify the Trustee in writing of such occurrence and will make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (such applicable purchase price being referred to herein as the "Change of Control Purchase Price") in accordance with the procedures set forth below.

     Within 30 days of the occurrence of a Change of Control, the Company also will (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (i) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (ii) the Change of Control Purchase Price and the purchase date (which will be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

          (iii) that any Note not tendered will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

          (v) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the business day preceding the Change of Control Payment Date;

          (vi) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount

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

     of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

          (vii) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (viii) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (ix) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company will, to the extent lawful: (i) accept for payment Notes or portions thereof or beneficial interests under a Global Note (as defined herein) properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof or beneficial interests so tendered; and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent will promptly (1) mail to each holder of Notes so accepted and (2) cause to be credited to the respective accounts of the holders under a Global Note of beneficial interests so accepted, payment in an amount equal to the purchase price for such Notes, and the Company will execute and issue, and the Trustee will promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided, that each such new Note will be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.


     Neither the Board of Directors of the Company nor the Trustee may waive compliance by the Company with its obligations under the Change of Control covenant. The Change of Control covenant may be amended in a manner that eliminates or limits a holder's ability to cause the Company to repurchase such holder's Notes only if such amendment is approved by such holder. See
"-- Modification of Indenture."



     Subject to the limitations described herein, including the limitation on the Company's ability to incur additional indebtedness, the Company is not prohibited from entering into certain transactions, including acquisitions, refinancings, recapitalizations or other highly leveraged transactions, that do not constitute a Change of Control under the Indenture. Such transactions could adversely affect holders by increasing the indebtedness of the Company or otherwise adversely affecting the Company's capital structure.



     The occurrence of events that would trigger a Change of Control under the Indenture also would constitute a change of control or other default under the New Revolving Credit Facility. In the event of such a change of control or default, the lenders under the New Revolving Credit Facility could cause the indebtedness thereunder to be accelerated. Payment of principal of and interest on the Notes from funds of RCI's subsidiaries (other than the Guarantor) is structurally subordinated to the payment of principal, interest and other amounts due under the New Revolving Credit Facility. Therefore, any principal, interest and other amounts due under the New Revolving Credit Facility would be required to be repaid before the Company's subsidiaries (other than the Guarantor) could distribute funds to RCI to repurchase the Notes in connection with a Change of Control. To the extent that RCI has its own funds, its obligation to repurchase the Notes under the Indenture would rank pari passu with its guarantee of Dana's obligations under the New Revolving Credit Facility. As of April 30, 1997, the Company had no outstanding loans under the New Revolving Credit Facility. See "Description of Certain Other
Indebtedness -- New Revolving Credit Facility."



     The Company currently does not have outstanding any securities or other liabilities which have similar change of control provisions and rank pari passu with the Notes other than the guarantee by RCI of Dana's obligations under the New Revolving Credit Facility. Nonetheless, future indebtedness or liabilities which rank pari passu with the Notes or future senior indebtedness of the Company also may contain prohibitions of certain events which would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control which could adversely affect the Company's ability to repurchase the Notes.



     The exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not cause a default, due to the financial effect of such repurchase on the Company. Moreover, the Company's ability to pay the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available to make any required repurchases of the Notes upon the occurrence of a Change of Control.


     The Indenture will provide that, (A) if the Company or any of its Subsidiaries has issued any outstanding Indebtedness that is subordinated in right of payment to the Notes or the Company has issued any Preferred Stock, and the Company or such Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company or such Subsidiary will not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company will have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and will otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) except for shares of Existing Preferred Stock issued in accordance with the terms thereof (including as dividends) as in effect on the Issue Date, the Company or any of its Subsidiaries will not issue Indebtedness that is subordinated in right of payment to the Notes and the Company will not issue Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change of Control under the Indenture.

     In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such purchase.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company will not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person, and the Company will not permit any Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of related transactions would result in a transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, unless: (i) the Company or such Subsidiary, as the case may be, will be the continuing Person, or the Person (if other than the Company or such Subsidiary) formed by such consolidation or into which the Company or such Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred will be a corporation, partnership, limited liability company, joint-stock company or business trust organized and existing under the laws of the United States or any State thereof or the District of Columbia and will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or such Subsidiary, as the case may be, under the Notes and the Indenture, and the obligations under the Indenture will remain in full force and effect; provided, that at any time the Company or its successor is a partnership, limited liability company, joint-stock company or business trust, there will be a co-issuer of the Notes that is a corporation; (ii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with the transaction), no Default or Event of Default will have occurred and be continuing; and (iii) immediately after giving effect to such transaction and the assumption contemplated by clause (i) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with the transaction), the Company or the continuing Person, as the case may be, could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described under "Limitation on Additional Indebtedness."

     Notwithstanding clause (ii) above, the Company may merge with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

SECURITY

     The Guarantor's obligations under the Subsidiary Guarantee are secured, pending disbursement pursuant to the Indenture and the Escrow Agreement, by a pledge of the Escrow Account and the Temporary Cash Investments held therein (the "Collateral"). $17.5 million of the net proceeds from the sale of the Notes was deposited in the Escrow Account in connection with the closing of the Offering.

     The Guarantor is a party to the Escrow Agreement, which provides for the grant by the Subsidiary Guarantor to the Trustee for the benefit of the holders of the Notes of security interests in the Collateral. All such security interests secure the payment and performance when due of the obligations of the Guarantor under the Subsidiary Guarantee with respect to the Notes. The Liens created by the the Escrow Agreement are first priority security interests in the Collateral. The ability of holders of the Notes to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Subsidiary Guarantor or the Company. See "Risk
Factors -- Fraudulent Conveyance and Bankruptcy."

     Funds will be disbursed from the Escrow Account as described under "-- Disbursement of Funds; Escrow Account." Pending such disbursements, all funds contained in the Escrow Account will be invested in Temporary Cash Investments.

     Upon the acceleration of the maturity of the Notes or the failure to pay principal at maturity or upon certain redemptions and purchases of Notes by the Company, the Escrow Agreement provides for the foreclosure by the Trustee upon the net proceeds of the Escrow Account, to be applied first to the continued payment of the full amount of interest on the Notes in accordance with the Indenture.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (a) default in payment of any principal of, or premium, if any, on the Notes;

          (b) default for 30 days in payment of any interest on the Notes;

          (c) default by the Company in the observance or performance of any other covenant in the Notes, the Indenture or the Escrow Agreement for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

          (d) default in the payment at final maturity of principal in an aggregate amount of $5.0 million or more with respect to any Indebtedness of the Company or any of its Subsidiaries which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $5.0 million or more which acceleration will not be rescinded or annulled within 20 days after written notice as provided in the Indenture;

          (e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $5.0 million (not paid or covered by third party insurance provided by financially sound insurers that have not disclaimed coverage) shall be rendered against the Company or any of its Subsidiaries and will not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

          (f) certain events involving bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries;

          (g) repudiation by the Company of its obligations under the Escrow Agreement for any reason; and

          (h) repudiation by the Guarantor of its obligations under, or the unenforceability of, the Subsidiary Guarantee.

     The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

     The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest thereon to the date of acceleration following five business days' prior notice to the lenders under the New Revolving Credit Facility; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

     The holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and will have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the outstanding Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("legal defeasance") or (b) to be released from its obligations with respect to the Notes under certain covenants contained in the Indenture and described above under "Certain Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (as defined in the Indenture) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) in the case of a legal defeasance, describing either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service, to the effect that, and in the case of a covenant defeasance, stating that, holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

MODIFICATION OF INDENTURE

     From time to time, the Company, the Guarantor and the Trustee may, without the consent of holders of the Notes, amend the Indenture or the Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Notes, to modify or supplement the Indenture or the Notes, except that no such modification will, without the consent of each holder affected thereby: (i) reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the Notes; (ii) reduce the rate of or change the time for payment of interest on any Note; (iii) reduce the principal of or premium on or change the stated maturity of any Note; (iv) make any Note payable in money other than that stated in the Note; (v) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of Notes, or change the time before which no such redemption may be made; (vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Note; (vii) amend, alter, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Available Proceeds Offer after such obligation has arisen, or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect to any such offers; (viii) affect the ranking of the Notes in a manner adverse to the holders of the Notes; (ix) take any other action for which the Indenture requires the consent of each holder affected thereby; or (x) directly or indirectly release Liens on all or substantially all of the Collateral except as permitted by the Escrow Agreement.

REPORTS TO HOLDERS

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the Commission and to the holders of the Notes. The Indenture provides that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Notes, it will nonetheless continue to furnish such information to the Commission (if then permissible), the Trustee and holders of the Notes on or before 100 days after the end of the Company's fiscal year and on or before 50 days after the end of each of the first, second and third fiscal quarter in each year.

COMPLIANCE CERTIFICATE

     The Company will deliver to the Trustee on or before 100 days after the end of the Company's fiscal year and on or before 50 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

     The Trustee under the Indenture will be the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under such Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

     The Notes will be issued in a transaction exempt from registration under the Act and will be subject to the restrictions described in "Notice to Investors."

     The registered holder of a Note may be treated as the owner of it for all purposes.

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

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Acquisition EBITDA" means, without duplication, (i) EBITDA for the last four fiscal quarters for which financial statements are available at the Determination Date (the "Acquisition EBITDA Period") with respect to a business or Person which has been acquired by the Company or one of its Subsidiaries or which is the subject of a binding acquisition agreement requiring the calculation of EBITDA for purposes of the covenant restricting the incurrence of Indebtedness and, in each case, with respect to which financial results on a consolidated basis with the Company have not been made available for all or any portion of the related Reference Period; plus (ii) in connection with any such acquisition, projected quantifiable improvements in operating results due to an established program of cost reductions (reasonably consistent with the cost reductions actually achieved by the Company in connection with prior acquisitions) adopted, in good faith, by the Company or one of its Subsidiaries through a board resolution certified by an Officers' Certificate filed with the Trustee (calculated on a pro forma basis for the Acquisition EBITDA Period as if the program had been implemented at the beginning of the Acquisition EBITDA Period), without giving effect to any operating losses of the acquired Person. Such Officers' Certificate will confirm that any such anticipated cost reductions in excess of $4.0 million have been reviewed for reasonableness and consistency with past practice by an independent nationally recognized investment banking firm or one of the "Big Six" firms of independent public accountants and such firm will not have raised any material objections thereto. Each such Officers' Certificate will be signed by the Chief Financial Officer and another officer of the Company. Acquisition EBITDA of a business will be a fixed number determined as of the date the calculation of EBITDA for purposes of the covenant restricting the incurrence of Indebtedness is first required with respect to the acquisition of such business (the "First Determination Date") and will be utilized from the First Determination Date through the date financial results are available for the four full fiscal quarters following the acquisition (except to the extent that the EBITDA of such acquired Person or business will have been included for one or more full fiscal quarters in the calculation of the Company's EBITDA, in which case the actual EBITDA of such business or Person will be included in the EBITDA of the Company for such period). For purposes of determining Acquisition EBITDA with respect to the acquisition of a particular business or Person, Acquisition EBITDA will include not only the Acquisition EBITDA of such business or Person, but also the Acquisition EBITDA of any business previously acquired by the Company or the subject of a pending acquisition agreement to the extent that, as of the First Determination Date, the financial results for such business or Person have not been included in the calculation of the Company's EBITDA for the entire Reference Period.

     "Acquisition Indebtedness" means Indebtedness incurred by the Company or by any of its Subsidiaries the proceeds of which are used for the acquisition of a mass-market fragrance or cosmetics business and related facilities and assets.

     "Adjusted EBITDA" means the sum, without duplication, of (a)(i) from the Issue Date until (but not including) the date on which financial statements are first available for the second quarter of the Company's fiscal year ending March 31, 1998 ("Fiscal 1997"), actual EBITDA of the Company for the four fiscal quarters ending with the most recent fiscal quarter for which financial statements are available; (ii) beginning on the date on which the financial statements referred to in clause (i) are first available until (but not including) the date on which financial statements for the third quarter of Fiscal 1997 are first available, an amount equal to the greater of (A) actual EBITDA of the Company for the four fiscal quarters ending with the most recent fiscal quarter for which financial statements are available or (B) if the actual EBITDA of the Company for the two most recently completed fiscal quarters equals or exceeds $17.0 million, $34.0 million; (iii) beginning on the date on which the financial statements referred to in clause (ii) are first available until (but not including) the date on which financial statements for the fourth quarter of Fiscal 1997 are first available, an amount equal to the greater of
(x) actual EBITDA for the Company for the four fiscal quarters ending with the most recent fiscal quarter for which financial statements are available or (y) if the actual EBITDA of the Company for the three most recently completed fiscal quarters equals or exceeds $25.5 million, $34.0 million; and
(iv) thereafter, actual EBITDA of the Company for the four fiscal quarters ending with the most recent fiscal quarter for which internal financial statements are available, plus (b) Acquisition EBITDA.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Subsidiaries) in any single transaction or series of related transactions having a fair market value in excess of $1.0 million of (a) any Capital Stock of or other equity interest in any Subsidiary, (b) all or substantially all of the assets of the Company or of any Subsidiary, (c) real property; provided, that any sale, transfer or other disposition of real estate should not be deemed an "Asset Sale" if and for so long as the proceeds thereof are used by the Company and its Subsidiaries to purchase, make improvements to or commence operations on any real property owned or acquired by the Company and its Subsidiaries promptly but in any event no later than 90 days after such sale, transfer or other disposition, or (d) all or substantially all of the assets of any business owned by the Company or any Subsidiary or a division, line of business or comparable business segment of the Company or any Subsidiary thereof; provided, that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Company, to a Subsidiary, to a Permitted Joint Venture or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Subsidiary or a Permitted Joint Venture.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any of its Subsidiaries from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses (including without limitation fees, disbursements and other charges of attorneys, accountants and appraisers) related to such Asset Sale, (c) provision for minority interest holders in any Subsidiary of the Company as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or such Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or such Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or any of its Subsidiaries from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

     "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined by the Board of Directors) and (ii) the present value (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Available Asset Sale Proceeds" means, with respect to an Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and which have not yet been the basis for an Available Proceeds Offer in accordance with clause (iii)(c), of the first paragraph of "Limitation on Certain Asset Sales."

     "Board of Directors" means the board of directors of the Company or any duly constituted committee thereof which is authorized to make determinations under the Indenture.

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

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness will be the capitalized amount of such obligations determined in accordance with GAAP.

     "Change of Control" means the occurrence of one or more of the following events: (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Company's Common Stock, (ii) prior to a Public Equity Offering, the Permitted Holders collectively shall dispose of more than 50% of the shares of the Company's Common Stock owned by the Permitted Holders in the aggregate as of the Issue Date (excluding dispositions made to another Permitted Holder), (iii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 35% of the total voting power of the Company's Common Stock, and the Permitted Holders together with the officers and employees of the Company beneficially own, in the aggregate, a lesser percentage of the total voting power of the Company's Common Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, (iv) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's Common Stock would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Company's Common Stock outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (v) subsequent to a Public Equity Offering, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales), plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company); provided, however, that, solely for purposes of the calculation of 1.6 times the Company's Cumulative Consolidated Interest Expense in clause (c) of the "Limitation on Restricted Payments" covenant, Consolidated Interest Expense will exclude the amortization of deferred financing costs.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income (before preferred stock dividends) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any

Person (the "other Person") in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) will be included only to the extent of the amount of dividends or distributions paid to the Person in question or such Subsidiary, (b) the Net Income of any Subsidiary of the Person in question the distribution of which for the relevant period was restricted by any Payment Restriction (as defined under "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries") will be excluded to the extent of such Payment Restriction, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses shall be excluded.

     "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense of the Company from January 1, 1997 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Cumulative EBITDA" means, as of any date of determination, EBITDA of the Company from January 1, 1997 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Disqualified Capital Stock" means any Capital Stock of the Company or any of its Subsidiaries which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event (other than an event which constitutes a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except upon the occurrence of a Change of Control), in whole or in part, on or prior to the maturity date of the Notes, or
(ii) is convertible into or exchangeable for (at the sole option of the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final maturity of the Notes; provided, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such final maturity date will be deemed to be Disqualified Capital Stock; provided, however, that Preferred Stock of the Company that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company, which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control," will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

     "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of, without duplication, (i) Consolidated Net Income for such period, plus
(ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have been deducted in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangible and other assets for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP; provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person (other than Investments in Subsidiaries of such Person or Investments in Permitted Joint Ventures) will be included only
(x) to the extent cash income has been received by such Person with respect to such Investment, or (y) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

     "Equity Market Capitalization" of any Person means the aggregate market value of the outstanding Capital Stock (other than Preferred Stock and excluding any Capital Stock held in treasury by such Person) of such Person of a class that is listed or admitted to unlisted trading privileges on a United States national securities exchange or included for trading on the Nasdaq National Market System. For purposes of this definition the "market value" of any such Capital Stock shall be the average of the high and low sale prices, or if no sales are reported, the average of the high and low bid prices, as reported on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on a national securities exchange, as reported by Nasdaq, for each trading day in a 20 consecutive trading day period ending not more than 45 days prior to the date such Person commits to make an investment in the Capital Stock of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Preferred Stock" means (i) all shares of the Company's Cumulative Exchangeable Redeemable Preferred Stock, Series B, par value $.01 per share, and 14% Senior Redeemable Preferred Stock, Series B and C, par value $.01 per share, outstanding on the Issue Date, (ii) all shares of 14% Senior Redeemable Preferred Stock, Series C, par value $.01 per share, issued in exchange for shares of 14% Senior Redeemable Preferred Stock, Series B, after the Issue Date and (iii) any shares thereof issued thereafter as payment of dividends on such outstanding shares.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurable," and "incurring" will have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any banker's acceptance, letter of credit or similar transaction, (v) in the case of the Company, Disqualified Capital Stock of the Company or any of its Subsidiaries, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligations; provided, that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness will not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, (a) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business will not be deemed to be Indebtedness of the Company or any of its Subsidiaries for purposes of this definition and (b) guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount will not also be included.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, or the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person. Investments will exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. The amount of an Investment will be equal to the original cost thereof plus the cost of all additions thereto less the sum of all amounts received as a return on such Investment.

     "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under the Indenture.

     "Lien" means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

     "New Revolving Credit Facility" means a revolving credit facility to be entered into between one or more subsidiaries of the Company (other than the Guarantor) and an institutional lender or lenders as the same may be amended, extended, renewed, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

     "Peak Amount" of acquired accounts receivable or inventory, as the case may be, means the amount thereof shown on the quarterly financial statements of the acquired entity (or the entity from which such assets were acquired) on which the accounts receivable and inventory reflected thereon from among the financial statements for the four most recent fiscal quarters of such entity prior to such acquisition would result in the highest level of availability under the New Revolving Credit Facility.

     "Permitted Asset Swap" means any transfer of properties or assets in which 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in the business of the transferor; provided, that (i) the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the property or assets being transferred by the Company or such Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors) of the property or assets received by the Company or such Subsidiary in such exchange and (ii) the aggregate fair market value (as determined in good faith by the Board of Directors) of all property or assets transferred by the Company and any of its Subsidiaries in connection with exchanges in any period of twelve consecutive months shall not exceed $5.0 million.

     "Permitted Holders" means (i) KKEP or Thomas V. Bonoma, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of KKEP or Thomas V. Bonoma or of any Person described in this clause (ii), (iii) a trust the beneficiaries of which include only persons described in clauses (i) and (ii) above and their respective spouses and lineal descendants, (iv) the general partner and each limited partner of KKEP and (v) any Subsidiary of either KKEP or Thomas V. Bonoma or both of them jointly.

     "Permitted Indebtedness" means any:

          (i) Indebtedness of the Company or any of its Subsidiaries pursuant to the New Revolving Credit Facility in an amount not to exceed (a) until such time as the covenant described under "Financing of Certain Acquisitions" is by its terms of no further force and effect, $75.0 million (less any mandatory prepayments actually made thereunder to the extent the corresponding commitments thereunder have been permanently reduced); provided, that such amount will be increased in the event the Company or any of its Subsidiaries consummates an acquisition including inventory and receivables by an amount equal to the sum of (1) the product of the Peak Amount of accounts receivable acquired in such acquisition times the advance rate provided in the New Revolving Credit Facility applicable to accounts receivable in effect at the time of such acquisition plus (2) the product of the Peak Amount of inventory acquired in such acquisition times the advance rate provided in the New Revolving Credit Facility applicable to inventory in effect at the time of such acquisition; and provided, further, that until such time as the covenant described under "Financing of Certain Acquisitions" is by its terms of no further force and effect, Indebtedness pursuant to the New Revolving Credit Facility incurred for the purpose of acquisition financing will not be deemed Permitted Indebtedness; and (b) thereafter, the greater of (1) $75.0 million (less any mandatory prepayments actually made thereunder to the extent the corresponding commitments thereunder have been permanently reduced) or (2) the sum of (x) 85% of gross eligible accounts receivable of the Company and its Subsidiaries and (y) 75% of gross eligible inventory (valued at the lower of cost (first-in, first-out) or market) of the Company and its Subsidiaries, in either case less reserves;

          (ii) Indebtedness under the Notes and the Subsidiary Guarantee;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date;

          (iv) Indebtedness of the Company to any Wholly-Owned Subsidiary and Indebtedness of any Subsidiary of the Company to the Company or another Subsidiary of the Company;

          (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business and additional Indebtedness of foreign subsidiaries of the Company for working capital purposes, which Purchase Money Indebtedness, Capitalized Lease Obligations and additional Indebtedness do not in the aggregate at any one time outstanding exceed 5% of the Company's consolidated total assets as of the end of the last preceding fiscal quarter for which financial statements are available;

          (vi) Interest Rate Agreements;

          (vii) commercial documentary letters of credit issued for the account of the Company or any of its Subsidiaries in the ordinary course of business in an aggregate amount not to exceed the greater of $5.0 million or 1.5% of the Company's consolidated total assets as of the end of the last preceding fiscal quarter for which financial statements are available, in either case at any one time outstanding;

          (viii) additional Indebtedness of the Company or any of its Subsidiaries not to exceed $2.0 million in aggregate principal amount outstanding at any time;

          (ix) any guarantees by the Company or its Subsidiaries of otherwise Permitted Indebtedness or Ratio Indebtedness; and

          (x) Refinancing Indebtedness.

     "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

          (a) Investments by the Company or by a Subsidiary of the Company in
     (i) the Company or a Subsidiary of the Company or (ii) Permitted Joint Ventures;

          (b) Temporary Cash Investments;

          (c) Investments by the Company or by any of its Subsidiaries in a Person (or in all or substantially all of the business or assets of such Person), if as a result of such Investment (i) such Person becomes a Subsidiary of the Company or a Permitted Joint Venture, (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary or (iii) such business or assets are owned by the Company or a Subsidiary of the Company;

          (d) reasonable and customary loans made to employees not to exceed $1.0 million in the aggregate at any one time outstanding;

          (e) an Investment that is made by the Company or any of its Subsidiaries in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "Limitation on Certain Asset Sales";

          (f) accounts receivable of the Company and its Subsidiaries generated in the ordinary course of business;

          (g) miscellaneous Investments in the ordinary course of business in an aggregate amount not to exceed $1.0 million at any one time outstanding; and

          (h) Investments existing on the Issue Date.

     "Permitted Joint Venture" means a Person (other than an individual or government) that is not a Subsidiary of the Company and a majority of whose revenues are derived or will, as a consequence of the Company's or one of its Subsidiaries' Investment therein, be derived from the operation of any line of business engaged in or reasonably related to a line of business engaged in by the Company and its Subsidiaries as of the Issue Date; provided that the aggregate amount of the Company's and its Subsidiaries' Investments in Permitted Joint Ventures (including transfers of tangible assets otherwise excluded from the definition of Asset Sale) at any one time outstanding will not exceed: (i) until the first anniversary of the Issue Date, 4% of the Company's consolidated total assets as of the end of the last preceding fiscal quarter for which financial statements are available; (ii) until the second anniversary of the Issue Date, 5% of the Company's consolidated total assets as of the end of the last preceding fiscal quarter for which financial statements are available; and
(iii) thereafter, 6% of the Company's consolidated total assets as of the end of the last preceding fiscal quarter for which financial statements are available.

     "Permitted Liens" means: (i) Liens existing on the Issue Date; (ii) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Subsidiary of the Company or at the time such corporation is merged into the Company or any of its Subsidiaries; provided, that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Subsidiary of the Company or merging into the Company or any of its Subsidiaries; (iii) Liens securing Permitted Indebtedness or Ratio Indebtedness; (iv) Liens in favor of the Company or any of its Subsidiaries; (v) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (vi) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $500,000 in the aggregate at any one time outstanding; (vii) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings;
(viii) easements or minor defects or irregularities in title and other similar charges or encumbrances on property not interfering in any material respect with the Company's or any of its

Subsidiaries' use of such property and (ix) Liens for the benefit of the Holders created by the Escrow Agreement. Notwithstanding the foregoing, Permitted Liens may not extend to the Escrow Account or the Escrow Agreement.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Public Equity Offering" means a public offering by the Company of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such common stock pursuant to a registration statement registered pursuant to the Act.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Ratio Indebtedness" means Indebtedness of the Company or any of its Subsidiaries (other than Permitted Indebtedness) incurred in compliance with the first paragraph of the covenant "Limitation on Additional Indebtedness."

     "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

     "Reference Period" has the meaning set forth in the covenant described under "Limitation on Additional Indebtedness."

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends (a) any Indebtedness of the Company or its Subsidiaries outstanding on the Issue Date or (b) any other Indebtedness permitted to be incurred by the Company or its Subsidiaries pursuant to the terms of the Indenture, but only to the extent that: (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent that the Indebtedness being refunded, refinanced or extended is so subordinated, if at all; (ii) the Refinancing Indebtedness is scheduled to mature either (A) no earlier than the Indebtedness being refunded, refinanced or extended, or (B) after the maturity date of the Notes; (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes; (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (x) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended (or, in the case of a credit or other facility represented by commitments (such as, but not limited to, the New Revolving Credit Facility), the sum of the outstanding principal amount plus the maximum amount of the unused commitments thereunder), (y) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (z) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and (v) such Refinancing Indebtedness is not incurred by a Subsidiary to refinance Indebtedness of the Company. Refinancing Indebtedness does not include any Indebtedness permitted to be incurred under any other provision of the Indenture.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any such Subsidiary (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), (y) dividends on shares of the Company's preferred stock outstanding on the Issue Date payable solely in shares of preferred stock of the same series (whether or not Disqualified Capital Stock) and dividends on such additional dividend shares, and (z) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary, excluding Disqualified Capital Stock); (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness (other than Subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment; and (v) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or any of its Subsidiaries. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value, as determined in good faith by the Board of Directors.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

     "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Act and the Exchange Act, as in effect on the Issue Date.

     "Strategic Equity Investment" means the issuance and sale of Capital Stock (other than Disqualified Capital Stock) of the Company to a Person substantially engaged in the business of manufacturing or marketing fragrances or cosmetics through the mass-market distribution channel or any other business reasonably related to the Company's business that has an Equity Market Capitalization of at least $200.0 million.

     "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500.0 million and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and
(ii).

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

     "Wholly-Owned Subsidiary" means any Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or an immaterial number of shares required to be owned by other Persons pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, the New Notes will be issued in the form of one or more registered notes in global form without coupons (each a "Global Note"). Each Global Note will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between the Depository and the Trustee.

     The Depository has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to Section 17A of the Exchange Act. The Depository was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. The Depository's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     The Company expects that pursuant to procedures established by the Depository (i) upon deposit of the Global Notes, the Depository will credit the accounts of Participants with an interest in the Global Note and (ii) ownership of the New Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the Interest of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer New Notes to pledge the New Notes as collateral will be limited to such extent.

     So long as the Depository or its nominee is the registered owner of a Global Note, the Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the New Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have New Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in New Notes represented by a Global Note to pledge such interest to persons or entities that do not participate in the Depository's system or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if such Person is not a Participant or an Indirect Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the indenture or such Global Note. The Company understands that under existing industry practice, in the event the Company requests any action of Holders or a Person that is an owner of a beneficial interest in a Global Note desires to take any action that the Depository, as the Holder of such Global Note, is entitled to take, the Depository would authorize the Participants to take such action and the Participant would authorize Persons owning through such Participants to take such action or would otherwise act upon the instruction of such

Persons. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depository, or for maintaining, supervising or reviewing any records of the Depository relating to such Notes.

     Payments with respect to the principal of, premium, if any, and interest on any New Notes represented by a Global Note registered in the name of the Depository or its nominee on the applicable record date will be payable by the Trustee to or at the direction of the Depository or its nominee in its capacity as the registered Holder of the Global Note representing such New Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the New Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of New Notes (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of the Depository. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

     The following summary of the material terms of the New Revolving Credit Facility does not purport to be complete and is qualified in it entirety by reference to the provisions of such agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

NEW REVOLVING CREDIT FACILITY

     On March 12, 1997, Dana entered into a credit agreement with the lenders party thereto (the "Lenders") and General Electric Capital Corporation, as agent (the "New Revolving Credit Facility"). Capitalized terms not otherwise defined in this section have the meanings given to them in the New Revolving Credit Facility.

     Pursuant to the New Revolving Credit Facility, the Lenders provided Dana with a $75.0 million revolving credit facility. Availability under the New Revolving Credit Facility is limited to the sum of 85% of gross eligible accounts receivable and 75% of gross eligible inventory, less reserves, if any, as specified in the New Revolving Credit Facility. The term of the New Revolving Credit Facility is five years.

     Amounts borrowed under the New Revolving Credit Facility bear interest, at the option of Dana, at either (i) the Index Rate (i.e., the higher of prime rate or the overnight Federal funds rate plus 0.50%) plus 1.00%, or (ii) absent a default, the LIBOR rate plus 2.25%. The interest rate will be subject to adjustment, on a quarterly basis, based on the Company's Interest Coverage Ratio during each fiscal quarter.

     The full and prompt payment and performance, when due, of the obligations of Dana under the New Revolving Credit Facility are guaranteed by the Company, all of its material domestic subsidiaries (other than the Guarantor) and all directly-owned Canadian subsidiaries of the Company, and are secured by a perfected first priority security interest in substantially all of the existing and after-acquired tangible and intangible assets of Dana and the guarantors. The Lenders do not have a security interest in the Escrow Account securing the Notes nor in the funds in the Escrow Account. The obligations of Dana under the New Revolving Credit Facility are also secured by a pledge of 66% of the capital stock of all non-Canadian foreign subsidiaries of Dana and the guarantors.


     The New Revolving Credit Facility contains a number of covenants that restrict the operation of the Company, including restrictions on, among other things: (i) certain mergers, acquisitions or sales of the Company's assets or stock (other than the stock of the Company); (ii) cash dividends and other distributions to equity holders and to the Company; (iii) payments in respect of subordinated debt; (iv) transactions with affiliates; and (v) indebtedness and liens. The New Revolving Credit Facility prohibits the Company from making any acquisitions without the consent of the Lenders having at least 66 2/3% of the commitments to make revolving credit advances under the New Revolving Credit Facility. In addition, the New Revolving Credit Facility limits the amount of dividends and similar payments that Dana and other subsidiary guarantors can make to the Company to the amount required to pay interest on the Notes (after application of amounts held in the Escrow Account), taxes, holding company operating expense and certain other matters specified in the New Revolving Credit Facility. The New Revolving Credit Facility contains a provision which permits the Lenders thereunder to block payments to the Company following a payment default, or for a period of 179 days following a non-payment default, under the New Revolving Credit Facility.


     The New Revolving Credit Facility also includes certain financial covenants, affirmative and negative covenants, representations, warranties, conditions and events of default.

     Upon the occurrence of an Event of Default under the New Revolving Credit Facility, the Lenders may accelerate the maturity of the Loans and any other amounts due from Dana under the New Revolving Credit Facility.

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK

     The following summary of the outstanding capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the following documents: (i) the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), including the Certificates of Designation referred to herein and (ii) the Company's by-laws.

GENERAL

     Under the Company's Certificate of Incorporation, the Company is authorized to issue 4,000,000 shares of capital stock, of which 3,000,000 shares are Common Stock, par value $.01 per share, and 1,000,000 shares are preferred stock, par value $.01 per share (the "Serial Preferred Stock"). As of December 31, 1996, 825,086 shares of Common Stock were issued and outstanding, 198,000 shares were reserved for issuance pursuant to the Initial Warrant Agreement (as defined herein), 341,550 shares were reserved for issuance pursuant to the Series B Warrant Agreement (as defined herein), 204,502 shares were reserved for issuance in connection with the Company's stock option plan and agreements and the Company has issued options to purchase 192,987 shares pursuant to such plan and agreements.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share of Common Stock on all matters voted on by stockholders of the Company. Subject to any preferential rights of any outstanding series of preferred stock designated by the Board of Directors, the holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata all assets of the Company available for distribution to such holders after distribution in full of the preferential amount to be distributed to holders of shares of Serial Preferred Stock. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The Common Stock has no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock.

SERIAL PREFERRED STOCK

     The Board of Directors has the authority to issue up to 1,000,000 shares of Serial Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designation, preferences and relative participation, option or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights and dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without further vote or action by the shareholders. The issuance of Serial Preferred Stock by the Board of Directors could affect the rights of holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends, and in liquidation, over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock. The authority possessed by the Board of Directors to issue Serial Preferred Stock could potentially be used to discourage attempts by others to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly.

     Cumulative Exchangeable Preferred Stock

     40,000 shares have been designated in the Certificate of Incorporation as Cumulative Exchangeable Preferred Stock (the "Cumulative Exchangeable Preferred Stock" or "Redeemable Preferred Stock"). The Company originally issued 10,000 shares of Cumulative Exchangeable Preferred Stock with a par value of $.01 per share. The outstanding liquidation preference of the Cumulative Exchangeable Preferred Stock at December 31, 1996 was $12.8 million. The Cumulative Exchangeable Preferred Stock was issued in units with warrants to purchase 50,000 shares of Common Stock. See "-- Warrants."

     Dividends on shares of Cumulative Exchangeable Preferred Stock are cumulative from the date of issue and are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. The initial dividend rate on the Cumulative Exchangeable Preferred Stock was 10% per annum. Dividends are payable in (i) cash, (ii) additional shares of Cumulative Exchangeable Preferred Stock or (iii) any combination thereof, at the option of the Company, up to and including the August 15, 1997 dividend, and in cash thereafter. Commencing on August 16, 1999, the dividend rate per share will be 15% per annum.

     At any time after August 15, 1997, and prior to August 16, 1999, if (i) the Cumulative Exchangeable Preferred Stock is not exchangeable into Existing Senior Notes because the Fixed Charge Coverage Ratio (as described in the Existing Indenture) for the Company's most recently ended four full fiscal quarters for which internal financial information is available is less than 2.0:1, or (ii) in the event that a cash dividend is not declared and paid when due and the Cumulative Exchangeable Preferred Stock is not then exchangeable into Existing Senior Notes for any reason, then, in each case, the dividend rate thereafter shall be 12.5% per annum for the period from August 16, 1997 until August 15, 1998 and 13.75% per annum for the period from August 16, 1998 to August 15, 1999.

     The Company may at any time exchange all, but not less than all, of the then outstanding Cumulative Exchangeable Preferred Stock for senior notes to be issued under the Old Indenture. On or after August 15, 1997, holders of Cumulative Exchangeable Preferred Stock may demand the exchange of any or all of their shares for Existing Senior Notes if (i) the Connecticut-based employees of the Company have not increased to a minimum of 30 persons and (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial information is available is greater than or equal to 2.0:1.

     The Cumulative Exchangeable Preferred Stock is redeemable at any time at the option of the Company, in whole or in part, at $1,000 per share plus all accumulated and unpaid dividends, if any, to the date of redemption. The Company must redeem all outstanding Cumulative Exchangeable Preferred Stock on August 15, 2002.

     So long as the Cumulative Exchangeable Preferred Stock is outstanding, the holders of the Cumulative Exchangeable Preferred Stock, by the affirmative vote of the holders of at least a majority of all outstanding Cumulative Exchangeable Preferred Stock, voting separately as a class, will have the exclusive right to elect one director to the Board of Directors of the Company. The holders of Cumulative Exchangeable Preferred Stock will have no other voting rights with respect to their Cumulative Exchangeable Preferred Stock except as may be required by applicable law.

     The Company has agreed to make an offer to purchase shares of Cumulative Exchangeable Preferred Stock to the extent permitted by the Existing Indenture,
(i) upon the consummation of an Asset Sale Offer, with any Excess Proceeds from an Asset Sale that exceed the aggregate purchase price of the Existing Senior Notes tendered pursuant to such Asset Sale Offer, or (ii) upon the consummation of a Change of Control Offer, in either case, at $1,000 per share plus all accumulated and unpaid dividends, if any, to the date of such purchase. (All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Existing Indenture.)

     Series B Preferred Stock


     350,000 shares have been designated in a Certificate of Designation as Series B Preferred Stock. The Company issued an aggregate of 115,000 shares of Series B Preferred Stock with a par value of $.01 per share on August 15, 1996, September 16, 1996 and September 27, 1996 and 8,381 shares were issued on November 15, 1996 and February 18, 1997 as dividends in respect of the Series B Preferred Stock. Pursuant to a registration statement filed by the Company, 122,632 shares of Series B Preferred Stock were exchanged for shares of Series C Preferred Stock pursuant to an exchange offer (the "Preferred Stock Exchange Offer"). The terms of the Series B Preferred Stock are substantially identical to the terms of the Series C Preferred Stock, except that the shares of Series B Preferred Stock have not been registered under the Securities Act and contain terms restricting the transfer of such shares.


     Series C Preferred Stock

     350,000 shares have been designated in a Certificate of Designation as the Series C Preferred Stock. The Series C Preferred Stock when issued in exchange for the Series B Preferred Stock in accordance with the terms of the Preferred Stock Exchange Offer will be fully paid and nonassessable, and the holders thereof will have no subscription or preemptive rights related thereto.

     The Series C Preferred Stock, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Company, ranks senior to: (i) all classes of Common Stock of the Company; (ii) the Cumulative Exchangeable Preferred Stock; and (iii) each other class of capital stock issued by the Company after the Exchange Offer. The Series C Preferred Stock will rank pari passu with the Series B Preferred Stock.

     Dividends on the Series C Preferred Stock are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a "Dividend Payment Date") at an initial rate of 14.0% per annum. Dividends on the Series C Preferred Stock issued in exchange for the Series B Preferred Stock will be cumulative (whether or not earned or declared) from the later of (a) the last Dividend Payment Date on which dividends were paid on the Series B Preferred Stock surrendered in exchange therefor or (b) if no dividends have been paid on such Series B Preferred Stock, from the date of issuance of the Series B Preferred Stock. Dividends on the Series C Preferred Stock issued as dividends in respect of the Series C Preferred Stock will be cumulative (whether or not earned or declared) from the date of issuance of the Series C Preferred Stock. Dividends which are not declared and paid when due will compound quarterly on each Dividend Payment Date at the dividend rate until payment is made.


     Dividends may, at the option of the Company, be paid on any Dividend Payment Date either in cash or by issuing fully paid and nonassessable shares of Series C Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends through the November 17, 1997 Dividend Payment Date, and in cash thereafter. If the Company does not pay cash dividends after November 17, 1997, the per annum dividend rate will be increased by 0.25% during each quarter ended on each Dividend Payment Date on which non-cash payment occurs, unless such non-cash payment has occurred during more than four quarters, in which case the per annum dividend rate will be increased by 0.5% in each additional quarter in which such non-cash payment occurs, with a maximum rate of 17.0% per annum. If the dividend rate has been increased as a result of a non-cash payment, the rate will not revert to the original rate even when the Company begins to pay cash dividends.


     The Series C Preferred Stock will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on or after September 1, 1999, at the following redemption prices (expressed in percentages of liquidation preference), plus accrued and unpaid dividends, if any, to the redemption date, if redeemed during the 12-month period set forth below:

                                  PERIOD                                   REDEMPTION PRICE
    -------------------------------------------------------------------    ----------------
    September 1, 1999 to and including August 31, 2000.................           108%
    September 1, 2000 to and including August 31, 2001.................           106%
    September 1, 2001 to and including August 31, 2002.................           104%
    September 1, 2002 to and including August 31, 2003.................           102%
    September 1, 2003 and thereafter...................................           100%

     In addition, at any time prior to September 1, 1999, the Company may redeem (pursuant to one or more redemptions) up to 35% of the aggregate liquidation preference of the Series C Preferred Stock (and the Series B Preferred Stock, taken together) with net proceeds received from one or more public offerings of equity securities of the Company at a redemption price equal to 110% of the liquidation preference thereof, plus accrued and unpaid dividends thereon to the date of redemption. Any such redemption will be required to occur on or prior to 120 days after the receipt of such net proceeds.

     The Company is obligated to redeem all shares of the Series C Preferred Stock outstanding on August 31, 2006 (the "Mandatory Redemption Date"), at a redemption price equal to the liquidation preference of the Series C Preferred Stock, payable in cash, plus accrued and unpaid dividends, which shall also be payable in cash (whether or not otherwise payable in cash), to the date of redemption.

     Upon a Change of Control of the Company only if and only to the extent permitted by the Existing Senior Notes, the Senior Secured Credit Facility, the Notes and the New Revolving Credit Facility and any other long-term indebtedness outstanding at such time, the Company is obligated to make an offer to purchase the outstanding shares of the Series C Preferred Stock at a purchase price equal to 101% of the liquidation preference of the Series C Preferred Stock, plus accrued and unpaid dividends, if any, to the purchase date; provided that such offer will not result in the Series C Preferred Stock being deemed to be Disqualified Stock under the Existing Indenture. If the Company does not make an offer to purchase the Series C Preferred Stock upon a Change of Control, the dividend rate will be increased to an annual rate of 17% per annum. The Company's obligation to redeem the Series C Preferred Stock will be subject to the legal availability of funds therefor. A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any person other than KKEP, Dr. Bonoma, the heirs, executors, administrators testamentary, trustees, legatees or beneficiaries of KKEP or Dr. Bonoma, a trust the beneficiaries of which include only persons described above and their respective spouses and lineal descendants, the general partner and each limited partner of KKEP and any subsidiary of either KKEP or Dr. Bonoma or both of them jointly (collectively, the "Permitted Holders"), becomes the beneficial owner of 50% or more of the total voting power of the Common Stock; (ii) prior to a public equity offering of Common Stock, Permitted Holders collectively dispose of more than 50% of the shares of the Common Stock owned by the Permitted Holders in the aggregate as of the date hereof (excluding dispositions made to any other Permitted Holders);
(iii) any person other than a Permitted Holder becomes the beneficial owner of more than 35% of the total voting power of the Common Stock and the Permitted Holders together with officers and employees of the Company beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (iv) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the common stock of the surviving corporation immediately after such consolidation or merger; or (v) subsequent to a public equity offering of Common Stock during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the stockholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation or election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

     Holders of the Series C Preferred Stock (acting together with the holders of the Series B Preferred Stock, as a single class) will have the right to nominate three candidates for directors on the Company's Board of Directors. The Company shall use all reasonably commercial efforts to cause the election of one of such nominees selected by the Company. Holders of the Series C Preferred Stock otherwise have no general voting rights except as provided by law.

     The Certificate of Designation generally imposes certain restrictions on the ability of the Company to declare dividends or make distributions with respect to, or purchase, or redeem or exchange any capital stock of the Company other than the Series C Preferred Stock and the Series B Preferred Stock, except in or for capital stock (other than capital stock which matures or is mandatorily redeemable prior to the latest maturity date of the Existing Senior Notes or the Series C Preferred Stock ("Disqualified Capital Stock")), unless dividends on the Series C Preferred Stock have been paid in cash for the most recent quarterly period and the payments made on capital stock shall not in the aggregate exceed 50% of consolidated net income less 100% of consolidated net loss of the Company from August 31, 1996 to the date of such payment. Such restrictions do not prohibit: (i) the retirement of shares of capital stock in exchange for shares of capital stock (other than Disqualified Capital Stock) or out of the net proceeds of substantially concurrent sales of capital stock (other than Disqualified Capital Stock); (ii) the retirement of Disqualified Capital Stock by exchange of shares of Disqualified Capital Stock or out of net proceeds of substantially concurrent sales of Disqualified Capital Stock; (iii) the payment of cash dividends on the Cumulative Exchangeable Preferred Stock if dividends have been paid in cash on the Series C Preferred Stock for the most recently ended quarterly period; or (iv) the payment of management or advisory fees to KKEP or to its affiliates in an amount that, when taken with all such previous amounts paid since April 15, 1994, does not exceed an average annual amount of $675,000.

     The Certificate of Designation prohibits the Company from exercising its option to exchange, either in whole or in part, the Cumulative Exchangeable Preferred Stock for notes without the prior consent of the holders of the majority in aggregate liquidation preference of the Series C Preferred Stock and the Series B Preferred Stock, voting as a single class.

WARRANTS

     Initial Warrants

     The Company issued warrants to purchase shares of Common Stock of the Company (the "Initial Warrants") under a Warrant Agreement, dated as of August 18, 1994, between the Company and American Bank National Association as warrant agent (the "Initial Warrant Agreement"), as part of the issuance of the Existing Senior Notes and Cumulative Exchangeable Preferred Stock and has reserved 180,000 shares of Common Stock for issuance pursuant to the Initial Warrants. Each Initial Warrant, when exercised, will entitle the holder thereof to receive the number of shares of the Company's Common Stock set forth in such Initial Warrant at $.01 per share. The number of shares of Common Stock into which an Initial Warrant is convertible (the "Warrant Shares") may be subject to adjustment in certain cases referred to below and detailed in the Initial Warrant Agreement. The Initial Warrants are exercisable at any time on or after their date of issuance and unless exercised, will automatically expire at 5:00 p.m. Eastern Standard Time on August 15, 2001. The Initial Warrants and the Warrant Shares have not been registered under the Securities Act and are subject to certain transfer restrictions.

     The holders of the Initial Warrants have no right to vote on matters submitted to the shareholders of the Company and have no right to receive dividends. The holders of the Initial Warrants are not entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the affairs of the Company.

     If the Company: (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other shares of its capital stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or (iv) issues by reclassification of its Common Stock any shares of its capital stock, then the number of shares of Common Stock issuable upon exercise of each Initial Warrant immediately prior to such action shall be proportionately adjusted so that the holder of any Initial Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company that such holder would have owned immediately following such action if such Initial Warrant had been exercised immediately prior to such action.

     If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), securities (other than capital stock), or any rights or warrants to purchase securities (including but not limited to Common Stock) of the Company, the Company will make the same distribution to holders of the Initial Warrants as though, immediately prior to the record date with respect to such distribution, each such holder owned the number of shares of Common Stock such holder could have purchased upon the exercise of the Initial Warrants held by such holder.

     Subject to certain exceptions set forth in the Initial Warrant Agreement, if the Company issues (i) shares of Common Stock for a consideration per share less than the Current Market Price per share (as defined in the Initial Warrant Agreement), or (ii) any securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities that is less than the Current Market Price per share on the date of issuance of such securities, the Company shall offer to sell to each holder of Initial Warrants, at the same price and on the same terms offered to all other prospective buyers (provided that the holders of Initial Warrants shall not be required to buy any other security in order to buy such Common Stock or convertible securities), a portion of such Common Stock or convertible securities that is equal to such holder's portion of the Common Stock then outstanding if immediately prior thereto all the Initial Warrants had been exercised. Each such holder may elect to buy all or any portion of the Common Stock or convertible securities offered or may decline to purchase any.

     Notwithstanding the foregoing, no adjustment or action need be made for:
(i) a change solely in the par value or no par value of the Common Stock, provided that the Company shall not increase the par value to exceed the exercise price of the Initial Warrants; (ii) the conversion or exchange (other than pursuant to a reclassification), in any case on a share-for-share basis, of Common Stock for non-voting common stock that has rights (other than voting rights) identical to the Common Stock, or of such non-voting stock for Common Stock; (iii) shares of Common Stock (or options to purchase such shares) issued to employees of the Company or any of its Subsidiaries pursuant to certain stock option agreements (as described in the Initial Warrant Agreement); or (iv) the exercise of the Initial Warrants.

     In case of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another corporation, each Initial Warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Initial Warrants been exercised immediately prior thereto.

     Except under certain circumstances including, without limitation, an underwriter's market cut-back and registration of shares to be offered pursuant to an employee benefit plan, an exchange offer or certain merger transactions, whenever the Company proposes to register any shares of its Common Stock under the Securities Act, the Company will notify each holder of the Initial Warrants or Warrant Shares of the proposed filing and if so requested by such holders, the Company will use its best efforts to register Warrant Shares under the Securities Act.

     The holders of Initial Warrants and Warrant Shares are entitled, with certain limitations, to demand registration rights with respect to the Warrant Shares at any time after 90 days following an initial public offering of the Common Stock, provided that the managing underwriter may require such period to be extended to up to 180 days following such initial public offering.

     Series B Warrants

     The Company issued warrants to purchase shares of Common Stock (the "Series B Warrants") under a Warrant Agreement, dated as of August 15, 1996, between the Company and Firstar Trust Company as warrant agent, as amended (the "Series B Warrant Agreement"), as part of the issuance of the Series B Preferred Stock and has reserved 341,550 shares of Common Stock for issuance pursuant to the Series B Warrants. Each Series B Warrant, when exercised, will entitle the holder thereof to purchase 2.970 shares of Common Stock (each such share, a "Series B Warrant Share") at an exercise price equal to $.01 per share (the "Exercise Price"). The number of Series B Warrant Shares may be adjusted from time to time upon the occurrence of certain events as provided in the Series B Warrant Agreement. The Series B Warrants are exercisable at any time on or after the date of issuance and, unless exercised, will automatically expire on August 31, 2006. The Series B Warrants are detachable from the Series B Preferred Stock and separately transferable, subject to compliance with applicable federal and state securities laws. The Series B Warrants and the Series B Warrant Shares have not been registered under the Securities Act and are subject to certain transfer restrictions.

     The holders of Series B Warrants have no right to vote on matters submitted to the shareholders of the Company and have no right to receive dividends. The holders of the Series B Warrants will not be entitled to share in the assets of the Company in the event of dissolution, liquidation or the winding up of the affairs of the Company.

     The number of shares of Common Stock issuable upon the exercise of each Series B Warrant (the "Series B Exercise Rate") will be subject to adjustment from time to time in certain events including: (i) the payment or distribution of a dividend on the Common Stock in shares of the Common Stock or other capital stock of the Company; (ii) subdivisions, combination or reclassification of the outstanding shares of Common Stock; (iii) the issuance of shares of Common Stock or distribution of any right, options or warrants to any person entitling them to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, at a price per share less than the current market value; (iv) the distribution to all holders of its Common Stock of any evidences of indebtedness of the Company or of its subsidiaries; (v) distribution of any assets of the Company or any of its subsidiaries (other than cash dividends or other cash distributions or distributions from current or retained earnings and earned surplus); or (vi) distribution of any rights, options or warrants to acquire any of the foregoing referred to in clauses (iv) and (v).

     In case of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another corporation, each Series B Warrant shall thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holders would have been entitled as a result of such consolidation, merger or sale had the Series B Warrants been exercised immediately prior thereto.

     If, at any time prior to the Company's public offering of stock resulting in gross proceeds to the Company of at least $10.0 million (the "Drag-Along Termination Date"), holders of Common Stock and/or rights, warrants, options, convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into Common Stock, whether at the time or upon the occurrence of some future event (collectively, "Common Stock Equivalents") determine to sell shares of Common Stock and/or Common Stock Equivalents representing more than 50% of the shares of Common Stock outstanding and the shares of Common Stock into or for which rights, options, warrants or other securities outstanding are exercisable or convertible (other than the Series B Warrants) (collectively, the "Fully Diluted Shares"), the holders of a majority of such shares shall have the right to require holders of the Series B Warrants (including any Series B Warrant Shares) to sell their shares on a pro rata basis on the same terms.

     If, at any time prior to the earlier of the Drag-Along Termination Date or August 31, 2002, any holder of Series B Warrants and/or Series B Warrant Shares transfers more than 5% of the Fully Diluted Shares, the holders of the Series B Warrants shall be entitled to sell the Series B Warrants and/or the Series B Warrant Shares on a pro rata basis and on the same terms.

     Five years following the date of issuance of the Series B Warrants, the holders of 25% of the Series B Warrants and/or Series B Warrant Shares will have the right, subject to the Company's right to purchase such shares at their fair market value, to demand registration of not less than 25% of the Series B Warrant Shares, such offering to be consummated by a nationally recognized investment banking firm selected by the Company and reasonably acceptable to the holders of the Series B Warrants. The holders of the Series B Warrants also shall be entitled to piggyback registration rights if at any time after the Company's initial public offering of Common Stock, the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company (other than certain enumerated exceptions) subject to cutback by underwriters.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion of certain of the anticipated federal income tax consequences of an exchange of Existing Notes for New Notes and of the purchase, ownership, and disposition of the New Notes is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary, and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor, nor any tax consequences arising under the laws of any state, locality, or foreign jurisdiction, and it is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations, foreign persons, persons that hold New Notes as part of a straddle or conversion transaction, or holders subject to the alternative minimum tax, may be subject to special rules. In addition, the summary is limited to persons that will hold the New Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. ALL INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE AND THE OWNERSHIP AND DISPOSITION OF NEW NOTES.

TAXATION OF HOLDERS ON EXCHANGE

     Although the matter is not free from doubt, an exchange of Existing Notes for New Notes should not be a taxable event to holders of Existing Notes and holders should not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a holder would have the same adjusted basis and holding period in the New Notes as it had in the Existing Notes immediately before the exchange. Further, the tax consequences of ownership and disposition of any New Notes should be the same as the tax consequences of ownership and disposition of Existing Notes.

MARKET DISCOUNT

     If a holder purchases a Note for an amount that is less than its principal amount, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such a Note at the time of such payment or disposition. In addition, the holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the holder elects to accrue on a constant interest method. A holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

AMORTIZABLE BOND PREMIUM

     A holder that purchases a Note for an amount in excess of the sum of its principal amount will be considered to have purchased the Note at a "premium." A holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the holder's interest income from the Note. Bond premium on a Note held by a holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked with the consent of the IRS.

SALE, EXCHANGE AND RETIREMENT OF NOTES

     A holder's tax basis in a Note will, in general, be the holder's cost therefor, increased by market discount previously included in income by the holder and reduced by any amortized premium. Upon the sale, exchange or retirement of a Note, a holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the adjusted tax basis of the Note. Except as described above with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

BACKUP WITHHOLDING

     In general, information reporting requirements will apply to certain payments of principal, interest and premium paid on Notes and to the proceeds of sale of a Note made to holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

     THE FOREGOING SUMMARY OF THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NOTES IN LIGHT OF HIS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF NOTES SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OR SUBSEQUENT VERSIONS THEREOF.

                              ERISA CONSIDERATIONS

     Sections 406 and 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit certain employee benefit plans, individual retirement accounts, individual retirement annuities, and employee annuity plans ("Plans") from engaging in certain transactions with persons who, with respect to such Plan, are "parties in interest" under ERISA or "disqualified persons" under the Code. A violation of these "prohibited transactions" rules may generate excise taxes under the Code and other liabilities under ERISA for such persons. Possible violations of the prohibited transaction rules occur if the Notes are purchased with the assets of any Plan if the Company or any of its affiliates is a party in interest or disqualified person with respect to such Plan, unless such acquisition is subject to a statutory or administrative exemption.

     The foregoing discussion is general in nature and is not intended to be all-inclusive. Any fiduciary of a Plan considering the purchase of the Notes should consult its legal advisors regarding the consequences of such purchases under ERISA and the Code. If the Plan is not subject to ERISA, the fiduciary should consult its legal advisors regarding the consequences of any state law or Code considerations.

                              PLAN OF DISTRIBUTION

     Based on certain no action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of the holder's business and such holders have no arrangement or understanding with any person to participate in a distribution of such New Notes and are not participating in, and do not intend to participate in, the distribution of such New Notes. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register to qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably request in writing.


     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.


     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the close of the Exchange Offer the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Existing Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Existing Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                    EXPERTS


     The financial statements of the Company as of March 31, 1996 and 1995 and for the year ended March 31, 1996 and for the period from April 15, 1994 (Inception) to March 31, 1995 and of Cosmar Corporation and Affiliate for the period from January 1, 1994 to August 17, 1994, included in this Prospectus and the related financial statement schedules included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


     The financial statements of the Cosmar Corporation and Affiliate (the prior owners of the assets of the Company's Cosmar subsidiary) as of December 31, 1993 and for the year then ended included in this Prospectus have been audited by Windes & McClaughry Accountancy Corporation, independent auditors, as stated in their report appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of GAC as of December 31, 1995 and December 31, 1994 and for the years then ended included in this Prospectus have been audited by Deutsch, Marin & Company, independent auditors, as stated in their report appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of MEM at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The statement of direct revenues and direct expenses of the mass fragrances business of P&G for the year ended June 30, 1996, included in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

RENAISSANCE COSMETICS INC. AND SUBSIDIARIES:
Consolidated Balance Sheets -- December 31, 1996 (Unaudited) and March 31, 1996................   F-2
Consolidated Statements of Operations -- Nine Months Ended December 31, 1996 and 1995
  (Unaudited)..................................................................................   F-3
Consolidated Statements of Cash Flows -- Nine Months Ended December 31, 1996 and 1995
  (Unaudited)..................................................................................   F-4
Notes to Consolidated Financial Statements.....................................................   F-5
Independent Auditors' Report...................................................................   F-9
Consolidated Balance Sheets -- March 31, 1996 and 1995.........................................  F-10
Consolidated Statements of Operations -- Year Ended March 31, 1996 and Period from April 15,
  1994 (Inception) to March 31, 1995...........................................................  F-11
Consolidated Statements of Stockholders' Equity -- Year Ended March 31, 1996 and Period
  from April 15, 1994 (Inception) to March 31, 1995............................................  F-12
Consolidated Statements of Cash Flows -- Year Ended March 31, 1996 and
  Period from April 15, 1994 (Inception) to March 31, 1995.....................................  F-13
Notes to Consolidated Financial Statements.....................................................  F-14

COSMAR CORPORATION AND AFFILIATE (PREDECESSOR):
Independent Auditors' Report...................................................................  F-27
Combined Statement of Operations of Assets Acquired and Liabilities Assumed and Changes in
  Excess of Assets Acquired Over Liabilities Assumed -- Period from January 1, 1994 to
  August 17, 1994..............................................................................  F-28
Combined Statement of Cash Flows of Assets Acquired and Liabilities Assumed -- Period from
  January 1, 1994 to August 17, 1994...........................................................  F-29
Notes to the Combined Financial Statements.....................................................  F-30
Independent Auditors' Report...................................................................  F-32
Combined Statement of Income -- For the Year Ended December 31, 1993...........................  F-33
Combined Statement of Cash Flows -- For the Year Ended December 31, 1993.......................  F-34
Notes to the Combined Financial Statements.....................................................  F-35

GREAT AMERICAN COSMETICS, INC.:
Balance Sheet as at June 30, 1996 (Unaudited)..................................................  F-37
Statements of Income and Retained Earnings -- For the Six Months Ended June 30, 1996 and 1995
  (Unaudited)..................................................................................  F-38
Statements of Cash Flows -- For the Six Months Ended June 30, 1996 and 1995 (Unaudited)........  F-39
Notes to Financial Statements..................................................................  F-40
Report of Independent Accountants..............................................................  F-41
Balance Sheet as at December 31, 1995 and 1994.................................................  F-42
Statements of Income and Retained Earnings -- For the Years Ended December 31, 1995
  and 1994.....................................................................................  F-43
Statements of Cash Flows -- For the Years Ended December 31, 1995 and 1994.....................  F-44
Notes to Financial Statements..................................................................  F-45

MEM COMPANY INC. AND SUBSIDIARIES:
Consolidated Balance Sheet -- September 30, 1996 (Unaudited) and December 31, 1995.............  F-48
Consolidated Statements of Operations -- Nine Months Ended September 30, 1996 and 1995
  (Unaudited)..................................................................................  F-49
Consolidated Statements of Cash Flows -- Nine Months Ended September 30, 1996 and 1995
  (Unaudited)..................................................................................  F-50
Notes to Consolidated Financial Statements.....................................................  F-51
Report of Independent Auditors.................................................................  F-52
Consolidated Statements of Operations -- Years Ended December 31, 1995, 1994 and 1993..........  F-53
Consolidated Balance Sheets -- December 31, 1995 and 1994......................................  F-54
Consolidated Statements of Changes in Stockholders' Equity -- Years Ended December 31, 1995,
  1994 and 1993................................................................................  F-55
Consolidated Statements of Cash Flows -- Years Ended December 31, 1995, 1994 and 1993..........  F-56
Notes to Consolidated Financial Statements.....................................................  F-57

THE MASS FRAGRANCES BUSINESS OF THE PROCTER & GAMBLE COMPANY:
Independent Auditors' Report...................................................................  F-62
Statement of Direct Revenues and Direct Expenses -- For the Year Ended June 30, 1996 and the
  Three-Month Period Ended September 30, 1996 (Unaudited)......................................  F-63
Notes to Financial Statement...................................................................  F-64

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                 DECEMBER 31,    MARCH 31,
                                                                                     1996           1996
                                                                                 ------------   ------------
                                                                                 (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................................    $ 51,513       $  1,432
  Marketable securities........................................................         585            174
  Accounts receivable -- Net...................................................      38,226         34,557
  Inventories..................................................................      55,724         30,237
  Prepaid expenses and other current assets....................................      11,159          6,540
                                                                                   --------       --------
     Total current assets......................................................     157,207         72,940
PROPERTY, PLANT AND EQUIPMENT -- Net...........................................      24,007         14,535
DEFERRED FINANCING COSTS -- Net................................................      10,759          8,007
OTHER ASSETS -- Net............................................................      14,806         12,242
INTANGIBLE ASSETS -- Net.......................................................     160,953         76,895
                                                                                   --------       --------
TOTAL ASSETS...................................................................    $367,732       $184,619
                                                                                   ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable................................................................    $     --       $ 57,000
  Accounts payable.............................................................      14,858         19,463
  Accrued expenses.............................................................      39,389         15,157
  Other current liabilities....................................................          --          2,700
                                                                                   --------       --------
     Total current liabilities.................................................      54,247         94,320
                                                                                   --------       --------
LONG-TERM LIABILITIES:
  Long-term debt...............................................................     185,088         67,323
  Minimum royalty obligation...................................................       4,899          4,686
  Deferred tax liability.......................................................          --            141
                                                                                   --------       --------
     Total long-term liabilities...............................................     189,987         72,150
                                                                                   --------       --------
TOTAL LIABILITIES..............................................................     244,234        166,470
                                                                                   --------       --------
COMMITMENTS AND CONTINGENCIES
SENIOR REDEEMABLE PREFERRED STOCK -- SERIES B:
  Par value $.01 -- authorized, 350,000 shares; issued, 119,018 shares at
     December 31, 1996.........................................................      82,576             --
                                                                                   --------       --------
REDEEMABLE PREFERRED STOCK:
  Par value $.01 -- authorized, 40,000 shares; issued, 12,485 shares at
     December 31, 1996; 11,594 shares at March 31, 1996........................      12,783         11,698
                                                                                   --------       --------
COMMON STOCKHOLDERS' EQUITY:
  Common stock, par value $.01 -- authorized, 3,000,000 shares; issued, 830,736
     shares at December 31, 1996; 726,818 shares at March 31, 1996.............           8              7
  Notes receivable from sale of common stock...................................        (518)          (518)
  Additional paid-in capital...................................................      69,403         26,787
  Treasury stock, at cost (5,650 shares).......................................        (210)          (210)
  Deficit......................................................................     (39,430)       (19,564)
  Cumulative translation adjustment............................................      (1,114)           (51)
                                                                                   --------       --------
     Total common stockholders' equity.........................................      28,139          6,451
                                                                                   --------       --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.....................................    $367,732       $184,619
                                                                                   ========       ========

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                                    NINE MONTHS ENDED
                                                                                       DECEMBER 31,
                                                                                   --------------------
                                                                                     1996        1995
                                                                                   --------    --------
NET SALES........................................................................  $124,590    $ 94,339
COST OF GOODS SOLD...............................................................    48,082      36,052
                                                                                   --------    --------
GROSS PROFIT.....................................................................    76,508      58,287
                                                                                   --------    --------
OPERATING EXPENSES:
  Selling........................................................................    48,341      33,388
  General and administrative.....................................................    16,727      13,198
  Amortization of intangible and other
     assets......................................................................     5,141       3,564
                                                                                   --------    --------
     Total operating expenses....................................................    70,209      50,150
                                                                                   --------    --------
OPERATING INCOME.................................................................     6,299       8,137
INTEREST EXPENSE (INCOME):
  Interest expense...............................................................    17,206      14,241
  Interest income................................................................    (1,448)       (197)
                                                                                   --------    --------
INCOME (LOSS) BEFORE INCOME TAXES................................................    (9,459)     (5,907)
INCOME TAX PROVISION.............................................................       569         973
                                                                                   --------    --------
NET INCOME (LOSS)................................................................   (10,028)     (6,880)
PREFERRED STOCK DIVIDENDS........................................................     9,838         992
                                                                                   --------    --------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS.......................................  $(19,866)   $ (7,872)
                                                                                   ========    ========
NET LOSS PER COMMON SHARE........................................................  $ (25.95)   $ (10.93)
                                                                                   ========    ========
WEIGHTED AVERAGE SHARES OUTSTANDING..............................................   765,569     720,093
                                                                                   ========    ========

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                         NINE MONTHS ENDED
                                                                                            DECEMBER 31
                                                                                      ------------------------
                                                                                        1996            1995
                                                                                      --------        --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss...........................................................................   $(10,028)       $ (6,880)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation.....................................................................      2,715           1,875
  Amortization of intangible assets................................................      2,576           2,404
  Amortization of minimum royalty and other assets.................................      2,565           1,160
  Amortization of deferred financing costs.........................................      2,918           1,874
  Accrued interest on senior notes, subordinated seller notes and minimum royalty
    obligation.....................................................................      1,103             976
Changes in operating assets and liabilities, net of effects of acquisitions:
  Accounts receivable..............................................................       (921)        (17,418)
  Inventories......................................................................     (6,986)         (1,977)
  Prepaid expenses and other assets................................................     (9,357)         (3,422)
  Accounts payable.................................................................    (11,135)         (5,685)
  Accrued expenses.................................................................      7,741           3,728
  Other current liabilities........................................................     (2,700)             --
  Other............................................................................     (1,098)             88
                                                                                      --------        --------
    Net cash used in operating activities..........................................    (22,607)        (23,277)
                                                                                      --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of marketable securities................................................       (411)             --
  Sale of marketable securities....................................................         --             324
  Capital expenditures.............................................................     (2,826)         (5,426)
  Acquisition of business -- net of cash acquired..................................    (94,109)             --
                                                                                      --------        --------
    Net cash used in investing activities..........................................    (97,346)         (5,102)
                                                                                      --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from notes payable..................................................      4,200          24,000
  Proceeds from Senior Secured Credit Facility.....................................    117,500              --
  Repayment of notes payable.......................................................    (61,200)             --
  Payment of minimum royalty obligations...........................................     (1,386)             --
  Net proceeds of issuance of preferred stock -- Series A..........................     18,955              --
  Payment of deferred financing costs..............................................     (5,670)           (914)
  Redemption of preferred stock -- Series A........................................    (20,434)             --
  Net proceeds of issuance of redeemable preferred stock -- Series B...............    108,319              --
  Net proceeds from issuance of common stock.......................................      9,750              --
                                                                                      --------        --------
    Net cash provided by financing activities......................................    170,034          23,086
                                                                                      --------        --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...............................     50,081          (5,293)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.....................................      1,432           7,001
                                                                                      --------        --------
CASH AND CASH EQUIVALENTS, END OF PERIOD...........................................   $ 51,513        $  1,708
                                                                                      ========        ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest.......................................................................   $ 10,117        $  7,141
                                                                                      ========        ========
    Income taxes...................................................................   $    463        $    728
                                                                                      ========        ========
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING TRANSACTIONS:
  Accrued dividends and accretion on redeemable preferred stocks...................   $  9,838        $    992
                                                                                      ========        ========

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The consolidated financial statements of Renaissance Cosmetics, Inc. (the "Company") have been prepared by the Company and are unaudited and include the accounts of the Company and its wholly-owned subsidiaries, Cosmar Corporation ("Cosmar"), Houbigant Ltee, and Dana Perfumes Corporation ("Dana"), Great American Cosmetics, Inc. ("GAC") from the date of its acquisition on August 21, 1996, and MEM Company, Inc. ("MEM") from the date of its acquisition on December 4, 1996. All significant intercompany activity has been eliminated. The results of operations for the nine months ended December 31, 1996 are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

     In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the consolidated financial position, results of operations and cash flows of the Company have been made on a consistent basis. Certain information and footnote disclosures included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited financial statements should be read in conjunction with management's discussion and analysis of financial condition and results of operations and the consolidated financial statements included in the Company's Annual Report on Form 10K for the year ended March 31, 1996 filed with the Securities and Exchange Commission. Certain reclassifications were made to the 1995 financial statements to conform to the current presentation.

     In January 1997, the Company restated (a) its previously-reported results of operations for the three and six months ended September 30, 1996 and September 30, 1995 and its previously-reported balance sheet data as of September 30, 1996 and September 30, 1995, and (b) its previously-reported results of operations for the three months ended June 30, 1996 and June 30, 1995 and its previously-reported balance sheet data as of June 30, 1996 and June 30, 1995 (the "Prior Restatements"). See the Quarterly Reports on Form 10-Q/A for the three-and six-months ended June 30, 1996, and September 30, 1996. The Prior Restatements did not require any restatement of the Company's previously-reported audited financial statements for Fiscal 1995, did not have any impact on the Company's results of operations for the nine-months ended December 31, 1996 or the Company's balance sheet as of December 31, 1996, and will not have any impact on the Company's results of operations for Fiscal 1996 or its balance sheet as of March 31, 1997.

2. INVENTORIES

     The components of inventories are as follows (in thousands):

                                                                     DECEMBER 31,   MARCH 31,
                                                                         1996         1996
                                                                     ------------   ---------
    Raw material and advertising supplies..........................    $ 25,481      $16,957
    Work in process................................................       3,020        2,860
    Finished goods.................................................      27,223       10,420
                                                                       --------      -------
                                                                       $ 55,724      $30,237
                                                                       ========      =======

     The above components are shown net of excess and obsolete inventory reserves of $2,864,000 and $1,540,000 at December 31, 1996 and March 31, 1996,
respectively. At December 31, 1996 and March 31, 1996 approximately 49.8% and 60.7%, respectively, of the Company's inventories are stated at the lower of LIFO cost or market. The excess of current replacement cost over the stated LIFO value was $0 at December 31, 1996 and March 31, 1996, respectively.

3. NEW ACCOUNTING PRONOUNCEMENT

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which is effective for the Company beginning April 1, 1996. SFAS No. 123 requires expanded disclosures of stock-based compensation arrangements with employees in Notes to Annual Financial Statements and encourages (but does not require)

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company will continue to apply APB Opinion No. 25 to its stock-based compensation awards to employees and will disclose the required pro forma effect on net income and earnings per share in its annual financial statements.

4. RECENT ACQUISITIONS

     A. MEM Acquisition. On December 4, 1996, the Company, through its wholly-owned subsidiary, Renaissance Acquisition, Inc. ("RAI"), completed its acquisition (the "MEM Acquisition") of MEM Company, Inc. ("MEM"), pursuant to a Merger Agreement, dated August 6, 1996, as amended.

     MEM distributes a diversified line of fragrances and toiletries in the mass-market distribution channel. MEM's products are marketed under the nationally-advertised trademarks English Leather, British Sterling, Heaven Sent and Love's. The principal market for MEM's products is the United States. Tom Fields, Ltd. ("Tom Fields"), a division of MEM, manufactures and markets a line of children's cosmetics and accessories principally under the trademark Tinkerbell. A subsidiary, Tom Fields (U.K.) Ltd., markets this line of children's products in the United Kingdom and elsewhere in Europe.

     The aggregate cash consideration paid to the equity holders of MEM in connection with the MEM Acquisition was $19.8 million. In addition, in connection with the MEM Acquisition, the Company repaid all of MEM's outstanding indebtedness in an amount equal to $18.1 million and incurred fees and expenses of approximately $800,000.

     See Note 6.D., entitled "Subsequent Event -- MEM Facility Closing" below.

     B. P&G Brands Acquisition. On December 6, 1996, the Company completed its acquisition from The Proctor & Gamble Company ("P&G") of the worldwide rights to manufacture and market certain mass-market fragrances, including Navy, Navy For Men, Insignia, California For Men and Le Jardin (the "P&G Acquisition"). The cash portion of the purchase price paid through the closing was $41.1 million, of which $8.0 million related to inventory and $33.1 million related to the licenses and rights to market such fragrances. The purchase price for the inventory is subject to adjustment based on the actual value of inventory purchased. Based upon information received from P&G, the amount of such adjustment may result in an increase in the purchase price of approximately $2.5 million. In addition, in connection with the P&G Acquisition, the Company assumed certain specified trade-related obligations of P&G, including the liability for returns of products under the P&G Brands sold prior to the closing and liabilities under certain advertising and business development commitments. Concurrent with the P&G Acquisition, the Company entered into transition service agreements under which P&G will continue the foreign marketing of the P&G Brands through June 30, 1997.

     The MEM Acquisition and the P&G Acquisition are collectively referred to herein as the "Acquisitions." Both Acquisitions have been accounted for under the purchase method of business combinations. The Company has not yet completed the process of allocating the excess of assets acquired over liabilities assumed to specific assets and liabilities, but believes that this excess will relate principally to goodwill and trademarks which will be amortized over an average of 20 years.

     The following unaudited pro forma summary presents the consolidated results of operations as if the Acquisitions had occurred as of the beginning of each period presented and do not purport to be indicative of what would have occurred had the Acquisitions been made as of those dates or of results which may occur in the future (in millions).

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

                                                               NINE MONTHS ENDED
                                                         -----------------------------
                                                         DECEMBER 31,     DECEMBER 31,
                                                             1996             1995
                                                         ------------     ------------
            Net Sales..................................      $196             $181
                                                             ====             ====
            Operating Income...........................      $ 14             $ 15
                                                             ====             ====

5.  FINANCING TRANSACTIONS

     A. Senior Secured Credit Facility. On December 4, 1996, Cosmar, as borrower, the Company and all of the Company's material domestic and Canadian subsidiaries, as guarantors, entered into a Senior Secured Credit Facility with the lenders named therein (the "Senior Secured Credit Facility"), pursuant to which Cosmar borrowed $117.5 million and received net proceeds of $113.2 million. Such net proceeds were used: (i) to finance the MEM Acquisition (after the application of a $33.8 million certificate of deposit, plus approximately $537,000 of interest thereon); (ii) to finance the P&G Brands Acquisition; (iii) to repay all outstanding indebtedness under the Company's then-existing credit facility (the "Old Credit Facility") with Nomura Holding America, Inc. ("Nomura"), which was terminated on such date; and (iv) the remainder was used or was to be available for general corporate purposes.

     The Senior Secured Credit Facility had an initial term of one year, subject to extension under certain circumstances, and an initial interest rate of 11.5% per annum, which was scheduled to increase to 12.5% on June 4, 1997 and by an additional 0.5% at the end of each 90-day period thereafter, subject to a maximum rate per annum of 20%. The Senior Secured Credit Facility was secured by substantially all of the assets of Cosmar, the Company and the other guarantors. The indebtedness under the Senior Secured Credit Facility was repaid in full on February 7, 1997 and the liens thereunder were released.

     See Note 6.A. entitled "Subsequent Events -- New Senior Notes Offering".

6.  SUBSEQUENT EVENTS

     A. New Senior Notes Offering. On February 7, 1997, the Company completed the sale of $200.0 million aggregate principal amount of its 11 3/4% Senior Notes due 2004 (the "New Senior Notes"). The net proceeds from the sale of the New Senior Notes, together with a portion of the Company's available cash, were used (i) to refinance the Company's outstanding $65.0 million principal amount of 13 3/4% Senior Notes due 2001, Series B (the "Old Senior Notes"), (ii) to repay all outstanding indebtedness under the Senior Secured Credit Facility and
(iii) to fund an escrow account as discussed below.

     The New Senior Notes may be redeemed at the option of the Company on or after February 15, 2002, initially at 103.358% of the principal amount, declining to 101.679% of the principal amount on or after February 15, 2003, in each case, plus accrued and unpaid interest thereon. The Company also may redeem up to 35% of the original principal amount of the New Senior Notes on or after February 15, 2000, at a redemption price equal to 111.75% of the principal amount thereof, plus accrued and unpaid interest thereon, with the net proceeds of one or more public equity offerings or strategic equity investments that have occurred within 90 days prior to the redemption, provided that at least $130 million of the principal amount of the New Senior Notes originally issued remains outstanding.

     In connection with the sale of the New Senior Notes, the Company transferred $17.5 million to a newly-formed, single-purpose wholly-owned subsidiary, Renaissance Guarantor, Inc., a Delaware corporation ("RGI"), in exchange for a limited guarantee by RGI of the Company's obligations under the New Senior Notes. RGI placed such amount into an escrow account (the "Escrow Account"). The New Senior Notes will be general unsecured obligations of the Company except to the extent that they are collateralized by a first priority security interest in the Escrow Account.

     B. Old Senior Notes Offering. On February 7, 1997, the Company completed its offer to purchase and purchased all of the outstanding $65.0 million aggregate principal amount of the Old Senior Notes at a price of $1,165 for each $1,000 principal amount, plus accrued and unpaid interest (the "Old Senior Notes Offer").

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

In connection with the Old Senior Notes Offer, the Company received consents from the holders of all of the aggregate principal amount of the outstanding Old Senior Notes to amend the Old Indenture. The amendments eliminated substantially all of the restrictive covenants contained in the Old Indenture. The Redeemable Preferred Stock is exchangeable into notes to be issued under the Old Indenture
(i) by the Company at any time and (ii) under certain circumstances, by the holders thereof on or after August 15, 1997.

     C. New Revolving Credit Facility. The Company has received a commitment letter from a major institutional lender with respect to a proposed revolving credit facility under which such institutional lender and other lenders would agree to provide Dana with a senior secured revolving credit facility (the "New Revolving Credit Facility") with a maximum committed amount of $75.0 million.

     Availability under the New Revolving Credit Facility will be based on a borrowing base consisting of a percentage of gross eligible accounts receivable and gross eligible inventory, less reserves, if any. The term of the New Revolving Credit Facility is expected to be five years.

     Amounts borrowed under the New Revolving Credit Facility will bear interest, at the option of Dana, at either (i) the Index Rate (i.e., the higher of the prime rate or the overnight Federal funds rate plus 0.50%) plus 1.00% or
(ii) absent a default, the LIBOR rate plus 2.25%. The interest rate will be subject to adjustment, on a quarterly basis, based on the average outstanding during each quarter.

     Under the commitment letter, obligations under the New Revolving Credit Facility would be guaranteed by the Company, all of its domestic subsidiaries and all directly-owned Canadian subsidiaries of the Company and will be secured by a perfected first priority security interest in substantially all of the existing and after-acquired tangible and intangible assets of Dana and the guarantors, other than the Escrow Account. The New Revolving Credit Facility is expected to contain a number of convenants that restrict the operation of the Company (including financial covenants), which covenants are typical of a facility of this nature.

     There can be no assurance as to when or whether the New Revolving Credit Facility will be entered into or as to whether the New Revolving Credit Facility will contain the terms and conditions described above, and such New Revolving Credit Facility may contain terms and conditions more favorable or less favorable to the Company than set forth above.

     D. MEM Facility Closings. On February 7, 1997, the Company closed MEM'S facilities in Northvale, New Jersey, and in Boucherville, Quebec. The Company has estimated its costs in connection with the closure of such facilities to be approximately $6.1 million, including severance payments, ERISA withdrawal liability and stay bonuses for selected employees of MEM, which have been accrued as of December 31, 1996. The Company's estimate of its ERISA withdrawal liability costs is an estimate for a 1996 withdrawal and the Company has been advised that its liability for a 1997 withdrawal would be higher.

     E. Series C Preferred Stock. On January 31, 1997, the Company filed Amendment No. 1 to the Company's Registration Statement on Form S-4 (the "Registration Statement") for its 14.0% Senior Redeemable Preferred Stock, Series C (the "Series C Preferred Stock"), filed on October 1, 1996. Pursuant to the terms of the Registration Rights Agreement for the Company's 14.0% Senior Redeemable Preferred Stock, Series B (the "Series B Preferred Stock"), the annual dividend rate for the Series B Preferred Stock increased by 0.5% per annum on January 11, 1997, to 14.5% per annum and the dividend rate will increase by an additional 0.25% per annum for each 90-day period after January 11, 1997, until the Registration Statement is declared effective (up to a maximum additional dividends of 2.0% per annum). When the Registration Statement is declared effective, the dividend rate on the Series B Preferred Stock will be reduced to the original dividend rate of 14.0% per annum. If the Exchange Offer is not consummated by March 12, 1997, the dividend rate on the Series B Preferred Stock will increase by 0.5% per annum and additional 0.25% per annum for each 90-day period thereafter (up to a maximum additional dividends of 2.0% per annum), until the Exchange Offer is consummated, at which time the dividend rate will be reduced to 14.0% per annum.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Renaissance Cosmetics, Inc.:

     We have audited the accompanying consolidated balance sheets of Renaissance Cosmetics, Inc. and subsidiaries as of March 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended March 31, 1996 and for the period from April 15, 1994 (Inception) to March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Renaissance Cosmetics, Inc. and subsidiaries as of March 31, 1996 and 1995, and the results of their operations and their cash flows for the year ended March 31, 1996 and the period from April 15, 1994 (Inception) to March 31, 1995 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
New York, New York
June 14, 1996

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1996 AND 1995

                                                                        1996           1995
                                                                    ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................................  $  1,431,809   $  7,001,170
  Marketable securities...........................................       173,604        814,554
  Accounts receivable -- Net......................................    34,557,409     15,557,859
  Inventories.....................................................    30,236,739     21,906,326
  Prepaid expenses and other current assets.......................     6,539,828      4,030,231
                                                                    ------------   ------------
     Total current assets.........................................    72,939,389     49,310,140
PROPERTY, PLANT AND EQUIPMENT -- Net..............................    14,535,363      8,508,123
DEFERRED FINANCING COSTS -- Net...................................     8,006,782      9,590,535
OTHER ASSETS -- Net...............................................    12,242,090     12,345,686
INTANGIBLE ASSETS -- Net..........................................    76,895,294     82,498,616
                                                                    ------------   ------------
TOTAL ASSETS......................................................  $184,618,918   $162,253,100
                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable...................................................  $ 57,000,000   $         --
  Accounts payable................................................    19,462,868     12,699,355
  Accrued expenses................................................    15,157,127     13,008,982
  Other current liabilities.......................................     2,700,000      2,700,000
                                                                    ------------   ------------
     Total current liabilities....................................    94,319,995     28,408,337
                                                                    ------------   ------------
LONG-TERM LIABILITIES:
  Long-term debt..................................................    67,322,944     67,032,468
  Notes payable...................................................            --     30,000,000
  Minimum royalty obligation......................................     4,686,039      6,158,000
  Deferred tax liability..........................................       140,619        100,000
                                                                    ------------   ------------
     Total long-term liabilities..................................    72,149,602    103,290,468
                                                                    ------------   ------------
TOTAL LIABILITIES.................................................   166,469,597    131,698,805
                                                                    ------------   ------------
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK:
  Par value $.01 -- authorized, 40,000 shares; issued, 11,594
     shares at March 31, 1996; 10,503 shares at March 31, 1995....    11,697,624     10,364,802
COMMON STOCKHOLDERS' EQUITY:
  Common stock, par value $.01 -- authorized, 3,000,000 shares;
     issued, 726,818 shares.......................................         7,268          7,268
  Notes receivable from sale of common stock......................      (517,609)      (517,609)
  Additional paid-in capital......................................    26,786,732     26,786,732
  Treasury stock, at cost (1996 -- 5,650 shares; 1995 -- 6,725
     shares)......................................................      (210,000)      (250,000)
  Deficit.........................................................   (19,563,738)    (6,174,085)
  Cumulative translation adjustment...............................       (50,956)       337,187
                                                                    ------------   ------------
     Total common stockholders' equity............................     6,451,697     20,189,493
                                                                    ------------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........................  $184,618,918   $162,253,100
                                                                    ============   ============

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                    PERIOD FROM
                                                                                   APRIL 15, 1994
                                                                     YEAR ENDED     (INCEPTION)
                                                                     MARCH 31,      TO MARCH 31,
                                                                        1996            1995
                                                                    ------------   --------------
NET SALES.........................................................  $131,285,624    $  57,714,409
COST OF GOODS SOLD................................................    51,169,043       24,552,991
                                                                    ------------    -------------
GROSS PROFIT......................................................    80,116,581       33,161,418
                                                                    ------------    -------------
OPERATING EXPENSES:
  Selling.........................................................    52,780,737       18,245,950
  General and administrative......................................    13,679,180       10,127,482
  Amortization of intangible and other assets.....................     5,207,046        2,043,960
                                                                    ------------    -------------
     Total operating expenses.....................................    71,666,963       30,417,392
                                                                    ------------    -------------
OPERATING INCOME..................................................     8,449,618        2,744,026
INTEREST EXPENSE (INCOME):
  Interest expense................................................    19,458,278        8,693,822
  Interest income.................................................      (255,500)        (455,431)
                                                                    ------------    -------------
LOSS BEFORE INCOME TAXES..........................................   (10,753,160)      (5,494,365)
INCOME TAX PROVISION (BENEFIT)....................................     1,303,671          (35,081)
                                                                    ------------    -------------
NET LOSS..........................................................   (12,056,831)      (5,459,284)
PREFERRED STOCK DIVIDENDS.........................................     1,332,822          714,801
                                                                    ------------    -------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS........................  $(13,389,653)   $  (6,174,085)
                                                                    ============    =============
NET LOSS PER COMMON SHARE.........................................       $(18.62)          $(8.50)
                                                                    ============    =============
WEIGHTED AVERAGE SHARES OUTSTANDING...............................       719,138          726,374
                                                                    ============    =============

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                       NOTES
                                     RECEIVABLE    ADDITIONAL      TREASURY STOCK                     CUMULATIVE    TOTAL COMMON
                                    FROM SALE OF     PAID-IN     -------------------                  TRANSLATION   STOCKHOLDERS'
                 SHARES    AMOUNT   COMMON STOCK     CAPITAL     SHARES     AMOUNT       DEFICIT      ADJUSTMENT       EQUITY
                 -------   ------   ------------   -----------   -------   ---------   ------------   -----------   -------------
Issuance of
  common
  stock......... 726,818   $7,268    $ (517,609)   $27,010,341       --    $      --   $         --    $      --    $ 26,500,000
Issuance of
  warrants in
  conjunction
  with senior
  notes and
  redeemable
  preferred
  stock.........      --      --             --      1,260,000       --           --             --           --       1,260,000
Accrued
  dividend, and
  accretion on
  redeemable
  preferred
  stock.........      --      --             --             --       --           --       (714,801)          --        (714,801)
Predecessor
  basis
  accounting
  adjustment....      --      --             --     (1,483,609)      --           --             --           --      (1,483,609)
Purchase of
  treasury
  stock.........      --      --             --             --    6,725     (250,000)            --           --        (250,000)
Cumulative
  translation
  adjustment....      --      --             --             --       --           --             --      337,187         337,187
Net loss........      --      --             --             --       --           --     (5,459,284)          --      (5,459,284)
                 -------   ------    ----------    -----------   ------    ---------   ------------    ---------    ------------
BALANCE, MARCH
  31, 1995...... 726,818   7,268       (517,609)    26,786,732    6,725     (250,000)    (6,174,085)     337,187      20,189,493
Accrued
  dividends and
  accretion on
  redeemable
  preferred
  stock.........      --      --             --             --       --           --     (1,332,822)          --      (1,332,822)
Purchase of
  treasury
  stock.........      --      --             --             --    3,632     (135,000)            --           --        (135,000)
Sale of treasury
  stock.........      --      --             --             --   (4,707)     175,000             --           --         175,000
Cumulative
  translation
  adjustment....      --      --             --             --       --           --             --     (388,143)       (388,143)
Net loss........      --      --             --             --       --           --    (12,056,831)          --     (12,056,831)
                 -------   ------    ----------    -----------   ------    ---------   ------------    ---------    ------------
BALANCE, MARCH
  31, 1996...... 726,818   $7,268    $ (517,609)   $26,786,732    5,650    $(210,000)  $(19,563,738)   $ (50,956)   $  6,451,697
                 =======   ======    ==========    ===========   ======    =========   ============    =========    ============

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           PERIOD FROM
                                                                                            APRIL 15,
                                                                                              1994
                                                                                           (INCEPTION)
                                                                            YEAR ENDED      TO MARCH
                                                                             MARCH 31,         31,
                                                                               1996           1995
                                                                            -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss................................................................. $(12,056,831)  $(5,459,284)
  Adjustments to reconcile net loss to net cash used in operating activities:
  Deferred taxes...........................................................      40,619        (96,927)
  Depreciation.............................................................   2,843,535        787,733
  Amortization of intangible assets........................................   3,208,320      1,860,310
  Amortization of minimum royalty and other assets.........................   1,998,726        183,650
  Amortization of deferred financing costs.................................   2,616,472        993,307
  Accrued interest on senior notes, subordinated seller notes and minimum
     royalty obligation....................................................   1,311,420        866,802
  Changes in operating assets and liabilities, net of effects of acquisitions:
  Accounts receivable...................................................... (16,635,634)    (8,520,720)
  Inventories..............................................................  (7,560,525)    (6,802,298)
  Prepaid expenses and other current assets................................  (2,977,456)    (1,026,695)
  Other assets.............................................................     427,349       (477,344)
  Accounts payable.........................................................   6,284,133      2,135,227
  Accrued expenses.........................................................  (3,288,380)     5,605,116
  Other current liabilities................................................          --     (1,881,420)
  Other....................................................................    (388,143)       304,605
                                                                            -----------    -----------
     Net cash used in operating activities................................. (24,176,395)   (11,527,938)
                                                                            -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisitions of businesses, net of cash acquired.........................   1,384,120    (100,707,219)
  Sale of marketable securities............................................     640,950        134,863
  Capital expenditures.....................................................  (8,165,699)      (629,062)
                                                                            -----------    -----------
     Net cash used in investing activities.................................  (6,140,629)   (101,201,418)
                                                                            -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock.................................................          --     26,500,000
  Issuance of senior notes.................................................          --     63,378,900
  Net proceeds from notes payable..........................................  27,000,000     30,000,000
  Payment of minimum royalty obligation....................................  (1,259,618)      (225,000)
  Issuance of redeemable preferred stock...................................          --      9,650,000
  Issuance of warrants.....................................................          --      1,260,000
  Payment of deferred financing costs......................................  (1,032,719)   (10,583,374)
  Purchase of treasury stock...............................................    (135,000)      (250,000)
  Sale of treasury stock...................................................     175,000             --
                                                                            -----------    -----------
     Net cash provided by financing activities.............................  24,747,663    119,730,526
                                                                            -----------    -----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS.......................  (5,569,361)     7,001,170
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.............................   7,001,170             --
                                                                            -----------    -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD................................... $ 1,431,809    $ 7,001,170
                                                                            ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
     Interest.............................................................. $14,603,651    $ 5,111,171
                                                                            ===========    ===========
     Income taxes.......................................................... $   880,415    $    93,000
                                                                            ===========    ===========
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING TRANSACTIONS:
  Accrued dividends and accretion on redeemable preferred stock............ $ 1,332,822    $   714,801
  Sale of common stock for notes........................................... $        --    $   517,609
  Issuance of seller notes................................................. $        --    $ 3,500,000
  Other current liability -- installment obligation for purchase of
     inventory and accounts receivable from Houbigant, Inc................. $        --    $ 2,700,000
  Other liability -- present value of minimum royalties.................... $ 1,398,080    $ 6,623,283

                See notes to consolidated financial statements.

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY

     The consolidated financial statements of Renaissance Cosmetics, Inc. (the "Company") include the accounts of the Company for the period from April 15, 1994 (date of Inception), and its wholly-owned subsidiaries from their respective dates of acquisition, Cosmar Corporation from August 18, 1994, Parfums Parquet Incorporated ("Parfums Parquet") from July 1, 1994, Houbigant Ltee from December 13, 1994, Dana Perfumes Corporation ("Dana") from December 23, 1994 and Perfums Dana Do Brasil ("Dana Brazil") from December 31, 1995. All significant intercompany activity has been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business -- The Company manufactures and sells its fragrance and nail care products principally through the mass-market or self-select distribution channel which includes drug stores, mass merchandisers, discount stores, supermarkets and combination supermarket/drug stores, throughout the United States.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. The preparation of financial statements in conformity with generally accepted accounting principles also requires management to make estimates and assumptions that affect the disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

     Cash Equivalents -- Cash equivalents consist of highly liquid investments with an original maturity of three months or less.

     Marketable Securities -- The Company classifies its investments in debt and equity securities as available for sale, and accordingly, reflects unrealized holding gains and losses as a separate component of stockholders' equity.

     Inventories -- Inventories are stated at the lower of cost (on the first-in, first-out (FIFO) and last-in, first-out (LIFO) methods) or market.

     Property, Plant and Equipment -- Property, plant and equipment additions are stated at cost and depreciation is computed using the straight-line and the declining-balance methods over the estimated useful lives of the assets, ranging from three to forty years. Amortization of leasehold improvements is computed using the straight-line and the declining-balance methods over the lesser of the estimated useful lives of the assets or the remaining life of the lease.

     Deferred Financing Costs -- Deferred financing costs represent direct costs relating to closing on the long-term debt and notes payable. These costs are being amortized over the life of the related debt.

     Foreign Currency Translation -- For the Company's international operations, assets and liabilities are translated at year-end exchange rates and income statement amounts are translated at average exchange rates prevailing during the year. Gains and losses resulting from translating foreign currency financial statements are recorded as a separate component of stockholders' equity. Transaction gains and losses are included in results of operations and were not material for any period presented.

     Intangible Assets -- Costs of acquisitions of net tangible assets acquired are stated at cost less accumulated amortization and include trademarks and goodwill. These costs are being amortized using the straight-line method over the periods benefited, ranging from 25 to 40 years. The Company assesses the recoverability of these costs on a regular basis by evaluating the carrying value of the intangible assets based upon projected net income and undiscounted future cash flows.

     Revenue Recognition -- Sales are recognized when goods are shipped. An accrual for customer returns is recorded based upon historical experience.

     Income Taxes -- The Company uses an asset and liability approach to the computation of income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities based upon enacted tax rates in effect when such amounts are expected to be realized or settled. The effects of changes in tax laws or rates on deferred tax assets and liabilities are recognized in the period that includes the enactment date.

     Loss Per Common Share -- Loss per common share is based on the weighted average number of common shares outstanding during the year. The dilutive effect of stock options and warrants were not considered since the effect would be antidilutive.

     Fair Value of Financial Instruments -- The carrying values of cash and cash equivalents, marketable securities, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short-term maturities of those instruments. The fair values of the Company's long-term debt, notes payable and preferred stock are disclosed in the notes.

     Accounting Pronouncements -- In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement is effective for fiscal years beginning after December 15, 1995. The Company does not expect that the adoption of this statement will have a material affect on its consolidated financial condition or results of operations.

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation. This statement is effective for fiscal years beginning after December 15, 1995. The new standard defines a "fair value" method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period.

     Pursuant to this Standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. The new standard also requires increased footnote disclosures, regardless of the method chosen to measure and recognize compensation, for employee stock-based arrangements. The Company has not yet determined if it will elect to change to the fair value method, nor has it determined the effect the new Standard will have on net loss and loss per share should it elect to make such a change.

     Reclassifications -- Certain reclassifications were made to the 1995 financial statements to conform to the current year's presentation.

3. ACQUISITIONS

     The Company, Houbigant, Inc. ("Houbigant") and other parties entered into license and sublicense agreements (the "Agreements"), the first of which became effective as of July 1, 1994, whereby the Company has obtained certain exclusive rights to manufacture and sell on a worldwide basis (excluding Canada -- see below) certain fragrance products owned and licensed by Houbigant (the "Houbigant Fragrances"), for initial periods of five and seven years. The Company agreed to pay royalties generally at the rate of seven percent of net sales, with annual minimums aggregating $2,730,000 during the initial terms of the Agreements. Total minimum payments under the terms of the Agreements are $15,360,000, including the $5,000,000 prepayment. The Company has the option to renew the Agreements generally for up to seven successive five-year periods. During each renewal period, annual minimum royalties are adjusted based on increases in the Consumer Price Index.

     Additionally, under the terms of the Agreements, the Company also agreed to pay $6,000,000 in installments, for the existing inventory, certain trade receivables and all product returns received subsequent to the closing date of the Agreements. As of March 31, 1996, $3,300,000 has been paid.

     On August 18, 1994, the Company purchased certain assets and assumed certain liabilities of Cosmar Corporation and its Affiliate, Precision Molded Plastics, Inc. ("Cosmar") for $64,827,978. Consideration consisted of $61,327,978 in cash and sellers notes with a face value of $5,000,000 and an estimated market value of $3,500,000 based on an effective interest rate of 14.48%. Because the acquisition qualifies as a highly-leveraged transaction and certain shareholders of Cosmar have or had a continuing interest as shareholders of the Company, application of leveraged buyout accounting resulted in a predecessor basis adjustment to common stockholders' equity of $1,483,609.

     On December 13, 1994, the Company acquired substantially all of the assets of Houbigant Ltee for an aggregate purchase price of $5,800,000. Houbigant Ltee includes three companies engaged in the manufacture and sales of Houbigant Fragrances in Canada. There are no minimum royalties required to be paid in connection with these license rights.

     On December 23, 1994, Dana purchased the assets and business of a group of companies that manufactured and marketed internationally the Dana line of fragrance products, for an aggregate cash purchase price of $21,900,000. Such transaction was financed through term loan borrowings from a financial institution, with an aggregate value of $30,000,000.

     On December 31,1995, Dana exercised its option to purchase the assets and liabilities of Dana Brazil for $100,000.

     The above acquisitions were all accounted for by the purchase method of accounting for business combinations.

     The following unaudited pro forma summary presents the consolidated results of operations as if the acquisitions had occurred at the beginning of each period and do not purport to be indicative of what would have occurred had the acquisitions been made as of that date or of results which may occur in the future.

                                                                         PRO FORMA
                                                                ----------------------------
                                                                               PERIOD FROM
                                                                              APRIL 15, 1994
                                                                YEAR ENDED     (INCEPTION)
                                                                 MARCH 31,     TO MARCH 31,
                                                                   1996            1995
                                                                -----------   --------------
    Net sales.................................................  $140,741,000   $ 109,912,000
                                                                ============   =============
    Net loss..................................................  $(12,645,000)  $ (17,313,000)
                                                                ============   =============
    Net loss per common share.................................  $    (17.58)   $      (23.83)
                                                                ============   =============

4. MARKETABLE SECURITIES

     Marketable securities consist of the following:

                                                                        MARCH 31,
                                                                -------------------------
                                                                   1996          1995
                                                                -----------   -----------
    Mutual funds..............................................  $   173,604   $   772,554
    Bonds.....................................................           --        42,000
                                                                ------------  -----------
                                                                $   173,604   $   814,554
                                                                ============  ===========

     At March 31, 1996 and 1995, fair value of marketable securities approximated cost.

5. INVENTORIES

     The components of inventories are as follows:

                                                                         MARCH 31,
                                                                 -------------------------
                                                                    1996          1995
                                                                 -----------   -----------
     Raw materials and advertising supplies....................  $16,956,874   $11,859,958
     Work in process...........................................    2,860,139     1,423,799
     Finished goods............................................   10,419,726     8,622,569
                                                                 -----------   -----------
                                                                 $30,236,739   $21,906,326
                                                                 ===========   ===========

     The above components are shown net of excess and obsolete inventory reserves of approximately $1,540,000 and $3,449,000 at March 31, 1996 and 1995, respectively. At March 31, 1996 and 1995, 60.7% and 27.5%, respectively, of the Company's inventories are stated at the lower of LIFO cost or market. The excess of current replacement cost over the stated LIFO value was $-0- at March 31, 1996 and 1995.

6. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                                         MARCH 31,
                                                                  ------------------------
                                                                     1996          1995
                                                                  -----------   ----------
     Land.......................................................  $   476,691   $  182,297
     Buildings..................................................    4,896,008    5,570,042
     Machinery and equipment....................................    7,451,977    3,145,677
     Computer equipment.........................................    4,880,815           --
     Leasehold improvement......................................      461,140      397,840
                                                                  -----------   ----------
                                                                   18,166,631    9,295,856
     Accumulated depreciation...................................    3,631,268      787,733
                                                                  -----------   ----------
                                                                  $14,535,363   $8,508,123
                                                                  ===========   ==========

7. INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                                         MARCH 31,
                                                                ---------------------------
                                                                   1996            1995
                                                                -----------     -----------
    Trademarks................................................  $42,144,000     $42,144,000
    Goodwill..................................................   39,819,924      42,214,926
                                                                -----------     -----------
                                                                 81,963,924      84,358,926
    Accumulated amortization..................................    5,068,630       1,860,310
                                                                -----------     -----------
                                                                $76,895,294     $82,498,616
                                                                ===========     ===========

     Trademarks relate principally to Cosmar and Dana and are being amortized, on a straight-line basis, over their estimated useful lives, 25 and 40 years, respectively. Goodwill represents the excess of the cost of purchased businesses over the fair value of their net assets at date of acquisition and is being amortized by the straight-line method over a 25-year period. Upon completion of all the required valuations associated with the acquisitions, goodwill increased during the period from April 15, 1994 (Inception) to March 31, 1995 by approximately $5,000,000 from the Company's original estimate. Negative goodwill of approximately $2.3 million which was generated as a result of the acquisition of Dana Brazil, and is being amortized over a life of 5 years, is also included in goodwill above.

8. ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                                         MARCH 31,
                                                                ---------------------------
                                                                   1996            1995
                                                                -----------     -----------
    Current portion of minimum royalty obligation.............  $ 3,597,884     $   966,000
    Accrued interest payable..................................    2,380,384       1,675,176
    Acquired plant consolidation and restructuring costs......      244,000       1,842,000
    Accrued marketing and advertising expenses................    2,492,720       1,424,952
    Accrued financing and acquisition costs...................           --       1,955,000
    Other.....................................................    6,442,139       5,145,854
                                                                -----------     -----------
                                                                $15,157,127     $13,008,982
                                                                ===========     ===========

9. LONG-TERM DEBT

     Long-term debt consist of the following:

                                                                         MARCH 31,
                                                                ---------------------------
                                                                   1996            1995
                                                                -----------     -----------
    Senior Notes............................................    $63,623,473     $63,465,317
    Subordinated seller notes...............................      3,699,471       3,567,151
                                                                -----------     -----------
                                                                $67,322,944     $67,032,468
                                                                ===========     ===========

     The Senior notes are senior unsecured obligations of the Company with a principal amount of $65,000,000 at a stated interest rate of 13.75% with interest payable semi-annually beginning February 15, 1995 and due August 15, 2001. The notes were issued in units with warrants to purchase 130,000 shares of common stock. The notes were issued with an original discount of $711,100 and were further discounted as a result of an allocation of $910,000 to the common stock warrants. The effective interest rate on the Senior notes is 14.33%.

     The Senior notes and warrants were detached in December 1994 prior to the filing of the Company's registration statement with respect to the Senior notes. The warrants are exercisable at any time and expire on August 15, 2001. The exercise price of the warrants is $.01 per share.

     The Senior notes are fully and unconditionally guaranteed, on a subordinated basis, as to principal and interest, jointly and severally by all present and future subsidiaries of the Company.

     The Seller notes are subordinated promissory notes of the Company amounting to $5,000,000 and accruing interest at 8% initially and escalating to 11% over an eight-year period with a balloon payment of principal and accrued interest on August 15, 2002. Based on an estimate of their fair market value, these notes were recorded at a discount of $1,500,000, yielding an effective interest rate of 14.48%.

     The fair value of the Senior notes at March 31, 1996 and 1995 were $65,000,000 and $61,750,000, respectively. The fair value of the warrants at March 31, 1996 and 1995 were $2,925,000 and $1,950,000, respectively. Such fair value are estimated based on quoted market prices for such notes and warrants.

     The fair value of the Subordinated seller notes is estimated based on rates currently available to the Company for debt with similar terms and remaining maturities. Such fair value was approximately $4,617,000 and $3,721,000 at March 31, 1996 and 1995, respectively.

10. NOTES PAYABLE

     On December 22, 1994, as amended, the Company and a financial institution entered into a note purchase agreement (the "Current Credit Facility"), which provides for revolving credit in an aggregate principal amount of $30,000,000, and term loans in an aggregate principal amount of $30,000,000. Such loans bear interest at the bank base rate (8.25% at March 31, 1996) plus 3% until June 30, 1995, 3.5% thereafter until December 31, 1995, 4% thereafter until June 30, 1996 and 4.5% thereafter. The weighted average interest rates on the notes payable were 12.19% and 11.66% for the year ended March 31, 1996 and for the period from December 23, 1994 to March 31, 1995, respectively. The Company paid a commitment fee of $500,000, a structuring fee of $500,000 and a funding fee of $600,000 which was equal to 2% of the aggregate unpaid principal of the term notes in excess of fees already paid. During fiscal 1996 the Company paid funding fees on the available portion of the original revolving credit of $20,000,000, aggregating $400,000. On September 8, 1995, the Company paid an additional commitment fee of $400,000. The Company paid a continuation fee of $100,000 on each of July 1, 1995 and January 2, 1996 and will be required to pay an additional continuation fee of $100,000 on July 1, 1996 unless the loans have been terminated.

     Borrowings under the revolving credit portion are subject to a borrowing base availability consisting of eligible inventory and receivables. As of March 31, 1996, $3,000,000 of the revolving credit portion of the Current Credit Facility was available to the Company for additional borrowings.

     The Current Credit Facility includes numerous affirmative and negative covenants applicable to the Company, including restrictions on indebtedness and payment of dividends, liens and capital expenditures, and compliance with net worth, operating earnings and various other financial ratios and covenants.

     Based on rates currently available to the Company for debt with similar terms and remaining maturities, fair value of the notes payable is estimated to be $29,638,000 at March 31, 1995. At March 31, 1996, carrying value of the notes payable approximated fair value.

     The Current Credit Facility matures in December 1996 and is collateralized by substantially all of the assets of the Company. The Company is currently pursuing several financing alternatives, including both equity and debt financing to replace the Current Credit Facility and to provide funds for new acquisitions. The Company is currently in discussions with several financial institutions and believes that it will be able to obtain such financing. However, the Company has no binding commitment from any financial institution, and accordingly, there can be no assurance that such additional financing alternatives will be available to the Company. If the Company is unable to obtain the financing, it may be required to postpone and/or change significant elements of its business strategy.

11. INCOME TAXES

     The Company records deferred tax liabilities and assets for estimated future tax consequences attributable to temporary differences. Such temporary differences exist when the tax basis differs from the financial reporting amount of assets or liabilities. A valuation allowance is recorded to reduce deferred tax assets to amounts which, in management's judgment, are more likely than not to be realized.

     The income tax expense is comprised of state tax in the amount of $311,467 and foreign taxes of $1,270,993, and a federal income tax benefit of $278,789 resulting from a carryback of a net operating loss. There is no Federal tax liability as a result of Federal tax operating losses in the amount of approximately $13,677,000. Such losses expire in accordance with provisions of applicable tax law and expire beginning in 2010 as follows:

                                EXPIRATION DATE                         AMOUNT
            --------------------------------------------------------  ----------
            2010....................................................  $3,646,000
            2011....................................................  10,031,000

     The income tax expense (benefit) is composed of the following:

                                                                                 PERIOD FROM
                                                                                APRIL 15, 1994
                                                                 YEAR ENDED      (INCEPTION)
                                                                 MARCH 31,       TO MARCH 31,
                                                                    1996             1995
                                                                 ----------     --------------
    Current:
      Federal..................................................  $ (278,789)      $ (200,000)
      State....................................................     411,467          251,605
      Foreign..................................................   1,111,025           10,241
                                                                 ----------       ----------
                                                                  1,243,703           61,846
                                                                 ----------       ----------
    Deferred:
      Federal..................................................          --         (175,000)
      State....................................................    (100,000)          78,073
      Foreign..................................................     159,968               --
                                                                 ----------       ----------
                                                                     59,968          (96,927)
                                                                 ----------       ----------
    Total income tax expense (benefit).........................  $1,303,671       $  (35,081)
                                                                 ==========       ==========

     The following reconciles the income tax expense (benefit) computed at the Federal statutory income tax rate to the benefit recorded in the statements of operations:

                                                                              PERIOD FROM
                                                                               APRIL 15,
                                                                                 1994
                                                                              (INCEPTION)
                                                                YEAR ENDED        TO
                                                                 MARCH 31,     MARCH 31,
                                                                   1996          1995
                                                                -----------   -----------
    Federal benefit at statutory rate.........................  $(3,656,074)  $(1,923,028)
    Limitation of utilization of tax benefits.................    5,164,532     1,528,300
    Benefit of carryback not previously recorded..............     (278,790)           --
    State income taxes........................................      311,467       329,678
    Foreign income............................................   (1,508,457)           --
    Foreign income taxes......................................    1,270,993        10,241
    Other.....................................................           --        19,728
                                                                -----------   -----------
                                                                $ 1,303,671   $   (35,081)
                                                                ===========   ===========

     The significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                          MARCH 31,
                                                                  -------------------------
                                                                     1996           1995
                                                                  ----------     ----------
    Current deferred income tax assets (liabilities):
      Allowance for sales returns.............................    $2,195,425     $1,297,280
      Inventory reserves......................................       697,305       (207,500)
      Other non-deductible reserves...........................     1,997,260        539,500
      Royalties...............................................       866,485             --
      Other, net..............................................        46,630             --
                                                                  ----------     ----------
                                                                   5,803,105      1,629,280
      Less valuation allowance................................    (5,803,105)    (1,629,280)
                                                                  ----------     ----------
                                                                  $       --     $       --
                                                                  ==========     ==========
    Non-current deferred income tax assets (liabilities):
      Depreciation............................................    (1,091,625)    (1,522,220)
      Amortization of intangible assets.......................    (1,058,915)      (654,455)
      Federal net operating loss carryforwards................     4,650,170      1,647,590
      State net operating loss carryforwards..................     1,276,565             --
      Foreign tax credit carryforwards........................       790,065             --
      Other -- net............................................            --        749,075
                                                                  ----------     ----------
                                                                   4,566,260        219,990
      Less valuation allowance................................    (4,566,260)      (219,990)
                                                                  ----------     ----------
                                                                  $       --     $       --
                                                                  ==========     ==========
    Deferred state tax liability..............................    $       --     $  100,000
                                                                  ==========     ==========
    Deferred foreign tax liability............................    $  140,619     $       --
                                                                  ==========     ==========

     Foreign pretax income (loss) was $4,446,593 and $(551,200) for the year ended March 31, 1996 and for the period from April 15, 1994 (Inception) to March 31, 1995.

12. CAPITAL STOCK

     a. Serial Preferred Stock--The Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series of which 40,000 shares have been designated as redeemable preferred stock.

     b. Stock Option Plan--The Company's stock option plan provides for nonqualified stock options for employees. All options have been granted at exercise prices at or above fair market value at the date of grant and vest over periods of up to ten years. At March 31, 1996, 4,762 shares were available for future grants under the plan.

     The following table summarizes the activity of options in the stock option plan:

                                                                        SHARES      PRICE
                                                                        -------     ------
    Options granted...................................................   75,181     $37.17
    Options canceled..................................................   (9,318)     37.17
                                                                        -------     ------
    Total options outstanding at March 31,1995........................   65,863      37.17
    Options granted...................................................   31,377      37.17
    Options canceled..................................................  (13,512)     37.17
                                                                        -------     ------
    Total options outstanding at March 31, 1996.......................   83,728      37.17
                                                                        =======     ======
    Total exercisable options at March 31, 1996.......................   14,832     $37.17
                                                                        =======     ======

     No compensation expense was recognized in 1996 or 1995 relating to such options.

13. REDEEMABLE PREFERRED STOCK

     The Company issued for $10,000,000, 10,000 shares of cumulative exchangeable preferred stock with a par value of $.01 per share. Such preferred stock has an initial dividend of 10% per annum. Commencing August 16, 1999 the dividend rate changes to 15% per annum. The preferred stock was issued in units with warrants to purchase 50,000 shares of common stock. Dividends are payable in cash, additional shares of redeemable preferred stock or any combination thereof, at the option of the Company, up to and including the August 15, 1997 dividend, and in cash thereafter. The proceeds from issuance of the preferred stock were reduced by an allocation of $350,000 to the common stock warrants. Such warrants are exercisable at any time and expire on August 15, 2001. These warrants have an exercise price of $.01 per share. The effective dividend rate on the preferred stock is approximately 12.01%.

     The redeemable preferred stock must be redeemed on August 15, 2002 for $10,000,000, plus all accumulated and unpaid dividends. The redeemable preferred stock is exchangeable for senior notes by the Company at any time and under certain circumstances by the holders of the preferred stock on or after August 15, 1997.

     Based on rates currently available to the Company for debt with similar terms, the fair value of the redeemable preferred stock is estimated to be $10,907,000 and $8,673,000 at March 31, 1996 and 1995, respectively. Based on quoted market prices at March 31, 1996 and 1995 of the warrants, the fair value is estimated to be $1,125,000 and $750,000, respectively.

14. COMMITMENTS AND CONTINGENCIES

     a. Leases -- The Company leases certain warehouses, office facilities, and automobiles, under operating lease agreements, certain of which are subject to escalation, expiring at various dates through 2001.

     Future minimum lease payments under noncancellable operating leases as of March 31, 1996 are as follows:

                             YEAR ENDING MARCH 31,                       AMOUNT
            -------------------------------------------------------    ----------
            1997...................................................    $1,914,119
            1998...................................................     1,486,949
            1999...................................................     1,155,570
            2000...................................................       748,700
            2001...................................................       471,677
                                                                       ----------
                                                                       $5,777,015
                                                                       ==========

     Rent expense associated with operating leases for the year ended March 31, 1996 and the period from April 15, 1994 (Inception) to March 31, 1995 was $1,998,893 and $336,945, respectively.

     b. Royalties -- Future minimum royalty payments at March 31, 1996, which resulted from acquisitions of companies, together with the present value of minimum royalty payments, are as follows:

                             YEAR ENDING MARCH 31,                               AMOUNT
    -----------------------------------------------------------------------    ----------
    1997...................................................................    $3,597,884
    1998...................................................................     3,017,500
    1999...................................................................       550,000
    2000...................................................................       462,500
    2001...................................................................     2,572,500
    Thereafter.............................................................       562,500
                                                                               ----------
                                                                               10,762,884
    Amounts representing interest..........................................     2,478,961
                                                                               ----------
    Present value of minimum royalty payments..............................     8,283,923
    Current portion........................................................     3,597,884
                                                                               ----------
    Long-term portion......................................................    $4,686,039
                                                                               ==========

     Royalty expense totaled $1,930,785 and $1,489,465 for the year ended March 31, 1996 and the period from April 15, 1994 (Inception) to March 31, 1995, respectively.

     c. Other Employee Stock Options -- Dr. Thomas V. Bonoma has been granted stock options whereby he has the right to acquire a total of 93,182 shares of Common Stock of the Company. The earliest date on which these options can become exercisable generally is August 18, 1997, based on the value of the Company's equity reaching certain thresholds; however, the valuation date is accelerated prior to that date (and if the thresholds are reached the options become exercisable) upon a sale or merger of the Company or public offering of the Company's Common Stock. Notwithstanding whether the earnings of the Company meet any of the tests enunciated in the stock option agreement, Dr. Bonoma will be entitled to exercise these options commencing on August 18, 2000. The exercise price for each purchasable share under this stock option is $37.17237.

     The above stock options have been authorized by the Board of Directors and granted outside of the Company's stock option plan. No options have been exercised as of March 31, 1996.

15. LEGAL PROCEEDINGS

     a. In April 1995 the Company and Houbigant Inc. commenced an action against the ACB Companies (the former holders of Houbigant's Canadian licenses) and their agents (the "Resellers"), alleging that the ACB companies manufactured and sold Houbigant trademarked products in the US through the Resellers. This violated both Houbigant's and the Company's rights pursuant to the Agreements, as well as certain US federal laws. The claims against the Resellers were settled. The ACB Companies filed counterclaims, most of which were subsequently dismissed.

     Additionally, in May 1995, Houbigant Ltee filed an action against the ACB companies for approximately $8,000,000 (Canadian) for breach of contract and fraud. The ACB companies have not as yet asserted any counter claims. The parties to both of the above cases have agreed in principle to a settlement whereby the ACB companies will dismiss its remaining asserted and unasserted counterclaims, and will pay $850,000 to the Company in settlement of all the remaining claims.

     The Company does not believe that this litigation will have a material adverse effect on its financial condition or its results of operations.

     b. The Company is a defendant in a lawsuit where the plaintiff alleges defamation and interference with business relationships, and is seeking $7,000,000 in damages. The Company intends to vigorously defend this lawsuit and believes it has substantial and meritorious defenses. Management believes that the outcome of this litigation will not have a material effect on the results of operations or financial condition of the Company.

     c. The Company is subject to legal proceedings and claims which arise in the normal course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

16. RETIREMENT PROGRAMS

     In June 1995, the Company established a 401(k) Pension Plan (the "Company Plan") for all U.S. employees, with the exception of Dana union members for which the Company maintains a separate 401(k) plan. The prior plan covering Dana non-union members was merged into the Company Plan. Plans are available to all employees who have been employed continuously for at least one year. The participants contribution ceiling is 20% of their annual compensation, as defined, and a matching contribution is provided by the Company at 50% of the first 6% of the participants' salary for the non-union members and 12 1/2% of the first 6% of the participants' salary for the union plan. The participants become fully vested after four years of service. The contributions made by the Company during the year ended March 31, 1996 and the three months ended March 31, 1995 (for the Dana Plans) were $166,290 and $11,705, respectively. Certain of the administrative expenses are paid by the Company, the Plans' sponsor.

17. CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high quality financial institutions.

     Credit risk with respect to trade accounts receivable is generally diversified due to the large number of entities comprising the Company's customer base and their dispersion throughout the United States. The Company generally does not require collateral, and the majority of its trade receivables are unsecured. The Company does, however, perform ongoing credit evaluations of its customers' financial condition.

     The Company sells a significant portion of its products through third-party drug store and discount retailers and as a result, maintains individually significant accounts receivable balances with major retailers. If the financial condition and operation of these retailers deteriorate below critical levels, the Company's operating results could be adversely affected. An allowance for doubtful accounts and sales returns is maintained at a level which management believes is sufficient to cover potential credit losses. The ten largest accounts receivable balances collectively represented 54% and 50% of total accounts receivable at March 31, 1996 and 1995, respectively. Sales to ten customers represented 50% and 46% of gross revenues during the year ended March 31, 1996 and the period April 15, 1994 (Inception) to March 31, 1995. No single customer accounted for greater than 10% of the Company's revenues for the year ended March 31, 1996 or for the period April 15, 1994 (Inception) to March 31, 1995.

18. RELATED PARTIES

     Pursuant to a management agreement, the Company pays management fees to Kidd, Kamm & Company ("KK & Co."), a related party, subject to certain operating and financial ratios being met. During the year ended March 31, 1996 and the period April 15, 1994 (Inception) to March 31, 1995, the Company paid $-0-and $225,000, respectively, in management fees to KK & Co. Deferred financing costs include approximately $675,000 of financing fees paid to KK & Co.

     In December 1995, the holders of the Sellers Notes sold such notes to a third party who is a holder of a substantial portion of the Company's redeemable preferred stock (the "Holder"). In a related transaction, the Company signed an agreement with the Holder, whereby in exchange for $225,000, the Company agreed not to pursue any claims against the Holder relating to the acquisition of Cosmar. All other terms and provisions of the sellers' note remained the same.

19. INFORMATION CONCERNING FINANCIAL REPORTING FOR SEGMENTS AND OPERATIONS IN GEOGRAPHIC AREAS

     The Company is engaged in two main businesses, the manufacturing and marketing of fragrances and associated products and the manufacturing and marketing of artificial fingernail care products.

                                      FRAGRANCES       NAIL CARE       CORPORATE       CONSOLIDATED
                                      -----------     -----------     ------------     ------------
Year ended March 31, 1996:
Net sales (A).......................  $83,152,748     $48,132,876     $         --     $131,285,624
                                      ===========     ===========     ============     ============
Operating income (loss).............  $ 7,607,931     $ 9,159,638     $ (8,317,951)    $  8,449,618
Interest expense -- net.............    3,738,863      12,169,302        3,294,613       19,202,778
Income tax provision (benefit)......    1,328,163           3,593          (28,085)       1,303,671
                                      -----------     -----------     ------------     ------------
Net income (loss)...................  $ 2,540,905     $(3,013,257)    $(11,584,479)    $(12,056,831)
                                      ===========     ===========     ============     ============
Identifiable assets.................  $90,709,215     $83,074,198     $ 10,835,505     $184,618,918
                                      ===========     ===========     ============     ============
Depreciation and amortization.......  $ 4,534,781     $ 3,304,496     $    211,304     $  8,050,581
                                      ===========     ===========     ============     ============
Capital expenditures................  $ 4,338,514     $ 1,942,510     $  1,884,675     $  8,165,699
                                      ===========     ===========     ============     ============
Period April 15, 1994 (Inception) to
  March 31, 1995:
Net sales (A).......................  $33,602,772     $24,111,637     $         --     $ 57,714,409
                                      ===========     ===========     ============     ============
Operating income (loss).............  $ 2,889,464     $ 4,387,301     $ (4,532,739)    $  2,744,026
Interest expense -- net.............      665,192         924,145        6,649,054        8,238,391
Income tax provision (benefit)......           --              --          (35,081)         (35,081)
                                      -----------     -----------     ------------     ------------
Net income (loss)...................  $ 2,224,272     $ 3,463,156     $(11,146,712)    $ (5,459,284)
                                      ===========     ===========     ============     ============
Identifiable assets.................  $71,092,482     $74,730,544     $ 16,430,074     $162,253,100
                                      ===========     ===========     ============     ============
Depreciation and amortization.......  $   878,383     $ 1,953,310     $         --     $  2,831,693
                                      ===========     ===========     ============     ============
Capital expenditures................  $    33,243     $   478,197     $    117,622     $    629,062
                                      ===========     ===========     ============     ============

---------------

(A) There were no material intersegment sales during the year ended March 31, 1996 and the period from April 15, 1994 (Inception) to March 31, 1995.

     Information related to the Company's operations in different geographic areas is shown below:

                                UNITED                      LATIN
                                STATES        CANADA       AMERICA       EUROPE      CONSOLIDATED
                              -----------    ---------    ---------    ----------    ------------
    Year ended March 31, 1996:
    Net sales (B)(C)........  $115,299,244   $8,026,473   $4,824,576   $3,135,331    $131,285,624
                              ============   ==========   ==========   ==========    ============
    Net income (loss).......  $(15,332,431)  $ 260,038    $1,435,796   $1,579,766    $(12,056,831)
                              ============   ==========   ==========   ==========    ============
    Identifiable assets.....  $156,951,317   $9,674,562   $7,107,409   $10,885,630   $184,618,918
                              ============   ==========   ==========   ==========    ============

                                UNITED                      LATIN
                                STATES        CANADA       AMERICA       EUROPE      CONSOLIDATED
                              -----------    ---------    ---------    ----------    ------------
    Period April 15, 1994 (Inception) to March 31, 1995:
    Net sales (B)(C)........  $56,152,467    $ 633,411    $ 385,392    $  543,139    $ 57,714,409
                              ============   ==========   ==========   ==========    ============
    Net income (loss).......  $(5,145,843)   $(277,611)   $(185,732)   $  149,902    $ (5,459,284)
                              ============   ==========   ==========   ==========    ============
    Identifiable assets.....  $155,389,035   $ 609,403    $1,891,969   $4,362,693    $162,253,100
                              ============   ==========   ==========   ==========    ============

(B) There were no material intercompany sales between geographic areas during the year ended March 31, 1996 and the period from April 15, 1994 (Inception) to March 31, 1995.

(C) The above-mentioned revenues for the United States include export sales of $6,924,161 and $4,706,980 during the year ended March 31, 1996 and the period from April 15, 1994 (Inception) to March 31, 1995 respectively.

20. SUBSEQUENT EVENTS

     On May 29, 1996, the Company entered into a Securities Purchase Agreement with an investor, under which the Company can issue up to $20,000,000 of Senior Exchangeable Preferred Stock, Series A. On May 30, 1996, the Company issued $10,000,000 of such preferred stock. The Preferred Stock has a dividend rate of 12% per annum, payable quarterly, in cash or additional preferred stock, at the option of the Company. If the Preferred Stock remains outstanding on or after August 31, 1998, it will be exchangeable, at the option of the Company into an equal amount of Senior Notes. Under certain circumstances the Holder of the Preferred Stock, may exercise an option to acquire Common Stock in exchange for a portion of the Preferred Stock held.

     On June 14, 1996 the financial institution with which the Company has its Current Credit Facility, has agreed to increase its revolving credit from the current $30,000,000 aggregate principal amount to $40,000,000, upon the issuance of $20,000,000 of Senior Exchangeable Preferred Stock, Series A.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Cosmar Corporation and Affiliate

     We have audited the accompanying combined statements of operations of assets acquired and liabilities assumed and changes in excess of assets acquired over liabilities assumed and of cash flows of the assets acquired and liabilities assumed of Cosmar Corporation and Affiliate (the "Company") for the period from January 1, 1994 to August 17, 1994. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such combined financial statements present fairly, in all material respects, the results of operations and cash flows of the assets acquired and liabilities assumed of Cosmar Corporation and Affiliate for the period from January 1, 1994 to August 17, 1994, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Long Beach, California
October 28, 1994

                        COSMAR CORPORATION AND AFFILIATE

                   COMBINED STATEMENT OF OPERATIONS OF ASSETS
                        ACQUIRED AND LIABILITIES ASSUMED
       AND CHANGES IN EXCESS OF ASSETS ACQUIRED OVER LIABILITIES ASSUMED
                 PERIOD FROM JANUARY 1, 1994 TO AUGUST 17, 1994

NET SALES (Note 1)..............................................................  $18,300,944
COST OF SALES...................................................................    7,394,576
                                                                                  -----------
GROSS PROFIT....................................................................   10,906,368
                                                                                  -----------
OPERATING EXPENSES:
  Selling and marketing.........................................................    3,876,975
  Shipping and warehousing......................................................      729,212
  General and administrative (Note 3)...........................................    2,272,700
  Research and development (Note 1).............................................      701,513
                                                                                  -----------
     Total operating expenses...................................................    7,580,400
                                                                                  -----------
OPERATING INCOME................................................................    3,325,968
                                                                                  -----------
OTHER INCOME (EXPENSE):
  Interest expense..............................................................      (60,500)
  Other income, net (Note 1)....................................................      185,988
                                                                                  -----------
     Total other income.........................................................      125,488
                                                                                  -----------
INCOME BEFORE PROVISION FOR INCOME TAXES........................................    3,451,456
PROVISION FOR INCOME TAXES (Note 1).............................................       87,297
                                                                                  -----------
NET INCOME......................................................................  $ 3,364,159
Distributions to shareholders...................................................   (2,151,871)
BALANCE, JANUARY 1, 1994 (Note 1)...............................................    3,296,371
                                                                                  -----------
BALANCE, AUGUST 17, 1994........................................................  $ 4,508,659
                                                                                  ===========

            See accompanying notes to combined financial statements

                        COSMAR CORPORATION AND AFFILIATE

                   COMBINED STATEMENT OF CASH FLOWS OF ASSETS
                        ACQUIRED AND LIABILITIES ASSUMED
                 PERIOD FROM JANUARY 1, 1994 TO AUGUST 17, 1994

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..................................................................    $3,364,159
  Adjustments to reconcile net income to net cash provided by operating activities:
     Provision for doubtful accounts and sales returns........................       105,719
     Depreciation.............................................................       337,784
     Changes in operating assets and liabilities:
       Accounts receivable....................................................     1,136,778
       Inventory..............................................................      (390,079)
       Prepaid expenses and other current assets..............................         8,181
       Other assets...........................................................         1,149
       Accounts payable.......................................................       941,241
       Accrued expenses.......................................................       478,584
       Deferred income........................................................       (43,750)
                                                                                  ----------
          Net cash provided by operating activities...........................     5,939,766
                                                                                  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..........................................      (247,682)
                                                                                  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of line of credit.................................................    (1,300,000)
  Repayment of notes payable..................................................      (466,059)
  Cash distributions..........................................................    (2,151,871)
                                                                                  ----------
          Net cash (used in) financing activities.............................    (3,917,930)
                                                                                  ----------
NET INCREASE IN CASH..........................................................     1,774,154
CASH, BEGINNING OF PERIOD.....................................................       140,426
                                                                                  ----------
CASH, END OF PERIOD, NOT ACQUIRED (Note 1)....................................    $1,914,580
                                                                                  ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --
  Cash paid during the period for:
     Interest.................................................................    $   60,500
                                                                                  ==========
     Income taxes.............................................................    $   67,231
                                                                                  ==========

            See accompanying notes to combined financial statements.

                        COSMAR CORPORATION AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                 PERIOD FROM JANUARY 1, 1994 TO AUGUST 17, 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     General -- On August 18, 1994, CP Holding Company acquired substantially all of the assets and assumed substantially all of the liabilities of Cosmar Corporation and its Affiliate, Precision Molded Plastics ("PMP"), who are engaged in the manufacture and marketing of artificial nail care products and related accessories. The assets acquired and liabilities assumed comprised all of the operating assets and liabilities of Cosmar Corporation and PMP except for cash and certain other assets of $2,043,541 and certain legal claims asserted against Cosmar Corporation or PMP. Cosmar Corporation and PMP sell their products to chain drug stores and mass merchandisers principally located throughout the United States and Europe.

     Principles of Combination -- Cosmar Corporation and PMP are controlled by common shareholders. The combined financial statements include the accounts of Cosmar Corporation and PMP, collectively referred to as the "Company". All significant intercompany transactions have been eliminated.

     Revenue Recognition -- Revenue is recognized upon shipment of product to the customer, with appropriate allowance for estimated returns and other allowances. The Company also has a consulting and exclusive production agreement with a customer. The agreement provides for royalties to be received each calendar quarter in the amount of $65,625. Royalties received in advance are deferred and recognized as income in the month earned. Consulting income earned for the period from January 1, 1994 to August 17, 1994 was $175,000 which is included in other income in the accompanying combined statement of operations.

     Research and Development Costs -- Research and development costs related to the designing, development and testing of new products are charged to expense as incurred.

     Income Taxes -- The Company has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code through August 17, 1994. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the shareholders are liable for federal and state income taxes on the Company's taxable income. Under California state law the S Corporation are subject to a 1 1/2 percent franchise tax charged at the corporate level.

2. COMMITMENTS

     Operating Leases -- The Company leases certain warehouse and office facilities and automobiles under operating lease agreements certain of which are subject to escalations, expiring at various dates through 1996. Rent expense associated with operating leases for the period from January 1, 1994 to August 17, 1994 was $219,362.

     Future minimum lease payments under noncancellable operating leases as of August 17, 1994 are:

            1994...................................................    $  155,408
            1995...................................................       434,417
            1996...................................................       416,320
                                                                       ----------
                                                                       $1,006,145
                                                                       ==========

                        COSMAR CORPORATION AND AFFILIATE

                 PERIOD FROM JANUARY 1, 1994 TO AUGUST 17, 1994

     Under the terms of a license agreement, the Company is obligated to pay to the licensors royalties equal to a specified percentage of the sales of the Company's products subject to the license agreement. The Company is obligated to pay minimum royalties aggregating approximately $767,000 through 2004. Royalty expense recognized under this agreement totaled $116,000 for the period from January 1, 1994 to August 17, 1994.

3. RELATED PARTY TRANSACTIONS

     The Company paid consulting fees to a shareholder in the amount of $40,000 for the period ended August 17, 1994, which are included in general and administrative expenses in the accompanying statement of operations.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Cosmar Corporation and Affiliate

     We have audited the accompanying combined statements of income and cash flows of Cosmar Corporation and Affiliate for the year ended December 31, 1993. These combined statements of income and cash flows are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined statements of income and cash flows based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements of income and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of income and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined statements of income and cash flows presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined statements of income and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Cosmar Corporation and Affiliate for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

Windes & McClaughry

Long Beach, California
April 26, 1994

                        COSMAR CORPORATION AND AFFILIATE

                          COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993

SALES...........................................................................  $25,844,062
COST OF SALES...................................................................   10,852,670
                                                                                  -----------
GROSS PROFIT....................................................................   14,991,392
                                                                                  -----------
OPERATING EXPENSE
  Shipping and warehouse........................................................    1,076,022
  Selling.......................................................................    5,198,714
  Administrative................................................................    3,085,282
  Research and development......................................................      567,968
                                                                                  -----------
                                                                                    9,927,986
                                                                                  -----------
INCOME FROM OPERATIONS..........................................................    5,063,406
                                                                                  -----------
OTHER INCOME (EXPENSE)
  Interest (expense)............................................................     (131,711)
  Other income..................................................................        5,797
                                                                                  -----------
                                                                                     (125,914)
                                                                                  -----------
INCOME BEFORE STATE FRANCHISE TAX...............................................    4,937,492
STATE FRANCHISE TAX.............................................................      136,000
                                                                                  -----------
NET INCOME......................................................................  $ 4,801,492
                                                                                  ===========

        The accompanying notes are an integral part of these statements.

                        COSMAR CORPORATION AND AFFILIATE

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income...................................................................    $4,801,492
  Adjustments to reconcile net income to net cash provided by operating activities
     Depreciation and amortization.............................................       476,766
     (Increase) decrease in:
       Accounts receivable.....................................................       255,072
       Inventory...............................................................    (1,162,557)
       Prepaid expenses........................................................      (118,587)
       Other assets............................................................        (5,027)
     Increase (decrease) in:
       Accounts payable........................................................       (44,851)
       Accrued expenses........................................................       219,499
                                                                                   ----------
       Net Cash Provided By Operating Activities...............................     4,421,807
                                                                                   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment...........................................      (877,025)
                                                                                   ----------
     Net Cash Used In Investing Activities.....................................      (877,025)
                                                                                   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in short-term borrowings..........................................       300,000
  Proceeds from notes payable..................................................       238,000
  Repayment of notes payable...................................................       (94,501)
  Repayment of due to shareholders.............................................      (457,175)
  Distributions to shareholders................................................    (3,689,099)
                                                                                   ----------
     Net Cash Used In Financing Activities.....................................    (3,702,775)
                                                                                   ----------
NET CHANGE IN CASH.............................................................      (157,993)
CASH AT BEGINNING OF YEAR......................................................       298,419
                                                                                   ----------
CASH AT END OF YEAR............................................................    $  140,426
                                                                                   ==========

        The accompanying notes are an integral part of these statements.

                        COSMAR CORPORATION AND AFFILIATE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of Cosmar Corporation and Affiliate (the Company) is presented to assist in understanding the Company's combined financial statements.

  Organization and Operation

     Cosmar Corporation and Precision Molded Plastics are incorporated under the laws of the State of California and are controlled by common shareholders. The Company's principal business activity is the manufacture and distribution of fingernail products. The Company has a diversified customer base including national and international retailers.

  Principles of Combination

     The combined financial statements include the accounts of Cosmar Corporation and Precision Molded Plastics. All material intercompany accounts and transactions have been eliminated.

  Inventory

     Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided by using the straight-line and accelerated methods over the estimated useful lives of three to 31 1/2 years.

     Expenditures for fixed asset additions and major improvements are capitalized, and expenditures for maintenance and repairs are expensed as incurred.

  Income Taxes

     Both Cosmar Corporation and Precision Molded Plastics shareholders elected to be taxed as S Corporations for federal and California tax purposes, and as such, the income is primarily taxed directly to the shareholders. There is a 2 1/2 percent California franchise tax charged at the corporate level and reflected in the provision for state franchise tax expense. Cash paid for taxes amounted to approximately $223,000 for 1993.

NOTE 2 -- COMMITMENTS

Operating Leases

     The Company leases certain warehouse, office facilities, automobile and office equipment under operating lease agreements expiring at various dates through 1996. Rent expense associated with operating leases for the year ended December 31, 1993 was $276,950.

     Noncancellable operating lease obligations as of December 31, 1993 are:

                                                                       OPERATING
                           YEAR ENDING DECEMBER 31,                      LEASES
            -------------------------------------------------------    ----------
            1994...................................................    $  303,730
            1995...................................................       360,225
            1996...................................................       352,178
                                                                       ----------
                                                                       $1,016,133
                                                                       ==========

                        COSMAR CORPORATION AND AFFILIATE

                               DECEMBER 31, 1993

NOTE 3 -- RELATED PARTY TRANSACTION

     The Company paid consulting fees to a shareholder in the amount of $60,000 for the year ended December 31, 1993.

NOTE 4 -- MAJOR CUSTOMERS

     During 1993, the Company had three major customers each representing approximately 10% of sales.

NOTE 5 -- SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Noncash financing activities:

     The Company refinanced $300,000 of notes payable during the year ended December 31, 1993.

                         GREAT AMERICAN COSMETICS, INC.

                                 BALANCE SHEET
                              AS AT JUNE 30, 1996
                                  (UNAUDITED)

                                           ASSETS
Current Assets:
  Cash...........................................................................  $1,019,888
  Accounts receivable............................................................   1,607,763
  Merchandise inventories -- submitted...........................................   2,686,789
  Prepaid expenses and other current assets......................................       9,437
                                                                                   ----------
          Total Current Assets...................................................   5,323,877
Fixed Assets.....................................................................     131,503
  Accumulated depreciation.......................................................      81,141
                                                                                   ----------
                                                                                       50,362
Intangible assets, net of accumulated amortization of $817,679...................   1,157,321
Deposits.........................................................................       8,139
                                                                                   ----------
          Total Assets...........................................................  $6,539,699
                                                                                   ==========
                            LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current installments of long-term debt.........................................  $  220,440
  Accounts payable...............................................................     737,886
  Due to shareholders............................................................      81,500
  Accrued expenses and taxes payable.............................................   1,640,621
                                                                                   ----------
          Total Current Liabilities..............................................   2,680,447
Long-term debt...................................................................     591,590
Commitments and contingencies....................................................
Shareholders' Equity
  Capital stock..................................................................       2,000
  Retained earnings..............................................................   3,265,662
                                                                                   ----------
          Total Shareholders' Equity.............................................   3,267,662
                                                                                   ----------
          Total Liabilities and Shareholders' Equity.............................  $6,539,699
                                                                                   ==========

                       See notes to financial statements.

                         GREAT AMERICAN COSMETICS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                       FOR THE SIX MONTHS ENDED JUNE 30,
                                  (UNAUDITED)

                                                                         1996           1995
                                                                      ----------     ----------
INCOME
  From Sales -- net.................................................  $7,029,488     $3,702,990
COST OF GOODS SOLD
  Inventories -- January 1..........................................   2,201,359        789,786
  Purchases.........................................................   4,266,476      2,725,329
  Freight and duty..................................................     258,559         94,821
  Other direct costs................................................       9,180         24,240
                                                                      ----------     ----------
          TOTAL AVAILABLE FOR SALES.................................   6,735,574      3,634,176
  Inventories -- June 30............................................   2,686,789      1,537,086
          Cost of Goods Sold........................................   4,048,785      2,097,090
GROSS MARGIN ON SALES...............................................   2,980,703      1,605,900
OPERATING EXPENSES
  Selling...........................................................     810,896        353,786
  General and administrative........................................     303,714        195,381
  Officers' salaries................................................     128,546         65,910
  Taxes.............................................................      22,833         13,289
  Depreciation and amortization.....................................     131,069        128,557
                                                                      ----------     ----------
          TOTAL OPERATING EXPENSES..................................   1,397,058        756,923
                                                                      ----------     ----------
NET OPERATING INCOME FOR PERIOD BEFORE
  OTHER INCOME......................................................   1,583,645        848,977
  Gain on restructuring of debt.....................................     409,000             --
  Interest income...................................................       3,959            451
                                                                      ----------     ----------
NET INCOME FOR PERIOD BEFORE PROVISION
  FOR INCOME TAXES..................................................   1,996,604        849,428
  Provision for income taxes........................................     601,400        322,000
                                                                      ----------     ----------
NET INCOME FOR PERIOD...............................................   1,395,204        527,428
Retained earnings -- January 1......................................   1,870,458        818,859
                                                                      ----------     ----------
Retained earnings -- June 30........................................  $3,265,662     $1,346,287
                                                                      ==========     ==========

                       See notes to financial statements.

                         GREAT AMERICAN COSMETICS, INC.

                            STATEMENTS OF CASH FLOWS
                       FOR THE SIX MONTHS ENDED JUNE 30,
                                  (UNAUDITED)

                                                                           1996        1995
                                                                        ----------   ---------
Cash Flows from Operating Activities:
  Net income for period...............................................  $1,395,204   $ 527,428
  Adjustments to reconcile net income to cash provided
     by operating activities:
  Depreciation and amortization.......................................     131,069     128,557
  Gain on restructuring of debt.......................................    (409,000)         --
  Changes in assets and liabilities:
     Accounts receivable..............................................    (736,565)   (631,207)
     Inventory........................................................    (485,430)   (747,300)
     Prepaid expenses.................................................      16,029        (722)
     Accounts payable.................................................     176,352     420,284
     Accrued expenses and taxes payable...............................   1,008,828     354,563
                                                                        ----------   ---------
          Net cash provided by operating activities...................   1,096,487      51,603
Cash Flows from Investing Activities:
  Purchase of fixed assets............................................     (25,127)    (12,406)
  Repayment of loans from shareholders................................    (100,000)    (30,000)
                                                                        ----------   ---------
          Net cash (used in) investing activities.....................    (125,127)    (42,406)
                                                                        ----------   ---------
Cash Flows from Financing Activities:
  Proceeds of notes payable...........................................   1,500,000     200,000
  Repayment of installation indebtedness..............................  (1,762,375)   (134,190)
                                                                        ----------   ---------
          Net cash (used in) financing activities.....................    (262,375)     65,810
                                                                        ----------   ---------
Net Changes in Cash...................................................     708,985      75,007
Cash balance -- January 1,............................................     310,903     130,081
                                                                        ----------   ---------
Cash balance -- June 30,..............................................  $1,019,888   $ 205,088
                                                                        ==========   =========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the period for:
     Interest.........................................................  $   26,334   $   2,225
     Income taxes.....................................................  $   22,770   $   6,840
                                                                        ==========   =========

                       See notes to financial statements.

                         GREAT AMERICAN COSMETICS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1996

NOTE 1 -- BASIS OF PRESENTATION

     In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of Great American Cosmetics, Inc. (the "Company") are presented on a consistent basis. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results of be expected for any other interim period or for the entire year. Certain information and footnote disclosures have been condensed or omitted. The financial statements should be read in conjunction with the financial statements for the years ended December 31, 1995 and 1994.

NOTE 2 -- INVENTORIES

     The components of inventories at June 30, 1996 are as follows:

Raw materials....................................................................  $  775,898
Finished goods...................................................................   1,910,891
                                                                                   ----------
                                                                                   $2,686,789
                                                                                   ==========

     The Company's inventories are stated at the lower of cost (FIFO) or market.

NOTE 3 -- SUBSEQUENT EVENTS

     On June 27, 1996, the Company and Messrs. Larry Pallini and Vincent Carbone, the sole shareholders of the Company entered into a stock purchase agreement with Cosmar Corporation, a wholly owned subsidiary of Renaissance Cosmetics, Inc. to sell all the issued and outstanding capital stock of the Company. The transaction closed on August 21, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Great American Cosmetics, Inc.
Port Washington, New York

     We have audited the accompanying Balance Sheets of Great American Cosmetics, Inc. as of December 31, 1995 and 1994 and the related Statements of Income, Retained Earnings, and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     We did not observe the taking of the physical inventory at December 31, 1993, 1994, and 1995 since we were not engaged to audit the Company's records until after that date. We were able to satisfy ourselves by means of other procedures concerning inventory quantities.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great American Cosmetics, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Deutsch, Marin & Company

July 11, 1996

                         GREAT AMERICAN COSMETICS, INC.

                                 BALANCE SHEETS
                               AS AT DECEMBER 31

                                                                         1995           1994
                                                                      ----------     ----------
                                            ASSETS
Current Assets:
  Cash..............................................................  $  310,903     $  130,081
  Accounts receivable...............................................     871,198        715,052
  Merchandise inventories (Note 1)..................................   2,201,359        789,786
  Prepaid expenses and other current assets.........................      25,466          5,402
                                                                      ----------     ----------
     Total Current Assets...........................................   3,408,926      1,640,321
Fixed Assets (Note 1, 3)............................................      44,637         46,508
Intangible assets, net of accumulated amortization of $706,012
  and $482,678 (Note 2).............................................   1,268,988      1,492,322
Deposits............................................................       8,139          7,750
                                                                      ----------     ----------
Total Assets........................................................  $4,730,690     $3,186,901
                                                                      ==========     ==========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current installments of long-term debt (Note 4)...................  $  425,000     $  250,000
  Accounts payable..................................................     561,533        310,164
  Due to shareholders (Note 5)......................................     100,000         80,000
  Accrued expenses and taxes payable................................     631,794        183,783
                                                                      ----------     ----------
     Total Current Liabilities......................................   1,718,327        823,947
Long-term debt (Note 4).............................................   1,058,405      1,360,595
Due to shareholders (Note 5)........................................      81,500        181,500
Commitments and contingencies (Note 7)..............................
Shareholders' Equity
  Common stock -- no par value; 200 shares issued and outstanding...       2,000          2,000
  Retained earnings.................................................   1,870,458        818,859
                                                                      ----------     ----------
     Total Shareholders' Equity.....................................   1,872,458        820,859
                                                                      ----------     ----------
Total Liabilities and Shareholders' Equity..........................  $4,730,690     $3,186,901
                                                                      ==========     ==========

  The accompanying letter and notes are an integral part of these statements.

                         GREAT AMERICAN COSMETICS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                         1995           1994
                                                                      ----------     ----------
INCOME
  From Sales......................................................    $7,885,916     $4,175,342
COST OF GOODS SOLD
  Inventories -- January 1,.......................................       789,786        411,337
  Purchases.......................................................     5,557,433      2,716,179
  Freight and duty................................................       341,459        130,156
  Other direct costs..............................................        50,735         22,948
                                                                      ----------     ----------
     TOTAL AVAILABLE FOR SALES....................................     6,739,413      3,280,620
  Inventories -- December 31,.....................................     2,201,359        789,786
                                                                      ----------     ----------
     COST OF GOODS SOLD...........................................     4,538,054      2,490,834
                                                                      ----------     ----------
GROSS MARGIN ON SALES.............................................     3,347,862      1,684,508
                                                                      ----------     ----------
OPERATING EXPENSES
  Selling.........................................................       837,947        512,944
  General and administrative......................................       429,035        272,023
  Management fees.................................................            --         84,500
  Taxes...........................................................        28,018         18,722
  Officers' salaries..............................................       134,850         94,000
  Depreciation and amortization...................................       257,113        238,573
                                                                      ----------     ----------
     TOTAL OPERATING EXPENSES.....................................     1,686,963      1,220,762
                                                                      ----------     ----------
NET INCOME FOR YEAR BEFORE PROVISION FOR INCOME TAXES.............     1,660,899        463,746
  Provision for income taxes......................................       609,300        147,633
                                                                      ----------     ----------
NET INCOME FOR YEAR...............................................     1,051,599        316,113
Retained earnings -- January 1,...................................       818,859        502,746
                                                                      ----------     ----------
Retained earnings -- December 31,.................................    $1,870,458     $  818,859
                                                                      ==========     ==========

  The accompanying letter and notes are an integral part of these statements.

                         GREAT AMERICAN COSMETICS, INC.

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                        1995           1994
                                                                     -----------     ---------
Cash Flows from Operating Activities:
  Net income for year..............................................  $ 1,051,599     $ 316,113
  Adjustments to reconcile net income to cash provided
     by operating activities:
     Depreciation and amortization.................................      257,113       238,573
     Changes in assets and liabilities:
       Accounts receivable.........................................     (156,146)     (197,316)
       Inventories.................................................   (1,411,573)     (378,449)
       Prepaid expenses............................................      (20,064)          231
       Deposits....................................................         (389)       (7,750)
       Accounts payable............................................      251,369       238,841
       Accrued expenses and taxes payable..........................      448,011        79,299
                                                                     -----------     ---------
          Net cash provided by operating activities................      419,920       289,542
                                                                     -----------     ---------
Cash Flows from Investing Activities:
  Repayment of shareholder loans...................................      (80,000)      (54,500)
  Purchase of fixed assets.........................................      (31,908)      (30,630)
                                                                     -----------     ---------
          Net cash (used in) investing activities..................     (111,908)      (85,130)
                                                                     -----------     ---------
Cash Flows from Financing Activities:
  Proceeds of notes payable........................................      150,000            --
  Repayment of installment indebtedness............................     (277,190)     (236,961)
                                                                     -----------     ---------
          Net cash (used in) financing activities..................     (127,190)     (236,961)
                                                                     -----------     ---------
Net Changes in Cash................................................      180,822       (32,549)
Cash balance -- January 1,.........................................      130,081       162,630
                                                                     -----------     ---------
Cash balance -- December 31,.......................................  $   310,903     $ 130,081
                                                                     ===========     =========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the year for:
     Interest......................................................  $     8,496     $   6,011
                                                                     ===========     =========
     Taxes.........................................................  $    93,275     $  29,021
                                                                     ===========     =========

  The accompanying letter and notes are an integral part of these statements.

                         GREAT AMERICAN COSMETICS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

NOTE 1: -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Company's Activities -- The Company is a New York corporation, organized in May, 1990, and formerly known as Unforgettable Cosmetics, Inc. The Company is a wholesaler of health, beauty aids and fragrances selling to predominantly chain drugstores, mass merchandisers and other wholesalers.

     Merchandise Inventories -- Inventories consist of finished goods, unpackaged product components (bulk), and displays, materials and supplies and are valued at the lower of cost or market, primarily on a first-in, first-out
(FIFO) cost basis. All obsolete or non saleable merchandise has been valued at net realizable value.

     Fixed Assets and Depreciation -- Fixtures and equipment are stated at cost and are depreciated for both financial reporting and income tax purposes under the Modified Accelerated Cost Recovery System (MACRS). In accordance with this provision, equipment is being depreciated using the double declining balance method over a five/seven-year period. These procedures differ from generally accepted accounting principles, which require depreciation to be provided over the estimated average useful lives of the assets. Any difference in the current year's provision for depreciation on these assets, based upon the usage of MACRS, rather than the estimated average useful lives, is not significant.

     Property sold or retired is eliminated from the asset and reserve accounts in the year of disposition. Any differences between the proceeds on disposition and undepreciated cost are reflected in other income.

     Expenditures for maintenance, repairs and minor renewals which do not naturally extend the life of assets are charged against earnings when incurred. Additions and major renewals are capitalized.

     Concentration of Credit Risk -- The Company's credit risks primarily consist of accounts receivable from various drug store chains. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 2: -- ACQUISITION OF NAT ROBBINS LTD.

     On December 1, 1992, the Company acquired the operations and substantially all assets of Nat Robbins Ltd., a New York corporation in a business similar to their own.

     Assets included were as follows:

            Trademark................................................  $ 1,000,000
            Customer list............................................      400,000
            Goodwill.................................................       75,000
            Equipment................................................       25,000
                                                                       -----------
                                                                       $ 1,500,000
                                                                       ===========

     In addition, a four-year non-competition agreement was entered into between the seller and the Company, at a cost of $500,000. With the exception of the noncompete covenant and equipment, each asset acquired is amortized over a fifteen-year period in accordance with the Revenue Reconciliation Act of 1993.

                         GREAT AMERICAN COSMETICS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 3: -- FIXED ASSETS

     Fixed assets and depreciation are comprised as follows:

                                                         ACCUMULATED        BOOK
                                              COST       DEPRECIATION      VALUE      DEPRECIATION
                                            --------     ------------     --------    ------------
    December 31, 1995
    Machinery and equipment.............    $ 81,254       $ 38,915       $ 42,339      $ 13,304
    Furniture and fixtures..............      10,975         10,975             --         9,753
    Shelves and racks...................      14,147         11,849          2,298        10,722
                                            --------       --------       --------      --------
    Total...............................    $106,376       $ 61,739       $ 44,637      $ 33,779
                                            ========       ========       ========      ========
    December 31, 1994
    Machinery and equipment................  $60,282       $ 25,611       $ 34,671      $ 12,892
    Furniture and fixtures.................    8,551          1,222          7,329         1,222
    Shelves and racks......................    5,635          1,127          4,508         1,127
                                             -------       --------       --------      --------
    Total..................................  $74,468       $ 27,960       $ 46,508      $ 15,241
                                             =======       ========       ========      ========

NOTE 4: -- LONG-TERM DEBT

     Long-term debt is comprised as follows:

                                                                     1995           1994
                                                                  ----------     ----------
    Various installment notes for equipment and intangibles.....  $1,333,405     $1,610,595
    Notes payable -- Quality Supply Corp., with interest
      at 13%, due November 5, 1996..............................     100,000             --
    Notes payable -- Christine Tsaktsirlis, with interest
      at 13%, due November 5, 1996..............................      50,000             --
                                                                  ----------     ----------
                                                                   1,483,405      1,610,595
    Amounts due within one year.................................     425,000        250,000
                                                                  ----------     ----------
                                                                  $1,058,405     $1,360,595
                                                                  ==========     ==========

     The various installment notes result from an agreement dated December 1, 1992 for the purchase of the name and sundry assets of Nat Robbins, Ltd. (Note
2). The total purchase price was $2,000,000, which included the assumption by the Company of certain liabilities of the seller in the amount of $328,000. The payments due under the note are calculated at 8% of the net sales of Nat Robbins products and are payable on a monthly basis. The seller has received a security interest in the acquired assets, which the seller assigned to Extebank. At the direction of the seller, the Company had been remitting any amounts due under the agreement equally to pay both the assumed liabilities and Extebank. At December 31, 1994, the assumed liabilities were paid in full.

     Management has been negotiating with a third party lender a refinancing of the Extebank indebtedness so as to achieve more favorable principal repayment terms. (See Note 8.)

     Management, based upon its 1995 and 1994 sales of "Nat Robbins" products, has classified $275,000 and $250,000 respectively, of the obligation as a current maturity of long-term debt.

                         GREAT AMERICAN COSMETICS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 5: -- RELATED PARTY TRANSACTIONS

     The shareholders of the Company have made various advances of working capital, when needed, to the Company. These advances are payable on demand, without collateral, and interest is charged at prevailing market rates.

     The shareholders have agreed not to withdraw portions of their respective loans to the company for the next twelve (12)-month period. As such, these amounts have been classified as long-term.

NOTE 6: -- INCOME TAXES

     The provision for income taxes consist of the following:

                                                                       1995         1994
                                                                     --------     --------
    Federal income tax, at applicable rates........................  $453,400     $119,588
    New York State franchise tax...................................   155,900       28,045
                                                                     --------     --------
      Total........................................................  $609,300     $147,633
                                                                     ========     ========

     The Company is currently being audited by the Internal Revenue Service for years 1993 and 1994. Management does not feel that any adjustment will be material. The issues under review, if adjusted by the IRS, will merely result in a timing difference as to the deduction of certain costs.

NOTE 7: -- COMMITMENTS AND CONTINGENCIES

     In November of 1994, the Company moved to a new location where the minimum annual rental commitment in effect at December 31, 1995 is as follows:

    1996.......................................................................  $48,205
    1997.......................................................................   50,065
    1998.......................................................................   51,925
    1999.......................................................................   53,785
    2000.......................................................................    4,495

     The lease requires payment of real estate taxes, electric and other expenses. The Company also leases additional office space in Florida under a lease expiring February, 1997, which provides for the lessee to be responsible for all insurance, utilities and real estate taxes. Rent expense relating to these arrangements aggregated $58,511 and $21,539 for 1995 and 1994 respectively.

NOTE 8: -- SUBSEQUENT EVENT

     Refinancing -- In April 1996, the Company obtained a $600,000 loan from Chase Manhattan Bank, which funds were used for the purpose of repayment of the existing notes with Extebank. In accordance with an agreement with Extebank, the Company received a $350,000 discount on the early retirement of the debt. In addition, the Company entered into a revolving credit agreement with Chase that provides for advances up to a maximum of $900,000.

     Pending Sale -- The shareholders of the Company have entered into a stock purchase agreement dated June 27, 1996 with Cosmar Corporation (the Buyer). Pursuant to the agreement, the Buyer is acquiring from the shareholders all of the outstanding capital stock of Great American Cosmetics, Inc. The transaction contemplated under the agreement is scheduled to close by August 31, 1996.

                                 *  *  *  *  *

                       MEM COMPANY, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
              SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995

                                                                    9/30/96          12/31/95
                                                                  ------------     ------------
ASSETS:
Current assets:
Cash..........................................................    $    468,725     $    957,562
Accounts receivable, less allowance for doubtful accounts of
  $644,621 at 9/30/96 and $680,319 at 12/31/95................      12,966,038       13,381,468
Inventories, at lower of cost (first-in, first-out) or market:
  Finished goods..............................................       8,528,299        6,021,947
  Raw materials and work in process...........................       9,510,215        8,582,573
Prepaid expenses..............................................         987,029          825,377
                                                                  ------------     ------------
Total current assets..........................................      32,460,306       29,768,927
Property, plant and equipment, at cost........................      19,437,440       19,106,128
Less accumulated depreciation.................................     (14,770,521)     (13,924,996)
                                                                  ------------     ------------
Net property, plant and equipment.............................       4,666,919        5,181,132
Other assets:
Advance royalty payments -- net...............................         460,530          567,450
Other assets..................................................          76,717          208,132
Intangibles -- net............................................       9,740,707       10,098,702
                                                                  ------------     ------------
Total assets..................................................    $ 47,405,179     $ 45,824,343
                                                                  ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Loans payable to financial institutions and banks.............    $ 15,879,572     $ 10,791,385
Accounts payable..............................................       5,178,849        3,523,504
Accrued expenses..............................................       2,576,427        1,928,989
Notes payable -- current portion..............................       1,554,043        1,553,990
                                                                  ------------     ------------
Total current liabilities.....................................      25,188,891       17,797,868
Long-term notes...............................................       2,047,294        3,369,813
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Common stock, $.05 par value; 6,000,000 shares authorized,
  3,000,000 shares issued.....................................         150,000          150,000
Additional paid-in capital....................................       3,090,110        3,090,110
Retained earnings.............................................      21,850,673       26,460,779
Less: Common stock in treasury, at cost.......................      (4,488,680)      (4,597,430)
      Cumulative translation adjustment.......................        (433,109)        (446,797)
                                                                  ------------     ------------
Total stockholders' equity....................................      20,168,994       24,656,662
                                                                  ------------     ------------
Total liabilities and stockholders' equity....................    $ 47,405,179     $ 45,824,343
                                                                  ============     ============

                       MEM COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (UNAUDITED)

                                                 1996           1996          1995           1995
                                                QUARTER     YEAR TO DATE     QUARTER     YEAR TO DATE
                                              -----------   ------------   -----------   ------------
Net sales...................................  $13,396,336   $ 22,577,167   $16,699,114   $ 27,684,336
Costs and expenses:
Cost of sales...............................    8,182,743     13,846,143     8,894,995     15,097,363
Selling and shipping expense................    3,969,150      8,178,273     5,407,422     10,215,308
General and administrative expense..........    1,224,904      3,904,142     1,323,450      3,764,704
                                              -----------   ------------   -----------   ------------
  Total costs and expenses..................   13,376,797     25,928,558    15,625,867     29,077,375
                                              -----------   ------------   -----------   ------------
                                                   19,539     (3,351,391)    1,073,247     (1,393,039)
Other income (expense):
Royalties, interest and other income........      107,492        239,572        77,013        254,183
Amortization of intangibles.................     (119,382)      (358,143)     (119,394)      (358,083)
Merger expenses.............................     (419,178)      (707,454)           --             --
Proceeds from settlement of lawsuit.........      691,669        691,669            --             --
Interest expense............................     (433,826)    (1,018,872)     (440,244)    (1,028,138)
Financing expense...........................      (30,026)      (105,487)      (36,586)      (116,881)
                                              -----------   ------------   -----------   ------------
Net profit (loss)...........................  $  (183,712)  $ (4,610,106)  $   554,036   $ (2,641,958)
                                              -----------   ------------   -----------   ------------
Net profit (loss) per share.................  $      (.07)  $      (1.78)  $       .22   $      (1.02)
                                              -----------   ------------   -----------   ------------
Average shares outstanding..................    2,594,059      2,587,534     2,580,184      2,580,184

     Net income (loss) per share was determined by dividing net income (loss) by the average number of shares outstanding during the respective period.

                            See accompanying notes.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                  (UNAUDITED)

                                                                       1996            1995
                                                                    -----------     -----------
Cash Flows from Operating Activities:
Net income (loss)...............................................    $(4,610,106)    $(2,641,958)
Depreciation and amortization...................................      1,304,785       1,268,186
Provision for losses on accounts receivable.....................        225,398         163,589
(Increase) decrease in accounts receivable......................        193,760      (2,649,881)
(Increase) decrease in inventory................................     (3,418,488)     (5,208,810)
(Increase) decrease in other current assets.....................       (153,747)        118,870
(Increase) decrease in other assets.............................        131,415         (13,854)
Increase (decrease) in accounts payable.........................      1,652,764         473,229
Increase (decrease) in accrued expenses.........................        646,790       1,742,695
                                                                    -----------     -----------
Net cash provided by (used in) operating activities.............     (4,027,429)     (6,747,934)
Cash Flows from Investing Activities:
Additions to plant and equipment................................       (324,488)       (783,343)
                                                                    -----------     -----------
Net cash (used in) investing activities.........................       (324,488)       (783,343)
Cash Flows from Financing Activities:
Short-term borrowings...........................................     11,495,718      14,238,231
(Repayments of) short-term borrowings...........................     (6,416,264)     (6,316,076)
Sale of treasury stock on exercise of stock options.............        108,750              --
(Payments of) long-term notes...................................     (1,323,339)     (1,311,868)
                                                                    -----------     -----------
Net cash (used in) provided by financing activities.............      3,864,865       6,610,287
Effect of exchange rate changes on cash.........................         (1,785)         25,340
                                                                    -----------     -----------
Net (decrease) in cash..........................................       (488,837)       (895,650)
Cash at the beginning of the year...............................        957,562       1,128,897
                                                                    -----------     -----------
Cash at the end of the period...................................    $   468,725     $   233,247
                                                                    ===========     ===========

                            See accompanying notes.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-and nine-month periods ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the consolidated financial statements and footnotes thereto of MEM Company, Inc. and Subsidiaries for the year ended December 31, 1995 included herein.

NOTE 2 -- SETTLEMENT OF LITIGATION

     In September, 1996, the Company received $692,000 as the result of a final judgment lettered by the Supreme Court of the State of New York in an action brought by the Company against the owners of the Heaven Sent trademark. The court held that the defendant failed to protect the Company's United States trademark license by refusing to participate in efforts to stop the gray-market import of goods into the United States.

                                     *****

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
MEM Company, Inc.

     We have audited the accompanying consolidated balance sheets of MEM Company, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MEM Company, Inc. and subsidiaries at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Hackensack, New Jersey
February 21, 1996

                       MEM COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1995            1994            1993
                                                      -----------     -----------     -----------
Net sales...........................................  $44,825,314     $53,094,217     $38,453,774
Costs and expenses:
Cost of sales.......................................   25,618,098      28,541,205      22,622,236
Selling and shipping expense........................   15,108,538      19,612,873      13,281,251
General and administrative expense..................    5,215,135       5,202,902       4,892,234
                                                      -----------     -----------     -----------
  Total costs and expenses..........................   45,941,771      53,356,980      40,795,721
                                                      -----------     -----------     -----------
                                                       (1,116,457)       (262,763)     (2,341,947)
Other income (expense):
Royalty income......................................      361,085         264,535         409,119
Interest income.....................................       18,726         226,226         247,245
Amortization of intangibles.........................     (477,460)       (306,326)        (57,936)
Other income (expense)..............................        5,124          11,816         (48,617)
Interest expense....................................   (1,602,038)     (1,112,403)       (489,363)
Financing expense...................................     (170,957)       (149,362)       (288,407)
                                                      -----------     -----------     -----------
Net (loss)..........................................  $(2,981,977)    $(1,328,277)    $(2,569,906)
                                                      ===========     ===========     ===========
Per share, based on weighted average shares
  outstanding.......................................  $     (1.16)    $      (.52)    $     (1.00)
                                                      ===========     ===========     ===========

                            See accompanying notes.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                       1995            1994
                                                                    -----------     -----------
                                            ASSETS
Current assets:
Cash..............................................................  $   957,562     $ 1,128,897
Accounts receivable, less allowance for doubtful accounts of
  $680,319 in 1995 and $661,654 in 1994...........................   13,381,468      12,843,943
Inventories, at lower of cost (first-in, first-out) or market:
  Finished goods..................................................    6,021,947       6,095,908
  Raw materials & work in process.................................    8,582,573       9,228,083
Prepaid expenses..................................................      825,377       1,163,589
                                                                    -----------     -----------
Total current assets..............................................   29,768,927      30,460,420
Property, plant & equipment, at cost:
Land..............................................................      341,752         340,829
Buildings & improvements..........................................    4,466,224       4,250,376
Machinery & equipment.............................................   11,812,562      11,174,123
Furniture & fixtures..............................................    2,485,590       2,347,180
                                                                    -----------     -----------
                                                                     19,106,128      18,112,508
Less accumulated depreciation.....................................  (13,924,996)    (12,788,644)
                                                                    -----------     -----------
Net property, plant & equipment...................................    5,181,132       5,323,864
Other assets:
Advance royalty payments & license agreements -- net of
  accumulated amortization of $747,050 in 1995 and $604,490 in
  1994............................................................      567,450         710,010
Net cash value of life insurance and other assets.................      208,132         193,729
Intangible assets -- net of accumulated amortization of $1,240,107
  in 1995 and $761,765 in 1994....................................   10,098,702      10,572,940
                                                                    -----------     -----------
Total assets......................................................  $45,824,343     $47,260,963
                                                                    ===========     ===========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Loans payable.....................................................  $10,791,385     $ 6,528,016
Accounts payable..................................................    3,523,504       4,488,160
Accrued expenses..................................................      853,001       1,004,720
Accrued advertising and promotion.................................    1,075,988       1,303,667
Notes payable-current portion.....................................    1,553,990       1,534,066
                                                                    -----------     -----------
Total current liabilities.........................................   17,797,868      14,858,629
Long-term notes:
8%     -- payable to 1997.........................................      644,000       1,288,000
8.19%  -- payable to 1998.........................................      620,521         642,039
10.5%  -- payable to 1999.........................................    2,105,292       2,976,585
                                                                    -----------     -----------
Total long-term notes.............................................    3,369,813       4,906,624
Commitments and contingencies
Stockholders' equity:
Common stock, $.05 par value; shares authorized: 6,000,000;
  issued: 3,000,000...............................................      150,000         150,000
Additional paid-in capital........................................    3,090,110       3,090,110
Retained earnings.................................................   26,460,779      29,442,756
                                                                    -----------     -----------
                                                                     29,700,889      32,682,866
Less common stock in treasury, at cost (1995 -- 416,816 shares;
  1994 -- 419,816)................................................   (4,597,430)     (4,607,180)
Cumulative translation adjustment.................................     (446,797)       (579,976)
                                                                    -----------     -----------
Total stockholders' equity........................................   24,656,662      27,495,710
                                                                    -----------     -----------
Total liabilities and stockholders' equity........................  $45,824,343     $47,260,963
                                                                    ===========     ===========

                            See accompanying notes.

                       MEM COMPANY, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                         ADDITIONAL
                               COMMON     PAID-IN      RETAINED      TREASURY     TRANSLATION
                               STOCK      CAPITAL      EARNINGS        STOCK      ADJUSTMENT     TOTAL
                              --------   ----------   -----------   -----------   ---------   -----------
Balance December 31, 1992...  $150,000   $3,090,110   $33,340,939   $(4,644,010)  $(348,135)  $31,588,904
Issuance of treasury
  shares....................        --           --            --         6,500          --         6,500
Translation adjustment......        --           --            --            --    (106,859)     (106,859)
Net income (loss)...........        --           --    (2,569,906)           --          --    (2,569,906)
                              --------   ----------   -----------   -----------   ---------   -----------
Balance December 31, 1993...   150,000    3,090,110    30,771,033    (4,637,510)   (454,994)   28,918,639
Issuance of treasury
  shares....................        --           --            --        30,330          --        30,330
Translation adjustment......        --           --            --            --    (124,982)     (124,982)
Net income (loss)...........        --           --    (1,328,277)           --          --    (1,328,277)
                              --------   ----------   -----------   -----------   ---------   -----------
Balance December 31, 1994...   150,000    3,090,110    29,442,756    (4,607,180)   (579,976)   27,495,710
Issuance of treasury
  shares....................        --           --            --         9,750          --         9,750
Translation adjustment......        --           --            --            --     133,179       133,179
Net income (loss)...........        --           --    (2,981,977)           --          --    (2,981,977)
                              --------   ----------   -----------   -----------   ---------   -----------
Balance December 31, 1995...  $150,000   $3,090,110   $26,460,779   $(4,597,430)  $(446,797)  $24,656,662
                              ========   ==========   ===========   ===========   =========   ===========

                            See accompanying notes.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED DECEMBER 31,
                                                     --------------------------------------------
                                                         1995            1994            1993
                                                     ------------     -----------     -----------
Cash Flows from Operating Activities
Net income (loss)..................................  $ (2,981,977)    $(1,328,277)    $(2,569,906)
Depreciation and amortization......................     1,719,514       1,640,308       1,451,331
Provision for losses on accounts receivable........       368,330         445,065         119,098
(Increase) decrease in accounts receivable.........      (901,284)     (4,762,020)      1,705,326
(Increase) decrease in inventory...................       748,628      (3,512,810)      2,079,755
(Increase) decrease in other current assets........       337,909          20,741         270,840
Increase (decrease) in accounts payable............      (964,631)      2,205,017        (377,412)
Increase (decrease) in other accrued expenses......      (383,047)        980,500        (315,929)
(Increase) decrease in other assets................       (14,403)        (15,253)        (27,941)
                                                     ------------     -----------     -----------
Net cash (used in) provided by operating
  activities.......................................    (2,070,961)     (4,326,729)      2,335,162

Cash Flows from Investing Activities
Additions to plant and equipment...................      (946,333)     (1,023,003)       (719,030)
Payment in lieu of future royalties................            --              --        (500,000)
Acquisition of intangibles.........................            --      (6,409,215)             --
Collection of note receivable......................            --       2,635,989         240,473
                                                     ------------     -----------     -----------
Net cash (used in) investing activities............      (946,333)     (4,796,229)       (978,557)

Cash Flows from Financing Activities
Short-term borrowings..............................    16,894,091      14,709,272       7,326,415
(Repayments of) short-term borrowings..............   (12,622,580)     (9,209,825)     (9,121,954)
Proceeds from long-term notes......................            --       7,050,000              --
(Payments of) long-term notes......................    (1,535,260)     (3,220,833)        (12,691)
Issuance of treasury stock.........................         9,750           8,250           6,500
                                                     ------------     -----------     -----------
Net cash provided by (used in) financing
  activities.......................................     2,746,001       9,336,864      (1,801,730)
Effect of exchange rate changes on cash............        99,958         (77,028)        (11,643)
                                                     ------------     -----------     -----------
Net increase (decrease) in cash....................      (171,335)        136,878        (456,768)
Cash at the beginning of the year..................     1,128,897         992,019       1,448,787
                                                     ------------     -----------     -----------
Cash at the end of the year........................  $    957,562     $ 1,128,897     $   992,019
                                                     ============     ===========     ===========
Supplemental cash flow data: Interest paid.........  $  1,581,743     $   995,727     $   530,488
                                                     ============     ===========     ===========

                            See accompanying notes.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 1. ACCOUNTING POLICIES

     Nature of business: The Company's business consists of manufacturing, selling and distributing a diversified line of toiletries and accessories to retailers of all sizes. The Company operates in one industry segment. One national customer represented 13% of net sales in 1995 and 14% in 1994. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Financial information about geographic data is disclosed in Item 1(b) of the Company's 1995 Form 10-K.

     Consolidation: The consolidated financial statements include the accounts of the Company's subsidiaries. All material intercompany items have been eliminated. The assets and liabilities of foreign subsidiaries have been translated at the exchange rate at the balance sheet date. Revenues, expenses, gains and losses are translated at the average rate for the year, determined by averaging the rates at the end of each calendar quarter.

     Deferred financing costs: Deferred financing costs are included in prepaid expenses and are being amortized over the life of the loans.

     Intangible assets: Intangible assets arising from the excess of purchase price of subsidiaries acquired prior to 1971 over the fair value of the net assets acquired have not been amortized. Other intangible assets are being amortized on a straight-line basis over twenty to forty years. Impairments are recognized whenever events or changes in circumstances indicate that the carrying amount of intangible assets may not be recoverable and the future undiscounted cash flows attributable to the asset are less than its carrying value. In 1995, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 121 and utilized its provisions in the evaluation of intangible and other long-lived assets. The adoption of SFAS No. 121 had no effect on the financial statements.

     Depreciation: For financial accounting purposes, depreciation is provided on the straight-line basis as follows: buildings and improvements -- 3 to 25 years; machinery and equipment -- 5 to 12 years; furniture and fixtures -- 4 to 10 years. For income tax purposes, the Company generally uses accelerated depreciation.

     Advance royalty payments and license agreements: License agreements and nonrefundable royalty payments in connection with a licensing agreement are being amortized as selling expense on a straight-line basis which averages seventeen years.

     Royalty income: Royalty income represents amounts earned by licensing the English Leather and Tinkerbell trademarks for use by various third parties.

     Revenue recognition: Revenues are recorded at the time of shipment of merchandise.

     Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates principally include provisions for sales returns and allowances. Actual results could differ from those estimates.

NOTE 2. BRITISH STERLING ASSET PURCHASE

     On May 20, 1994, the Company acquired certain assets relating to the British Sterling fragrance line of products from the Speidel Division of Textron, Inc. for $9,182,000, of which $8,145,000 was for intangibles, $1,029,000 for inventories and $8,000 for other assets. Other direct costs of the acquisition were $196,215. The purchase was financed by a term loan of $7,050,000 and a note for $1,932,000 payable to Textron. The balance of $396,215 was paid from the Company's working capital.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1995, 1994 AND 1993

NOTE 3. CREDIT ARRANGEMENTS AND NOTES PAYABLE

     In March, 1993, the Company obtained a three-year secured financing agreement with a financial institution which provided for a revolving line of credit of up to $15,000,000 based on eligible collateral, for working capital purposes. The agreement contains certain covenants generally associated with this type of financing including the pledging of substantially all assets as collateral, a prohibition on the payment of dividends and considers a material adverse change as a potential event of default. Interest on borrowings is at the Bank of America prime rate (8 1/2% at December 31, 1995) plus 2% and an unused line fee of 1/4% is payable at various levels of borrowing. Previous to June, 1995, the interest rate had been prime plus 2.5%.

     In connection with the acquisition described in Note 2 above, the agreement was amended in May, 1994 to provide for a five-year term loan of $7,050,000, extend the maturity of the agreement by two years to April, 1998 and increase the total permitted borrowings at any time to $17,500,000 (including the outstanding term loan). During peak seasonal periods, this limit may be increased to $20,000,000. The term loan was reduced by $2,465,076 in October, 1994 from the collection of a note receivable held by the Company. Principal of the term loan is payable in equal monthly installments over five years, and interest is determined on the same basis as the revolving line of credit. The agreement was amended in June, 1995 to lower the interest rate and extend the maturity by one year to April, 1999.

     Under the terms of the acquisition, the seller received an unsecured note payable for $1,932,000 at 8% interest. This note is payable in three equal annual installments which began June 1, 1995.

     The Company's Canadian subsidiary has pledged its land and building as security for a 8.19% note payable which is payable in monthly principal installments of $3,233 until October, 1998 when the balance is due.

     The aggregate payments due on all long-term notes payable during each of the three years subsequent to December 31, 1996 are: 1997 -- $1,553,990;
1998 -- $1,452,931; 1999 -- $362,892.

     The Company's United Kingdom subsidiary has a line of credit of $932,000 for short-term financing at various interest rates, of which $494,935 was outstanding at December 31, 1995. This line is secured by the subsidiary's accounts receivable and inventory.

     The weighted average interest rate on short-term borrowings outstanding at December 31, 1995 and 1994 was 10.4% and 11%, respectively.

NOTE 4. INCOME TAXES

     At December 31, 1995, the Company had loss carryforwards for U.S. tax purposes of approximately $9,609,000 of which $679,000 expires in 2006, $3,834,000 in 2007, $1,703,000 in 2008, $625,000 in 2009 and $2,768,000 in 2010.
The Company also had approximately $1,541,000 of foreign tax loss carryforwards as of December 31, 1995. Approximately $751,000 of these loss carryforwards will expire between 1998 and 2002 while the remaining $790,000 can be carried forward indefinitely. Under the provisions of SFAS No. 109, a valuation allowance is established if, based on the weight of available evidence, it is more likely than not that a portion of the deferred asset will not be realized. Consequently, at December 31, 1995, the Company has established a valuation allowance against a portion of the above loss carryforwards.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1995, 1994 AND 1993

     Income (loss) before income taxes is as follows:

                                                         1995            1994            1993
                                                      -----------     -----------     -----------
Domestic..........................................    $(2,892,596)    $(1,151,029)    $(1,974,147)
Foreign...........................................        (89,381)       (177,248)       (595,759)
                                                      -----------     -----------     -----------
                                                      $(2,981,977)    $(1,328,277)    $(2,569,906)
                                                      ===========     ===========     ===========

     The components of the net deferred tax asset and liability as of December 31, 1995 and 1994, were as follows:

                                                                       1995            1994
                                                                    -----------     -----------
Deferred tax liabilities:
  Property, plant and equipment.................................    $   419,000     $   443,000
                                                                    -----------     -----------
  Total deferred tax liability..................................    $   419,000     $   443,000
                                                                    ===========     ===========
Deferred tax assets:
  Net operating loss carryforwards..............................    $ 4,460,000     $ 3,360,000
  Valuation allowance for deferred tax assets...................     (4,041,000)     (2,917,000)
                                                                    -----------     -----------
Net deferred tax asset..........................................        419,000         443,000
                                                                    -----------     -----------
Net deferred tax liability......................................    $   --          $   --
                                                                    ===========     ===========

     The reconciliation of the (benefit) for federal income tax in the financial statements and the (benefit) computed at the statutory rates are as follows:

                                                            1995           1994          1993
                                                         -----------     ---------     ---------
(Benefit) at statutory rate..........................    $(1,013,872)    $(451,614)    $(873,768)
Limitation on utilization of domestic losses.........        937,583       347,150       632,110
Limitation on utilization of foreign losses..........         30,389        60,264       202,558
Other -- Net.........................................         45,900        44,200        39,100
                                                         -----------     ---------     ---------
                                                         $   --          $  --         $  --
                                                         ===========     =========     =========

NOTE 5. LEASES

     The Company rents warehouse and office space under a lease which expires in 2003. The Company is also responsible for the payment of insurance, taxes and maintenance of the property. The future minimum rental commitment for this lease is as follows: 1996 -- $62,000; 1997 -- $62,000; 1998 -- $62,000;
1999 -- $62,000; 2000 -- $62,000; thereafter -- $186,000. Rental expense amounted to $305,000 in 1995, $351,000 in 1994 and $342,000 in 1993.

NOTE 6. STOCK OPTIONS

     Under the 1987 Non-Qualified Stock Option Plan, 240,000 shares were authorized for issuance. No options have been granted under the Plan.

     Under the 1991 Stock Incentive Plan, 200,000 shares of common stock were authorized for issuance to key employees at an option price which is the fair market value on the date of the grant. Awards made under the Plan may be options or contingent options. Contingent options will become exercisable in whole or in part based upon an evaluation of the employee's performance during the year in which the option is granted.

                       MEM COMPANY, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1995, 1994 AND 1993

     Under the 1993 Non-Employee Stock Incentive Plan, 50,000 shares of common stock were authorized for issuance to nonemployee members of the Board of Directors and certain individuals who provide consulting services to the Company at an option price which is the fair market value on the date of grant.

     Options issued under the Plans to date are exercisable in various installments, and are exercisable in full after two years from grant.

     Information with respect to options is as follows:

                                                                                    OPTION PRICE
                                                               NUMBER OF SHARES       PER SHARE
                                                               ----------------     -------------
Outstanding -- December 31, 1992...........................          43,375             $5.00
Granted....................................................          35,750         $4.13 -- $5.00
Exercised..................................................            (500)            $5.00
Cancelled..................................................          (7,000)            $5.00
                                                               ----------------
Outstanding -- December 31, 1993...........................          71,625         $4.13 -- $5.00
Granted....................................................          20,700             $4.13
Cancelled..................................................         (10,000)        $4.13 -- $5.00
                                                               ----------------
Outstanding -- December 31, 1994...........................          82,325         $4.13 -- $5.00
Granted....................................................          31,000         $3.50 -- $3.88
Cancelled..................................................          (4,000)        $3.50 -- $5.00
                                                               ----------------
Outstanding -- December 31, 1995...........................         109,325         $3.50 -- $5.00
                                                               ================

     Options on 74,275 shares were exercisable at December 31, 1995.

NOTE 7. POSTRETIREMENT BENEFITS

     The Company does not provide any postretirement health care, life insurance or other welfare benefit programs to current or former employees except that the Company maintains a defined benefit pension plan for employees who meet certain eligibility requirements. Benefits under the plan are based on salary and years of service. For the past three years, no contributions have been required.

                                                            1995          1994          1993
                                                          ---------     ---------     ---------
Service cost-benefits earned during the period........    $ 190,300     $ 182,915     $ 226,383
Interest cost on projected benefit obligation.........      291,383       291,992       308,755
Investment return on plan assets......................     (929,056)      204,838      (471,152)
Other.................................................      452,161      (710,709)      (31,352)
                                                          ---------     ---------     ---------
Net pension cost (benefit)............................    $   4,788     $ (30,964)    $  32,634
                                                          =========     =========     =========
Assumptions:
  Discount rate.......................................           8%            8%            8%
  Compensation increases..............................           5%            5%            5%
  Rate of return on assets............................           8%            8%            8%

                       MEM COMPANY, INC. AND SUBSIDIARIES

                        DECEMBER 31, 1995, 1994 AND 1993

     A reconciliation between the plan's funded status and the pension asset as recorded in the Company's balance sheet is presented below:

Plan's assets at fair value, primarily stocks and
  bonds...........................................    $ 5,115,894     $ 4,295,427     $ 5,121,274
Plan's projected benefit obligation...............     (3,676,167)     (3,699,488)     (3,898,265)
                                                      -----------     -----------     -----------
Funded status.....................................      1,439,727         595,939       1,223,009
Unrecognized net asset to be amortized over 13
  years...........................................       (565,624)       (676,531)       (787,438)
Unrecognized prior service cost...................         85,093          95,864         106,635
Unrecognized asset (gain) over expected return....       (947,985)            727        (557,171)
                                                      -----------     -----------     -----------
Prepaid (accrued) pension cost....................    $    11,211     $    15,999     $   (14,965)
                                                      ===========     ===========     ===========
Actuarial present value of accumulated benefit
  obligation:
  Vested..........................................    $ 2,557,886     $ 2,636,587     $ 2,532,562
  Not yet vested..................................        160,700         148,055         175,622
                                                      -----------     -----------     -----------
Accumulated benefit obligation....................    $ 2,718,586     $ 2,784,642     $ 2,708,184
                                                      ===========     ===========     ===========

NOTE 8. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Following is a schedule of key financial data by quarter for the years 1995 and 1994.

                                                                                                          AVERAGE SHARES
                        NET SALES              GROSS PROFIT             NET INCOME        NET INCOME       OUTSTANDING
 QUARTERS ENDED   (DOLLARS IN THOUSANDS)  (DOLLARS IN THOUSANDS)  (DOLLARS IN THOUSANDS)  PER SHARE   (DOLLARS IN THOUSANDS)
----------------- ----------------------  ----------------------  ----------------------  ----------  ----------------------
03/31/94.........        $  5,241                $  2,159                $ (1,087)          $ (.42)            2,573
06/30/94.........        $  5,647                $  1,870                $ (2,129)          $ (.83)            2,573
09/30/94.........        $ 19,057                $  9,797                $  1,162           $  .45             2,575
12/31/94.........        $ 23,149                $ 10,727                $    726           $  .28             2,576
03/31/95.........        $  6,282                $  2,813                $   (994)          $ (.39)            2,580
06/30/95.........        $  4,704                $  1,970                $ (2,202)          $ (.85)            2,580
09/30/95.........        $ 16,699                $  7,804                $    554           $  .22             2,580
12/31/95.........        $ 17,140                $  6,620                $   (340)          $ (.14)            2,581

     Since the Company's business is seasonal in nature, comparisons among quarters of the year are not necessarily indicative of a trend in the results of operations, but principally reflect this seasonality.

                                     *****

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Management of The Procter & Gamble Company:

     We have audited the accompanying statement of direct revenues and direct expenses of the Mass Fragrances Business of The Procter & Gamble Company ("Procter & Gamble") for the year ended June 30, 1996. This statement is the responsibility of Procter & Gamble's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement referred to above is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement referred to above. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement referred to above. We believe that our audit provides a reasonable basis for our opinion.

     The operations covered by the statement referred to above are a part of The Procter & Gamble Company and have no separate legal status or existence. As described in Note 1 to the statement, the statement referred to above has been prepared from Procter & Gamble's consolidated financial records and allocations of certain Procter & Gamble expenses have been made. These allocations are not necessarily indicative of the expenses that would have been incurred by the Mass Fragrances Business on a stand-alone basis.

     In our opinion, the statement referred to above presents fairly, in all material respects, the direct revenues and direct expenses of the Mass Fragrances Business of The Procter & Gamble Company for the year ended June 30, 1996, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Cincinnati, Ohio
January 17, 1997

                        THE MASS FRAGRANCES BUSINESS OF
                          THE PROCTER & GAMBLE COMPANY

                STATEMENT OF DIRECT REVENUES AND DIRECT EXPENSES
                      FOR THE YEAR ENDED JUNE 30, 1996 AND
                THE THREE-MONTH PERIOD ENDED SEPTEMBER 30, 1996
                             (AMOUNTS IN THOUSANDS)

                                                                                       THREE-MONTH
                                                                                      PERIOD ENDED
                                                                 YEAR ENDED           SEPTEMBER 30,
                                                                JUNE 30, 1996             1996
                                                                -------------         -------------
                                                                                       (UNAUDITED)
DIRECT REVENUES.............................................       $56,777               $11,379
COST OF PRODUCTS SOLD.......................................        22,787                 4,320
                                                                    ------                ------
GROSS MARGIN................................................        33,990                 7,059
OTHER DIRECT EXPENSES:
     Marketing and promotional expenses.....................        24,374                 3,549
     Selling, administrative, and other.....................         2,199                   412
                                                                    ------                ------
          Total.............................................        26,573                 3,961
                                                                    ------                ------
EXCESS OF DIRECT REVENUES OVER DIRECT EXPENSES..............       $ 7,417               $ 3,098
                                                                    ======                ======

                            See accompanying notes.

                        THE MASS FRAGRANCES BUSINESS OF
                          THE PROCTER & GAMBLE COMPANY
                          NOTES TO FINANCIAL STATEMENT

1. BASIS OF PRESENTATION

     On December 6, 1996, The Procter & Gamble Company (Procter & Gamble) sold various mass fragrance trademarks and select related assets (the "Mass Fragrances Business") to Dana Perfumes Corp. The accompanying statement presents the direct revenues, cost of products sold, gross margin and other direct expenses for the year ended June 30, 1996 and the three-month period ended September 30, 1996 for the Mass Fragrances Business.

     Procter & Gamble did not account for this business as a separate entity. Accordingly, the information included in the accompanying statement of direct revenues and direct expenses has been obtained from Procter & Gamble's consolidated financial records. The statement includes allocations of certain Procter & Gamble corporate expenses which are directly attributable to the mass fragrance activities. Procter & Gamble management believes the allocations are reasonable; however, these allocated expenses are not necessarily indicative of expenses that would have been incurred by the mass fragrance business on a stand-alone basis, since certain selling and administrative expenses are provided to the Mass Fragrances Business that are not directly allocable.

     Direct revenues and direct expenses are presented in the accompanying statement in accordance with generally accepted accounting principles. The unaudited information for the three months ended September 30, 1996 contains all adjustments, consisting only of normal recurring accruals, necessary for a consistent presentation of the direct revenues and direct expenses for the three-month period.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition -- Revenue from the sale of products is recognized at the time the products are shipped.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions Procter & Gamble may undertake in the future, actual results ultimately may differ from the estimates.

     Costs of Products Sold -- Inventories are valued at cost, which is not in excess of current market. Cost is primarily determined by the average cost method.

     Other Direct Expenses -- Certain other direct expenses are allocated using procedures deemed appropriate for the nature of the expenses involved, primarily on an estimate of time and effort spent. The expenses included in the statement include those charges that are directly attributable to the Mass Fragrances Business.

                      (This page intentionally left blank)

===============================================================

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH AN OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                               ------------------
                               TABLE OF CONTENTS


                                               PAGE
                                               -----
Available Information........................      1
Incorporation of Certain Documents by
  Reference..................................      1
Special Note Regarding Forward-Looking
  Information................................      2
Prospectus Summary...........................      3
Risk Factors.................................     13
Recent Developments..........................     20
Use of Proceeds..............................     22
Capitalization...............................     23
Selected Historical Financial Data...........     25
Unaudited Pro Forma Consolidated
  Financial Data.............................     26
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.................................     35
The Exchange Offer...........................     42
Business of the Company......................     49
Business of the Guarantor....................     68
Management...................................     69
Security Ownership of Certain Beneficial
  Owners and Management......................     77
Certain Relationships and Related
  Transactions...............................     78
Description of the Notes.....................     80
Description of Certain Other Indebtedness....    105
Description of Outstanding Capital Stock.....    106
Certain Federal Income Tax Considerations....    113
ERISA Considerations.........................    114
Plan of Distribution.........................    115
Legal Matters................................    115
Experts......................................    116
Index to Financial Statements................    F-1


===============================================================

===============================================================

                                      LOGO

                         OFFER TO EXCHANGE $200,000,000
                      OF ITS 11 3/4% SENIOR NOTES DUE 2004
                        WHICH HAVE BEEN REGISTERED UNDER
                      THE SECURITIES ACT FOR $200,000,000
                OF ITS OUTSTANDING 11 3/4% SENIOR NOTES DUE 2004
                     -------------------------------------

                                   PROSPECTUS
                     -------------------------------------
                                           , 1997

===============================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys' fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys' fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

     Article VII of the registrant's restated certificate of incorporation provides that the registrant shall, to the fullest extent permitted by section 145 of the DGCL, indemnify any and all persons whom it shall have the power to indemnify under that section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by that section.

     Section 102 of the DGCL permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relate to unlawful payments of dividends or unlawful stock repurchase or redemptions, and
(iv) any transaction from which the director derived an improper personal benefit.

     Article VIII of the registrant's restated certificate of incorporation limits the personal liability of directors of the registrant to the fullest extent permitted by paragraph (7) of subsection (b) of section 102 of the DGCL.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Pursuant to section 11.9 of the Indenture, the holders of the Existing Notes, respectively, have agreed to waive and release all liability of the directors, officers and controlling persons of the registrant which may arise in connection with any obligations of the registrant or any guarantors in connection with the Existing Notes or the New Indenture.

     Pursuant to section 7 of the registration rights agreement relating to the Existing Notes, section 7 of the registration rights agreement relating to the Series B Preferred Stock, section 5 of the common stock registration rights agreement relating to the Series B Warrant Shares, section 5 of the common stock registration rights agreement relating to the shares of Common Stock purchased by CIBC Fund, and section 5 of the common stock registration rights agreement relating to the shares of Common Stock purchased by Bastion under the New Common Stock Sale, the holders of such securities have agreed to indemnify the directors, officers and controlling persons of the registrant against certain liabilities, costs and expenses that may be incurred in connection with the registration of such securities, to the extent that such liabilities, costs and expenses that may be incurred in connection with the registration of such securities, to the extent that such liabilities, costs and expenses arise from an omission or untrue statement contained in information provided to the registrant by the holders of such securities.

     The Company's Directors' and Officers' Liability and Reimbursement Insurance Policies are designed to reimburse the Company for any payments made by it pursuant to the foregoing indemnification. Such policies have aggregate coverage of $5.0 million. The Securities Purchase Agreements, dated as of May 29, 1996 and

August 8, 1996 respectively, between the Company, the CIBC Fund and the Initial Purchaser (collectively, the "Buyers"), contain provisions by which the Buyers agree to indemnify the Company and its affiliates (including its officers, directors, employees, agents and controlling persons) against certain liabilities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS:


EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------    --------------------------------------------------------------------------------
 2.1 (6)       Stock Purchase Agreement among Cosmar Corporation, a Delaware corporation
               ("Cosmar Corporation"), Larry Pallini, Vincent Carbone and Great American
               Cosmetics, Inc., a New York corporation ("GAC"), entered into on June 27, 1996, providing for the acquisition by Cosmar Corporation of all of the capital stock of GAC.
 2.2 (6)       Agreement and Plan of Merger, among Renaissance Cosmetics, Inc., a Delaware corporation ("RCI" or the "Company"), Renaissance Acquisition, Inc., a New York
               corporation ("RAI") and MEM Company, Inc. a New York corporation ("MEM"), dated as of August 6, 1996.
 2.3 (13)      Asset Sale and Purchase by and among the Procter & Gamble Company (as Seller)
               and Dana Perfumes Corp. (as Buyer) and solely for purposes of Sections 4.6, 6.6 and 6.12 hereof Renaissance Cosmetics, Inc. and Cosmar Corporation dated as of
               October 25, 1996.
 2.4 (13)      Form of Asset Sale and Purchase Agreement among P&G foreign affiliate sellers and Dana Perfumes Corp., dated as of October 29, 1996.
 3.1 (1)       Restated certificate of incorporation of the Company filed with the Secretary of
               State of the State of Delaware on August 17, 1994.
 3.1.2 (8)     Certificate of Designation of Preferences and Rights of Senior Exchangeable
               Redeemable Preferred Stock, Series A, of the Company, filed with the Secretary of State of the State of Delaware on May 29, 1996.
 3.1.3 (7)     Certificate of Designation of Preferences and Rights of Senior Redeemable
               Preferred Stock, Series B, of the Company, filed with the Secretary of State of the State of Delaware on August 15, 1996.
 3.1.4 (14)    Certificate of Increase of Certificate of Designation of Preferences and Rights
               of Senior Redeemable Preferred Stock, Series B filed with the Secretary of State of the State of Delaware on September 27, 1996.
 3.1.5 (14)    Certificate of Designation of Preferences and Rights of Senior Redeemable
               Preferred Stock, Series C, par value $.01 per share, of RCI filed with the
               Secretary of State of the State of Delaware on August 15, 1996.
 3.1.6 (14)    Certificate of Increase of Certificate of Designation of Preferences and Rights
               of Senior Redeemable Preferred Stock, Series C, of RCI, filed with the Secretary of State of the State of Delaware on September 27, 1996.
 3.2 (1)       By-laws of RCI.
 3.3 (16)      Certificate of incorporation of Renaissance Guarantor, Inc. ("RGI") filed with the Secretary of State of the State of Delaware on February 6, 1997.
 3.4 (16)      By-laws of RGI.
 4.1 (15)      Indenture, dated February 7, 1997, among RCI, as issuer, RGI, as guarantor, and
               United States Trust Company of New York, as trustee.
 4.2 (15)      Escrow and Disbursement Agreement, dated February 7, 1997, among RCI, as issuer,
               RGI, as guarantor, United States Trust Company of New York, as trustee, and
               United States Trust Company of New York, as escrow agent.
 4.3 (15)      Notes Registration Rights Agreement, dated February 7, 1997, between RCI, as issuer, and CIBC Wood Gundy Securities Corp., as initial purchaser.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------    --------------------------------------------------------------------------------
 4.4 (16)      Specimen certificate of the Existing Note.
 4.5 (16)      Specimen certificate of the New Note.
 5.1           Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, regarding the legality of the securities being registered.
10.1           Intentionally Omitted
10.2 (1)       License agreement (the "Houbigant U.S. License Agreement"), dated May 1994, between Houbigant Inc., a Delaware corporation ("Houbigant") and Parfums Parquet
               Incorporated (f.k.a. New Fragrance License Corp.) ("Parfums Parquet").
10.3           Intentionally Omitted
10.4 (2)       Amendment to the Houbigant U.S. License Agreement, dated May 12, 1994.
10.5 (2)       Amendment to the Houbigant U.S. License Agreement, dated June 1, 1994.
10.6 (1)       Amendment to the Houbigant U.S. License Agreement, dated June 24, 1994.
10.7 (1)       Three letter agreements relating to the Houbigant U.S. License Agreement, each dated July 1, 1994.
10.8 (1)       Letter of Agreement dated July 1, 1994, between Houbigant and Parfums Parquet relating to the Houbigant U.S. License Agreement.
10.9 (10)      Right of Last Refusal Agreement dated July 1, 1994 among Houbigant, Luigi
               Massironi, Michael Sherman and Parfums Parquet relating to the Houbigant U.S.
               License Agreement.
10.10 (1)      Guaranty, dated July 1, 1994, by Cosmar in favor of Houbigant of all obligations of Parfums Parquet under the Houbigant U.S. License Agreement.
10.11 (10)     Security Agreement -- Trademarks, dated July 1, 1994, among Houbigant, Parfums
               Parquet, Chemical Bank New Jersey N.A. and National Westminster Bank, U.S.A.
10.12 (10)     Assignment for Security, dated July 1, 1994, between Houbigant and Parfums
               Parquet.
10.13 (1)      Letter agreement, dated August 18, 1994, between Parfums Parquet and Houbigant, with respect to Assumption and Assignment Agreement.
10.14 (2)      Restated and Amended License Agreement (the "Harby's License Agreement"), dated
               August 16, 1994, between Harby's Corporation NV ("Harby's") and Houbigant.
10.15 (1)      Assumption and assignment agreement (the "Assumption and Assignment Agreement"), dated August 18, 1994, among Houbigant, Harby's and Parfums Parquet.
10.16 (1)      Amendment, dated September 19, 1994, to the Assumption and Assignment Agreement.
10.17 (1)      Letter Agreement, dated August 18, 1994, among Harby's, Houbigant and Parfums
               Parquet, regarding certain rights under the Harby's License Agreement.
10.18 (2)      License Agreement (the "Worldwide License Agreement"), dated August 10, 1994, by and between Houbigant, Houbigant GmbH and Parfums Parquet.
10.19 (2)      Amendment dated August 16, 1994 to the License Agreement dated August 10, 1994 between Houbigant, Houbigant GmbH and Parfums Parquet.
10.20 (2)      Amendment dated September 16, 1994 to the License Agreement dated August 10,
               1994, between Houbigant, Houbigant GmbH and Parfums Parquet Incorporated.
10.21 (10)     Letter Agreement, dated February 14, 1995, relating to the License Agreement dated August 10, 1994 between Houbigant and Parfums Parquet.
10.22 (10)     Right of Last Refusal Agreement, dated February 14, 1995, among Houbigant, Luigi
               Massironi, Michael Sherman and Parfums Parquet relating to the Worldwide License
               Agreement.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------    --------------------------------------------------------------------------------
10.23 (10)     Guaranty, dated February 28, 1995, by Cosmar in favor of Houbigant of all obligations of Parfums Parquet under the License Agreement dated August 10, 1994 between Houbigant, Houbigant GmbH and Parfums Parquet.
10.24 (10)     Security Agreement -- Trademarks, dated February 28, 1995, among Houbigant,
               Parfums Parquet, Chemical Bank New Jersey N.A. and National Westminster Bank,
               USA.
10.24.1 (10)   Assignment for Security Agreement, dated February 14, 1995, between Houbigant and Parfums Parquet.
10.25 (2)      Letter Agreement dated September 21, 1994 amending the Worldwide License
               Agreement, the Houbigant U.S. License Agreement and the Harby's License
               Agreement by and between Parfums Parquet Incorporated, Harby's, Houbigant, and
               Houbigant GMBH.
10.26 (2)      Purchase Agreement dated December 12, 1994 by and among Houbigant (1995) Limitee
               (formerly 3088766 Canada Limited), ACB Fragrances and Cosmetics, Inc., ACB
               Mercantile, Inc., Houbigant Limitee, Augustine Celaya, Giacomo Giuliano, and
               Gilles Pellerin.
10.26.1 (3)    Escrow Agreement, dated December 12, 1994, between ACB Fragrances and Cosmetics,
               Inc., ACB Mercantile, Inc., Houbigant Limitee, Augustine Celaya, Giacomo
               Giuliano, Gilles Pellerin, Houbigant (1995) Limited and Lavery de Billis.
10.27 (2)      Employment Agreement dated December 12, 1994, between Houbigant (1995) Limitee and Giacomo Giuliano.
10.28 (2)      Employment Agreement dated December 12, 1994, between Houbigant (1995) Limitee and Gilles Pellerin.
10.29 (2)      Non-Competition Agreement dated December 12, 1994, between Houbigant (1995)
               Limitee and Augustine Celaya.
10.30 (11)     Amendment, Modification and Settlement Agreement, dated July 31, 1996, among
               Houbigant, Dana Perfumes Corp. (fka. Parfums Parquet) ("Dana") and Houbigant
               (1995) Limitee amending the Worldwide License Agreement and the Houbigant U.S.
               License Agreement and providing for the execution of a new license agreement for
               Canada.
10.31 (11)     License Agreement (the "Canadian License"), dated July 31, 1996, between
               Houbigant and Houbigant (1995) Limitee.
10.32 (11)     Letter Agreement, dated July 1996, among Houbigant, Dana and Houbigant (1995)
               Limitee, amending the provisions for royalty payments under the Worldwide
               License Agreement, the Houbigant U.S. License Agreement and the Canadian License
               Agreement.
10.33 (11)     Amendment No. 1 to License Agreements, dated July 31, 1996, among Houbigant,
               Dana and Houbigant (1995) Limitee, amending the Worldwide License Agreement, the
               Houbigant U.S. License Agreement and the Canadian License Agreement.
10.34 (14)     Amendment No. 1 to Security Agreement -- Trademarks, dated July 31, 1996, among
               Houbigant, Parfums Parquet, Chemical Bank New Jersey N.A. and NatWest Bank NA.
10.35 (10)     License Agreement, dated August 18, 1994, between Cosmar Corporation and
               Renaissance Cosmetics, Inc.
10.36 (1)      Letter agreement, dated August 18, 1994, between the Company and Dr. Thomas V.
               Bonoma, granting Dr. Bonoma stock options.
10.37 (6)      Employment agreement, dated August 6, 1996, between the Company and Dr. Thomas
               V. Bonoma.
10.38 (1)      Stockholders agreement, dated August 18, 1994, among the Company and the stockholders listed in schedule 1 thereto.
10.40 (14)     Employee Stock Option Plans.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------    --------------------------------------------------------------------------------
10.41 (10)     Management Services Agreement, dated August 16, 1994, between Kidd, Kamm &
               Company and Renaissance Cosmetics, Inc.
10.42 (1)      Industrial Warehouse lease between Princeland Development Company and Cosmar
               California, dated May 17, 1993, and an assignment of that lease, dated August
               18, 1994, by Cosmar California in favor of Cosmar Corporation.
10.43 (1)      Industrial building lease between Princeland Development Company and Cosmar
               California, dated July 15, 1991, and an assignment of that lease, dated August
               18, 1994, by Cosmar California in favor of Cosmar Corporation.
10.44 (1)      Industrial building lease between Sparks Industrial Joint Venture and Precision
               Molded Plastics, Inc., dated November 20, 1991, and a consent to assignment of that lease, dated June 7, 1994, executed by Precision Molded Plastics, Inc. and
               Sparks Industrial Joint Venture.
10.45 (1)      Office lease between Fortune Financial and Cosmar California, dated January 1,
               1992, and a consent to assignment of that lease, dated June 21, 1994, executed by Cosmar California and Fortune Financial.
10.46 (1)      Various subleases for office space at 635 Madison Avenue, New York, New York, between Saatchi & Saatchi Holdings (USA) as sublessor, and Dana Perfumes Corp., as sublessee.
10.47 (8)      Standard Industrial Lease (the "Lease") relating to property known as 11700
               Monarch Street, Garden Grove, California, between Bixby Western Properties as
               Lessor and A.H. Robins Company, Incorporated as Lessee (the "Lessee"), dated
               June 25, 1979.
10.48 (8)      First Amendment to the Lease, between Trust Company of the West as Trustee for
               TCW Realty Fund IV as successor Lessor (the "Lessor") and the Lessee, dated
               November 10, 1989.
10.49 (8)      Second Amendment to the Lease, between the Lessor and the Lessee, dated as of
               January 1, 1993.
10.50 (8)      Sublease of the Lessee's rights under the Lease to Cosmar Corporation, dated as of March 1, 1996 (the "Sublease").
10.51 (8)      Consent of the Lessor to the Sublease, dated as of March 1, 1996.
10.52 (10)     Agreement of Lease between Groupe Gestion Luger as Lessor and Houbigant Ltee as
               Lessee (the "Lessee"), relating to the immovable property situated at 1593 to
               1645 Cunard Street, City of Chomedey (Laval), Province of Quebec, dated June 25,
               1979 and assignment of that lease, dated December 12, 1994, by the Lessee in favor of 3088766 Canada Limited.
10.53 (14)     Lease, between Bonanno Real Estate Group II, L.P. and Parfums Parquet, dated
               February 10, 1995 relating to the property situated at 734 Grand Avenue, in the
               Borough of Ridgefield, New Jersey.
10.53.1 (10)   Standard Form Commercial Lease, between Sally A. Starr and Lisa A. Brown as
               Trustees of Massachusetts 955 Realty trust for the Benefit of 955 Massachusetts
               Avenue Associates (as lessor) and Renaissance Cosmetics, Inc. relating to the property located in Cambridge, Massachusetts.
10.53.2 (10)   Lease Agreement Between Ghent Limited Partnership (as lessor) and Renaissance
               Cosmetics, Inc. (as tenant) relating to the property situated in Greenwich,
               Connecticut.
10.54 (1)      Option Agreement between New Dana Acquisition Corp. and Trust Naniases, a
               Liechtenstein trust, dated November 3, 1994, for the purchase of all the issued and outstanding shares of capital stock of Perfumes Dana do Brasil, S.A.
10.54.1(2)     Management Services Agreement, dated December 22, 1994, between New Dana
               Acquisition Corp. and Perfumes Dana do Brazil, S.A.
10.55 (9)      Notice dated November 29, 1995 of exercise of option to purchase Parfums Dano do
               Brazil, S.A.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------    --------------------------------------------------------------------------------
10.56 (1)      Agreement for the purchase of all the capital stock of Dana S.A., dated November
               3, 1994, between New Dana Acquisition Corp. and Fimasa S.A., a Panamanian
               corporation.
10.57 (1)      Agreement for the purchase of all the capital stock of Les Parfums de Dana,
               Inc., dated November 3, 1994, between New Dana Acquisition Corp. and Fidelia
               S.A., a Swiss corporation.
10.58 (1)      Agreement for the purchase of all of the capital stock of Marcafin S.A. et al., dated November 3, 1994, between New Dana Acquisition Corp. and Trust Naniases, a
               Liechtenstein trust.
10.59 (2)      Letter agreement, dated December 21, 1994, amending the Dana purchase agreements referred to in Exhibits 10.54 to 10.58.
10.60 (2)      Tie-in letter, dated November 3, 1994, from New Dana to each of the Dana subsidiaries.
10.62 (2)      Agreement for the purchase and sale of the assets of Cosmar Corporation and
               Precision Molded Plastics, Inc., dated as of May 19, 1994, by and among Cosmar
               California, Precision Molded Plastics, Inc., their respective shareholders, C.P.
               Cosmetics, Inc. and C.P. Holding Corp.
10.63 (1)      Employment Agreement, dated as of August 18, 1994, among Renaissance Cosmetics,
               Inc., Cosmar Corporation and Robert H. Schnell.
10.64 (10)     Letter Agreement, dated June 1, 1995, between Renaissance Cosmetics, Inc. and
               Aldran H. Lajoie.
10.65 (1)      Employment Agreement, dated as of August 18, 1994, among Renaissance Cosmetics,
               Inc., Cosmar Corporation and Marc Schnell.
10.66 (14)     Non-Competition Agreement, dated as of August 18, 1994, among Renaissance
               Cosmetics, Inc., Cosmar Corporation and Jerry D. Kayne.
10.67 (14)     Non-Competition Agreement, dated as of August 18, 1994, among Renaissance
               Cosmetics, Inc., Cosmar Corporation and Fred Kayne.
10.68 (2)      Note Purchase Agreement ("Note Purchase Agreement") regarding Variable Rate
               Senior Secured Revolving Notes Due 1996 and Variable Rate Senior Secured Term
               Notes due 1996, dated as of December 21, 1994 by and among Cosmar Corporation,
               Renaissance Cosmetics, Inc., and Nomura Holding America Inc.
10.69 (5)      Amendment No. 1 and Waiver to Note Purchase Agreement, dated as of April 7,
               1995, among Nomura Holding America Inc., Cosmar Corporation and the Company.
10.70 (10)     Amendment No. 2 to Note Purchase Agreement, dated as of September 8, 1995, among
               Nomura Holding America Inc., Cosmar Corporation and the Company.
10.71 (10)     Amendment No. 3 and Consent to Note Purchase Agreement, dated as of January 8,
               1996, among Nomura Holding America Inc., Cosmar Corporation and the Company.
10.72 (10)     Amendment No. 4 and Waiver to Note Purchase Agreement and Amendment No. 2 to
               Security Documents, dated as of May 29, 1996, among Nomura Holding America Inc.,
               Cosmar Corporation and the Company.
10.73 (10)     Amendment No. 5 to Note Purchase Agreement, dated as of June 14, 1995, among
               Nomura Holding America Inc., Cosmar Corporation and the Company.
10.74 (10)     Waiver to Note Purchase Agreement, dated as of August 8, 1996, among Nomura
               Holding America Inc., Cosmar Corporation and the Company.
10.75 (2)      Variable Rate Senior Secured Revolving Note Due 1996 to Nomura Holding America
               Inc., by Cosmar Corporation.
10.76 (2)      Variable Rate Senior Secured Term Notes Due 1996 to Nomura Holding America Inc.,
               by Cosmar Corporation.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------    --------------------------------------------------------------------------------
10.77 (2)      Guarantee, dated December 22, 1994, by Renaissance Cosmetics, Inc., for and in
               consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.
10.78 (2)      Guarantee, dated December 22, 1994, by Dana Perfumes Corp., for and in consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.
10.79 (2)      Guarantee, dated December 22, 1994, by New Dana Acquisition Corp., for and in
               consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.
10.80 (2)      Guarantee, dated December 22, 1994, by Les Parfums de Dana, Inc., for and in
               consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.
10.81 (2)      Guarantee, dated December 22, 1994, by Roslyn Importers Inc., for and in
               consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.
10.82 (2)      Guarantee, dated December 22, 1994, by Perfumes and Cosmetics Importers, Inc.,
               for and in consideration of the purchase by Nomura Holding America Inc. of the
               Notes issued and to be issued by Cosmar Corporation pursuant to the Note
               Purchase Agreement dated as of December 21, 1994.
10.83 (2)      Guarantee, dated December 22, 1994, by Parfums Dana Export Corp., for and in
               consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.
10.86 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between
               Cosmar Corporation, and Nomura Holding America Inc.
10.87 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between
               Renaissance Cosmetics, Inc. and Nomura Holding America Inc.
10.88 (2)      Intellectual Property Security Agreement, dated December 22, 1994, by and among
               Cosmar Corporation, Renaissance Cosmetics, Inc., Parfums Parquet Incorporated,
               New Dana Acquisition Corp., Parfums Dana Export Corp., Perfumes and Cosmetics
               Importers, Inc. Les Parfums de Dana, Inc., Dana Perfumes Corp., Roslyn Importers
               Inc. and Nomura Holding America Inc.
10.89 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between Les
               Parfums de Dana, Inc., and Nomura Holding America Inc.
10.90 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between
               Dana Perfumes Corp., and Nomura Holding America Inc.
10.91 (2)      Pledge and Security Agreement, dated December 22, 1994, by and between Parfums
               Parquet Incorporated, and Nomura Holding America Inc.
10.92 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between New
               Dana Acquisition Corp., and Nomura Holding America Inc.
10.93 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between
               Roslyn Importers Inc., and Nomura Holding America Inc.
10.94 (2)      Pledge and Security Agreement, dated as of December 22, 1994, by and between
               Parfums Dana Export Corp., and Nomura Holding America Inc.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------    --------------------------------------------------------------------------------
10.95 (10)     Parent Cash Equivalent Pledge Agreement, dated as of August 15, 1996, among
               Nomura Holding America Inc., Renaissance Cosmetics, Inc. and The Chase Manhattan
               Bank.
10.96 (5)      Renaissance Cosmetics, Inc. 1994 Stock Option Plan.
10.97 (4)      Aircraft lease agreement dated February 13, 1995 between the Company and General
               Electric Capital Corporation.
10.98 (9)      Filing dated October 11, 1995 to reflect on the public stock records of Paris,
               France the purchase by the Company of the shares of RSH 149 S.A.R.L.
10.99 (8)      Securities Purchase Agreement between the Company and CIBC WG Argosy Merchant
               Fund 2, L.L.C. (the "Fund"), dated as of May 29, 1996. Amendment No. 1, dated as of June 21, 1996, to Securities Purchase Agreement, dated as of May 29, 1996, between Renaissance Cosmetics, Inc. and CIBC WG Argosy Merchant Fund 2, L.L.C.
10.100 (8)     Registration Rights Agreement between the Company and the Fund, dated as of May
               29, 1996.
10.101 (8)     Common Stock Registration Rights Agreement between the Company and the Fund, dated as of May 29, 1996.
10.102 (7)     Securities Purchase Agreement, dated as of August 8, 1996, between the Company and CIBC Wood Gundy Securities Corp.
10.103 (7)     Registration Rights Agreement, dated as of August 15, 1996, between the Company and CIBC Wood Gundy Securities Corp.
10.104 (7)     Common Stock Registration Rights Agreement, dated as of August 15, 1996, between the Company and CIBC Wood Gundy Securities Corp.
10.105 (10)    Subscription Agreement, dated August 15, 1996, between the Company and CIBC WG
               Argosy Merchant Fund 2, L.L.C.
10.106 (10)    Warrant Agreement, dated as of August 18, 1994, between Renaissance Cosmetics,
               Inc. and American Bank National Association.
10.107 (7)     Warrant Agreement, dated as of August 15 1996, between the Company and Firstar
               Trust Company.
10.108 (1)     Indenture, dated as of August 18, 1994, among the Company, as Issuer, the guarantors identified therein (the "Guarantors"), and American Bank National
               Association, as Trustee.
10.109 (3)     Form of the Exchange Notes.
10.110 (3)     Form of the 2002 Notes.
10.111 (2)     First supplemental indenture, dated as of November 15, 1994, among the Company, as issuer, New Dana Acquisition Corp., as guarantor, and American Bank National
               Association, as Trustee.
10.112 (2)     Second supplemental indenture, dated as of December 15, 1994, among the Company, as issuer, Houbigant (1995) Limitee, as guarantor, and American Bank National
               Association as trustee.
10.113 (2)     Third supplemental indenture, dated as of December 23, 1994, among the Company, as issuer, certain subsidiaries of the Company, as guarantors, and American
               National Bank Association, as trustee.
10.114 (8)     Fourth supplemental indenture, dated as of February 27, 1996, among the Company, as issuer, SH 149 S.A.R.L., as guarantor, and American Bank National
               Association, as trustee.
10.115 (10)    Fifth supplemental indenture, dated as of August 21, 1996, among the Company, as the issuer, GAC, as guarantor, and American Bank National Association, as trustee.
10.115.1 (14)  Sixth Supplemental Indenture, dated as of December 4, 1996, between the Company,
               Certain Guarantors and Firstar Bank of Minnesota, successor to American Bank
               National Association, Trustee.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------    --------------------------------------------------------------------------------
10.115.2 (16)  Seventh Supplemental Indenture, dated as of February 7, 1997, among the Company, certain guarantors and Firstar Bank of Minnesota, successor to American Bank
               National Association, as Trustee.
10.116 (10)    Waiver, dated as of August 12, 1996.
10.117 (10)    Closing Escrow Agreement, dated as of June 21, 1996, by and among Cosmar
               Corporation, Larry Pallini, Vincent Carbone and the law firm of Todtman, Young,
               Tunick, Nachamie, Hendler & Spizz, P.C.
10.118 (10)    Pre-Closing Escrow Agreement, dated as of June 27, 1996, by and among Cosmar
               Corporation, Larry Pallini, Vincent Carbone and the law firm of Todtman, Young,
               Tunick, Nachamie, Hendler & Spizz, P.C.
10.119 (10)    Consulting Agreement, dated August 21, 1996, by and among Hilltop Sales, Inc.,
               Cosmar Corporation and Renaissance Cosmetics, Inc.
10.120 (10)    Consulting Agreement, dated August 21, 1996, by and among Pageant Group, Ltd.,
               Cosmar Corporation and Renaissance Cosmetics, Inc.
10.121 (6)     Employment Agreement, dated August 6, 1996, by and between Gay A. Mayer and
               Renaissance Cosmetics, Inc.
10.122 (6)     Stockholder Agreement, dated August 7, 1996, by and among Renaissance Cosmetics,
               Inc., RAI and the parties signatory thereto.
10.123 (10)    Letter Agreement, dated September 6, 1996, amending the Securities Purchase
               Agreement, dated as of August 8, 1996, between CIBC Wood Gundy Securities Corp.
               and Renaissance Cosmetics, Inc.
10.124 (10)    First Amendment to the Warrant Agreement, dated as of September 27, 1996, between Renaissance Cosmetics, Inc. and Firstar Trust Company as warrant agent.
10.125 (10)    First Amendment to the Registration Rights Agreement, dated as of September 27,
               1996, between Renaissance Cosmetics, Inc. and CIBC Wood Gundy Securities Corp.
10.126 (10)    First Amendment to the Common Stock Registration Rights Agreement, dated as of
               September 27, 1996, between Renaissance Cosmetics, Inc. and CIBC Wood Gundy
               Securities Corp.
10.127 (14)    Securities Purchase Agreement, dated as of September 27, 1996, between
               Renaissance Cosmetics, Inc. and Bastion Capital Fund, L.P.
10.128 (14)    Common Stock Registration Rights Agreement, dated as of September 27, 1996, between Renaissance Cosmetics, Inc. and Bastion Capital Fund, L.P.
10.129 (14)    Voting Agreement, dated as of September 27, 1996, between Kidd, Kamm Equity
               Partners, L.P. and Bastion Capital Fund, L.P.
10.130 (14)    Consulting Agreement, dated December 28, 1994, between Renaissance Cosmetics,
               Inc. and Robert H. Schnell.
10.131 (14)    Senior Secured Credit Agreement, dated as of December 4, 1996, between the
               Company, Cosmar, CIBC Wood Gundy and the Lenders named therein.
10.132 (14)    Form of Bridge Note, dated December 4, 1996.
10.133 (14)    Form of Term Note.
10.134 (14)    Form of Guarantee, dated December 4, 1996, by the Company for and in consideration of the purchase by the Lenders of Bridge Notes issued by Cosmar
               Corporation pursuant to the Senior Secured Credit Agreement, dated December 4,
               1996.
10.135 (14)    Form of Guarantee, dated December 4, 1996, by Houbigant (1995) Ltd. for and in consideration of the purchase by the Lenders of Bridge Notes issued by Cosmar
               Corporation pursuant to the Senior Secured Credit Agreement, dated December 4,
               1996.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------    --------------------------------------------------------------------------------
10.136 (14)    Form of Guarantee, dated December 4, 1996, by Dana Perfumes Corp. for and in consideration of the purchase by the Lenders of Bridge Notes issued by Cosmar
               Corporation pursuant to the Senior Secured Credit Agreement, dated December 4,
               1996.
10.137 (14)    Form of Guarantee, dated December 4, 1996, by MEM for and in consideration of the purchase by the Lenders of Bridge Notes issued by Cosmar Corporation pursuant to the Senior Secured Credit Agreement, dated December 4, 1996.
10.138 (14)    Form of Guarantee, dated December 4, 1996, by GAC for and in consideration of the purchase by the Lenders of Bridge Notes issued by Cosmar Corporation pursuant to the Senior Secured Credit Agreement, dated December 4, 1996.
10.139 (14)    Security Agreement, dated December 4, 1996, between the Company, Cosmar, Dana
               Perfumes Corp., GAC, Houbigant (1995) Limited, MEM and CIBC Wood Gundy
               Securities Corp. as collateral agent.
10.140 (14)    Specimen Certificate of share of Series C Preferred Stock.
10.141 (14)    License and Consultant Agreement dated January 25, 1991 between Cosmar and The
               Nail Consultants, Ltd., as amended by letter agreements dated May 29, 1991 and
               January 5, 1993.
10.142 (14)    License Agreement, dated October 1, 1995, between The Nail Consultants, Ltd. and
               Cosmar.
10.143 (14)    Renaissance Employee Bonus Plan.
10.144 (14)    Agreement dated as of July 1, 1995 between MEM as licensor and Filo America,
               Inc. as licensee for the license of the "English Leather" trademark for shaving equipment.
10.145 (14)    Agreement dated as of January 1, 1995 between MEM as licensor and M.Z. Berger as licensee for the license of the "Tinkerbell" trademark for watches, clocks and plastic jewelry.
10.146 (14)    License granted under the License Agreement dated August 1, 1978 between G.
               Visconti di Modrone, S.p.A. and V.O.M. Ltd. for the use of certain trademarks by
               Victor of Milano, Ltd. in connection with its sale of men's toiletries.
10.147 (14)    License Agreement dated as of April 1, 1977 between MEM as licensor and Welling
               International as licensee for the license of the "English Leather" trademark for eyeglass frames and sunglasses, as amended by letter agreement dated November 6,
               1996.
10.148 (14)    Trademark Agreement dated as of July 3, 1985 between MEM as licensor and Willow
               Hosiery Co., Inc. as licensee for the license of the "English Leather" trademark for men's hosiery, as amended by letter agreements dated January 29, 1996, and
               January 25, 1995.
10.149 (14)    Trademark License Agreement dated as of July 1, 1991 between English Leather,
               Inc. as licensor and Bag Bazaar, Ltd. as licensee for the license of the
               "English Leather" trademark for men's and women's handbags and personal (small)
               leather goods, as amended by letter agreement dated May 19, 1995.
10.150 (14)    License Agreement dated as of July 14, 1987 between Coscelebra, Inc. as licensor and MEM as licensee for the license of the "Heaven Sent" trademark for cosmetic products.
10.151 (14)    Agreement dated as of January 1, 1981 between Helena Rubenstein, Inc. as licensor and Alliance Trading Company Incorporated as licensee for the license of the "Heaven Sent" trademark for cosmetic products, as amended by agreement dated June 15, 1981.
10.152 (14)    Agreement dated as of March 12, 1982 between Alleghany Pharmacal Corporation as licensor and MEM as licensee for the sub-license of the "Heaven Sent" trademark for cosmetic products.
10.153 (14)    Agreement dated as of December 1, 1991 between Tom Fields, Ltd. as licensor and
               Red Box Toy Factory Ltd. as licensee for the license of the "Tinkerbell"
               trademark for fashion beauty kits.

EXHIBIT NO.                                DESCRIPTION OF DOCUMENT
-----------    --------------------------------------------------------------------------------
10.154 (12)    Form of Stay Bonus Agreement.
10.155 (14)    Collective Bargaining Agreement between Dana Perfumes Corp. and Oil, Chemical &
               Atomic Workers International Union AFL-CIO and its Local Union No. 8-782.
10.156 (16)    Collective Labor Agreement of the Union of Workers in the Chemical,
               Pharmaceutical, Plastic and Related Industries of San Paulo and the Region and
               other Unions of Workers and the Federation of Industries of the State of San
               Paulo and Industry Unions affiliated therewith (English translation) (with
               Officer's Certificate certifying accuracy of translation from Portuguese into
               English).
10.157 (15)    Purchase Agreement, dated February 3, 1997, between Renaissance Cosmetics, Inc., as issuer, and CIBC Wood Gundy Securities Corp., as initial purchaser.
10.158         Intentionally omitted.
10.159         Intentionally omitted.
10.160         Intentionally omitted.
10.161 (16)    Industrial Building Lease, dated January 1997, between Dana Perfumes
               Corporation, as Lessee, and First National Bank of Illinois as Trustee under
               Trust 2871, as lessor.
10.162 (16)    Credit Agreement dated as of March 12, 1997 among Dana Perfumes Corp., as borrower, the other credit parties signatory thereto, as credit parties, the lenders signatory thereto from time to time, as lenders, and General Electric
               Capital Corporation, as agent and lender.
10.163 (16)    Pledge Agreement dated as of March 12, 1997 between General Electric Capital
               Corporation, as the agent and the lender, and the pledgors thereto.
10.164 (16)    Security Agreement dated as of March 12, 1997 among General Electric Capital
               Corporation, as the agent and the lender, and the grantors thereto.
10.165 (16)    Guaranty dated as of March 12, 1997 between General Electric Capital
               Corporation, as the agent and the lender, and the guarantors thereto.
12.1           Calculation of deficiency of earnings to combined fixed charges and preferred dividends.
21.1 (16)      List of subsidiaries.
23.1           Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included as part of the
               Paul, Weiss, Rifkind, Wharton & Garrison legality opinion).
23.2           Report and consent of Deloitte & Touche, LLP.
23.3           Consent of Ernst & Young LLP.
23.4           Consent of Windes & McClaughry.
23.5           Consent of Deutsch, Marin & Company.
23.6           Consent of Deloitte & Touche, LLP.
24.1 (16)      Power of Attorney (included on signature page).
25             Statement of eligibility of Trustee
99.1           Form of Letter of Transmittal.
99.2 (16)      Form of Notice of Guaranteed Delivery.
99.3 (16)      Guidelines for Certification of Taxpayer Identification Number on Substitute
               Form W-9.


---------------
 (1) Filed with RCI's Registration Statement on Form S-4 filed with the Securities and Exchange Commission ("SEC") on December 12, 1994, Registration No. 33-87280, and incorporated herein by reference thereto.

 (2) Filed with Amendment No. 1 to RCI's Registration Statement on Form S-4 filed with the SEC on January 27, 1995, Registration No. 33-87280, and incorporated herein by reference thereto.

 (3) Filed with Amendment No. 2 to RCI's Registration Statement on Form S-4 filed with the SEC on February 9, 1995, Registration No. 33-87280, and incorporated herein by reference thereto.

 (4) Filed with RCI's Quarterly Report on Form 10-Q filed with the SEC on March 27, 1995, and incorporated herein by reference thereto.

 (5) Filed with RCI's Annual Report on Form 10-K filed with the SEC on June 29, 1995, and incorporated herein by reference thereto.

 (6) Filed with RCI's Quarterly Report on Form 10-Q filed with the SEC on August 14, 1996, and incorporated herein by reference thereto.

 (7) Filed with RCI's Form 8-K filed with the SEC on August 8, 1996, and incorporated herein by reference thereto.

 (8) Filed with RCI's Annual Report on Form 10-K filed with the SEC for the fiscal year ended March 31, 1996, and incorporated herein by reference thereto.

 (9) Filed with RCI's Quarterly Report on Form 10-Q filed with the SEC on February 14, 1996, and incorporated herein by reference thereto.

(10) Filed with RCI's Registration Statement on Form S-4 filed with the SEC on October 1, 1996, Registration No. 333-13171, and incorporated herein by reference thereto.

(11) Filed with RCI's Quarterly Report on Form 10-Q filed with the SEC on November 14, 1996, and incorporated herein by reference thereto.

(12) Filed with RCI's Form 8-K filed with the SEC on December 19, 1996 and incorporated herein by reference thereto.

(13) Filed with RCI's Form 8-K filed with the SEC on December 20, 1996 and incorporated herein by reference thereto.

(14) Filed with Amendment No. 1 to RCI's Registration Statement on Form S-4 filed with the SEC on January 31, 1997, Registration No. 333-13171, and incorporated herein by reference thereto.

(15) Filed with RCI's Form 8-K filed with the SEC on February 20, 1997 and incorporated herein by reference thereto.


(16) Previously filed as an exhibit to this Registration Statement.


     (B) FINANCIAL STATEMENT SCHEDULES:

     Schedule II -- Valuation and Qualifying Accounts (Renaissance Cosmetics
                    Inc. & Subsidiaries)

     Schedule II -- Valuation and Qualifying Accounts -- (Cosmar Corporation and
                    Affiliates)

ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated amount offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 2, 1997.


                                          RENAISSANCE COSMETICS, INC.

                                          By      /s/ THOMAS T. S. KAUNG
                                            ------------------------------------
                                             Name: Thomas T.S. Kaung
                                            Title: Group Vice President and
                                                 Chief Financial Officer


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.



                Signature                                   Title                        Date
------------------------------------------  --------------------------------------  --------------

           /s/ THOMAS V. BONOMA             Chairman and Chief Executive Officer       May 2, 1997
------------------------------------------  (principal executive officer) and
            (Thomas V. Bonoma)              Director

          /s/ THOMAS T.S. KAUNG             Group Vice President and Chief             May 2, 1997
------------------------------------------  Financial Officer (principal financial
           (Thomas T.S. Kaung)              officer and principal accounting
                                            officer)

                                            Director                                   May  , 1997
------------------------------------------
            (Eric R. Hamburg)

                    *                       Director                                   May 2, 1997
------------------------------------------
              (Kurt L. Kamm)

                                            Director                                   May  , 1997
------------------------------------------
            (William J. Kidd)

                    *                       Director                                   May 2, 1997
------------------------------------------
             (John H. Lynch)
                    *                       Director                                   May 2, 1997
------------------------------------------
             (E. Mark Noonan)

                    *                       Director                                   May 2, 1997
------------------------------------------
           (Terry M. Theodore)

                    *                       Director                                   May 2, 1997
------------------------------------------
          (Daniel D. Villanueva)

       *By: /s/ THOMAS T. S. KAUNG
------------------------------------------
            (Attorney-in-fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 2, 1997.


                                          RENAISSANCE GUARANTOR, INC.

                                          By      /s/ THOMAS T. S. KAUNG
                                            ------------------------------------
                                             Name: Thomas T.S. Kaung
                                            Title: Vice President and
                                                 Chief Financial Officer


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.



                Signature                                  Title                        Date
-----------------------------------------  --------------------------------------  --------------

          /s/ THOMAS V. BONOMA             Chief Executive Officer and President      May 2, 1997
-----------------------------------------  (principal executive officer)
           (Thomas V. Bonoma)

          /s/ THOMAS T.S. KAUNG            Vice President and Chief Financial         May 2, 1997
-----------------------------------------  Officer (principal financial officer
           (Thomas T.S. Kaung)             and principal accounting officer) and
                                           Director

                    *                      Vice President and General Counsel and     May 2, 1997
-----------------------------------------  Director
            (John R. Jackson)

                    *                      Vice President and Treasurer and           May 2, 1997
-----------------------------------------  Director
           (Anthony J. Wesley)

                                           Director                                   May  , 1997
-----------------------------------------
             (Martin Byman)

                                           Director                                   May  , 1997
-----------------------------------------
          (Mary Ellen Spiegel)

       *By: /s/ THOMAS T.S. KAUNG
-----------------------------------------
           (Attorney-in-fact)

                               INDEX TO SCHEDULES

        Renaissance Cosmetics Inc.:
          Schedule II -- Valuation and Qualifying Accounts.....................  S-1

        Cosmar Corporation and Affiliate:
          Schedule II -- Valuation and Qualifying Accounts.....................  S-2

                  RENAISSANCE COSMETICS, INC. AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

COLUMN A                     COLUMN B       COLUMN C      COLUMN D       COLUMN E      COLUMN F
                                                  ADDITIONS
                                           ------------------------
                              BALANCE       CHARGED        CHARGED
                                AT         TO PROFIT      TO OTHER                      BALANCE
                             BEGINNING      AND LOSS      ACCOUNTS      DEDUCTIONS      AT END
                             OF PERIOD     OR INCOME      (DESCRIBE)(1) (DESCRIBE)(2)  OF PERIOD
                             ---------     ----------     ---------     ----------     ---------
Year ended March 31, 1996
Accounts receivable
  Allowances (A).........    $1,775,057    $21,207,837    $      --     $18,829,103    $4,153,791
                             ===========   ===========    ===========   ===========    ===========
Inventory reserves.......    $3,449,000    $    5,000     $      --     $1,914,000     $1,540,000
                             ===========   ===========    ===========   ===========    ===========
Period from April 15,
  1994 (inception) to
  March 31, 1995
Accounts Receivable
  Allowances (A).........    $      --     $6,478,386     $  49,086     $4,752,415     $1,775,057
                             ===========   ===========    ===========   ===========    ===========
Inventory reserves.......    $      --     $   23,000     $3,426,000(3) $       --     $3,449,000
                             ===========   ===========    ===========   ===========    ===========

---------------

(A) Represents allowance for sales returns, doubtful accounts and discounts.

(1) Represents translation adjustments.

(2) Represents writeoffs applied against reserve balances.

(3) Represents reserves created at dates of acquisition of companies.

                 COSMAR CORPORATION AND AFFILIATE (PREDECESSOR)

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
             FOR THE PERIOD FROM JANUARY 1, 1994 TO AUGUST 17, 1994

               COLUMN A                  COLUMN B     COLUMN C       COLUMN D        COLUMN E     COLUMN F
--------------------------------------  ----------    ---------    -------------    ----------    ---------
                                                              ADDITIONS
                                                      --------------------------
                                                       CHARGED        CHARGED
                                        BALANCE AT    TO PROFIT      TO OTHER                      BALANCE
                                        BEGINNING     AND LOSS       ACCOUNTS       DEDUCTIONS     AT END
             DESCRIPTION                OF PERIOD     OR INCOME    (DESCRIBE)(1)    (DESCRIBE)    OF PERIOD
--------------------------------------  ----------    ---------    -------------    ----------    ---------
Accounts receivable Allowances (A)....   $ 223,000    $ 672,913      $      --       $567,194     $ 328,719
                                          ========     ========       ========       ========      ========

---------------

(A)     Represents allowance for sales returns, doubtful accounts and discounts.

(1)      Represents writeoffs applied against reserve balances.

                                 EXHIBIT INDEX


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
 2.1 (6)        Stock Purchase Agreement among Cosmar Corporation, a Delaware corporation ("Cosmar Corporation"), Larry Pallini, Vincent Carbone
                and Great American Cosmetics, Inc., a New York corporation ("GAC"), entered into on June 27, 1996, providing for the acquisition by
                Cosmar Corporation of all of the capital stock of GAC.
 2.2 (6)        Agreement and Plan of Merger, among Renaissance Cosmetics, Inc., a
                Delaware corporation ("RCI" or the "Company"), Renaissance
                Acquisition, Inc., a New York corporation ("RAI") and MEM Company,
                Inc. a New York corporation ("MEM"), dated as of August 6, 1996.
 2.3 (13)       Asset Sale and Purchase by and among the Procter & Gamble Company
                (as Seller) and Dana Perfumes Corp. ("Dana") (as Buyer) and solely for purposes of Sections 4.6, 6.6 and 6.12 hereof Renaissance
                Cosmetics, Inc. and Cosmar Corporation dated as of October 25, 1996.
 2.4 (13)       Form of Asset Sale and Purchase Agreement among P&G foreign affiliate sellers and Dana, dated as of October 29, 1996.
 3.1 (1)        Restated certificate of incorporation of RCI filed with the
                Secretary of State of the State of Delaware on August 17, 1994.
 3.1.2 (8)      Certificate of Designation of Preferences and Rights of Senior
                Exchangeable Redeemable Preferred Stock, Series A, of RCI, filed with the Secretary of State of the State of Delaware on May 29,
                1996.
 3.1.3 (7)      Certificate of Designation of Preferences and Rights of Senior
                Redeemable Preferred Stock, Series B, of RCI, filed with the
                Secretary of State of the State of Delaware on August 15, 1996.
 3.1.4 (14)     Certificate of Increase of Certificate of Designation of Preferences
                and Rights of Senior Redeemable Preferred Stock, Series B, of RCI,
                filed with the Secretary of State of the State of Delaware on
                September 27, 1996.
 3.1.5 (14)     Certificate of Designation of Preferences and Rights of Senior
                Redeemable Preferred Stock, Series C, par value $.01 per share, of
                RCI filed with the Secretary of State of the State of Delaware on
                August 15, 1996.
 3.1.6 (14)     Certificate of Increase of Certificate of Designation of Preferences
                and Rights of Senior Redeemable Preferred Stock, Series C, of RCI,
                filed with the Secretary of State of the State of Delaware on
                September 27, 1996.
 3.2 (1)        By-laws of RCI.
 3.3 (16)       Certificate of incorporation of Renaissance Guarantor, Inc. ("RGI")
                filed with the Secretary of State of the State of Delaware on
                February 6, 1997.
 3.4 (16)       By-laws of RGI
 4.1 (15)       Indenture, dated February 7, 1997, among RCI, as issuer, RGI, as guarantor, and United States Trust Company of New York, as trustee.
 4.2 (15)       Escrow and Disbursement Agreement, dated February 7, 1997, among
                RCI, as issuer, RGI, as guarantor, United States Trust Company of
                New York, as trustee, and United States Trust Company of New York, as escrow agent.



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
 4.3 (15)       Notes Registration Rights Agreement, dated February 7, 1997, between
                RCI, as issuer, and CIBC Wood Gundy Securities Corp., as initial purchaser.
 4.4 (16)       Specimen certificate of Existing Note.
 4.5 (16)       Specimen certificate of Exchange Note.
 5.1            Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, regarding the legality of the securities being registered.
10.1            Intentionally Omitted
10.2 (1)        License agreement (the "Houbigant U.S. License Agreement"), dated
                May 1994, between Houbigant Inc., a Delaware corporation
                ("Houbigant") and Parfums Parquet Incorporated (f.k.a. New Fragrance
                License Corp.) ("Parfums Parquet").
10.3            Intentionally Omitted
10.4 (2)        Amendment to the Houbigant U.S. License Agreement, dated May 12,
                1994.
10.5 (2)        Amendment to the Houbigant U.S. License Agreement, dated June 1,
                1994.
10.6 (1)        Amendment to the Houbigant U.S. License Agreement, dated June 24,
                1994.
10.7 (1)        Three letter agreements relating to the Houbigant U.S. License
                Agreement, each dated July 1, 1994.
10.8 (1)        Letter of Agreement dated July 1, 1994, between Houbigant and
                Parfums Parquet relating to the Houbigant U.S. License Agreement.
10.9 (10)       Right of Last Refusal Agreement dated July 1, 1994 among Houbigant,
                Luigi Massironi, Michael Sherman and Parfums Parquet relating to the
                Houbigant U.S. License Agreement.
10.10 (1)       Guaranty, dated July 1, 1994, by Cosmar in favor of Houbigant of all obligations of Parfums Parquet under the Houbigant U.S. License
                Agreement.
10.11 (10)      Security Agreement -- Trademarks, dated July 1, 1994, among
                Houbigant, Parfums Parquet, Chemical Bank New Jersey N.A. and
                National Westminster Bank, U.S.A.
10.12 (10)      Assignment for Security, dated July 1, 1994, between Houbigant and
                Parfums Parquet.
10.13 (1)       Letter agreement, dated August 18, 1994, between Parfums Parquet and
                Houbigant, with respect to Assumption and Assignment Agreement.
10.14 (2)       Restated and Amended License Agreement (the "Harby's License
                Agreement"), dated August 16, 1994, between Harby's Corporation NV
                ("Harby's") and Houbigant.
10.15 (1)       Assumption and assignment agreement (the "Assumption and Assignment
                Agreement"), dated August 18, 1994, among Houbigant, Harby's and
                Parfums Parquet.
10.16 (1)       Amendment, dated September 19, 1994, to the Assumption and
                Assignment Agreement.
10.17 (1)       Letter Agreement, dated August 18, 1994, among Harby's, Houbigant and Parfums Parquet, regarding certain rights under the Harby's
                License Agreement.

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
10.18 (2)       License Agreement (the "Worldwide License Agreement"), dated August
                10, 1994, by and between Houbigant, Houbigant GmbH and Parfums
                Parquet.
10.19 (2)       Amendment dated August 16, 1994 to the License Agreement dated
                August 10, 1994 between Houbigant, Houbigant GmbH and Parfums
                Parquet.
10.20 (2)       Amendment dated September 16, 1994 to the License Agreement dated
                August 10, 1994, between Houbigant, Houbigant GmbH and Parfums
                Parquet Incorporated.
10.21 (10)      Letter Agreement, dated February 14, 1995, relating to the License
                Agreement dated August 10, 1994 between Houbigant and Parfums
                Parquet.
10.22 (10)      Right of Last Refusal Agreement, dated February 14, 1995, among
                Houbigant, Luigi Massironi, Michael Sherman and Parfums Parquet
                relating to the Worldwide License Agreement.
10.23 (10)      Guaranty, dated February 28, 1995, by Cosmar in favor of Houbigant of all obligations of Parfums Parquet under the License Agreement dated August 10, 1994 between Houbigant, Houbigant GmbH and Parfums
                Parquet.
10.24 (10)      Security Agreement -- Trademarks, dated February 28, 1995, among
                Houbigant, Parfums Parquet, Chemical Bank New Jersey N.A. and
                National Westminster Bank, USA.
10.24.1 (10)    Assignment for Security Agreement, dated February 14, 1995, between
                Houbigant and Parfums Parquet.
10.25 (2)       Letter Agreement dated September 21, 1994 amending the Worldwide
                License Agreement, the Houbigant U.S. License Agreement and the
                Harby's License Agreement by and between Parfums Parquet
                Incorporated, Harby's, Houbigant, and Houbigant GmbH.
10.26 (2)       Purchase Agreement dated December 12, 1994 by and among Houbigant
                (1995) Limitee (formerly 3088766 Canada Limited), ACB Fragrances and
                Cosmetics, Inc., ACB Mercantile, Inc., Houbigant Limitee, Augustine
                Celaya, Giacomo Giuliano, and Gilles Pellerin.
10.26.1 (3)     Escrow Agreement, dated December 12, 1994, between ACB Fragrances and Cosmetics, Inc., ACB Mercantile, Inc., Houbigant Limitee,
                Augustine Celaya, Giacomo Giuliano, Gilles Pellerin, Houbigant
                (1995) Limited and Lavery de Billis.
10.27 (2)       Employment Agreement dated December 12, 1994, between Houbigant
                (1995) Limitee and Giacomo Giuliano.
10.28 (2)       Employment Agreement dated December 12, 1994, between Houbigant
                (1995) Limitee and Gilles Pellerin.
10.29 (2)       Non-Competition Agreement dated December 12, 1994, between Houbigant
                (1995) Limitee and Augustine Celaya.
10.30 (11)      Amendment, Modification and Settlement Agreement, dated July 31,
                1996, among Houbigant, Dana Perfumes Corp. (fka. Parfums Parquet)
                ("Dana") and Houbigant (1995) Limitee amending the Worldwide License
                Agreement and the Houbigant U.S. License Agreement and providing for the execution of a new license agreement for Canada.
10.31 (11)      License Agreement (the "Canadian License"), dated July 31, 1996, between Houbigant and Houbigant (1995) Limitee.

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
10.32 (11)      Letter Agreement, dated July 1996, among Houbigant, Dana and
                Houbigant (1995) Limitee, amending the provisions for royalty payments under the Worldwide License Agreement, the Houbigant U.S.
                License Agreement and the Canadian License Agreement.
10.33 (11)      Amendment No. 1 to License Agreements, dated July 31, 1996, among
                Houbigant, Dana and Houbigant (1995) Limitee, amending the Worldwide
                License Agreement, the Houbigant U.S. License Agreement and the
                Canadian License Agreement.
10.34 (14)      Amendment No. 1 to Security Agreement -- Trademarks, dated July 31,
                1996, among Houbigant, Parfums Parquet, Chemical Bank New Jersey
                N.A. and NatWest Bank NA.
10.35 (10)      License Agreement, dated August 18, 1994, between Cosmar Corporation and RCI.
10.36 (1)       Letter agreement, dated August 18, 1994, between RCI and Dr. Thomas
                V. Bonoma, granting Dr. Bonoma stock options.
10.37 (6)       Employment agreement, dated August 6, 1996, between RCI and Dr.
                Thomas V. Bonoma.
10.38 (1)       Stockholders agreement, dated August 18, 1994, among RCI and the stockholders listed in schedule 1 thereto.
10.40 (14)      Employee Stock Option Plans.
10.41 (10)      Management Services Agreement, dated August 16, 1994, between Kidd,
                Kamm & Company and RCI.
10.42 (1)       Industrial Warehouse lease between Princeland Development Company and Cosmar California, dated May 17, 1993, and an assignment of that lease, dated August 18, 1994, by Cosmar California in favor of
                Cosmar Corporation.
10.43 (1)       Industrial building lease between Princeland Development Company and
                Cosmar California, dated July 15, 1991, and an assignment of that lease, dated August 18, 1994, by Cosmar California in favor of
                Cosmar Corporation.
10.44 (1)       Industrial building lease between Sparks Industrial Joint Venture and Precision Molded Plastics, Inc., dated November 20, 1991, and a consent to assignment of that lease, dated June 7, 1994, executed by
                Precision Molded Plastics, Inc. and Sparks Industrial Joint Venture.
10.45 (1)       Office lease between Fortune Financial and Cosmar California, dated
                January 1, 1992, and a consent to assignment of that lease, dated
                June 21, 1994, executed by Cosmar California and Fortune Financial.
10.46 (1)       Various subleases for office space at 635 Madison Avenue, New York,
                New York, between Saatchi & Saatchi Holdings (USA) as sublessor, and
                Dana, as sublessee.
10.47 (8)       Standard Industrial Lease (the "Lease") relating to property known as 11700 Monarch Street, Garden Grove, California, between Bixby
                Western Properties as Lessor and A.H. Robins Company, Incorporated
                as Lessee (the "Lessee"), dated June 25, 1979.
10.48 (8)       First Amendment to the Lease, between Trust Company of the West as
                Trustee for TCW Realty Fund IV as successor Lessor (the "Lessor")
                and the Lessee, dated November 10, 1989.

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
10.49 (8)       Second Amendment to the Lease, between the Lessor and the Lessee, dated as of January 1, 1993.
10.50 (8)       Sublease of the Lessee's rights under the Lease to Cosmar
                Corporation, dated as of March 1, 1996 (the "Sublease").
10.51 (8)       Consent of the Lessor to the Sublease, dated as of March 1, 1996.
10.52 (10)      Agreement of Lease between Groupe Gestion Luger as Lessor and
                Houbigant Ltee as Lessee (the "Lessee"), relating to the immovable property situated at 1593 to 1645 Cunard Street, City of Chomedey
                (Laval), Province of Quebec, dated June 25, 1979 and assignment of that lease, dated December 12, 1994, by the Lessee in favor of
                3088766 Canada Limited.
10.53 (14)      Lease, between Bonanno Real Estate Group II, L.P. and Parfums
                Parquet, dated February 10, 1995 relating to the property situated at 734 Grand Avenue, in the Borough of Ridgefield, New Jersey.
10.53.1 (10)    Standard Form Commercial Lease, between Sally A. Starr and Lisa A.
                Brown as Trustees of Massachusetts 955 Realty trust for the Benefit of 955 Massachusetts Avenue Associates (as lessor) and Renaissance
                Cosmetics, Inc. relating to the property located in Cambridge,
                Massachusetts.
10.53.2 (10)    Lease Agreement Between Ghent Limited Partnership (as lessor) and
                RCI (as tenant) relating to the property situated in Greenwich,
                Connecticut.
10.54 (1)       Option Agreement between New Dana Acquisition Corp. and Trust
                Naniases, a Liechtenstein trust, dated November 3, 1994, for the purchase of all the issued and outstanding shares of capital stock of Perfumes Dana do Brasil, S.A.
10.54.1(2)      Management Services Agreement, dated December 22, 1994, between New
                Dana Acquisition Corp. and Perfumes Dana do Brazil, S.A.
10.55 (9)       Notice dated November 29, 1995 of exercise of option to purchase
                Parfums Dano do Brazil, S.A.
10.56 (1)       Agreement for the purchase of all the capital stock of Dana S.A., dated November 3, 1994, between New Dana Acquisition Corp. and
                Fimasa S.A., a Panamanian corporation.
10.57 (1)       Agreement for the purchase of all the capital stock of Les Parfums de Dana, Inc., dated November 3, 1994, between New Dana Acquisition
                Corp. and Fidelia S.A., a Swiss corporation.
10.58 (1)       Agreement for the purchase of all of the capital stock of Marcafin
                S.A. et al., dated November 3, 1994, between New Dana Acquisition
                Corp. and Trust Naniases, a Liechtenstein trust.
10.59 (2)       Letter agreement, dated December 21, 1994, amending the Dana purchase agreements referred to in Exhibits 10.54 to 10.58.
10.60 (2)       Tie-in letter, dated November 3, 1994, from New Dana to each of the
                Dana subsidiaries.
10.62 (2)       Agreement for the purchase and sale of the assets of Cosmar
                Corporation and Precision Molded Plastics, Inc., dated as of May 19,
                1994, by and among Cosmar California, Precision Molded Plastics,
                Inc., their respective shareholders, C.P. Cosmetics, Inc. and C.P.
                Holding Corp.

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10.63 (1)       Employment Agreement, dated as of August 18, 1994, among RCI, Cosmar
                Corporation and Robert H. Schnell.
10.64 (10)      Letter Agreement, dated June 1, 1995, between RCI and Aldran H.
                Lajoie.
10.65 (1)       Employment Agreement, dated as of August 18, 1994, among RCI, Cosmar
                Corporation and Marc Schnell.
10.66 (14)      Non-Competition Agreement, dated as of August 18, 1994, among RCI,
                Cosmar Corporation and Jerry D. Kayne.
10.67 (14)      Non-Competition Agreement, dated as of August 18, 1994, among RCI,
                Cosmar Corporation and Fred Kayne.
10.68 (2)       Note Purchase Agreement ("Note Purchase Agreement") regarding
                Variable Rate Senior Secured Revolving Notes Due 1996 and Variable
                Rate Senior Secured Term Notes due 1996, dated as of December 21,
                1994 by and among Cosmar Corporation, RCI, and Nomura Holding
                America Inc.
10.69 (5)       Amendment No. 1 and Waiver to Note Purchase Agreement, dated as of
                April 7, 1995, among Nomura Holding America Inc., Cosmar Corporation and RCI.
10.70 (10)      Amendment No. 2 to Note Purchase Agreement, dated as of September 8,
                1995, among Nomura Holding America Inc., Cosmar Corporation and RCI.
10.71 (10)      Amendment No. 3 and Consent to Note Purchase Agreement, dated as of
                January 8, 1996, among Nomura Holding America Inc., Cosmar
                Corporation and RCI.
10.72 (10)      Amendment No. 4 and Waiver to Note Purchase Agreement and Amendment
                No. 2 to Security Documents, dated as of May 29, 1996, among Nomura
                Holding America Inc., Cosmar Corporation and RCI.
10.73 (10)      Amendment No. 5 to Note Purchase Agreement, dated as of June 14,
                1995, among Nomura Holding America Inc., Cosmar Corporation and RCI.
10.74 (10)      Waiver to Note Purchase Agreement, dated as of August 8, 1996, among
                Nomura Holding America Inc., Cosmar Corporation and RCI.
10.75 (2)       Variable Rate Senior Secured Revolving Note Due 1996 to Nomura
                Holding America Inc., by Cosmar Corporation.
10.76 (2)       Variable Rate Senior Secured Term Notes Due 1996 to Nomura Holding
                America Inc., by Cosmar Corporation.
10.77 (2)       Guarantee, dated December 22, 1994, by RCI, for and in consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase
                Agreement dated as of December 21, 1994.
10.78 (2)       Guarantee, dated December 22, 1994, by Dana Perfumes Corp., for and in consideration of the purchase by Nomura Holding America Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.
10.79 (2)       Guarantee, dated December 22, 1994, by New Dana Acquisition Corp., for and in consideration of the purchase by Nomura Holding America
                Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21,
                1994.

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
10.80 (2)       Guarantee, dated December 22, 1994, by Les Parfums de Dana, Inc., for and in consideration of the purchase by Nomura Holding America
                Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21,
                1994.
10.81 (2)       Guarantee, dated December 22, 1994, by Roslyn Importers Inc., for and in consideration of the purchase by Nomura Holding America Inc.
                of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21, 1994.
10.82 (2)       Guarantee, dated December 22, 1994, by Perfumes and Cosmetics
                Importers, Inc., for and in consideration of the purchase by Nomura
                Holding America Inc. of the Notes issued and to be issued by Cosmar
                Corporation pursuant to the Note Purchase Agreement dated as of
                December 21, 1994.
10.83 (2)       Guarantee, dated December 22, 1994, by Parfums Dana Export Corp., for and in consideration of the purchase by Nomura Holding America
                Inc. of the Notes issued and to be issued by Cosmar Corporation pursuant to the Note Purchase Agreement dated as of December 21,
                1994.
10.86 (2)       Pledge and Security Agreement, dated as of December 22, 1994, by and between Cosmar Corporation, and Nomura Holding America Inc.
10.87 (2)       Pledge and Security Agreement, dated as of December 22, 1994, by and between Renaissance Cosmetics, Inc. and Nomura Holding America Inc.
10.88 (2)       Intellectual Property Security Agreement, dated December 22, 1994, by and among Cosmar Corporation, Renaissance Cosmetics, Inc.,
                Parfums Parquet Incorporated, New Dana Acquisition Corp., Parfums
                Dana Export Corp., Perfumes and Cosmetics Importers, Inc. Les
                Parfums de Dana, Inc., Dana Perfumes Corp., Roslyn Importers Inc.
                and Nomura Holding America Inc.
10.89 (2)       Pledge and Security Agreement, dated as of December 22, 1994, by and between Les Parfums de Dana, Inc., and Nomura Holding America Inc.
10.90 (2)       Pledge and Security Agreement, dated as of December 22, 1994, by and between Dana Perfumes Corp., and Nomura Holding America Inc.
10.91 (2)       Pledge and Security Agreement, dated December 22, 1994, by and between Parfums Parquet Incorporated, and Nomura Holding America
                Inc.
10.92 (2)       Pledge and Security Agreement, dated as of December 22, 1994, by and between New Dana Acquisition Corp., and Nomura Holding America Inc.
10.93 (2)       Pledge and Security Agreement, dated as of December 22, 1994, by and between Roslyn Importers Inc., and Nomura Holding America Inc.
10.94 (2)       Pledge and Security Agreement, dated as of December 22, 1994, by and between Parfums Dana Export Corp., and Nomura Holding America Inc.
10.95 (10)      Parent Cash Equivalent Pledge Agreement, dated as of August 15,
                1996, among Nomura Holding America Inc., Renaissance Cosmetics, Inc.
                and The Chase Manhattan Bank.
10.96 (5)       RCI 1994 Stock Option Plan.
10.97 (4)       Aircraft lease agreement dated February 13, 1995 between the Company and General Electric Capital Corporation.
10.98 (9)       Filing dated October 11, 1995 to reflect on the public stock records of Paris, France the purchase by the Company of the shares of RSH
                149 S.A.R.L.

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
10.99 (8)       Securities Purchase Agreement between the Company and CIBC WG Argosy
                Merchant Fund 2, L.L.C. (the "Fund"), dated as of May 29, 1996.
                Amendment No. 1, dated as of June 21, 1996, to Securities Purchase
                Agreement, dated as of May 29, 1996, between Renaissance Cosmetics,
                Inc. and CIBC WG Argosy Merchant Fund 2, L.L.C.
10.100 (8)      Registration Rights Agreement between RCI and the Fund, dated as of
                May 29, 1996.
10.101 (8)      Common Stock Registration Rights Agreement between RCI and the Fund, dated as of May 29, 1996.
10.102 (7)      Securities Purchase Agreement, dated as of August 8, 1996, between
                RCI and CIBC Wood Gundy Securities Corp.
10.103 (7)      Registration Rights Agreement, dated as of August 15, 1996, between
                RCI and CIBC Wood Gundy Securities Corp.
10.104 (7)      Common Stock Registration Rights Agreement, dated as of August 15,
                1996, between RCI and CIBC Wood Gundy Securities Corp.
10.105 (10)     Subscription Agreement, dated August 15, 1996, between RCI and CIBC
                WG Argosy Merchant Fund 2, L.L.C.
10.106 (10)     Warrant Agreement, dated as of August 18, 1994, between RCI and
                American Bank National Association.
10.107 (7)      Warrant Agreement, dated as of August 15 1996, between RCI and
                Firstar Trust Company.
10.108 (1)      Indenture, dated as of August 18, 1994, among RCI, as Issuer, the guarantors identified therein (the "Guarantors"), and American Bank
                National Association, as trustee, relating to the Old Senior Notes.
10.109 (3)      Form of the Exchange Notes, relating to the Old Senior Notes.
10.110 (3)      Form of the 2002 Notes, relating to the Old Senior Notes.
10.111 (2)      First supplemental indenture, dated as of November 15, 1994, among
                RCI, as issuer, New Dana Acquisition Corp., as guarantor, and
                American Bank National Association, as trustee, relating to the Old
                Senior Notes.
10.112 (2)      Second supplemental indenture, dated as of December 15, 1994, among
                RCI, as issuer, Houbigant (1995) Limitee, as guarantor, and American
                Bank National Association, as trustee, relating to the Old Senior
                Notes.
10.113 (2)      Third supplemental indenture, dated as of December 23, 1994, among
                RCI, as issuer, certain subsidiaries of the Company, as guarantors, and American National Bank Association, as trustee, relating to the
                Old Senior Notes.
10.114 (8)      Fourth supplemental indenture, dated as of February 27, 1996, among
                RCI, as issuer, SH 149 S.A.R.L., as guarantor, and American Bank
                National Association, as trustee, relating to the Old Senior Notes.
10.115 (10)     Fifth supplemental Indenture, dated as of August 21, 1996, among
                RCI, as the issuer, GAC, as guarantor, and American Bank National
                Association, as trustee, relating to the Old Senior Notes.
10.115.1 (14)   Sixth Supplemental Indenture, dated as of December 4, 1996, between
                RCI, Certain Guarantors and Firstar Bank of Minnesota, successor to
                American Bank National Association, as trustee, relating to the Old
                Senior Notes.
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10.115.2 (16)   Seventh Supplemental Indenture, dated as of February 7, 1997, among
                RCI, certain guarantors and Firstar Bank of Minnesota, successor to
                American Bank National Association, as trustee, relating to the Old
                Senior Notes.
10.116 (10)     Waiver, dated as of August 12, 1996.
10.117 (10)     Closing Escrow Agreement, dated as of June 21, 1996, by and among
                Cosmar Corporation, Larry Pallini, Vincent Carbone and the law firm of Todtman, Young, Tunick, Nachamie, Hendler & Spizz, P.C.
10.118 (10)     Pre-Closing Escrow Agreement, dated as of June 27, 1996, by and among Cosmar Corporation, Larry Pallini, Vincent Carbone and the law
                firm of Todtman, Young, Tunick, Nachamie, Hendler & Spizz, P.C.
10.119 (10)     Consulting Agreement, dated August 21, 1996, by and among Hilltop
                Sales, Inc., Cosmar Corporation and RCI.
10.120 (10)     Consulting Agreement, dated August 21, 1996, by and among Pageant
                Group, Ltd., Cosmar Corporation and RCI.
10.121 (6)      Employment Agreement, dated August 6, 1996, by and between Gay A.
                Mayer and RCI.
10.122 (6)      Stockholder Agreement, dated August 7, 1996, by and among RCI, RAI and the parties signatory thereto.
10.123 (10)     Letter Agreement, dated September 6, 1996, amending the Securities
                Purchase Agreement, dated as of August 8, 1996, between CIBC Wood
                Gundy Securities Corp. and RCI.
10.124 (10)     First Amendment to the Warrant Agreement, dated as of September 27,
                1996, between RCI and Firstar Trust Company as warrant agent.
10.125 (10)     First Amendment to the Registration Rights Agreement, dated as of
                September 27, 1996, between RCI and CIBC Wood Gundy Securities Corp.
10.126 (10)     First Amendment to the Common Stock Registration Rights Agreement,
                dated as of September 27, 1996, between RCI and CIBC Wood Gundy
                Securities Corp.
10.127 (14)     Securities Purchase Agreement, dated as of September 27, 1996, between RCI and Bastion Capital Fund, L.P.
10.128 (14)     Common Stock Registration Rights Agreement, dated as of September
                27, 1996, between RCI and Bastion Capital Fund, L.P.
10.129 (14)     Voting Agreement, dated as of September 27, 1996, between Kidd, Kamm
                Equity Partners, L.P. and Bastion Capital Fund, L.P.
10.130 (14)     Consulting Agreement, dated December 28, 1994, between RCI and
                Robert H. Schnell.
10.131 (14)     Senior Secured Credit Agreement, dated as of December 4, 1996, between RCI, Cosmar, CIBC/Wood Gundy and the Lenders named therein.
10.132 (14)     Form of Bridge Note, dated December 4, 1996.
10.133 (14)     Form of Term Note.
10.134 (14)     Form of Guarantee, dated December 4, 1996, by RCI for and in consideration of the purchase by the Lenders of Bridge Notes issued by Cosmar Corporation pursuant to the Senior Secured Credit
                Agreement, dated December 4, 1996.
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10.135 (14)     Form of Guarantee, dated December 4, 1996, by Houbigant (1995) Ltd.
                for and in consideration of the purchase by the Lenders of Bridge
                Notes issued by Cosmar Corporation pursuant to the Senior Secured
                Credit Agreement, dated December 4, 1996.
10.136 (14)     Form of Guarantee, dated December 4, 1996, by Dana Perfumes Corp.
                for and in consideration of the purchase by the Lenders of Bridge
                Notes issued by Cosmar Corporation pursuant to the Senior Secured
                Credit Agreement, dated December 4, 1996.
10.137 (14)     Form of Guarantee, dated December 4, 1996, by MEM for and in consideration of the purchase by the Lenders of Bridge Notes issued by Cosmar Corporation pursuant to the Senior Secured Credit
                Agreement, dated December 4, 1996.
10.138 (14)     Form of Guarantee, dated December 4, 1996, by GAC for and in consideration of the purchase by the Lenders of Bridge Notes issued by Cosmar Corporation pursuant to the Senior Secured Credit
                Agreement, dated December 4, 1996.
10.139 (14)     Security Agreement, dated December 4, 1996, between RCI, Cosmar,
                Dana Perfumes Corp., GAC, Houbigant (1995) Limited, MEM and CIBC
                Wood Gundy Securities Corp. as collateral agent.
10.140 (14)     Specimen certificate of share of Series C Preferred Stock.
10.141 (14)     License and Consultant Agreement dated January 25, 1991 between
                Cosmar and The Nail Consultants, Ltd., as amended by letter agreements dated May 29, 1991 and January 5, 1993.
10.142 (14)     License Agreement, dated October 1, 1995, between The Nail
                Consultants, Ltd. and Cosmar.
10.143 (14)     RCI Employee Bonus Plan.
10.144 (14)     Agreement dated as of July 1, 1995 between MEM as licensor and Filo
                America, Inc. as licensee for the license of the "English Leather"
                trademark for shaving equipment.
10.145 (14)     Agreement dated as of January 1, 1995 between MEM as licensor and
                M.Z. Berger as licensee for the license of the "Tinkerbell"
                trademark for watches, clocks and plastic jewelry.
10.146 (14)     License granted under the License Agreement dated August 1, 1978 between G. Visconti di Modrone, S.p.A. and V.O.M. Ltd. for the use
                of certain trademarks by Victor of Milano, Ltd. in connection with its sale of men's toiletries.
10.147 (14)     License Agreement dated as of April 1, 1977 between MEM as licensor and Welling International as licensee for the license of the
                "English Leather" trademark for eyeglass frames and sunglasses, as amended by letter agreement dated November 6, 1996.
10.148 (14)     Trademark Agreement dated as of July 3, 1985 between MEM as licensor and Willow Hosiery Co., Inc. as licensee for the license of the
                "English Leather" trademark for men's hosiery, as amended by letter agreements dated January 29, 1996, and January 25, 1993.
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10.149 (14)     Trademark License Agreement dated as of July 1, 1991 between English
                Leather, Inc. as licensor and Bag Bazaar, Ltd. as licensee for the license of the "English Leather" trademark for men's and women's handbags and personal (small) leather goods, as amended by letter agreement dated May 19, 1995.
10.150 (14)     License Agreement dated as of July 14, 1987 between Coscelebra, Inc.
                as licensor and MEM as licensee for the license of the "Heaven Sent"
                trademark for cosmetic products.
10.151 (14)     Agreement dated as of January 1, 1981 between Helena Rubenstein,
                Inc. as licensor and Alliance Trading Company Incorporated as licensee for the license of the "Heaven Sent" trademark for cosmetic products, as amended by agreement dated June 15, 1981.
10.152 (14)     Agreement dated as of March 12, 1982 between Alleghany Pharmacal
                Corporation as licensor and MEM as licensee for the sub-license of the "Heaven Sent" trademark for cosmetic products.
10.153 (14)     Agreement dated as of December 1, 1991 between Tom Fields, Ltd. as licensor and Red Box Toy Factory Ltd. as licensee for the license of the "Tinkerbell" trademark for fashion beauty kits.
10.154 (12)     Form of Stay Bonus Agreement.
10.155 (14)     Collective Bargaining Agreement between Dana Perfumes Corp. and Oil,
                Chemical & Atomic Workers International Union AFL-CIO and its Local
                Union No. 8-782.
10.156 (16)     Collective Labor Agreement of the Union of Workers in the Chemical,
                Pharmaceutical, Plastic and Related Industries of San Paulo and the
                Region and other Unions of Workers and the Federation of Industries of the State of San Paulo and Industry Unions affiliated therewith
                (English translation) (with Officer's Certificate certifying accuracy of translation from Portuguese into English).
10.157 (15)     Purchase Agreement, dated February 3, 1997, between Renaissance
                Cosmetics, Inc., as issuer, and CIBC Wood Gundy Securities Corp., as initial purchaser.
10.158          Intentionally omitted.
10.159          Intentionally omitted.
10.160          Intentionally omitted.
10.161 (16)     Industrial Building Lease, dated January 1997, between Dana Perfumes
                Corporation, as Lessee, and First National Bank of Illinois as
                Trustee under Trust 2871, as lessor.
10.162 (16)     Credit Agreement dated as of March 12, 1997 among Dana Perfumes
                Corp., as borrower, the other credit parties signatory thereto, as credit parties, the lenders signatory thereto from time to time, as lenders, and General Electric Capital Corporation, as agent and lender.
10.163 (16)     Pledge Agreement dated as of March 12, 1997 between General Electric
                Capital Corporation, as the agent and the lender, and the pledgers thereto.
10.164 (16)     Security Agreement dated as of March 12, 1997 among General Electric
                Capital Corporation, as the agent and the lender, and the grantors thereto.
10.165 (16)     Guaranty dated as of March 12, 1997 between General Electric Capital
                Corporation, as the agent and the lender, and the guarantors thereto.
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12.1            Calculation of deficiency of earnings to combined fixed charges and preferred dividends.
21.1 (16)       List of subsidiaries.
23.1            Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included as part of the Paul, Weiss, Rifkind, Wharton & Garrison legality opinion).
23.2            Report and consent of Deloitte & Touche, LLP.
23.3            Consent of Ernst & Young LLP.
23.4            Consent of Windes & McClaughry.
23.5            Consent of Deutsch, Marin & Company.
23.6            Consent of Deloitte & Touche, LLP.
24.1 (16)       Power of Attorney (included on signature page).
25              Statement of eligibility of Trustee.
99.1            Form of Letter of Transmittal.
99.2 (16)       Form of Notice of Guaranteed Delivery
99.3 (16)       Guidelines for Certification of Taxpayer Identification Number on
                Substitute Form W-9.
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---------------
 (1) Filed with RCI's Registration Statement on Form S-4 filed with the
     Securities and Exchange Commission ("SEC") on December 12, 1994,
     Registration No. 33-87280, and incorporated herein by reference thereto.

 (2) Filed with Amendment No. 1 to RCI's Registration Statement on Form S-4 filed with the SEC on January 27, 1995, Registration No. 33-87280, and incorporated herein by reference thereto.

 (3) Filed with Amendment No. 2 to RCI's Registration Statement on Form S-4 filed with the SEC on February 9, 1995, Registration No. 33-87280, and incorporated herein by reference thereto.

 (4) Filed with RCI's Quarterly Report on Form 10-Q filed with the SEC on March
     27, 1995, and incorporated herein by reference thereto.

 (5) Filed with RCI's Annual Report on Form 10-K filed with the SEC on June 29,
     1995, and incorporated herein by reference thereto.

 (6) Filed with RCI's Quarterly Report on Form 10-Q filed with the SEC on August
     14, 1996, and incorporated herein by reference thereto.

 (7) Filed with RCI's Form 8-K filed with the SEC on August 8, 1996, and incorporated herein by reference thereto.

 (8) Filed with RCI's Annual Report on Form 10-K filed with the SEC for the fiscal year ended March 31, 1996, and incorporated herein by reference thereto.

 (9) Filed with RCI's Quarterly Report on Form 10-Q filed with the SEC on
     February 14, 1996, and incorporated herein by reference thereto.

(10) Filed with RCI's Registration Statement on Form S-4 filed with the SEC on
     October 1, 1996, Registration No. 333-13171, and incorporated herein by reference thereto.

(11) Filed with RCI's Quarterly Report on Form 10-Q filed with the SEC on
     November 14, 1996, and incorporated herein by reference thereto.

(12) Filed with RCI's Form 8-K filed with the SEC on December 19, 1996, and incorporated herein by reference thereto.

(13) Filed with RCI's Form 8-K filed with the SEC on December 20, 1996, and incorporated herein by reference thereto.

(14) Filed with Amendment No. 1 to RCI's Registration Statement on Form S-4 filed with the SEC on January 31, 1997, Registration No. 333-13171, and incorporated herein by reference thereto.

(15) Filed with RCI's Form 8-K filed with the SEC on February 20, 1997 and incorporated herein by reference thereto.


(16) Previously filed as an exhibit to this Registration Statement.